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                                                                    EXHIBIT 99.1


                          SECURITIES PURCHASE AGREEMENT

                  This SECURITIES PURCHASE AGREEMENT, dated as of July 14, 1999 (this "Agreement"), is made by and between Wingate Partners II, L.P., a Delaware limited partnership ("Purchaser"), and Kevco, Inc., a Texas corporation (the "Company"). Unless otherwise indicated, capitalized terms used herein are used as defined in Section 1.1.

                               W I T N E S S E T H

                  WHEREAS, the Company is engaged in the business of wholesale distribution and manufacturing of building products to the manufactured housing and recreational vehicle industries;

                  WHEREAS, concurrently with the execution of this Agreement, the Company and its lenders under that certain Second Amended and Restated Credit Agreement, dated as of December 1, 1997 as heretofore amended (the "Credit Agreement") have executed an amendment and restatement of the Credit Agreement revising certain of the covenants and agreements contained therein (the "Credit Amendment");

                  WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company desires to issue and sell 2,700,000 shares (the "Shares") of the Company's voting common stock, par value $0.01 per share ("Stock"), to Purchaser, and Purchaser desires to purchase and acquire from the Company the Shares;

                  WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company desires to grant warrants in the forms attached hereto as Exhibits A-1, A-2, and A-3 (each a "Nonvoting Warrant" and collectively the "Nonvoting Warrants") to purchase 675,000 shares, 772,727 shares, and 295,455 shares, respectively (collectively, the "Nonvoting Warrant Shares") of a newly created class of Nonvoting Stock (as defined below) to Purchaser, and Purchaser desires to purchase and acquire from the Company the Nonvoting Warrants;

                  WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company desires to issue and sell a note in the principal amount of $17 million (the "Tranche A Note") in the form attached hereto as Exhibit B to Purchaser, and Purchaser desires to purchase and acquire from the Company the Tranche A Note;

                  WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company desires to issue and sell a note in the principal amount of $6.5 million (the "Tranche B Note" and together with the Tranche A Note, the "Notes") in the form attached hereto as Exhibit C to Purchaser, and Purchaser desires to purchase and acquire from the Company the Tranche B Note;

                  WHEREAS, the Company's Charter provides solely for the issuance of Stock and does not provide for the issuance of Nonvoting Stock or Preferred Stock;

                  WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company will undertake to amend and restate its Charter as provided for in the TBCA and in Section 6.5 hereof in the form attached hereto as Exhibit D (the "Amendment") to provide

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for a class of nonvoting common stock, par value $0.01 per share ("Nonvoting
Stock"), a class of blank check preferred stock, par value $0.01 per share ("Preferred Stock"), and two series of preferred stock, one designated "Series A 10 3/8% Convertible Pay-in-Kind Voting Preferred Stock" (the "Series A Preferred Stock") and one designated "Series B 10 3/8% Convertible Pay-in-Kind Nonvoting Preferred Stock (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Convertible Preferred Stock") ;

                  WHEREAS, the closing of the Credit Amendment and this Agreement are conditioned upon one another and will occur concurrently; and

                  WHEREAS, prior to the execution of this Agreement, the Company has received the Nasdaq Confirmation and, pursuant to the requirements of the Nasdaq Confirmation, is mailing concurrently with the execution of this Agreement a notice to its shareholders of the Transactions contemplated hereby pursuant to the Nasdaq Confirmation (the "Nasdaq Notice").

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1 Definitions.

                  "Acquisition Proposal" has the meaning provided therefor in
Section 6.3.

                  "Affiliate" means, as to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" has the meaning provided therefor in the preamble hereof.

                  "Amendment" has the meaning provided in the recitals hereto.

                  "Benefit Plans" has the meaning provided therefor in Section 4.7(a).

                  "Board of Directors" means the board of directors of the Company.

                  "Business Combination" means any transaction constituting a "business combination" for purposes of the TBCA Business Combination Provisions or Article Nine of the Charter.

                  "Charter" means the Articles of Incorporation of the Company.

                  "Closing" has the meaning provided therefor in Section 3.1.


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                  "Closing Date" has the meaning provided therefor in Section
3.1.

                  "COBRA" has the meaning provided therefor in Section 4.7(d).

                  "Code" has the meaning provided therefor in Section 4.7(a).

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Commission Documents" has the meaning provided therefor in
Section 4.4.

                  "Commonly Controlled Entity" has the meaning provided therefor in Section 4.7(b).

                  "Company" has the meaning provided therefor in the preamble hereof.

                  "Company Proxy Statement" has the meaning provided therefor in
Section 6.5.

                  "Company Stock Options" has the meaning provided therefor in
Section 4.2(a).

                  "Confidentiality Agreement" has the meaning provided therefor in Section 7.1.

                  "Convertible Preferred Stock" has the meaning provided in the recitals hereto.

                  "Credit Agreement" has the meaning provided in the recitals hereto.

                  "Credit Amendment" has the meaning provided in the recitals hereto.

                  "Dain Rauscher" has the meaning provided therefor in Section 4.12.

                  "Demand Registration" has the meaning provided therefor in
Section 11.1(b).

                  "Disclosure Schedule" has the meaning provided therefor in
Article IV.

                  "DLJ" has the meaning provided therefor in Section 4.12.

                  "Environmental Law" has the meaning provided therefor in
Section 4.11(e).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, or local, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.


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                  "Indenture" means that certain Indenture, dated December 1,
1997, by and among the Company and SCC Acquisition Corp., Kevco Delaware, Inc., Sunbelt Wood Components, Inc., Bowen Supply, Inc., Encore Industries, Inc., and United States Trust Company of New York relating to the Company's $105,000,000 10 3/8% Senior Subordinated Notes due December 1, 2007.

                  "Indemnified Party" has the meaning provided therefor in
Section 10.2.

                  "Indemnifying Party" has the meaning provided therefor in
Section 10.2.

                  "Independent Directors" has the meaning provided therefor in
Section 7.5.

                  "Inspectors" has the meaning provided therefor in Section 11.4(a)(v).

                  "Law" means any federal, state, or local law (including common law), statute, code, ordinance, rule, regulation, or other requirement.

                  "Legal Proceeding" means any judicial, administrative, or arbitral action, suit, proceeding (public or private), claim, or governmental proceeding.

                  "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, third party right or agreement to vote, encumbrance, or any other restriction or limitation whatsoever other than restrictions imposed under applicable securities laws.

                  "Losses" has the meaning provided therefor in Section 10.1(a).

                  "Managing Underwriter" has the meaning provided therefor in
Section 11.2(a).

                  "Material Adverse Effect" means any event, circumstance, condition, fact, effect, or other matter that has had or could reasonably be expected to have a material adverse effect on the assets, financial condition, or operations of the Company and its Subsidiaries taken as a whole.

                  "Material Contracts" has the meaning provided therefor in
Section 4.13(b).

                  "NASD" means the National Association of Securities Dealers, Inc. or, if the context so requires, the Nasdaq Stock Market, Inc.

                  "Nasdaq Confirmation" means confirmation by the NASD that the Transactions may be undertaken without prior approval by the Company's shareholders under NASD rules unless a material controversy involving shareholders arises with regard to the Transactions contemplated by this Agreement and the NASD requires the Company to convene a shareholders' meeting prior to Closing to obtain approval as required by NASD Rule 4460 or otherwise.


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                  "Nasdaq Denial" means notice by the NASD that the Company is required by the NASD to convene a shareholders' meeting to obtain approval of the Transactions and/or to elect directors pursuant to NASD Rule 4460 or otherwise (other than a post-closing shareholders' meeting as required solely to adopt the Amendment).

                  "Nasdaq Notice" has the meaning provided therefor in the recitals hereto.

                  "Nonvoting Stock" has the meaning provided therefor in the recitals hereto.

                  "Nonvoting Warrants" have the meaning provided therefor in the recitals hereto.

                  "Nonvoting Warrant Shares" has the meaning provided therefor in the recitals hereto.

                  "Notes" has the meaning provided therefor in the recitals hereto.

                  "Notes Purchase Price" has the meaning provided therefor in
Section 2.2.

                  "Pension Plan" has the meaning provided therefor in Section 4.7(a).

                  "Permits" has the meaning provided therefor in Section 4.10.

                  "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body, or other entity.

                  "Preferred Stock" has the meaning provided therefor in recitals hereto.

                  "Public Equity Offering" means an underwritten public offering of shares of Stock or Nonvoting Stock pursuant to an effective registration statement under the Securities Act or comparable Law of any other jurisdiction.

                  "Purchase Price" has the meaning provided therefor in Section 2.2.

                  "Purchaser" has the meaning provided therefor in the preamble hereof.

                  "Purchaser Documents" has the meaning provided therefor in
Section 5.2(a).

                  "Records" has the meaning provided therefor in Section 11.4(a)(v).

                  "Registrable Shares" means shares of Stock or Nonvoting Stock acquired by Purchaser or its Affiliates pursuant to this Agreement (including by exercise of the Nonvoting Warrants, exchange or conversion of the Notes or conversion of the Convertible Preferred Stock) and all other shares of Stock and Nonvoting Stock acquired from time to time by Purchaser or its Affiliates and any securities issued or issuable with respect to any such shares of Stock or Nonvoting Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, share exchange, merger, consolidation, reorganization, Business Combination, or otherwise. As to any particular Registrable Shares, such securities


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shall cease to be Registrable Shares when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act (or under the applicable Laws of the relevant jurisdiction) and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been distributed in accordance with Rule 144 of the Securities Act, or (iii) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any other applicable Law.

                  "registration statement" has the meaning provided therefor in the Section 11.1(c).

                  "Securities" means the Shares, the Notes, and the Nonvoting Warrants (including any shares issuable upon the exercise of the Nonvoting Warrants, exchange or conversion of the Notes or conversion of the Convertible Preferred Stock).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Seller Documents" has the meaning provided therefor in
Section 4.3.

                  "Series A Preferred Stock" has the meaning provided in the recitals hereto.

                  "Series B Preferred Stock" has the meaning provided in the recitals hereto.

                  "Shareholder" means Jerry E. Kimmel.

                  "Shareholder Designees" means the Shareholder, if he is a director of the Company, and any other director of the Company elected or appointed at the designation of the Shareholder.

                  "Shareholders Meeting" has the meaning provided therefor in
Section 6.5.

                  "Share Purchase Price" has the meaning provided therefor in
Section 2.2.

                  "Shares" has the meaning provided therefor in the recitals hereto.

                  "Significant Subsidiary" means any subsidiary of the Company that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Commission.

                  "Special Committee" means a committee of the Board of Directors composed solely of the Independent Directors and the Shareholder Designees then in office; provided, however, that such committee shall be constituted such that a majority of its members shall always be Independent Directors.

                  "Stock" has the meaning provided therefor in the recitals hereto.


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                  "Subsidiary" means any Person of which the Company owns,
directly or indirectly, greater than 50% of the voting securities generally entitled to vote to elect the board of directors (or any equivalent body).

                  "Superior Proposal" has the meaning provided therefor in
Section 6.3.

                  "taxes" has the meaning provided therefor in Section 4.8(c).

                  "TBCA" means the Texas Business Corporation Act, as the same may be amended from time to time.

                  "TBCA Business Combination Provisions" means Part Thirteen, Articles 13.01 through 13.08, inclusive, of the TBCA.

                  "Tranche A Note" has the meaning provided in the recitals hereto.

                  "Tranche B Note" has the meaning provided in the recitals hereto.

                  "Transactions" means the (i) purchase of the Securities (including the issuance of the Nonvoting Warrant Shares upon the exercise of the Nonvoting Warrants), (ii) exchange or conversion of each of the Notes (whether for Convertible Preferred Stock, Stock or Nonvoting Stock) and the Convertible Preferred Stock in accordance with the terms thereof, (iii) payment of interest on the Notes (including interest paid through the issuance of shares of Series B Preferred Stock) and (iv) payment of dividends on the Convertible Preferred Stock (including by way of an increase in the liquidation preference thereof) and all the other transactions contemplated hereby, including, without limitation, approval and filing with appropriate authorities of the Amendment.

                  "Transaction Proxy Statement" has the meaning provided therefor in Section 12.1(e).

                  "Welfare Plan" has the meaning provided therefor in Section 4.7(a).

                                   ARTICLE II
                       SALE AND PURCHASE OF THE SECURITIES

                  2.1 Sale and Purchase of the Securities. In reliance upon the representations, warranties, covenants, and agreements contained herein and upon the terms and subject to the conditions hereinafter set forth at the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase and acquire from the Company, the Securities.

                  2.2 Amount and Form of Consideration. The consideration to be paid by Purchaser to the Company in consideration of (i) the Shares and the Nonvoting Warrant exercisable for 675,000 Nonvoting Warrant Shares shall be an aggregate amount in cash equal to U.S. $13,500,000 (the "Share Purchase Price") and (ii) the Notes and the Nonvoting Warrants exercisable for 772,727 Nonvoting Warrant Shares and 295,455 Nonvoting Warrant Shares, respectively, shall be an aggregate amount in cash equal to U.S. $23,500,000 (the "Notes Purchase Price" and, together with the Share Purchase Price, the "Purchase Price").


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                                   ARTICLE III
                                   THE CLOSING

                  3.1 Closing Date. Except as hereinafter provided, the closing of the sale of the Securities (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, on the first business day following the date on which all of the conditions contained in Articles VIII and IX have been satisfied or waived, as applicable, or at such other place and at such other time and date as may be mutually agreed upon by Purchaser and the Company. The date of the Closing is referred to herein as the "Closing Date."

                  3.2 Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by the Company in connection with the consummation of the transactions contemplated at the Closing shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and all proceedings to be taken and all documents to be executed and delivered by Purchaser in connection with the consummation of the transactions contemplated at the Closing shall be reasonably satisfactory in form and substance to the Company and its counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed, and delivered.

                  3.3 Deliveries by the Company to Purchaser. At the Closing, the Company shall deliver, or shall cause to be delivered, to Purchaser (i) certificates representing the Shares to be purchased by Purchaser, (ii) the Notes, and (iii) the Nonvoting Warrants, all duly executed.

                  3.4 Deliveries by Purchaser to the Company. At the Closing, Purchaser shall deliver to the Company a confirmation of the wire transfer of immediately available funds in an amount equal to the Purchase Price to an account or accounts specified by the Company to Purchaser prior to the Closing.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth under the heading "General Matters" in the Disclosure Schedule, dated the date hereof and delivered concurrently herewith (the "Disclosure Schedule"), the Company hereby represents and warrants to Purchaser as of the date hereof as follows:

                  4.1 Organization, Standing and Corporate Power. Each of the Company and each Significant Subsidiary is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and each Significant Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary except as would not, individually or in the aggregate, have a Material Adverse Effect. In all material respects, the minute books of the


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Company and each Significant Subsidiary contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, partners, the boards of directors (or other governing bodies), and all committees of the boards of directors (or other governing bodies) of the Company and such Significant Subsidiaries. Complete and accurate copies of the minute books, bylaws, the stock register and the charter and comparable organizational documents of the Company and each Significant Subsidiary, as amended to the date hereof, have been made available by the Company to Purchaser.

                  4.2 Capital Structure.

                  (a) The authorized capital stock of the Company consists of 100,000,000 shares of Stock. At the close of business on July 14, 1999, 6,856,437 shares of Stock were issued and outstanding, and 371,464 shares of Stock were reserved for issuance pursuant to outstanding options to purchase shares of Stock which have been granted to directors, officers, or employees of the Company or others ("Company Stock Options"). Except as set forth above, at the close of business on July 14, 1999, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance, or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to any outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in
Section 4.2 of the Disclosure Schedule, no bonds, debentures, notes, or other indebtedness of the Company or any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of the Company or any Subsidiary may vote are issued or outstanding. Except as disclosed in Section 4.2 of the Disclosure Schedule, all the outstanding shares of capital stock or other ownership interests of each Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more such Subsidiaries, free and clear of all Liens. Except as set forth above or in Section 4.2 of the Disclosure Schedule, neither the Company nor any Subsidiary has any outstanding option, warrant, subscription, or other right, agreement, or commitment which (i) obligates the Company or any Subsidiary to issue, sell or transfer, repurchase, redeem, or otherwise acquire or vote any shares of the capital stock of the Company or any Subsidiary, (ii) restricts the transfer of shares of stock of the Company or any Subsidiary, or (iii) grants the right to participate in any equity appreciation of the Company or any Subsidiary.

                  (b) When issued in accordance with the terms of this Agreement, and if applicable in accordance with the terms of the Notes, the Convertible Preferred Stock, and the Nonvoting Warrants, the Shares, the Convertible Preferred Stock, the Stock, the Nonvoting Stock, and the Nonvoting Warrant Shares will be duly authorized, validly issued, fully paid, and non-assessable, will not be issued in violation of any preemptive rights and will be free and clear of any and all taxes or Liens.

                  4.3 Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and each other agreement, document, instrument, or certificate contemplated by this Agreement to be executed by the Company in connection with the consummation of the Transactions contemplated hereby and thereby (all such agreements, documents, instruments, and certificates required to be executed by the Company, including the Amendment, being hereinafter referred to, collectively, as the


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

"Seller Documents") and, subject to the terms and conditions of the Nasdaq Confirmation and the approval of its shareholders as set forth in Section 6.5 with respect to the Amendment, to consummate the Transactions contemplated by this Agreement and the Seller Documents. The execution and delivery of this Agreement and the Seller Documents by the Company and the consummation by the Company of the Transactions contemplated hereby and thereby have been (or at the time of execution will be) duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Nasdaq Confirmation, to the terms and conditions thereof and in the case of the Amendment, to the approval of its shareholders as set forth in Section 6.5. This Agreement has been (and the Seller Documents will be) duly executed and delivered by the Company and, assuming this Agreement and the Seller Documents to be executed by the parties hereto other than the Company, as applicable, constitute the valid and binding agreements of such other parties, each constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Section 4.3 of the Disclosure Schedule, the execution and delivery of this Agreement does not (and the Seller Documents will not), and the consummation of the Transactions contemplated by this Agreement and the Seller Documents and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Charter or Bylaws of the Company or the comparable documents of any Subsidiary,
(ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of a material benefit under, or require the consent of any Person under, any indenture or other agreement, permit, concession, franchise, license, or similar instrument or undertaking to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets is bound or affected except as would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any Law of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination, or award currently in effect. Except as disclosed in Section 4.3 of the Disclosure Schedule, no consent, approval, or authorization of, or declaration or filing with, or notice to, any Person which has not been received or made is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Seller Documents by the Company or the consummation by the Company of the Transactions contemplated hereby and thereby, except for (i) the filing of premerger notification and report forms under the HSR Act, if any, (ii) the filing with the Commission of
(x) the Company Proxy Statement relating to the approval by the shareholders of the Company of the Amendment and (y) such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions contemplated by this Agreement, (iii) the filing of the Amendment with the Texas Secretary of State and appropriate documents, if any, with the relevant authorities of other states in which the Company is qualified to do business, (iv) filings that if not made would not, individually or in the aggregate, have a Material Adverse Effect or prevent the Transactions contemplated hereby, (v) in case of the Amendment, approval of the Company's shareholders, and (vi) the mailing of the Nasdaq Notice.


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                  4.4 Commission Documents. (a) Except as disclosed in Section
4.4 of the Disclosure Schedule, the Company has filed all required reports, schedules, forms, statements, and other documents with the Commission since January 1, 1997 (such reports, schedules, forms, statements, and other documents are hereinafter referred to as the "Commission Documents"); (b) as of their respective dates, the Commission Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Documents, and none of the Commission Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (c) the consolidated financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

                  4.5 Absence of Certain Changes or Events. Except as disclosed in the Commission Documents filed and publicly available prior to the date of this Agreement or in Section 4.5 of the Disclosure Schedule and except for the Transactions contemplated by this Agreement, since the date of the most recent audited financial statements included in the Commission Documents, the Company and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (a) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any of the Company's or any Subsidiary's outstanding capital stock or equity interests, (b) any split, combination, or reclassification of any of the Company's or any Subsidiary's outstanding capital stock (or equity interests) or any issuance or the authorization of any issuance of any capital stock or other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (c) (x) any granting by the Company or any of its Subsidiaries to any executive officer or other employee of the Company or any of its Subsidiaries of any material increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Commission Documents, (y) any granting by the Company or any of its Subsidiaries to any such executive officer or other employee of any material increase in severance or termination pay, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance, or termination agreements in effect as of the date of the most recent audited financial statements included in the Commission Documents or (z) any entry by the Company or any of its Subsidiaries into any material employment, severance, or termination agreement with any such executive officer or other employee, or (d) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting its assets, liabilities, or businesses, except insofar as may have been required by a change in generally accepted accounting principles. The Company has available to it a borrowing capacity of at least $24.2 million as provided for in Section 4.09(b)(vii) of the Indenture.

                  4.6 Absence of Changes in Benefit Plans. Except as disclosed in the Commission Documents or in Section 4.6 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Commission Documents, there has not been any adoption or amendment in any material respect by the Company or any of its Subsidiaries of any collective bargaining agreement or any Benefit Plan or waiver of any significant right in respect thereof. Except as disclosed in the Commission Documents or in Section
4.6 of the Disclosure Schedule, there exist no material employment, consulting, severance, termination or indemnification agreements, arrangements, or understandings between the Company or any of its Subsidiaries and any current or former employee, officer or director of the Company or any of its Subsidiaries.

                  4.7 Benefit Plans.

                  (a) Each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement, or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits, or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company and its Subsidiaries for the benefit of any present or former officers, employees, agents, directors or independent contractors of the Company or any of its Subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in accordance with its terms. The Company, its Subsidiaries and all the Benefit Plans are in material compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable Laws and all applicable collective bargaining agreements.

                  (b) Except as disclosed in Section 4.7(b) of the Disclosure Schedule, none of the Company or any other Person that together with the Company is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code (each a "Commonly Controlled Entity") has incurred any liability to a Pension Plan covered by Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) which liability has not been fully paid as of the date hereof.

                  (c) Except as disclosed in Section 4.7(c) of the Disclosure Schedule, no Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

                  (d) Except as set forth in Section 4.7(d) of the Disclosure Schedule, none of the Benefit Plans provide for post-employment life or health insurance, benefits, or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the expense of the participant or the participant's beneficiary.

                  (e) Except as set forth in Section 4.7(e) of the Disclosure Schedule, neither the execution and delivery of this Agreement, the Seller Documents, the Credit Amendment nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment becoming due to any employee (current, former, or retired) of the Company or any Subsidiary,
(ii) increase any benefits otherwise payable under any Benefit Plan or employment, consulting, severance, or termination agreements, arrangements, or understandings between the Company or any Subsidiary and any of their current or former employees, officers, or directors, or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan, agreement, arrangement, or understanding.

                  4.8 Taxes. Except as disclosed in Section 4.8 of the Disclosure Schedule,

                  (a) Each of the Company and its Subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate would not have a Material Adverse Effect. All tax returns filed by the Company and each of its Subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a Material Adverse Effect. The Company and each of its Subsidiaries has paid (or the Company has paid on the Subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Commission Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (b) No deficiencies for any taxes have been proposed, asserted, or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a Material Adverse Effect, and, except as set forth on
Section 4.8 of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any federal income taxes due from the Company or any of its Subsidiaries has expired, through such taxable years as are set forth in Section 4.8 of the Disclosure Schedule.

                  (c) As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, property, premium, sales, excise, employment, payroll, withholding, and other taxes, tariffs, or governmental charges of any nature whatsoever and any interest, penalties, and additions to taxes relating thereto.

                  4.9 No Excess Parachute Payments; Section 162(m) of the Code.

                  (a) Except as disclosed in Section 4.9 of the Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions contemplated by this Agreement or the Seller Documents by any employee, officer, or director of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance, or termination agreement, other compensation arrangement, or

Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                  (b) Except as disclosed in Section 4.9 of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any Subsidiary under any contract, Benefit Plan, program, arrangement, or understanding currently in effect.

                  4.10 Compliance with Applicable Laws. Except as disclosed in
Section 4.10 of the Disclosure Schedule, each of the Company and its Subsidiaries has in effect all federal, state, local, and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits, and rights ("Permits") necessary for it to own, lease, or operate its properties and assets and to carry on its business as now conducted except where the failure would not, individually or in the aggregate, have a Material Adverse Effect, and there has occurred no material default under any such Permit. Except as disclosed in the Commission Documents or in Section 4.10 of the Disclosure Schedule, the Company and its Subsidiaries are in compliance with all applicable Laws of any Governmental Body applicable to the business except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Commission Documents, as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Body with respect to the Company or any of its Subsidiaries is pending or threatened.

                  4.11 Environmental Matters.

                  (a) Except as set forth in the Commission Documents or in
Section 4.11 of the Disclosure Schedule, since January 1, 1997 (i) the Company has not received any written notice from any Person stating that the Company or its Subsidiaries may be a potentially responsible party under Environmental Law with respect to any actual or alleged environmental contamination; (ii) neither the Company nor its Subsidiaries nor, to the Company's knowledge, any Governmental Body is conducting or has conducted any environmental remediation or environmental investigation which could reasonably be expected to result in liability for the Company or its Subsidiaries under Environmental Law; and (iii) the Company and its Subsidiaries have not received any request for information under Environmental Law from any Governmental Body with respect to any actual or alleged environmental contamination, except, in each case, for notices, environmental remediation, and investigations and requests for information which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as set forth in the Commission Documents or in
Section 4.11 of the Disclosure Schedule since January 1, 1998, the Company and its Subsidiaries have not received any written notice from any Person stating or alleging that the Company or its Subsidiaries may have violated any Environmental Law, or that the Company or its Subsidiaries has caused or contributed to any environmental contamination that is reasonably likely to require investigation or remediation or that has caused personal injury under Environmental Law, except, in each case, for statements and allegations of violations and statements and allegations of responsibility for remediation and personal injury which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) The Company has not knowingly withheld from Purchaser any material environmental investigation, study, audit, test, review, or other analysis in the possession of the Company or its Subsidiaries conducted in relation to the business of the Company or any Subsidiary or any property or facility now or previously owned, operated, or leased by the Company or any Subsidiary; and the Company has not knowingly withheld from Purchaser any consent decree, consent order, or similar document issued by a Governmental Body pursuant to Environmental Laws, which is in force and to which it is a party relating to any property currently owned, leased, or operated by the Company or its Subsidiaries.

                  (d) The Transactions contemplated by this Agreement do not trigger any obligation or duty on the part of the Company or any Subsidiary to file any notice with or obtain any approval from any Governmental Body having jurisdiction over environmental or health and safety matters.

                  (e) "Environmental Law" means all applicable Laws, judgments, decrees, and orders relating to pollution, the preservation of the environment, and the release of material into the environment.

                  4.12 Brokers. Except with respect to Donaldson, Lufkin & Jenrette Securities Corp. ("DLJ") and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("Dain Rauscher"), all negotiations relative to this Agreement and the Transactions contemplated hereby have been carried out by the Company directly with Purchaser, without the intervention of any Person on behalf of the Company in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or any Subsidiary for a finder's fee, brokerage commission, or similar payment. The Company has provided Purchaser with true and complete copies of the agreements between the Company and DLJ, and the Company has no other agreements or understandings (written or oral) with respect to such services.

                  4.13 Material Contracts.

                  (a) Except as described in Section 4.13 of the Disclosure Schedule or in any Commission Document, neither the Company nor any of its Subsidiaries is a party to any written or oral:

                           (i) material employment or consulting contract with an employee or former employee, director, agent, consultant, or similar representative;

                           (ii) contract for the future purchase of, or payment for, supplies or products to be sold to customers, or for the performance of services by a third person which supplies services to the Company or any of its Subsidiaries, involving in excess of $200,000 in the aggregate for all transactions under such contract;

                           (iii) contract to sell or supply products to be sold to customers or to perform services in excess of $200,000 in the aggregate for all such transactions under such contract; or

                           (iv) material contract with any manufacturer's representative, distributor, or other sales agent.

                  (b) Each of the agreements, contracts, and other instruments, documents and undertakings listed or required to be listed in Section 4.13 of the Disclosure Schedule ("Material Contracts") is valid and enforceable in accordance with its terms, except to the extent that the invalidity or enforceability will not have a Material Adverse Effect; the Company and each Subsidiary is, and to the Company's knowledge all other parties thereto are, in compliance with the provisions thereof in all material respects; neither the Company nor any Subsidiary is, and to the Company's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant, or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default of a material provision thereunder. Neither the Company nor any Subsidiary has received any notice that any party to any Material Contract has terminated or intends to terminate any such contract.

                  4.14 Voting Requirements. The affirmative vote of a majority of the outstanding shares of Stock entitled to vote thereon at a shareholders meeting with respect to the approval of the Amendment is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Amendment.

                  4.15 Disclaimer. Except for the representations and warranties set forth in this Article IV, the Company makes no other representations or warranties of any kind or character, expressed, implied, or statutory, in respect of the Company or any Subsidiary. All such other representations and warranties are disclaimed.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to the Company as of the date hereof as follows:

                  5.1 Organization and Good Standing. Purchaser is a limited partnership, duly organized, validly existing, and in good standing under the laws of its state of organization.

                  5.2 Authorization; Enforceability.

                  (a) Purchaser has the power to execute and deliver this Agreement and each other agreement, document, instrument, or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments, and certificates required to be executed by Purchaser being hereinafter referred to, collectively, as the "Purchaser Documents"), and to perform fully its obligations hereunder and thereunder.

                  (b) The execution, delivery and performance by Purchaser of this Agreement and each of the Purchaser Documents has been duly authorized by all necessary partnership or other action on the part of Purchaser.

                  (c) This Agreement has been, and each of the Purchaser Documents will be, on or prior to the Closing Date, duly executed and delivered by Purchaser and (assuming the due authorization, execution, and delivery by the other parties hereto) this Agreement constitutes, and each of the Purchaser Documents when so executed and delivered will constitute, the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and similar Laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                  5.3 Consents of Third Parties. No consent, waiver, approval, or authorization of, or declaration or filing with, or notification to, any Person is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the consummation by Purchaser of the Transactions contemplated hereby and thereby, or the compliance by Purchaser with any of the provisions hereof or thereof, except as may be required by Purchaser in connection with any confidentiality agreement by which it is bound and except for compliance with the applicable requirements of the Exchange Act and the HSR Act, to the extent applicable. The execution and delivery by Purchaser of this Agreement and Purchaser Documents, the consummation by Purchaser of the Transactions contemplated hereby and thereby, and the compliance by Purchaser with any of the provisions hereof or thereof will not conflict with, or result in the breach of, any provision of the certificate of limited partnership or limited partnership agreement or other organizational documents of Purchaser.

                  5.4 Litigation. There is no Legal Proceeding pending, or to the knowledge of Purchaser, threatened against Purchaser that questions the validity of this Agreement or any action to be taken by Purchaser in connection with this Agreement.

                  5.5 Brokers. Except for such Persons who will be paid a finder's fee, brokerage commission, or similar payment at the Closing, all negotiations relative to this Agreement and the Transactions contemplated hereby have been carried out by Purchaser directly with the Company, without the intervention of any Person on behalf of Purchaser or its Affiliates in such manner as to give rise to any valid claim by any Person against Purchaser, the Company, any Subsidiary, the Shareholder, or any of their Affiliates for a finder's fee, brokerage commission, or similar payment.

                  5.6 Securities Matters.

                  (a) Purchaser understands and acknowledges that the Securities have not been registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.

                  (b) Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act).

                  (c) Purchaser (i) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Securities, and (ii) is able to bear the economic risk of an investment in the Securities for an indefinite period of time, including the risk of a complete loss of any such investment.

                  (d) Purchaser is acquiring the Securities for its own account for investment purposes and not with a view to, or for offer or sale for the Company in connection with, the distribution or resale thereof.

                  (e) Purchaser understands and agrees that the Securities are being sold in a transaction not involving any public offering within the meaning of the Securities Act, and that the Securities may not be offered, sold, or otherwise transferred to, or for the account or benefit of, any Person except as permitted in the following sentence. Purchaser agrees, on its own behalf and on behalf of any accounts for which Purchaser is acting, that if Purchaser should sell or otherwise transfer any Securities, it will do so only (i) pursuant to an exemption from the registration requirements of the Securities Act (if available) or if the Securities Act does not apply or (ii) pursuant to an effective registration statement under the Securities Act, and Purchaser further agrees to provide to any Person purchasing any of the Securities from it a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                  (f) The Purchaser understands that the Securities purchased pursuant to this Agreement will be in unregistered form only and that any certificates delivered to it in respect of the Securities will bear a legend substantially to the following effect:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN PURCHASED PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN THE COMPANY AND WINGATE PARTNERS II, L.P. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                  5.7 Financing. Purchaser has available to it, and on the Closing Date will have, all funds necessary to consummate the Transactions contemplated by this Agreement, including, without limitation, the payment of the Purchase Price to the Company.

                  5.8 HSR Act. The consummation of the Transactions contemplated by this Agreement do not require any filings to be made pursuant to the HSR Act.

                  5.9 Accrued Interest on the Notes. Purchaser has no current intention to convert any accrued interest or principal on the Notes into Convertible Preferred Stock. Purchaser will make the determination whether or not it will convert such accrued interest or principal into Convertible Preferred Stock at the time such interest is accrued (in the case of interest (and in accordance with Article VI of the Notes) in the case of principal) based upon the facts and circumstances at such time, including, without limitation, the financial condition of the Company.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

                  6.1 Public Statements. From and after the date hereof and until the Closing, the Company hereby covenants and agrees that before the Company shall release any information concerning this Agreement or the Transactions contemplated hereby and which is intended for or may result in public dissemination thereof, the Company shall so advise and cooperate with Purchaser and shall not release such information without Purchaser's consent (which consent shall not be unreasonably withheld or delayed), unless such information is otherwise publicly available or the release thereof is required by Law.

                  6.2 Consents and Conditions. From and after the date hereof and until the Closing, the Company hereby covenants and agrees that the Company will use its best commercially reasonable efforts (a) to obtain any required governmental consents to the Transactions contemplated hereby required to be so obtained by it, (b) to cause each of the conditions precedent set forth in
Article VIII or IX to be satisfied, and (c) to comply with the requirements, if applicable, of Rule 14f-1 under the Exchange Act.

                  6.3 No Shop Provision. Except as provided for in this Agreement from and after the date hereof until the earlier of the Closing Date or the date on which this Agreement shall have been terminated in accordance with the provisions of Article XII, neither the Company nor any officer, director, agent, or representative of the Company will, nor will they authorize or permit any investment banker, attorney, accountant, consultant, advisor or other representative retained by any of the foregoing in any manner, directly or indirectly, to, (a) effect or seek, or offer (including by way of providing information) or propose (whether publicly or otherwise) to effect, (i) any issuance or sale of any shares of the Company's capital stock or securities convertible into or exercisable for capital stock other than issuances pursuant to the exercise of options outstanding on the date hereof and disclosed in
Section 4.2 of the Disclosure Schedule; (ii) any tender or exchange offer or merger or other business combination involving the Company or any Subsidiary;
(iii) any recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with respect to the Company or any Subsidiary; or (iv) any solicitation of proxies (as such terms are used in the proxy rules of the Commission) or consents to vote any shares of the Company's capital stock (except as required by Section 6.5 or 12.1(e)) (each, an "Acquisition Proposal") or (b) enter into any discussions or arrangements with any third party (or provide any information to any third party) with respect to any Acquisition Proposal; provided, however, that if the Board of Directors determines in good faith, after consultation with outside legal counsel to the Company, that the failure to perform any of the foregoing acts would be inconsistent with the Board of Directors' fiduciary duties under applicable Law, the Company may in response to such Acquisition Proposal (which must be a Superior Proposal), furnish information in respect of the Company and its Subsidiaries pursuant to a confidentiality agreement and participate in negotiations and enter into agreements regarding such Acquisition Proposal. The Company will promptly inform Purchaser as to the fact that information is to be provided and the identity of the third-party purchaser after receipt of any Acquisition Proposal and will keep Purchaser informed of the status and details of any such Acquisition Proposal. The term "Superior Proposal" means any bona fide Acquisition Proposal, which proposal was not solicited by the Company nor any officer, director, agent, or representative of the Company or any investment banker, attorney, accountant, consultant, advisor or other representative retained by any of the foregoing after the date of this Agreement, made by a third party on terms that the Board of Directors determines in good faith to be more favorable to the Company and its shareholders than the Transactions contemplated by this Agreement (based on advice of the Company's financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for herein). Furthermore, nothing contained in this
Section 6.3 shall prohibit the Company or its Board of Directors from disclosing to the Company's shareholders a position in respect of a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Company's shareholders as may be required by applicable Law.

                  6.4 Further Actions. From time to time after the Closing Date, the Company agrees to execute and deliver such documents and instruments and take such other actions as may reasonably be required to carry out the intent of this Agreement and to consummate the Transactions contemplated hereby. In the event that at any time on or after the date hereof the acquisition by Purchaser or its Affiliates of the Shares, the Notes, the Convertible Preferred Stock, the Stock issuable upon conversion thereof, the Nonvoting Warrant Shares, or the right to acquire the Nonvoting Warrant Shares hereunder, would result in a Change of Control (as defined in the Indenture), the Company agrees that without any action by either the Company or Purchaser the number of shares of Stock owned by Purchaser and its Affiliates shall automatically be reduced by exchange of such number of shares of Stock for shares of the Company's Nonvoting Stock or if the Amendment has not been adopted, the right to receive Nonvoting Stock concurrently with any such Amendment creating such Nonvoting Stock, to the extent, and only to the extent, necessary to avoid such occurrence.

                  6.5 Charter Amendment; Reservation of Stock. Within 60 days after the Closing Date, the Company will file with the Commission a proxy statement and all other proxy materials (the "Company Proxy Statement") and commence such other actions necessary in accordance with applicable Law and its Charter and Bylaws to convene a meeting of its shareholders to consider and vote upon the approval of the Amendment (the "Shareholders Meeting"). Concurrently herewith, the Company has, through its Board of Directors, recommended to its shareholders approval of the Amendment. In connection with the Shareholders Meeting, the Company (i) will use its commercially reasonable best efforts to have cleared by the Commission and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement, (ii) will use its commercially reasonable best efforts to obtain the necessary approvals by its shareholders of the Amendment, and (iii) will otherwise comply in all material respects with all legal requirements applicable to such Shareholders Meeting. In the event that (1) the Company has not filed the Company Proxy Statement with the Commission within 60 days after the Closing Date or (2) either of the following conditions have occurred: (A) the Shareholders Meeting shall not have been held within 120 days after the filing of the Company Proxy Statement with the Commission or (B) (i) at the Shareholders Meeting all of the shares of Stock acquired by Purchaser pursuant to this Agreement shall have been voted in favor of approval of the Amendment, (ii) there shall not have been in effect as of the date of such meeting any Law or injunction or other order of any Governmental Body restraining or preventing the Shareholder from voting any shares of Stock as to which he possessed the power to vote in favor of approval of the Amendment, and (iii) the Amendment shall not have been approved in accordance with applicable Law and the Charter and Bylaws of the Company, then the Company shall pay to Purchaser as liquidated damages for such failure and not as a penalty an aggregate of $1 million; provided, however, that the Company shall not be required to pay liquidated damages in an aggregate amount in excess of $1 million pursuant to this Section 6.5 and Section 12.1(e). From and after the date hereof (or in the case of the Nonvoting Stock and the Convertible Preferred Stock the date of the Amendment), the Company shall take all necessary action to at all times have authorized and reserved for issuance the number of shares of Stock, Nonvoting Stock and Convertible Preferred Stock needed to provide for the issuance of the Nonvoting Warrant Shares and any Convertible Preferred Stock, Stock, or Nonvoting Stock issuable upon the exchange or conversion of the Notes and the Convertible Preferred Stock, as the case may be.

                  6.6 Conduct of the Company. From the date hereof until the Closing Date, the Company and its Subsidiaries shall conduct their business in the ordinary course, consistent with past practices, and shall use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers, employees, and business associates. Without limiting the generality of the foregoing, other than in the ordinary course of business, consistent with past practices, or as set forth on Section 6.6 of the Disclosure Schedule, as specifically contemplated by this

Agreement or with the written consent of Purchaser (which such consent shall not be unreasonably withheld), from the date hereof until the Closing Date, the Company will not, and will not permit any of its Subsidiaries to:

                  (a) declare, set aside, or pay any dividend (other than regular quarterly dividends) or other distribution with respect to any shares of capital stock of the Company, or enter into any agreement or understanding with respect to any repurchase, redemption, or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

                  (b) amend the charter or Bylaws or other governing documents or any outstanding security of the Company or any Subsidiary;

                  (c) incur, assume, or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money;

                  (d) create or assume by the Company or any Subsidiary any Lien on any assets other than Liens which, individually or in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect;

                  (e) make any loan, advance, or capital contribution to or invest in any Person;

                  (f) cause or willfully permit any damage, destruction, or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (g) other than in the ordinary course of business consistent with past practice, enter into any transaction, commitment, contract, or agreement by the Company or any Subsidiary relating to their assets or businesses (including the acquisition or disposition of any assets) or relinquish any contract or other right, in either case, that constitutes or would constitute a Material Contract or, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect;

                  (h) pay, discharge, or satisfy any material claims, liabilities, or other obligations (whether absolute, accrued, asserted or unasserted, contingent, or otherwise) other than the payment, discharge, or satisfaction in the ordinary course of business, consistent with past practices of liabilities reflected or reserved against in the consolidated financial statements of the Company or incurred since the most recent date in the ordinary course of business, consistent with past practices;

                  (i) change any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles in the United States, consistently applied;

                  (j) (A) grant any severance or termination pay to any director, officer, or employee of the Company or any Subsidiary, (B) enter into any employment, deferred compensation, or other similar agreement (or any amendment to any such existing agreement) with any director, officer, or employee of the Company or any Subsidiary, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements or (D) increase the compensation, bonus, or other benefits payable to any director, officer, or employee of the Company or any Subsidiary; or

                  (k) authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise permitted by this Agreement.

                  6.7 Shareholder Litigation. From the date hereof and until the earlier of the Closing or the termination of this Agreement, the Company agrees that in connection with any litigation which may be brought against the Company or its directors relating to the Transactions contemplated hereby, the Company will keep Purchaser, and any counsel which Purchaser may retain, informed of the course of such litigation, to the extent Purchaser is not otherwise a party thereto, and the Company agrees that it will consult with Purchaser prior to entering into any settlement or compromise of any such shareholder litigation.

                  6.8 Directors.

                  (a) Subject to Section 6.8(b), the parties hereto intend that concurrently with the Closing, Purchaser will designate two individuals to serve on the Board of Directors, and the Shareholder will designate two individuals who are currently directors of the Company to continue to serve on the Board of Directors as his designees. The Company shall take all action necessary to cause
(i) the Shareholder's designees to continue to serve their terms on the Board of Directors, (ii) Purchaser's designees to be elected or appointed to the Board of Directors, including, without limitation, seeking and accepting resignations of incumbent directors and (iii) the election of such designees to comply with the "continuing director" requirements contained in the definition of "Change of Control" as set forth in Section 1.01 of the Indenture. The Company will use its commercially reasonable efforts to cause individuals designated by Purchaser to constitute the same percentage as such individuals represent on the Board of Directors of each committee of the Board of Directors, each board of directors of any Subsidiary, and each committee of each such board, except as may be otherwise required by any applicable Law or the rules of any exchange or quotation system on which shares of the Company's capital stock are listed or quoted.

                  (b) If at the time of the Closing or any time thereafter, an Independent Director is appointed to the Board of Directors pursuant to the requirements of Section 7.5, Purchaser shall be entitled to designate one (1) additional director beyond those provided for in Section 6.8(a), to the Board of Directors and the Company shall take all actions necessary to cause (i) this designee to be appointed concurrently with such Independent Director; provided that the foregoing right shall be exercised by Purchaser on only one (1) occasion and (ii) the election of such designees to comply with the "continuing director" requirements contained in the definition of "Change of Control" as set forth in Section 1.01 of the Indenture.

                  (c) The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1, if applicable, in order to fulfill its obligations under this Section 6.8.

                  (d) The rights of Purchaser or its Affiliates to appoint directors under this Section 6.8 shall be in addition to and not reduced by any directors appointed by the holders of the Notes and/or the Convertible Preferred Stock in accordance with the terms thereof.

                  (e) Notwithstanding the provisions of Article 2.34C of the TBCA, the Company agrees that it will fill directorships available by reason of an increase in the number of directors only in accordance with and only to the extent authorized by the requirements of this Agreement.

                  6.9 NASD Matters. From and after the date hereof the Company shall use its best commercially reasonable efforts to fulfill the requirements of the Nasdaq Confirmation and shall not, without the written consent of Purchaser, withdraw, amend or otherwise revise the Nasdaq Notice unless, upon the advice of the Company's counsel, required to do so by Law or the rules of the NASD. The Company shall, promptly after its receipt of a Nasdaq Denial or any other oral or written communication with the NASD (but in any event within two business days), deliver to Purchaser a true, correct, and complete copy of any Nasdaq Denial or any other written communication with the NASD or, if not in writing, provide Purchaser with written notice of the Nasdaq Denial or oral communication with the NASD, including a reasonably detailed description of the material terms thereof.

                                   ARTICLE VII
                             COVENANTS OF PURCHASER

                  7.1 Confidentiality. Except as otherwise permitted by the Board of Directors (or any committee thereof) or as contemplated hereby and except with respect to information provided by Purchaser to any person assigned rights under Section 13.8, from and after the date hereof and until the Closing, Purchaser hereby covenants and agrees that it will treat as confidential, keep secret, and not use in the course of its business any Evaluation Material (as defined in the letter agreement dated July 1998 by and between Purchaser and DLJ, on behalf of the Company (the "Confidentiality Agreement")), and that the Evaluation Material shall be held in the strictest confidence by Purchaser in accordance with, and pursuant to, the Confidentiality Agreement and, in the event that the Transactions contemplated hereby are not consummated, shall be returned or destroyed in accordance with, and pursuant to, the Confidentiality Agreement. The Company hereby waives compliance by Purchaser and its Affiliates with, and releases Purchaser and its Affiliates from, the standstill and other provisions of the third full paragraph on page 3 of the Confidentiality Agreement to the extent necessary to permit the consummation of the Transactions contemplated by this Agreement.

                  7.2 Public Statements. From and after the date hereof and until the Closing, Purchaser hereby covenants and agrees that before it shall release any information concerning this Agreement or the Transactions contemplated hereby and which is intended for public dissemination thereof, Purchaser shall so advise and cooperate with the Company and shall not release such information without the Company's consent (which consent shall not be unreasonably withheld or delayed), unless such information is otherwise publicly available or the release thereof is required by Law.

                  7.3 Consents and Conditions. From and after the date hereof and until the Closing, Purchaser hereby covenants and agrees that Purchaser will
(a) cooperate in all respects
with the Company (including, without limitation, by providing all necessary information concerning Purchaser for disclosure) in connection with any filing by the Company pursuant to the requirements, if applicable, of Rule 14f-1 under the Exchange Act and (b) use its commercially reasonable efforts (i) to obtain any required governmental consents to the Transactions contemplated hereby required to be obtained by it and (ii) to cause each of the conditions precedent set forth in Article VIII or IX to be satisfied.

                  7.4 Further Actions. From time to time after the Closing Date, Purchaser agrees to execute and deliver such instruments and take such other actions as may reasonably be required to carry out the intent of this Agreement and to consummate the Transactions contemplated hereby. In the event that at any time on or after the date hereof the acquisition by Purchaser or its Affiliates of the Shares, the Notes, the Convertible Preferred Stock, the Stock issuable upon conversion thereof, the Nonvoting Warrant Shares, or the right to acquire the Nonvoting Warrant Shares hereunder, would result in a Change of Control (as defined in the Indenture), Purchaser agrees that without any action by either the Company or Purchaser the number of shares of Stock owned by Purchaser and its Affiliates shall automatically be reduced by exchange of such number of shares of Stock for Nonvoting Shares or if the Amendment has not been adopted, the right to receive Nonvoting Shares concurrently with such Amendment to the extent, and only to the extent, necessary to avoid such occurrence.

                  7.5 Independent Directors. For a period of five years following the Closing Date, Purchaser shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts (including, without limitation, by nominating and voting all shares of Stock then beneficially owned by them) to ensure that at least two individuals not affiliated with Purchaser or its assigns and who do not have any other relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (such individuals, the "Independent Directors") are nominated and elected to the Board of Directors. For avoidance of doubt, no director designated by Purchaser pursuant to Section 6.8 shall be considered an Independent Director. In the event of the death, disability, resignation, or removal of an Independent Director, Purchaser shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts to cause a replacement Independent Director to be nominated and elected to the Board of Directors.

                  7.6 Matters Requiring Approval of the Special Committee. For a period of five years following the Closing Date, none of Purchaser or any of its Affiliates shall cause or, to the extent of its ability to do so, permit the Company, directly or indirectly, to enter into or engage in (i) a Business Combination with respect to which Purchaser or any of its Affiliates would have been considered an "affiliated shareholder" for purposes of Article Nine of the Charter or the TBCA Business Combination Provisions (without giving effect to the approval, if any, by the Board of Directors of the purchase by Purchaser or any of its Affiliates of any shares of Stock for purposes of Article Nine of the Charter or the TBCA Business Combination Provisions) or (ii) any other transaction with Purchaser or any of its Affiliates that would result in a change in the exercise price or number of shares purchasable under the Nonvoting Warrants, in each case, pursuant to Section 6(c) thereof or the Notes, in each case, pursuant to Section 6.4(c) thereof or the Convertible Preferred Stock pursuant to Section (B)(e)(iii)(C) of Article Four of the Amendment, unless (a) such Business Combination or other transaction shall have been approved, in addition to any vote required by the Charter or Law, by a Special

Committee (and such Special Committee shall have been advised if it deems appropriate by independent counsel and financial advisors) and (b) such Special Committee shall have received an opinion in writing from a nationally recognized investment banking firm stating that the transaction is fair, from a financial perspective, to the shareholders of the Company not affiliated with Purchaser; provided, however that the foregoing shall not apply to the (i) issuance of the Nonvoting Warrant Shares upon the exercise of the Nonvoting Warrants, (ii) exchange or conversion of the Notes (whether for Convertible Preferred Stock, Stock or Nonvoting Stock) or the Convertible Preferred Stock in accordance with the terms thereof, (iii) payment of interest on the Notes in accordance with
Section 2.1 of the Notes, or (iv) payment of dividends on the Convertible Preferred Stock in accordance with Section B(c) of Article Four of the Amendment.

                  7.7 Charter Amendment. Purchaser agrees to vote all shares of Stock acquired by it pursuant to this Agreement then held by it, and shall cause any assignee of any such shares of Stock to vote any shares of Stock then held by any such assignee, in favor of the Amendment.

                                  ARTICLE VIII
                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

                  The obligation of Purchaser to consummate the purchase of the Securities from the Company as contemplated hereby on the Closing Date is subject to the satisfaction or waiver on each such date by Purchaser of the following conditions:

                  8.1 Accuracy of Representations and Warranties. Each of the representations and warranties of the Company contained herein (other than Section 4.13) shall be true and correct on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date other than such representations and warranties made as of another date.

                  8.2 Performance of Covenants. The Company shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it between the date hereof and the Closing Date.

                  8.3 Hart-Scott-Rodino. All applicable waiting periods, if any, in respect of the Transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                  8.4 Litigation; Other Events.

                  (a) No preliminary or permanent injunction or other order of any court restraining or prohibiting the consummation of the Transactions contemplated hereby shall be in effect.

                  (b) Except with respect to those items listed in Section 8.4(b) of the Disclosure Schedule as the same exist on the date hereof and without giving effect to adverse developments in such matters between the date hereof and the Closing Date, there shall not be pending any inquiry by any Governmental Body or Legal Proceeding which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to materially adversely effect or delay the Closing.

                  (c) There shall not be pending any inquiry by any Governmental Body or Legal Proceeding that seeks, nor any Law that would have the effect, to:

                           (i) challenge, restrain, prohibit or delay the sale or purchase of the Securities, the Convertible Preferred Stock, or the Nonvoting Warrant Shares pursuant to this Agreement or any of the Transactions contemplated hereby or obtain damages as a result thereof;

                           (ii) make the sale or purchase of the Securities, the Convertible Preferred Stock, or the Nonvoting Warrant Shares pursuant to this Agreement or any of the Transactions contemplated hereby illegal or in violation of any duty;

                           (iii) impose or result in material limitations on the ability of Purchaser or any of its Affiliates to exercise full rights of ownership of the Securities, the Convertible Preferred Stock, or the Nonvoting Warrant Shares purchased by it hereunder or any of the Transactions contemplated hereby, including, without limitation, the right to vote the Shares purchased by it hereunder (and the Series A Preferred Stock, or the underlying Stock, issued upon conversion of the Tranche A Note) on all matters properly presented to the shareholders of the Company as contemplated by the Amendment; or

                           (iv) impose upon Purchaser or the Company, directly or indirectly, the restraints or conditions set forth in the TBCA Business Combinations Provisions or in Article Nine of the Charter or similar restraints or conditions.

                  (d) Neither the Company nor any of its Subsidiaries shall be a party to any Legal Proceeding against the Company or any of its Subsidiaries relating to any bankruptcy, insolvency, reorganization, moratorium or similar law relating to creditors' rights.

                  8.5 Board Approval. The Transactions shall have been approved (which approval shall not have been withdrawn or modified) by the Board of Directors for purposes of Article Nine of the Charter and the TBCA Business Combination Provisions, and resolutions to such effect certified by an authorized officer of the Company shall have been delivered to Purchaser.

                  8.6 Directors. The individuals designated by Purchaser shall have been duly appointed or nominated and elected to the Board of Directors as provided for in Section 6.8 and Purchaser shall have received the written resignation of those directors of the Company designated by Purchaser as necessary to fulfill the requirements of Section 6.8.

                  8.7 Senior Debt. The Company and its lenders shall concurrently close the transactions contemplated by the Credit Amendment.

                  8.8 Securities. The Company shall have delivered to Purchaser certificates representing the Shares, the Nonvoting Warrants, and the Notes in the forms attached hereto as Exhibits A-1 and A-2, B, and C, each duly executed.

                  8.9 Monitoring and Oversight Agreement; Financial Advisory Agreement. The Company and Wingate Management Limited, L.L.C. shall have entered into the Monitoring and Oversight Agreement and the Financial Advisory Agreement, in the forms attached hereto as Exhibits E and F, duly executed.

                  8.10 Shareholder Meeting. The Company shall not have been required by the NASD to convene a shareholders' meeting to obtain approval of the Transactions pursuant to NASD Rule 4460 or otherwise, other than a post-closing shareholders' meeting solely to adopt the Amendment.

                  8.11 Bylaw Amendment. The Company shall have duly adopted in accordance with the Company's Charter and the TBCA the amendments to the Company's Bylaws set forth as Exhibit G hereto.

                  8.12 Termination of Shareholder Employment Agreement and Execution of Consulting Agreement. The Employment Agreement dated October 1, 1996, between the Company and the Shareholder shall have been terminated and cease to have any force or effect and the Company and the Shareholder shall have entered into a consulting agreement in the form attached as Exhibit H hereto.

                                   ARTICLE IX
                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

                  The obligation of the Company to consummate the issuance and sale of the Securities to Purchaser contemplated hereby on the Closing Date is subject to the satisfaction or waiver by the Company of the following conditions:

                  9.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Purchaser contained herein shall be true and correct as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

                  9.2 Performance of Covenants. Purchaser shall have performed and complied, in all material respects, with the covenants and provisions in this Agreement required herein to be performed or complied with by it between the date hereof and the Closing Date.

                  9.3 Hart-Scott-Rodino. All applicable waiting periods, if any, in respect of the Transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                  9.4 Litigation; Other Events.

                  (a) No preliminary or permanent injunction or other order of any court restraining or prohibiting the consummation of the Transactions contemplated hereby shall be in effect.

                  (b) There shall not be pending any inquiry by any Governmental Body or Legal Proceeding that seeks, nor any Law that would have the effect, to:

                           (i) challenge, restrain, prohibit or delay the sale and purchase of the Securities, the Convertible Preferred Stock, or the Nonvoting Warrant Shares pursuant to this Agreement or any of the Transactions contemplated hereby or obtain damages as a result thereof;

                           (ii) make the sale or purchase of the Securities, the Convertible Preferred Stock, or the Nonvoting Warrant Shares pursuant to this Agreement or any of the Transactions contemplated hereby illegal or in violation of any duty;

                           (iii) impose or result in material limitations on the ability of Purchaser or any of its Affiliates to exercise full rights of ownership of the portion of the Securities, the Convertible Preferred Stock, or the Nonvoting Warrants purchased by it hereunder, or any of the Transactions contemplated hereby including, without limitation, the right to vote the Shares (and the Series A Preferred Stock, or the underlying Stock, issued upon the conversion of the Tranche A Note) on all matters properly presented to the shareholders of the Company as contemplated by the Amendment; or

                           (iv) impose upon Purchaser or the Company, directly or indirectly, the restraints or conditions set forth in the TBCA Business Combinations Provisions or in Article Nine of the Charter or similar restraints or conditions.

                  9.5 Purchase Price. Purchaser shall have simultaneously paid, in accordance with the terms hereof, the Purchase Price.

                                    ARTICLE X
                       INDEMNIFICATION AND RELATED MATTERS

                  10.1 Indemnification.

                  (a) The Company hereby agrees to indemnify and hold Purchaser, its Affiliates and the officers, directors, employees, partners, and agents thereof, harmless (on an after-tax basis) from and against any and all claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest, and expenses (including, without limitation, the reasonable fees and expenses of counsel) (collectively, "Losses") arising out of, based upon, attributable to, or resulting from:

                           (i) any inaccuracy of any representation, any breach of warranty or nonfulfillment of any agreement or covenant on the part of the Company contained in this Agreement or any Seller Document; and

                           (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to any of the foregoing.

                  (b) Purchaser hereby agrees to indemnify and hold the Company harmless (on an after-tax basis) from and against any and all Losses arising out of, based upon, attributable to, or resulting from:

                           (i) any inaccuracy of any representation, any breach of warranty or nonfulfillment of any agreement or covenant on the part of Purchaser contained in this Agreement or any Purchaser Document; and

                           (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to the foregoing.

                  Notwithstanding the foregoing provisions of Section 10.1(a)(ii), Purchaser shall not be entitled to any claims for fees and expenses of counsel in respect of any action, suit, or proceeding by Purchaser against the Company, unless and until such action, suit, or proceeding has been determined by a final, nonappealable order or judgment of a court of competent jurisdiction in favor of Purchaser.

                  Notwithstanding the foregoing provisions of Section 10.1(b)(ii), the Company shall not be entitled to any claims for fees and expenses of counsel in respect of any action, suit, or proceeding by the Company against Purchaser, unless and until such action, suit, or proceeding has been determined by a final, nonappealable order or judgment of a court of competent jurisdiction in favor of the Company.

                  10.2 Procedures for Indemnification.

                  (a) Whenever a claim shall arise for indemnification under
Section 10.1, with the exception of claims for litigation expenses in respect of litigation as to which a notice of claim, as provided in this Section 10.2, has previously been given, which expenses shall be funded on an ongoing basis, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party from which indemnification is sought (the "Indemnifying Party") of such claim and, when known, the facts constituting the basis for such claim; provided, however, that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the Indemnified Party shall give such notice thereof to the Indemnifying Party not later than ten business days prior to the time any response to the asserted claim is required, if possible, and in any event within five business days following receipt of notice thereof. Failure to give timely notice or to include any specified information in any notice required by this Section 10.2 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof using counsel who is reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall first have agreed in writing that it does not and will not contest its responsibility for indemnifying the Indemnified

Party in respect of Losses attributable to such claim or proceeding; and provided, however, that if the defendants in any such actions include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses or rights available to it which have not been waived and are in actual or potential conflict with those available to the Indemnifying Party, the Indemnified Party shall have the right to select one law firm to act as separate counsel, on behalf of such Indemnified Party, at the expense of the Indemnifying Party. Subject to the second proviso of the immediately preceding sentence, if an Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the defense thereof; provided, however, that no settlement shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld (and if the Indemnified Party shall withhold its consent to any monetary settlement proposed by the Indemnifying Party and which the other party to the action has indicated it is prepared to accept, the Indemnified Party shall in no event be deemed for purposes of this Agreement to have suffered Losses in connection with such claim or proceeding in excess of the proposed amount of such settlement); and provided, further, that subject to the second proviso of the immediately preceding sentence, the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof. So long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the Indemnifying Party and obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Section 10.2. Notwithstanding the foregoing, at any time after the Indemnifying Party has failed to discharge its liability for legal and other expenses pursuant to this Section 10.2, which failure shall not have been cured, or at any time the Indemnifying Party is subject to a bankruptcy case pursuant to Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code, if the Indemnified Party shall propose to settle a claim as to which it intends to seek indemnity, it shall provide the Indemnifying Party with 21 days' written notice of such proposed settlement, and the Indemnifying Party shall, within such period either (i) consent to the terms of the proposed settlement or (ii) provide the Indemnified Party with (A) a written notice of objection to the proposed settlement, with a statement of reason, (B) reasonable evidence that the financial condition of the Indemnifying Party is sufficient to permit it to pay a judgment for the full amount being sought by the third party claimant (or, at the Indemnified Party's request, a letter of credit in such amount) and (C) an undertaking to satisfy any such judgment.

                  (b) Notwithstanding anything to the contrary herein contained, in the event the Company is an Indemnifying Party, the Company may settle any third-party claim against an Indemnified Party as long as it obtains an unconditional release from such third party for the benefit of such Indemnified Party.

                                   ARTICLE XI
                    REGISTRATION AND OTHER SHAREHOLDER RIGHTS

                  11.1 Demand Registration.

                  (a) Upon receipt by the Company at any time following the second anniversary of the Closing Date of a written request from Purchaser for registration of the resale of any Registrable Shares, the Company shall use commercially reasonable efforts to cause a registration statement to be filed under the Securities Act, and any other applicable Laws, within 60 days after the receipt of such request. The Company shall use commercially reasonable efforts to cause any such registration statement to become effective and to maintain the effectiveness of such registration statement until (x) the date all Registrable Shares have been sold pursuant thereto or (y) 180 days after the effective date of such registration statement. The term "registration statement" means a registration statement filed under the Securities Act, or any similar disclosure document, filing, or listing particulars utilized in connection with a Public Equity Offering.

                  (b) Purchaser shall be permitted to make four requests pursuant to the provisions of Section 11.1(a), provided that no request will be
(i) allowed unless the Company and the security offering shall at that time satisfy the eligibility requirements for use of Form S-1 or any successor form and (ii) counted against this limit unless, it has become effective and remained effective for a period of at least 30 days; provided, however, that if, within 180 days after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other Governmental Body, such registration will be deemed not to have been effected and will not count as a Demand Registration. A registration that is undertaken by the Company in response to a valid request made by Purchaser pursuant to this Section 11.1 shall be referred to herein as a "Demand Registration." Notwithstanding the foregoing provisions of this Section 11.1(b), the Company shall not be required to register any Registrable Shares pursuant this Section 11.1(b) at any time (i) within 120 days of the effective date of any registration statement filed as a result of the exercise of any demand registration rights by Purchaser or any other shareholder of the Company, or (ii) in the event that the Company has registered shares of any class of its capital stock pursuant to any demand registration rights on more than two occasions in the preceding 12 months.

                  (c) The Company shall pay all registration expenses incurred with respect to Section 11.1(a) (other than customary underwriting and broker commissions), including, without limitation, the reasonable fees and disbursements of one (but only one) legal firm or counsel to represent Purchaser in the case of a Demand Registration.

                  (d) The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Board of Directors shall select the investment banking firm or firms to manage the underwritten offering; provided, however, that such selection shall be subject to the consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

                  11.2 Incidental or "Piggyback" Registration Rights.

                  (a) If the Company or any holder of shares of Stock or Nonvoting Stock proposes to sell shares of Stock or Nonvoting Stock in a Public Equity Offering, the Company shall give written notice, at least 15 days prior to the filing of a registration statement related to such Public Equity Offering (other than a registration statement relating solely to employee benefit plans or to effect any acquisition or combination with another Person), of such proposed Public Equity Offering to Purchaser which notice shall offer to Purchaser and its Affiliates the opportunity to include in such Public Equity Offering such number of Registrable Shares as Purchaser and its Affiliates may request. Within 20 days after receipt of such notice, Purchaser and its Affiliates shall, subject to the following sentence, have the right by notifying the Company in writing to require the Company to include in the registration statement relating to such Public Equity Offering such number of Registrable Shares as Purchaser or its Affiliates may request. Notwithstanding the foregoing, (x) if at any time the managing underwriter or underwriters of such Public Equity Offering (the "Managing Underwriter") shall advise the Company in writing that, in its opinion, the total number of shares proposed to be sold in such Public Equity Offering (including the total number of Registrable Shares that Purchaser and its Affiliates have requested to be sold in such Public Equity Offering and the total number of shares of Stock or Nonvoting Stock, as the case may be, requested to be included by any other selling shareholder entitled to sell shares in such Public Equity Offering) exceeds the maximum number of shares which the Managing Underwriter believes may be sold without materially adversely affecting the price, timing or distribution of the Public Equity Offering, then the Company will be required to include in such Public Equity Offering only that number of shares which the Managing Underwriter believes may be sold without causing such adverse effect in the following order:
(i) all the shares that the Company proposes to sell in such Public Equity Offering, (ii) all the shares that are proposed to be sold by any shareholder of the Company who is exercising a demand registration right, if such Public Equity Offering is being made pursuant to such demand and (iii) shares of Purchaser and its Affiliates and all other shares that are proposed to be sold by any shareholder of the Company exercising a so-called "piggyback" registration right on a pro rata basis in an aggregate number which is equal to the difference between the maximum number of shares that may be distributed in such Public Equity Offering as determined by the Managing Underwriter and the number of shares to be sold in such Public Equity Offering pursuant to clauses (i) and
(ii) above, and (iv) any other shares of Stock or Nonvoting Stock requested to be included in such Public Equity Offering.

                  (b) The Company will have the right to postpone or withdraw any registration statement relating to a Public Equity Offering described under this Section 11.2 prior to the effective date of such registration statement without obligation to Purchaser or its Affiliates. The Company shall pay all registration expenses of Purchaser and its Affiliates (other than customary underwriting and broker commissions) in the case of any and all registrations governed by this Section 11.2.

                  11.3 Suspension. In connection with any proposed registration of Registrable Shares pursuant to Section 11.1 or 11.2, during any consecutive 365-day period, the Company shall be entitled to postpone the filing of or to suspend availability of a registration statement for up to two 60-consecutive-day periods if (i) at the time the Company receives a request for a Demand Registration, the Company or any Subsidiary is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, (ii) prior to receiving such request, the Board of Directors were to have determined to effect a Public Equity Offering for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, or (iii) the Company shall furnish to Purchaser a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration to be pursued at such time; provided, however, that any suspension under clause (iii) shall not exceed 60 days.

                  11.4 Preparation and Filing.

                  (a) Whenever the Company seeks to effect the registration of any Registrable Shares in accordance with the provisions of Section 11.1 or 11.2, the Company shall:

                           (i) prepare and file with the Commission or other applicable Governmental Body a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to promptly become and, subject to
         Section 11.3, remain effective for the period set forth in subsection
         (ii) below and promptly notify Purchaser (x) when such registration statement becomes effective, (y) when any amendment to such registration statement becomes effective and (z) of any request by the Commission or other applicable Governmental Body for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

                           (ii) prepare and file with the Commission or other applicable Governmental Body such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act, and any other applicable Laws, with respect to the sale or other disposition of all securities covered by such registration statement for a period of not less than 180 days after the effective date of such registration statement (or such shorter period to the extent necessary to permit the completion of the sale or distribution of such securities within such period);

                           (iii) furnish to Purchaser, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and financial statements, reports, and proxy statements mailed to shareholders of the Company as Purchaser may reasonably request in order to facilitate the disposition of the Registrable Shares being sold;

                           (iv) use its commercially reasonable efforts to register or qualify, not later than the effective date of any filed registration statement, the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Purchaser reasonably requests; provided, however, that the Company will not be required to (A) qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, (B) subject itself to taxation in any jurisdiction where it is not subject to taxation, (C) consent to general service of process in any jurisdiction where it is not subject to general service of process or (D) take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Shares covered by the registration statement;

                           (v) make available, upon reasonable notice and during business hours, for inspection by the managing underwriter(s) for the Registrable Shares (and one counsel representing such managing underwriter(s)) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, agreements and properties of the Company and its Subsidiaries and Affiliates as shall be reasonably necessary to enable them to exercise their due diligence responsibilities ("Records") and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspectors in connection with the registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (v) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in a form reasonably acceptable to the Company; and, provided, further, that each holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                           (vi) obtain a comfort letter from the Company's independent public accountants dated within five business days prior to the effective date of the registration statement (and as of such other dates as the managing underwriter(s) for the Registrable Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such managing underwriter(s) reasonably request;

                           (vii) obtain an opinion of counsel dated the effective date of the registration statement (and as of such other dates as the managing underwriter(s) for the Registrable Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such managing underwriter(s) reasonably request;

                           (viii) during the period when the registration statement is required to be effective, notify Purchaser of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to Purchaser of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (ix) in the case of an underwritten offering, enter into an underwriting agreement containing customary terms, including such indemnity and contribution provisions as the managing underwriter(s) customarily require or may reasonably require;

                           (x) cause such Registrable Shares to be listed for trading on the primary securities exchange or quotation system upon which the Stock is then listed or traded; and

                           (xi) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and other applicable Governmental Bodies, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Purchaser shall timely furnish to the Company such information (including affidavits) regarding the distribution of such Registrable Shares as the Company may from time to time reasonably request. The Company may exclude from such registration the securities of Purchaser or its Affiliates if it or they fail to furnish such information within 10 days after such request; provided, however, that the Company's registration statement relating to such offering is effective within 60 days after the expiration of such 10-day period.

                  (c) Purchaser agrees that upon the receipt of any notice from the Company of the happening of any event of the kind described in paragraph
(a)(viii) above, it will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(viii) above. If the Company gives any such notice, the Company shall use commercially reasonable efforts to keep any such registration statement pursuant to a Demand Registration effective for that number of additional days equal to the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (a)(viii) above to and including the date on which copies of such supplemented or amended prospectus are made available to Purchaser.

                  11.5 Indemnification. In connection with the filing of a registration statement providing for the registration of any Registrable Shares pursuant to Section 11.1 or 11.2, the Company shall indemnify and hold harmless Purchaser and its Affiliates, to the extent customary and reasonable, pursuant to indemnification and contribution provisions to be entered into by the Company at the time of filing of such registration statement. Purchaser and its Affiliates shall indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all Losses resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in strict conformity with information furnished in writing to the Company by Purchaser for use in such registration statement; provided, however, that the obligation to indemnify will be several and not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; further provided, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

                                   ARTICLE XII
                                   TERMINATION

                  12.1 Termination. This Agreement may be terminated by:

                  (a) the written agreement of Purchaser and the Company;

                  (b) Purchaser or the Company on or after August 15, 1999, unless the Company receives a written notice from Purchaser of its election not to terminate this Agreement pursuant to Section 12.1(e), in which case on or after November 15, 1999, if the Closing has not occurred prior to such date;

                  (c) Purchaser or the Company in the event of a material breach by the other party of this Agreement, which breach is not cured within five days after receipt of written notice thereof by the breaching party from the non-breaching party;

                  (d) Purchaser or the Company if there shall have been entered a final, non-appealable order or injunction by any Governmental Body against either party hereto that prohibits the consummation of the Transactions contemplated hereby or any material part hereof;

                  (e) Purchaser within ten business days after its receipt from the Company of any Nasdaq Denial or written notice thereof; provided, however, that if Purchaser does not elect to terminate this Agreement by delivering a written notice of such election to the Company pursuant to this Section 12.1(e), then the Company shall, within 60 days after receipt of notice from Purchaser that it does not elect to so terminate this Agreement, file with the Commission a proxy statement and all other proxy materials (the "Transaction Proxy Statement") and commence such other actions as are necessary in accordance with applicable Law and its Charter and Bylaws to convene a meeting of its shareholders to consider and vote upon the approval of the Transactions and in connection with such shareholders meeting the Company (i) will use its commercially reasonable best efforts to have cleared by the Commission and will thereafter mail to its shareholders as promptly as practicable the Transaction Proxy Statement, (ii) will use its commercially reasonable best efforts to obtain the necessary approvals by its shareholders of the Transactions, and
(iii) will otherwise comply in all material respects with all legal requirements applicable to such shareholders meeting; provided, further, that in the event that either (1) the Company has not filed the Transaction Proxy Statement within 60 days after notice of non-termination from Purchaser or (2) either of the following conditions have occurred: (A) such shareholders meeting shall not have been held within 120 days after the filing of the Transaction Proxy Statement or
(B) (i) there shall not have been in effect as of the date of such meeting any Law or injunction or other order of any Governmental Body restraining or preventing the Shareholder from voting any shares of Stock, as to which he possesses the power to vote, in favor of approval of the Transactions, and (ii) the Transactions shall not have been approved in accordance with applicable Law and the Charter and Bylaws of the Company, then the Company shall pay to Purchaser as liquidated damages for such failure and not as a penalty an aggregate of $1 million (it being understood that the Company shall not be required to pay liquidated damages in an aggregate amount in excess of $1 million pursuant to this Section 12.1(e) and Section 6.5); or

                  (f) Purchaser or the Company, upon the Company entering into a definitive agreement in connection with an Acquisition Proposal pursuant to
Section 6.3.

                  12.2 Liabilities After Termination. Upon any termination of this Agreement pursuant to Section 12.1, except as provided in Section 13.4(b), no party hereto shall thereafter have any further liability or obligation hereunder; provided, however, that no such termination shall relieve any party hereto of any liability for any intentional breach of this Agreement prior to the date of such termination.

                                  ARTICLE XIII
                                  MISCELLANEOUS

                  13.1 Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement (other than those contained in Section 4.13 which shall not survive the execution and delivery of this Agreement) shall survive the execution and delivery of this Agreement and the Closing until 18 months from the Closing Date. For the avoidance of doubt, the parties hereto agree that no inaccuracy of any representation, no breach of warranty or non-fulfillment of any agreement or covenant contained in Section 4.13 shall give either of the parties hereto any right, claim, demand, or cause of action in respect thereof.

                  13.2 Entire Agreement. This Agreement (together with the Exhibits attached hereto and the Confidentiality Agreement) contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties hereto with respect to those matters.

                  13.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made in and to be wholly performed in such state.

                  13.4 Expenses; Fees.

                  (a) The Company shall, concurrently with the Closing, (i) reimburse Purchaser for all reasonable out-of-pocket expenses (including, without limitation, fees and disbursements of its financial advisor, counsel, accountants, and other experts) incurred by or on behalf of Purchaser in connection with the Transactions contemplated by this Agreement, and the Credit Amendment and each of the other documents and instruments contemplated by this Agreement and such other agreements and (ii) pay Purchaser or an Affiliate of Purchaser designated by Purchaser a cash fee in the amount of $1,000,000 for financial advisory and other similar services rendered in connection with this Agreement and the Credit Amendment. Purchaser estimates that its total expenses under (i) above will not exceed $1,250,000 and that in the event its expenses are contemplated to be in excess thereof, Purchaser shall notify the Company in writing.

                  (b) If the Company or Purchaser terminates this Agreement pursuant to Section 12.1(f), the Company shall promptly, upon demand therefor, reimburse Purchaser for all out-of-pocket expenses (including, without limitation, fees and disbursements of its financial advisor, counsel, accountants, and other experts) incurred by or on behalf of Purchaser in connection with the transactions contemplated by this Agreement, the Credit Amendment and each of the other documents and instruments contemplated by this Agreement and such other agreements; provided, however, that without the consent of the Company (which consent shall not be unreasonably withheld) Purchaser shall not be entitled to reimbursement for any such out-of-pocket expenses in excess of $1,250,000 pursuant to this Section 13.4(b).

                  (c) Except as otherwise provided, the Company shall bear all of the expenses (including, without limitation, fees and disbursements of its financial advisor, counsel, accountants, and other experts) incurred by or on behalf of the Company in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and the Credit Amendment, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the Credit Amendment, and the consummation of the transactions contemplated hereby and thereby. The Company has estimated that its total expenses until the Closing, provided that the Company has not received the Nasdaq Denial, will not exceed $4,810,000 and that in the event its expenses are contemplated to be in excess thereof the Company shall notify Purchaser in writing. The Company agrees that in no event shall the Company pay any costs or any expenses of Richard Nevins (other than costs or expenses incurred in his capacity as a member of the Board of Directors under the Company's normal reimbursement policy for directors).

                  13.5 Headings. The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Unless the context otherwise requires, all references to Articles and Sections are to Articles and Sections of this Agreement.

                  13.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed by registered mail, return receipt requested, to a party at the following address:

                  If to the Company, to:

                  Kevco, Inc.
                  1300 South University, Suite 200
                  Fort Worth, Texas  76107
                  Attention:  Jerry E. Kimmel
                  Facsimile:  (817) 332-2765

                  with a copy to:

                  Jackson Walker L.L.P.
                  901 Main Street, Suite 6000
                  Dallas, Texas  75202-3797
                  Attention:  Byron F. Egan
                  Facsimile:  (214) 953-5822

                  and to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York  10006
                  Attention:  Daniel S. Sternberg
                  Facsimile:  (212) 225-3999

                  If to Purchaser, to:

                  Wingate Partners II, L.P.
                  750 North St. Paul, Suite 1200
                  Dallas, Texas  75201
                  Attention:  Mr. Frederick B. Hegi, Jr.
                              Mr. James A. Johnson
                  Facsimile:  (214) 871-8799

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201-6950
                  Attention:  Mary R. Korby
                  Facsimile:  (214) 746-7777

                  13.7 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

                  13.8 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Except as expressly otherwise provided in Article X and except with respect to the rights of the Shareholder granted under Section 6.8, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void; provided, however, that Purchaser may assign its right hereunder to purchase all or any portion of any of the Securities and/or the right to receive the Nonvoting Warrant Shares, the Convertible Preferred Stock, the Stock, or any portion of the Nonvoting Warrant Shares to such Persons as previously disclosed in writing to and approved by the Company prior to the date hereof; further provided, that (i) no such assignment shall relieve Purchaser of its obligations hereunder, (ii) any such assignee shall have executed and delivered to the Company an agreement satisfactory to the Company which shall provide that such assignee will become a party to this Agreement and be bound by all of the obligations of Purchaser hereunder as if such assignee were "Purchaser" hereunder, and (iii) any such assignee shall have delivered to the Company on or before the Closing Date the representations and warranties set forth in Section 5.6.

                  13.9 Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

                  13.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  13.11 Company Disclosure Schedule. Any disclosure under one section of the Disclosure Schedule shall be deemed disclosure under all sections of the Disclosure Schedule. Disclosure of any matter in the Disclosure Schedule shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement.

                  13.12 Time. The parties hereto agree that time is of the essence in the performance of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     WINGATE PARTNERS II, L.P.

                                     By:  Wingate Management Company II, L.P.,
                                          its general partner

                                     By:  Wingate Management Limited, L.L.C.,
                                          its general partner


                                     By:   /s/ FREDERICK B. HEGI, JR.
                                        ----------------------------------------
                                          Frederick B. Hegi, Jr.
                                          Principal


                                     KEVCO, INC.



                                     By:  /s/ JERRY E. KIMMEL
                                        ----------------------------------------
                                     Name:    JERRY E. KIMMEL
                                          --------------------------------------
                                     Title:   Chairman, President & CEO
                                           -------------------------------------

                                  EXHIBIT A-1
                               NONVOTING WARRANT
                      FOR 675,000 NONVOTING WARRANT SHARES

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN KEVCO, INC. AND WINGATE PARTNERS II, L.P. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND SECTION 3 OF THIS WARRANT.

No. of Nonvoting Shares: 675,000 Shares                        Warrant No. ____

                                    WARRANT

                     To purchase Nonvoting Common Stock of
                                  KEVCO, INC.

                                 July ___, 1999

                  THIS WARRANT CERTIFIES THAT, for value received, the registered holder hereof, Wingate Partners II, L.P., a Delaware limited partnership ("Wingate"), or its registered assigns, is entitled to purchase from Kevco, Inc., a Texas corporation (the "Company"), at any time and from time to time after the date hereof (the "Initial Issue Date") and on or before 5:00 p.m. Central Time, on the Expiration Date (as hereinafter defined) 675,000 shares of the Nonvoting Common Stock (as hereinafter defined) at the Basic Purchase Price (as hereinafter defined), subject to the terms, conditions, and adjustments as hereinafter provided in Section 6.

         Section 1. Definitions and References. Unless otherwise specified, references herein to sections, subsections, and similar subdivisions refer to the sections, subsections, and subdivisions of this Warrant. For all purposes of this Warrant, the following terms shall have the meanings hereinafter indicated:

                  "Affiliate" with respect to a party to this Agreement shall mean any Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used in respect of any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

                  "Amendment" shall mean the Amendment to the Company's Articles of Incorporation required by the Purchase Agreement to create the Nonvoting Common Stock, a class of preferred stock designated "Series A 103/8% Convertible Pay-in-Kind Voting Preferred Stock" and a class of preferred stock designated "Series B 103/8% Convertible Pay-in-Kind Nonvoting Preferred Stock" (collectively, the "Convertible Preferred Stock").

                  "Basic Purchase Price" shall mean the price of $5.50 per share of the Nonvoting Common Stock.

                  "Board of Directors" shall mean the board of directors of the Company.

                  "Business Day" shall mean a day on which commercial banks are open for business with the public in New York, New York.

                  "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government then administering the Securities Act or the Exchange Act.

                  "Common Stock" shall mean the voting common stock, par value $.01 per share, of the Company ("Voting Common Stock"), and, after the adoption of the Amendment the nonvoting common stock, par value $.01 per share, of the Company ("Nonvoting Common Stock") and any capital stock into which such Common Stock thereafter may be changed or converted.

                  "Common Stock Equivalents" shall mean (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, and any stock appreciation rights or similar rights to payment based upon the value of the Company's common equity, whether at the time or upon the occurrence of some future event including all shares of Common Stock issuable in respect of this Warrant and in respect of the Purchase Agreement and the documents and instruments executed in connection with the Purchase Agreement and the transactions contemplated thereby to the extent not issued and outstanding.

                  "Composite Tape" shall mean, with respect to any security, the reporting by the National Association of Securities Dealers (or any successor reporting mechanism) of all trades of such security occurring on all exchanges on which such security is traded.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

                  "Expiration Date" shall mean the fifth anniversary of the Initial Issue Date.

                  "Fully-Diluted Common Stock" shall mean, at any time, the then outstanding shares of Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then-outstanding Common Stock Equivalents (including, for purposes of such calculation, "phantom" shares of equivalent value to any stock appreciation or equivalent equity-based payment right).

                  "Holder" shall mean the initial holder of this Warrant, and any Person to whom this Warrant, or any portion thereof, is subsequently transferred of record, together with the registered holder(s) of any Warrant Shares into which this Warrant (or any subsequent Warrant) is subsequently converted.

                  "Independent Directors" shall mean any director of the Company not affiliated with Wingate or its assigns or Jerry E. Kimmel and who does not have any other relationship (including any relationship, contractual or otherwise, with Wingate, its assigns or Jerry E. Kimmel) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

                  "Kimmel Designees" shall mean Jerry E. Kimmel, if he is a director of the Company, and any other director of the Company elected or appointed at the designation of Jerry E. Kimmel.

                  "Market Price" shall mean, with respect to any Common Stock, on a per share basis and as of any date, an amount equal to the average, for each of the ten (10) consecutive Trading Days immediately prior to such date, of the closing prices for a share of Voting Common Stock on such Trading Day as reported on the Composite Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source). If no price can be determined under the foregoing, then the "Market Price" shall be deemed to be the fair market value thereof, as determined by the Special Committee in good faith as of a date which is within fifteen (15) days preceding the date as of which the determination is to be made.

                  "NASDAQ" shall mean the NASDAQ Stock Market.

                  "Notes" shall mean collectively the $17.0 million and $6.5 million principal amount Series A and Series B Senior Subordinated Convertible Exchangeable Notes issued by the Company pursuant to the Purchase Agreement.

                  "Other Warrants" shall mean collectively the warrant to acquire 772,727 shares of Nonvoting Common Stock and the warrant to acquire 295,455 shares of Nonvoting Common Stock.

                  "Person" shall mean any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or other entity.

                  "Plans" shall mean any plan existing on the date hereof or adopted by the Company after the date hereof providing for the issuance of Common Stock or other options or rights to purchase stock, warrants or other securities.

                  "Preferred Stock" shall mean collectively the Company's (i) Series A 10 3/8% Convertible Pay-in-Kind Voting Preferred Stock, par value $0.01 per share, and (ii) Series B 10 3/8% Convertible Pay-in-Kind Nonvoting Preferred Stock, par value $0.01 per share.

                  "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of July 14, 1999, by and between the Company and Wingate.

                  "Purchase Price" shall mean, as of any date, the Basic Purchase Price as adjusted pursuant to Section 6.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

                  "Special Committee" shall mean a committee of the Board of Directors composed solely of the Independent Directors and the Kimmel Designees then in office; provided, however, that such committee shall be constituted such that a majority of its members shall always be Independent Directors.

                  "Subsidiary" shall mean, with respect to any Person, any other Person at least a majority of whose outstanding shares of capital stock or other equity interests (having ordinary voting power for the election of directors or comparable managers of such other Person) are owned, directly or indirectly, by that Person.

                  "Trading Day" shall mean any day on which NADSAQ is open for trading, or if the shares of Voting Common Stock are not quoted on NASDAQ, any day on which the principal national securities exchange or national quotation system on which the shares of Voting Common Stock are listed, admitted to trading or quoted is open for trading.

                  "transfer", as used in Section 3, shall mean any disposition of this Warrant, any Warrant Shares, or of any interest therein, which would constitute a sale of or an offer to sell such Warrant or Warrant Shares within the meaning of the Securities Act.

                  "Warrant" or "Warrants" shall mean this Warrant and any Warrant or Warrants issued upon transfer hereof, including all amendments to any such Warrants and together with all Warrants issued in exchange, transfer or replacement of any thereof.

                  "Warrant Shares" shall mean all shares of Common Stock purchased or purchasable by the registered Holders of the Warrants upon the exercise thereof, provided that such shares of Common Stock shall be deemed to include all other shares of Common Stock issued or issuable in connection therewith, whether as a result of stock dividends, exchanges, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, or otherwise.

         Section 2. Ownership of this Warrant.

         (a) Ownership. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof for all purposes, notwithstanding any notations of ownership or writing hereon made by anyone other than the Company, and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in Section 3. The Company shall maintain, at its office or agency in Fort Worth, Texas (or at such other office or agency of the Company as the Company shall designate from time to time by notice to the registered holder of this Warrant), a register for the Warrants, in which the Company shall record the name and address of the Person in whose name each Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within five (5) Business Days after any Holder shall by notice request the same, the Company will deliver to such Holder a certificate, signed by one of its authorized officers, listing the name and address of every other Holder of Warrants of this series, as such information appears in such register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

         (b) Term. This Warrant shall be void after 5:00 p.m. Central Time on the Expiration Date.

         Section 3. Exchange, Transfer and Replacement.

         (a) Exchange. This Warrant is exchangeable, upon the surrender hereof by the registered Holder to the Company at its office or agency provided for in
Section 2, for new Warrants of like tenor, representing in the aggregate the right to purchase the number of shares of the Nonvoting Common Stock purchasable hereunder or in the aggregate with any other Warrants tendered herewith, each of such new Warrants to represent the right to purchase such number of shares of the Nonvoting Common Stock as shall be designated by said registered Holder at the time of such surrender, not to exceed the aggregate shares of Nonvoting Common Stock purchasable on the exercise of all such tendered Warrants.

         (b) Transfer. This Warrant and all rights hereunder are transferable, in whole or in part, but only upon the register provided for in Section 2 and only upon satisfaction of the conditions set forth in this Warrant, by the registered Holder hereof, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant with the assignment form attached hereto duly completed, at said office or agency of the Company. No sale, transfer, or other disposition of this Warrant or the Warrant Shares issuable hereunder will be made without registration under the Securities Act and applicable state securities laws or pursuant to exemptions therefrom. The Company may, as a condition to any such transfer, require an opinion of counsel reasonably satisfactory to it that such transfer complies with all applicable federal and state securities laws.

         (c) Replacement. Upon receipt by the Company at its office or agency provided for in Section 2 of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in replacement of this Warrant; provided that, if Wingate, Armbuck & Co., H C Crown Corp. or any of their respective Affiliates shall be the registered holder hereof, an agreement of indemnity (in form reasonably satisfactory to the Company) by such registered Holder shall be sufficient for all purposes of this Section 3.

         (d) Cancellation and Taxes. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement pursuant to this Section 3. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 3, excluding, however, any thereof imposed on or measured by the overall net income of the Holder of this Warrant or any other Person by any jurisdiction in which such Holder or such other Person is located.

         (e) Legend. All Warrants issued upon transfer hereof, including all amendments to any such Warrants shall be imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN KEVCO, INC. AND WINGATE PARTNERS II, L.P. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW AND
SECTION 3 OF THIS WARRANT.

         Section 4. Exercise of This Warrant.

         (a) Procedure for Exercise.

                  (i) In order to exercise this Warrant in whole or in part, the registered Holder hereof shall complete a subscription form in the form attached hereto and deliver to the Company at its office or agency provided for in Section 2 such subscription form, this Warrant and the aggregate Purchase Price of the shares of the Nonvoting Common Stock then being purchased; provided that any single exercise of this Warrant not made in whole must be for a minimum of 5,000 Warrant Shares.

                  (ii) Such Purchase Price shall be paid to the Company in lawful money of the United States by company check of Wingate or an Affiliate of Wingate, or, if the Holder is other than Wingate or an Affiliate of Wingate, by certified check drawn as a banking institution chartered by the government of the United States or any state thereof or wire transfer of funds.

                  (iii) The exercise of this Warrant shall be deemed to have been effected and the Purchase Price and the number of shares of the Nonvoting Common Stock issuable in connection with such exercise shall be determined as of the close of business on the Business Day on which the last to be delivered of such completed subscription form and all other items required to be delivered in connection with such exercise by the registered Holder hereof pursuant to this Section 4 shall have been delivered at the requisite office or agency of the Company. Upon receipt of such form and other items, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, issue such shares of Nonvoting Common Stock and execute or cause to be executed and delivered to the registered Holder hereof a certificate or certificates representing the aggregate number of shares of the Nonvoting Common Stock specified in such form. The Holder shall be deemed to be a shareholder of the Company for all purposes upon receipt of such form and other items, notwithstanding the fact that certificates representing such Nonvoting Common Stock have not been issued. If this Warrant shall have been exercised only in part, the Company shall, at its expense at the time of delivery of such stock certificate or certificates, deliver to the registered Holder hereof a new Warrant evidencing the rights of such Holder to purchase the remaining shares of the Nonvoting Common Stock covered by this Warrant. The Company shall pay all taxes (other than any taxes imposed on or measured by the overall net income of such Holder in any jurisdiction in which such Holder is located) and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 4.

         (b) Character of Warrant Shares. All shares of the Nonvoting Common Stock issuable upon the exercise of this Warrant shall, when issued and paid for in accordance with such Warrant, be duly authorized, validly issued, fully paid, and nonassessable.

         Section 5. Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants evidenced by this Warrant representing such shares or securities (other than income taxes imposed on Holders); provided that the Company shall not be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares or other securities or property, or payment of cash, to any Person other than the Holder who surrendered a Warrant upon exercise, and in case of any such tax or charge, the Company shall not be required to issue any security or property or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is payable.

         Section 6. Share Adjustment Provisions; Adjustment of Purchase Price. The Purchase Price from time to time in effect under this Warrant, and the number of Warrant Shares subject to purchase hereunder, shall be subject to adjustments from time to time as hereinafter set forth in this Section 6.

         (a) Common Stock Splits. Upon any subdivision by the Company on or after the Initial Issue Date of all of its outstanding shares of Common Stock into a greater number of shares or upon any issuance by the Company on or after such date of a greater number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such subdivision or exchange the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock, and the Purchase Price then in effect shall be correspondingly decreased. Upon any pro rata reduction by the Company on or after the Initial Issue Date of its outstanding shares of Common Stock as a whole or upon any issuance by the Company after such date of a lesser number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such reduction or exchange the number of Warrant Shares purchasable upon the exercise of this Warrant shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the Purchase Price shall be correspondingly increased.

         (b) Common Stock Dividends. Upon any declaration and payment by the Company on or after the Initial Issue Date of a dividend upon Common Stock payable in Common Stock, then in each case from and after the record date for the payment of such stock dividend, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the Purchase Price shall be correspondingly decreased.

         (c) Other Issues. Upon any issuance by the Company of shares of Common Stock on or after the Initial Issue Date (other than issuances of stock requiring adjustments hereunder pursuant to the immediately preceding subsections (a) and (b) of this Section 6) for a consideration lower than the Market Price per share of stock in effect immediately prior to such issuance, the Purchase Price then in effect shall be reduced to equal the following amount:

                                  [(D x E) + F]
                             G x ---------------
                                      C x E

where C equals the number of shares of Common Stock to be outstanding immediately after such additional issuance, D equals the number of shares of Common Stock outstanding immediately prior to the issue of such additional Common Stock, E equals the Market Price per share of stock in effect immediately prior to the issue of such additional Common Stock, F equals the aggregate consideration (before deducting underwriting discounts, commissions, and other expenses) received or to be received by the Company in connection with the issuance of such additional Common Stock, and G equals the Purchase Price which would have been in effect immediately prior to such issuance had all previous adjustments (if any) under this subsection (c) been made pursuant to the foregoing formula. Upon any such reduction in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be correspondingly increased. The provisions of this subsection (c) shall not be applicable to any issuance of Common Stock upon actual exercise or actual conversion of any option, warrant, right, or other security convertible into or exercisable for Common Stock if the Purchase Price was fully and properly adjusted pursuant to the immediately following subsection (d) at the time such option, warrant, right, or other security was issued.

         (d) Common Stock Options; Subscription Rights; Convertible Securities. Upon any issuance by the Company on or after the Initial Issue Date of options, warrants, or rights to subscribe for shares of Common Stock or of any securities convertible into or exchangeable for shares of Common Stock or of any similar securities for a consideration per share other than the Market Price in effect immediately prior to the issuance of such options, warrants, rights or securities, the Purchase Price shall be reduced (and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be appropriately increased), by making computations in accordance with subsection
(c) of this Section 6; provided that:

                  (i) The maximum number of shares of Common Stock deliverable under any such option, warrant, or right shall be considered to have been delivered at the time such option, warrant, or right was issued, for a consideration equal to the minimum purchase price per share of Common Stock provided for in such option, warrant, or right plus the consideration, if any, received by the Company for such option, warrant, or right (before deducting underwriting discounts, commissions, and other expenses);

                  (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such securities or rights shall be considered to have been delivered at the time of issuance of such securities or rights, for a consideration equal to the consideration received by the Company for such securities or rights (before deducting underwriting discounts, commissions, and other expenses) plus the minimum consideration (other than such securities) to be received by the Company upon the exchange or conversion of such securities or rights;

                  (iii) If the purchase or conversion price provided for in any options, warrants, or rights referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities or rights referred to above, or the rate at which any convertible securities or rights referred to above are convertible into or exchangeable for shares of Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Purchase Price (and the number of shares of Nonvoting Common Stock purchasable upon the exercise of this Warrant) in effect at the time of such event shall be readjusted to the Purchase Price (and the number of shares of Nonvoting Common Stock purchasable upon the exercise of this Warrant) which would have been in effect at such time had such rights, options, warrants, or convertible securities still outstanding provided for such new purchase or conversion price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued, or sold. If the purchase or conversion price provided for in any such option, warrant, or right referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities or rights referred to above, or the rate at which any convertible securities or rights referred to above are convertible into or exchangeable for shares of Common Stock shall be changed at any time by reason of provisions designed to protect against dilution, then when shares of Common Stock are delivered upon the exercise of any such option, warrant, or right or upon conversion or exchange of any such convertible security or rights, the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect hereunder shall be readjusted to such amount as would have been obtained had such option, warrant, right, or convertible security never been issued as to such shares of Common Stock and had the adjustments required hereunder been made at the time of the issuance of the shares of Common Stock delivered as aforesaid; and

                  (iv) On the expiration of any such options, warrants, or rights or at the termination of any such rights to convert or exchange, the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect shall be readjusted to the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) which would have been in effect had the adjustments (and readjustments) made upon the issuance of such expired or terminated options, warrants, rights, or securities (or upon the occurrence of any event with respect thereto specified in the immediately preceding subsection (iii)) been made without reference to the number of shares of Common Stock subject to such terminated or expired options, warrants, rights, or securities. Notwithstanding the prior sentence, the Holder shall not be required to surrender or adjust any shares of Common Stock theretofore received by the Holder upon exercise of a Warrant.

         (e) Special Dividends; Purchase Rights.

                  (i) If at any time on or after the Initial Issue Date the Company shall distribute to all holders of shares of Common Stock of any class evidences of its indebtedness or assets (excluding any regular periodic cash dividend) or a distribution in partial liquidation, each payable otherwise than in shares of Common Stock or in securities to which the provisions of the immediately following subsection (e)(ii) are applicable, the Company shall pay to the Holder of this Warrant, upon the exercise hereof at any time on or after the payment of such dividend or distribution, the securities and other property (including cash) which such Holder would have received (together with all subsequent dividends and distributions thereon) if such Holder had exercised or converted this Warrant on the record date fixed in connection with such dividend or distribution, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times any securities and other properties which are required to fulfill such obligations of the Company. Notwithstanding the foregoing, the rights of the Holder hereof under this subsection (e)(i) upon the Company's declaration of a dividend or distribution in partial liquidation payable only in securities convertible into shares of Common Stock may be exercised only in lieu of any adjustment (in this subsection (e) called a "subsection (d) adjustment") because of such dividend or distribution called for under subsection (d) of this Section 6, and upon exercise hereof such holder must elect (as indicated in the Subscription Form attached hereto) either such subsection (d) adjustment or the rights and benefits provided for in this subsection (e)(i). For the purposes of determining the Purchase Price from time to time in effect and the number of shares from time to time subject hereto prior to the exercise hereof, it shall be assumed that the Holder hereof will so elect subsection (d) adjustments, but upon any election of the rights and benefits provided for in this subsection (e)(i) made at the time of exercise hereof the Purchase Price then in effect (and the number of outstanding shares of Nonvoting Common Stock purchasable upon such exercise) shall be redetermined to equal the amounts which would have been in effect had such subsection (d) adjustments never been made. Notwithstanding the provisions of this subsection (e)(i), in no event shall any Holder have the right to receive, or to elect to receive, Voting Common Stock pursuant to this subsection if, as a result thereof, a "change of control" could be deemed to occur under that certain Indenture dated as of December 1, 1997 by and among the Company, the Subsidiary Guarantors (as defined therein) and United States Trust Company of New York, as Trustee, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Nonvoting Common Stock.

                  (ii) If at any time on or after the date hereof the Company shall grant, issue, or sell any options or rights to purchase stock, warrants, securities, or other property pro rata to the holders of Common Stock of all classes ("Purchase Rights"), then each Holder shall be entitled (but not obligated) to acquire, in lieu of any subsection (d) adjustment in respect of and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Nonvoting Common Stock purchasable upon exercise of the Warrants immediately prior to the time or times at which the Company granted, issued, or sold such Purchase Rights.

         (f) Additional Adjustments.

                  (i) If at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the exercise rights of the Holders of Warrants, upon the request of a majority in interest of the Holders the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, of the number of Warrant Shares purchasable upon the exercise of the Warrants, on a basis consistent with the standards established in the other provisions of this Section 6 and assuming all other adjustments required pursuant to this Section 6 have been made, necessary in order to preserve without diminution the rights of the holders of the Warrants. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

                  (ii) Notwithstanding any other provision hereof, any antidilution adjustments made pursuant to the terms hereof or of the Notes, the Other Warrants, or the

Preferred Stock shall be deemed to be made to all warrants held by the Holders or their Affiliates in this series simultaneously, the intention being to avoid any iterative calculations.

         (g) Effect of Reorganization and Asset Sales. If any capital reorganization of the Company, reclassification of the capital stock of the Company, statutory exchange, consolidation, or merger of the Company with another Person, or sale of all or substantially all of the Company's assets to another Person shall be effected in such a way that holders of Nonvoting Common Stock shall be entitled to receive stock, securities, or assets (including cash) of the Company or another Person with respect to or in exchange for Nonvoting Common Stock (each such transaction being hereinafter referred to as a "Transaction"), then, as a condition of the consummation of each Transaction, lawful and adequate provisions shall then be made so that each Holder, upon the exercise hereof at any time after the consummation of such Transaction, shall be entitled to receive, and such Warrants shall thereafter represent the right to receive, in lieu of the Nonvoting Common Stock issuable upon exercise or conversion hereof but otherwise upon and subject to all terms and conditions hereof, the cash, securities or other property to which such Holder would have been entitled upon the consummation of such Transaction if such Holder had exercised or converted such Warrants immediately prior thereto (subject to adjustments from and after the consummation date of such Transaction as nearly equivalent as possible to the adjustments provided for in this Section 6). The Company shall not effect any Transaction unless prior to the consummation thereof each Person (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to each registered Holder of the Warrants in form and substance reasonably satisfactory to a majority in interest of the Holders, the obligation to continue to honor this Warrant and to deliver to such Holder such securities or other property to which, in accordance with the foregoing provisions, such Holder may be entitled, and such Person shall have similarly delivered to each registered Holder an opinion of counsel for such Person, in substance and from such counsel as is acceptable to the Holders, stating that all the outstanding Warrants shall thereafter continue in full force and effect and shall be enforceable against such Person in accordance with the terms hereof and thereof.

         (h) Notice of Adjustment or Substitution. On the happening of an event requiring an adjustment of the Purchase Price and upon each change in the number of Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, the Company shall as soon as practicable give written notice ("Notice of Adjustment") to the registered Holder(s) of this
Warrant: (i) describing the event; (ii) stating the adjusted Purchase Price, the number of Warrant Shares issuable based upon the difference between the Purchase Price before and after such adjustment; and (iii) stating how such adjustment of Purchase Price or number of Warrant Shares was calculated and the facts on which the calculation is based.

         (i) Accountant's Opinion. Upon each adjustment of the Purchase Price and upon each change in the number of Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, then and in each such case, upon the reasonable written request of 50% in interest of the registered Holders of Warrants in this series given to the Company within thirty (30) days after the Company has given the Notice of Adjustment, the Company will promptly obtain an opinion of independent certified public accountants selected by the Company and reasonably satisfactory to such Holder(s), stating the adjusted Purchase Price and the new number of Warrant Shares so issuable, or specifying the other shares of stock, securities, or assets and the amount thereof receivable as a result of such adjustment or change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountant's opinion to the registered Holder of this Warrant. The costs of the accountant's opinion shall be borne (i) by the Company, if the accountant's opinion reflects any change to the adjusted Purchase Price or the number of Warrant Shares so issuable set forth in the Notice of Adjustment, or (ii) by the Holders, if the accountant's opinion reflects no change to the adjusted Purchase Price or the number of Warrant Shares so issuable set forth in the Notice of Adjustment. Any dispute or controversy in respect of the accountant's opinion shall be submitted to final and binding arbitration in Dallas, Texas pursuant to the rules of the American Arbitration Association. All costs and expenses (including reasonable attorneys' fees) incurred by the Company and the Holders in connection with any such arbitration proceeding shall be paid by the non-prevailing party (as determined by the arbitrator(s)).

         (j) Adjustment of Less Than $.01. The Company shall not be required to give notice of any adjustment of the Purchase Price in accordance with subsection (h) above if the amount of such adjustment shall be less than $.01, but in such case any such adjustment shall be carried forward and notice thereof shall be given at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.01 per share; provided, however, that notice of each such adjustment of the Purchase Price shall be given not later than three years from the date such adjustment would have been required to be made except for the provisions of this subsection (j).

         (k) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, but the disposition of any such shares to a third party shall be considered an issue or sale of Common Stock for the purposes of this Section 6.

         (l) Adjustment Exceptions. Anything in this Section 6 to the contrary notwithstanding, no adjustment of the Purchase Price or the number of Warrant Shares issuable upon the exercise of this Warrant shall be made upon (i) the issuance of any Warrants, (ii) the issuance of any Warrant Shares, (iii) the granting of any warrant concurrently with the granting of this Warrant, including warrants granted under the Purchase Agreement, (iv) the issuance of any shares of Common Stock upon the exercise of any warrant granted concurrently with the granting of this Warrant, including warrants granted under the Purchase Agreement, (v) the issuance of any Convertible Preferred Stock by the Company in lieu of paying cash interest on the Notes, (vi) the issuance of any shares of Common Stock upon the exchange of the Notes or conversion of any Convertible Preferred Stock issued in lieu of cash interest on the Notes or in exchange for the Notes, (vii) the issuance of rights to acquire shares of Common Stock as a result of any antidilution adjustments in any of the foregoing, (viii) the issuance of any shares of Common Stock or other options or rights to purchase stock, warrants, other securities pursuant to a Plan, and (ix) the issuance of shares of Common Stock or rights to acquire Common Stock in connection with any redemption pursuant to Article 3 of either of the Notes or in connection with any redemption of Preferred Stock.

         Section 7. Special Agreements of the Company. The Company covenants and agrees that:

         (a) Will Reserve Shares. The Company will authorize, reserve and set apart and have available solely for issuance and delivery upon exercise at all times, free from preemptive rights, those shares of the Nonvoting Common Stock or other securities which are deliverable upon the exercise of the Warrants, and the Company will have at all times all other rights or privileges necessary to enable it at any time to fulfill all its obligations hereunder.

         (b) Will Avoid Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company (including, without limitation by way of amending, altering, modifying, or repealing any provision of the Company's Articles of Incorporation in any manner which adversely affects the relative rights, preferences, qualifications, powers, limitations or restrictions of the Nonvoting Common Stock), but will at all times in good faith assist in carrying out all of the Company's obligations pursuant to the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the registered holder of this Warrant against dilution or other impairment, and, in particular, will not permit the par value, if any, of any share of the Nonvoting Common Stock to be or become greater than the then effective Purchase Price.

         (c) Will List on Securities Exchange. If and so long as the Common Stock is listed on any national securities exchange (as defined in the Exchange
Act) or automatic quotation system, the Company will, at its expense, use its reasonable best efforts to obtain and maintain the approval for listing on each such exchange upon official notice of issuance of all shares of the Nonvoting Common Stock receivable upon the exercise of the Warrants at the time outstanding and in any event will use its reasonable best efforts to obtain and maintain the listing of such shares after their issuance; and the Company will so list on such national securities exchange or automatic quotation system, to register under the Exchange Act (and any similar state statute then in effect), and to maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

         (d) Will Bind Successors. This Warrant will be binding upon any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 8. Notifications by the Company. If at any time:

         (a) the Company shall declare upon the Common Stock any dividend or other distribution to the holders of the Common Stock;

         (b) the Company shall make an offer for subscription pro rata to the holders of the Voting Common Stock and/or Nonvoting Common Stock of any additional shares of stock of any class or other rights;

         (c) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) any capital reorganization of the Company, any reclassification of the capital stock of the Company, any statutory exchange or any consolidation of the Company or merger of the Company with, or sale of all or substantially all of its assets to, another Person;

         (d) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) a voluntary dissolution, liquidation or winding-up of the Company; or

         (e) the Company shall become subject to involuntary dissolution, liquidation or winding-up;

then, in any one or more of such cases, the Company shall give notice thereof to each registered Holder of Warrants or Warrant Shares, specifying (i) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) the date on which such reorganization, reclassification, statutory exchange, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place or be voted upon by shareholders of the Company, as the case may be. Any such notice under subsections (a) through (e) of this Section 8 shall also specify the date as of which the holders of record of the Voting Common Stock and/or Nonvoting Common Stock shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Voting Common Stock and/or Nonvoting Common Stock for securities or other property deliverable upon such reorganization, reclassification, statutory exchange, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be; such notice shall be given not less than thirty (30) and not more than fifty (50) days prior to the action in question (except in the case of notice for actions under Section 8(e), which notice shall be promptly following such action) and not less than thirty (30) and not more than fifty (50) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, if either is required.

         Section 9. Notices. All notices, requests and other communications required or permitted to be given or delivered to registered Holders shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to each such Holder at the address shown on such Holder's Warrant or Warrant Shares, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to Company, as follows:

                                      Kevco, Inc.
                                      1300 South University, Suite 200
                                      Fort Worth, Texas  76107
                                      Attention:  President
                                      Telecopy Number:  (817) 332-2765

                                      with a copy to:

                                      Jackson Walker L.L.P.
                                      901 Main Street, Suite 6000
                                      Dallas, Texas  75202-3797
                                      Attention:  Byron F. Egan
                                      Telecopy Number:  (214) 953-5822

                                      and to:

                                      Cleary, Gottlieb, Steen & Hamilton
                                      One Liberty Plaza
                                      New York, New York  10006
                                      Attention:  Daniel S. Sternberg
                                      Telecopy Number:  (212) 225-3999

                                      Wingate Partners II, L.P.
                                      750 North St. Paul, Suite 1200
                                      Dallas, Texas 75201
                                      Attention:     Frederick B. Hegi, Jr.
                                                     James A. Johnson
                                      Telecopy Number:  (214) 871-8799

                                      with a copy to:

                                      Weil, Gotshal & Manges LLP
                                      100 Crescent Court, Suite 1300
                                      Dallas, Texas  75201
                                      Attention:  Mary R. Korby
                                      Telecopy Number:  (214) 746-7777

or at such other address as shall have been furnished to the registered Holders by notice from the Company. Each such notice sent by mail as described above shall be deemed received on the date of receipt by the Holder or the Company, as applicable.

         Section 10. No Rights or Liabilities as Shareholder. This Warrant shall not entitle any Holder hereof to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of the Nonvoting Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Section 11. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the provisions thereof relating to conflict of laws.

         Section 12. Confidentiality. By its acceptance hereof each Holder of this Warrant agrees that it will take all reasonable steps to keep confidential any proprietary information of the Company furnished to it; provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency or authority, or (iii) is furnished to purchasers or prospective purchasers hereof (exclusive of any Person who competes with, or is an Affiliate of a Person who competes with, the Company) so long as such purchasers and prospective purchasers have agreed to be subject to restrictions identical to those imposed upon such Holder under this sentence.

         Section 13. Miscellaneous. Unless otherwise expressly provided herein or unless the registered Holder hereof otherwise consents in writing, all financial statements and reports furnished pursuant to Section 6(i) or otherwise furnished hereunder to the registered Holder hereof shall be prepared and all computations and determinations pursuant hereto shall be made in accordance with generally accepted accounting principles applied on a consistent basis. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any provisions hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, ___________________________ has caused this Warrant to be signed and delivered by its duly authorized officer, attested by its duly authorized officer, and to be dated as of _______________, 199__.




                                     By:
                                        ---------------------------------
                                     Name:
                                     Title:

ATTEST:



By:
   ---------------------------------------
Name:
Title:

                                ASSIGNMENT FORM

                    To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of
                      -----------------------------------

                  For Value Received, the Undersigned registered holder hereby sells, assigns and transfers unto _______________________ the right to purchase ______ shares of the Nonvoting Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint ___________________________ as Attorney to transfer the said Warrant on the books of the Company (as defined in said Warrant), with full power of substitution.

Name of Registered Holder:
                                           ------------------------------------



Signature:
                                           ------------------------------------



Title of Signing Officer
or Agent (if any):
                                           ------------------------------------



Address of Registered Holder:
                                           ------------------------------------



                                           ------------------------------------




Dated:
      ------------------------------



Signed in the presence of



------------------------------------

                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of
                      -----------------------------------

                  The undersigned registered holder hereby exercises the right to purchase ______ shares of the Nonvoting Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment of the Purchase Price of such shares, $____________.

Name of Registered Holder:
                                           ------------------------------------



Signature:
                                           ------------------------------------



Title of Signing Officer
or Agent (if any):
                                           ------------------------------------



Address of Registered Holder:
                                           ------------------------------------



                                           ------------------------------------




Dated:
      ------------------------------

                                  EXHIBIT A-2
                               NONVOTING WARRANT
                      FOR 772,727 NONVOTING WARRANT SHARES

          THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN KEVCO, INC. AND WINGATE PARTNERS II, L.P. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND
          SECTION 3 OF THIS WARRANT.

No. of Nonvoting Shares:  772,727 Shares                    Warrant No.
                                                                       --------
                                    WARRANT

                     To purchase Nonvoting Common Stock of
                                  KEVCO, INC.

                                 July ___, 1999

                  THIS WARRANT CERTIFIES THAT, for value received, the registered holder hereof, Wingate Partners II, L.P., a Delaware limited partnership ("Wingate"), or its registered assigns, is entitled to purchase from Kevco, Inc., a Texas corporation (the "Company"), at any time and from time to time after the date hereof (the "Initial Issue Date") and on or before 5:00 p.m. Central Time, on the Expiration Date (as hereinafter defined) 772,727 shares of the Nonvoting Common Stock (as hereinafter defined) at the Basic Purchase Price (as hereinafter defined), subject to the terms, conditions, and adjustments as hereinafter provided in Section 6.

         Section 1. Definitions and References. Unless otherwise specified, references herein to sections, subsections, and similar subdivisions refer to the sections, subsections, and subdivisions of this Warrant. For all purposes of this Warrant, the following terms shall have the meanings hereinafter indicated:

                  "Affiliate" with respect to a party to this Agreement shall mean any Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used in respect of any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

                  "Amendment" shall mean the Amendment to the Company's Articles of Incorporation required by the Purchase Agreement to create the Nonvoting Common Stock, a class of preferred stock designated "Series A 103/8% Convertible Pay-in-Kind Voting Preferred Stock" and a class of preferred stock designated "Series B 103/8% Convertible Pay-in-Kind Nonvoting Preferred Stock" (collectively, the "Convertible Preferred Stock").

                  "Basic Purchase Price" shall mean the price of $5.50 per share of the Nonvoting Common Stock.

                  "Board of Directors" shall mean the board of directors of the Company.

                  "Business Day" shall mean a day on which commercial banks are open for business with the public in New York, New York.

                  "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government then administering the Securities Act or the Exchange Act.

                  "Common Stock" shall mean the voting common stock, par value $.01 per share, of the Company ("Voting Common Stock"), and, after the adoption of the Amendment the nonvoting common stock, par value $.01 per share, of the Company ("Nonvoting Common Stock") and any capital stock into which such Common Stock thereafter may be changed or converted.

                  "Common Stock Equivalents" shall mean (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, and any stock appreciation rights or similar rights to payment based upon the value of the Company's common equity, whether at the time or upon the occurrence of some future event including all shares of Common Stock issuable in respect of this Warrant and in respect of the Purchase Agreement and the documents and instruments executed in connection with the Purchase Agreement and the transactions contemplated thereby to the extent not issued and outstanding.

                  "Composite Tape" shall mean, with respect to any security, the reporting by the National Association of Securities Dealers (or any successor reporting mechanism) of all trades of such security occurring on all exchanges on which such security is traded.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

                  "Expiration Date" shall mean the fifth anniversary of the Initial Issue Date.

                  "Fully-Diluted Common Stock" shall mean, at any time, the then outstanding shares of Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then-outstanding Common Stock Equivalents (including, for purposes of such calculation, "phantom" shares of equivalent value to any stock appreciation or equivalent equity-based payment right).

                  "Holder" shall mean the initial holder of this Warrant, and any Person to whom this Warrant, or any portion thereof, is subsequently transferred of record, together with the registered holder(s) of any Warrant Shares into which this Warrant (or any subsequent Warrant) is subsequently converted.

                  "Independent Directors" shall mean any director of the Company not affiliated with Wingate or its assigns or Jerry E. Kimmel and who does not have any other relationship (including any relationship, contractual or otherwise, with Wingate, its assigns or Jerry E. Kimmel) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

                  "Kimmel Designees" shall mean Jerry E. Kimmel, if he is a director of the Company, and any other director of the Company elected or appointed at the designation of Jerry E. Kimmel.

                  "Market Price" shall mean, with respect to any Common Stock, on a per share basis and as of any date, an amount equal to the average, for each of the ten (10) consecutive Trading Days immediately prior to such date, of the closing prices for a share of Voting Common Stock on such Trading Day as reported on the Composite Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source). If no price can be determined under the foregoing, then the "Market Price" shall be deemed to be the fair market value thereof, as determined by the Special Committee in good faith as of a date which is within fifteen (15) days preceding the date as of which the determination is to be made.

                  "NASDAQ" shall mean the NASDAQ Stock Market.

                  "Notes" shall mean collectively the $17.0 million and $6.5 million principal amount Series A and Series B Senior Subordinated Convertible Exchangeable Notes issued by the Company pursuant to the Purchase Agreement.

                  "Other Warrants" shall mean collectively the warrant to acquire 675,000 shares of Nonvoting Common Stock and the warrant to acquire 295,455 shares of Nonvoting Common Stock.

                  "Person" shall mean any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or other entity.

                  "Plans" shall mean any plan existing on the date hereof or adopted by the Company after the date hereof providing for the issuance of Common Stock or other options or rights to purchase stock, warrants or other securities.

                  "Preferred Stock" shall mean collectively the Company's (i) Series A 10 3/8% Convertible Pay-in-Kind Voting Preferred Stock, par value $0.01 per share, and (ii) Series B 10 3/8% Convertible Pay-in-Kind Nonvoting Preferred Stock, par value $0.01 per share.

                  "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of July 14, 1999, by and between the Company and Wingate.

                  "Purchase Price" shall mean, as of any date, the Basic Purchase Price as adjusted pursuant to Section 6.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

                  "Special Committee" shall mean a committee of the Board of Directors composed solely of the Independent Directors and the Kimmel Designees then in office; provided, however, that such committee shall be constituted such that a majority of its members shall always be Independent Directors.

                  "Subsidiary" shall mean, with respect to any Person, any other Person at least a majority of whose outstanding shares of capital stock or other equity interests (having ordinary voting power for the election of directors or comparable managers of such other Person) are owned, directly or indirectly, by that Person.

                  "Trading Day" shall mean any day on which NADSAQ is open for trading, or if the shares of Voting Common Stock are not quoted on NASDAQ, any day on which the principal national securities exchange or national quotation system on which the shares of Voting Common Stock are listed, admitted to trading or quoted is open for trading.

                  "transfer", as used in Section 3, shall mean any disposition of this Warrant, any Warrant Shares, or of any interest therein, which would constitute a sale of or an offer to sell such Warrant or Warrant Shares within the meaning of the Securities Act.

                  "Warrant" or "Warrants" shall mean this Warrant and any Warrant or Warrants issued upon transfer hereof, including all amendments to any such Warrants and together with all Warrants issued in exchange, transfer or replacement of any thereof.

                  "Warrant Shares" shall mean all shares of Common Stock purchased or purchasable by the registered Holders of the Warrants upon the exercise thereof, provided that such shares of Common Stock shall be deemed to include all other shares of Common Stock issued or issuable in connection therewith, whether as a result of stock dividends, exchanges, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, or otherwise.

         Section 2. Ownership of this Warrant.

         (a) Ownership. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof for all purposes, notwithstanding any notations of ownership or writing hereon made by anyone other than the Company, and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in Section 3. The Company shall maintain, at its office or agency in Fort Worth, Texas (or at such other office or agency of the Company as the Company shall designate from time to time by notice to the registered holder of this Warrant), a register for the Warrants, in which the Company shall record the name and address of the Person in whose name each Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within five (5) Business Days after any Holder shall by notice request the same, the Company will deliver to such Holder a certificate, signed by one of its authorized officers, listing the name and address of every other Holder of Warrants of this series, as such information appears in such register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

         (b) Term. This Warrant shall be void after 5:00 p.m. Central Time on the Expiration Date.


         Section 3. Exchange, Transfer and Replacement.

         (a) Exchange. This Warrant is exchangeable, upon the surrender hereof by the registered Holder to the Company at its office or agency provided for in
Section 2, for new Warrants of like tenor, representing in the aggregate the right to purchase the number of shares of the Nonvoting Common Stock purchasable hereunder or in the aggregate with any other Warrants tendered herewith, each of such new Warrants to represent the right to purchase such number of shares of the Nonvoting Common Stock as shall be designated by said registered Holder at the time of such surrender, not to exceed the aggregate shares of Nonvoting Common Stock purchasable on the exercise of all such tendered Warrants.

         (b) Transfer. This Warrant and all rights hereunder are transferable, in whole or in part, but only upon the register provided for in Section 2 and only upon satisfaction of the conditions set forth in this Warrant, by the registered Holder hereof, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant with the assignment form attached hereto duly completed, at said office or agency of the Company. No sale, transfer, or other disposition of this Warrant or the Warrant Shares issuable hereunder will be made without registration under the Securities Act and applicable state securities laws or pursuant to exemptions therefrom. The Company may, as a condition to any such transfer, require an opinion of counsel reasonably satisfactory to it that such transfer complies with all applicable federal and state securities laws.

         (c) Replacement. Upon receipt by the Company at its office or agency provided for in Section 2 of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in replacement of this Warrant; provided that, if Wingate, Armbuck & Co., H C Crown Corp. or any of their respective Affiliates shall be the registered holder hereof, an agreement of indemnity (in form reasonably satisfactory to the Company) by such registered Holder shall be sufficient for all purposes of this Section 3.

         (d) Cancellation and Taxes. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement pursuant to this Section 3. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 3, excluding, however, any thereof imposed on or measured by the overall net income of the Holder of this Warrant or any other Person by any jurisdiction in which such Holder or such other Person is located.

         (e) Legend. All Warrants issued upon transfer hereof, including all amendments to any such Warrants shall be imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN KEVCO, INC. AND WINGATE PARTNERS II, L.P. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW AND
SECTION 3 OF THIS WARRANT.

         Section 4. Exercise of This Warrant.

         (a) Procedure for Exercise.

             (i) In order to exercise this Warrant in whole or in part, the registered Holder hereof shall complete a subscription form in the form attached hereto and deliver to the Company at its office or agency provided for in Section 2 such subscription form, this Warrant and the aggregate Purchase Price of the shares of the Nonvoting Common Stock then being purchased; provided that any single exercise of this Warrant not made in whole must be for a minimum of 5,000 Warrant Shares.

             (ii) Such Purchase Price shall be paid to the Company in lawful money of the United States by company check of Wingate or an Affiliate of Wingate, or, if the Holder is other than Wingate or an Affiliate of Wingate, by certified check drawn as a banking institution chartered by the government of the United States or any state thereof or wire transfer of funds.

             (iii) The exercise of this Warrant shall be deemed to have been effected and the Purchase Price and the number of shares of the Nonvoting Common Stock issuable in connection with such exercise shall be determined as of the close of business on the Business Day on which the last to be delivered of such completed subscription form and all other items required to be delivered in connection with such exercise by the registered Holder hereof pursuant to this Section 4 shall have been delivered at the requisite office or agency of the Company. Upon receipt of such form and other items, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, issue such shares of Nonvoting Common Stock and execute or cause to be executed and delivered to the registered Holder hereof a certificate or certificates representing the aggregate number of shares of the Nonvoting Common Stock specified in such form. The Holder shall be deemed to be a shareholder of the Company for all purposes upon receipt of such form and other items, notwithstanding the fact that certificates representing such Nonvoting Common Stock have not been issued. If this Warrant shall have been exercised only in part, the Company shall, at its expense at the time of delivery of such stock certificate or certificates, deliver to the registered Holder hereof a new Warrant evidencing the rights of such Holder to purchase the remaining shares of the Nonvoting Common Stock covered by this Warrant. The Company shall pay all taxes (other than any taxes imposed on or measured by the overall net income of such Holder in any jurisdiction in which such Holder is located) and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 4.

         (b) Character of Warrant Shares. All shares of the Nonvoting Common Stock issuable upon the exercise of this Warrant shall, when issued and paid for in accordance with such Warrant, be duly authorized, validly issued, fully paid, and nonassessable.

         Section 5. Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants evidenced by this Warrant representing such shares or securities (other than income taxes imposed on Holders); provided that the Company shall not be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares or other securities or property, or payment of cash, to any Person other than the Holder who surrendered a Warrant upon exercise, and in case of any such tax or charge, the Company shall not be required to issue any security or property or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is payable.

         Section 6. Share Adjustment Provisions; Adjustment of Purchase Price. The Purchase Price from time to time in effect under this Warrant, and the number of Warrant Shares subject to purchase hereunder, shall be subject to adjustments from time to time as hereinafter set forth in this Section 6.

         (a) Common Stock Splits. Upon any subdivision by the Company on or after the Initial Issue Date of all of its outstanding shares of Common Stock into a greater number of shares or upon any issuance by the Company on or after such date of a greater number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such subdivision or exchange the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock, and the Purchase Price then in effect shall be correspondingly decreased. Upon any pro rata reduction by the Company on or after the Initial Issue Date of its outstanding shares of Common Stock as a whole or upon any issuance by the Company after such date of a lesser number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such reduction or exchange the number of Warrant Shares purchasable upon the exercise of this Warrant shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the Purchase Price shall be correspondingly increased.

         (b) Common Stock Dividends. Upon any declaration and payment by the Company on or after the Initial Issue Date of a dividend upon Common Stock payable in Common Stock, then in each case from and after the record date for the payment of such stock dividend, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the Purchase Price shall be correspondingly decreased.

         (c) Other Issues. Upon any issuance by the Company of shares of Common Stock on or after the Initial Issue Date (other than issuances of stock requiring adjustments hereunder pursuant to the immediately preceding subsections (a) and (b) of this Section 6) for a consideration lower than the Market Price per share of stock in effect immediately prior to such issuance, the Purchase Price then in effect shall be reduced to equal the following amount:

                         [(D x E) + F]
                    G x  -------------
                            C x E

where C equals the number of shares of Common Stock to be outstanding immediately after such additional issuance, D equals the number of shares of Common Stock outstanding immediately prior to the issue of such additional Common Stock, E equals the Market Price per share of stock in effect immediately prior to the issue of such additional Common Stock, F equals the aggregate consideration (before deducting underwriting discounts, commissions, and other expenses) received or to be received by the Company in connection with the issuance of such additional Common Stock, and G equals the Purchase Price which would have been in effect immediately prior to such issuance had all previous adjustments (if any) under this subsection (c) been made pursuant to the foregoing formula. Upon any such reduction in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be correspondingly increased. The provisions of this subsection (c) shall not be applicable to any issuance of Common Stock upon actual exercise or actual conversion of any option, warrant, right, or other security convertible into or exercisable for Common Stock if the Purchase Price was fully and properly adjusted pursuant to the immediately following subsection (d) at the time such option, warrant, right, or other security was issued.

         (d) Common Stock Options; Subscription Rights; Convertible Securities. Upon any issuance by the Company on or after the Initial Issue Date of options, warrants, or rights to subscribe for shares of Common Stock or of any securities convertible into or exchangeable for shares of Common Stock or of any similar securities for a consideration per share other than the Market Price in effect immediately prior to the issuance of such options, warrants, rights or securities, the Purchase Price shall be reduced (and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be appropriately increased), by making computations in accordance with subsection
(c) of this Section 6; provided that:

             (i) The maximum number of shares of Common Stock deliverable under any such option, warrant, or right shall be considered to have been delivered at the time such option, warrant, or right was issued, for a consideration equal to the minimum purchase price per share of Common Stock provided for in such option, warrant, or right plus the consideration, if any, received by the Company for such option, warrant, or right (before deducting underwriting discounts, commissions, and other expenses);

             (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such securities or rights shall be considered to have been delivered at the time of issuance of such securities or rights, for a consideration equal to the consideration received by the Company for such securities or rights (before deducting underwriting discounts, commissions, and other expenses) plus the minimum consideration (other than such securities) to be received by the Company upon the exchange or conversion of such securities or rights;

             (iii) If the purchase or conversion price provided for in any options, warrants, or rights referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities or rights referred to above, or the rate at which any convertible securities or rights referred to above are convertible into or exchangeable for shares of Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Purchase Price (and the number of shares of Nonvoting Common Stock purchasable upon the exercise of this Warrant) in effect at the time of such event shall be readjusted to the Purchase Price (and the number of shares of Nonvoting Common Stock purchasable upon the exercise of this Warrant) which would have been in effect at such time had such rights, options, warrants, or convertible securities still outstanding provided for such new purchase or conversion price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued, or sold. If the purchase or conversion price provided for in any such option, warrant, or right referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities or rights referred to above, or the rate at which any convertible securities or rights referred to above are convertible into or exchangeable for shares of Common Stock shall be changed at any time by reason of provisions designed to protect against dilution, then when shares of Common Stock are delivered upon the exercise of any such option, warrant, or right or upon conversion or exchange of any such convertible security or rights, the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect hereunder shall be readjusted to such amount as would have been obtained had such option, warrant, right, or convertible security never been issued as to such shares of Common Stock and had the adjustments required hereunder been made at the time of the issuance of the shares of Common Stock delivered as aforesaid; and

             (iv) On the expiration of any such options, warrants, or rights or at the termination of any such rights to convert or exchange, the Purchase
Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect shall be readjusted to the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) which would have been in effect had the adjustments (and readjustments) made upon the issuance of such expired or terminated options, warrants, rights, or securities (or upon the occurrence of any event with respect thereto specified in the immediately preceding subsection (iii)) been made without reference to the number of shares of Common Stock subject to such terminated or expired options, warrants, rights, or securities. Notwithstanding the prior sentence, the Holder shall not be required to surrender or adjust any shares of Common Stock theretofore received by the Holder upon exercise of a Warrant.

         (e) Special Dividends; Purchase Rights.

             (i) If at any time on or after the Initial Issue Date the Company shall distribute to all holders of shares of Common Stock of any class evidences of its indebtedness or assets (excluding any regular periodic cash dividend) or a distribution in partial liquidation, each payable otherwise than in shares of Common Stock or in securities to which the provisions of the immediately following subsection (e)(ii) are applicable, the Company shall pay to the Holder of this Warrant, upon the exercise hereof at any time on or after the payment of such dividend or distribution, the securities and other property (including cash) which such Holder would have received (together with all subsequent dividends and distributions thereon) if such Holder had exercised or converted this Warrant on the record date fixed in connection with such dividend or distribution, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times any securities and other properties which are required to fulfill such obligations of the Company. Notwithstanding the foregoing, the rights of the Holder hereof under this subsection (e)(i) upon the Company's declaration of a dividend or distribution in partial liquidation payable only in securities convertible into shares of Common Stock may be exercised only in lieu of any adjustment (in this subsection (e) called a "subsection (d) adjustment") because of such dividend or distribution called for under subsection (d) of this Section 6, and upon exercise hereof such holder must elect (as indicated in the Subscription Form attached hereto) either such subsection (d) adjustment or the rights and benefits provided for in this subsection (e)(i). For the purposes of determining the Purchase Price from time to time in effect and the number of shares from time to time subject hereto prior to the exercise hereof, it shall be assumed that the Holder hereof will so elect subsection (d) adjustments, but upon any election of the rights and benefits provided for in this subsection (e)(i) made at the time of exercise hereof the Purchase Price then in effect (and the number of outstanding shares of Nonvoting Common Stock purchasable upon such exercise) shall be redetermined to equal the amounts which would have been in effect had such subsection (d) adjustments never been made. Notwithstanding the provisions of this subsection (e)(i), in no event shall any Holder have the right to receive, or to elect to receive, Voting Common Stock pursuant to this subsection if, as a result thereof, a "change of control" could be deemed to occur under that certain Indenture dated as of December 1, 1997 by and among the Company, the Subsidiary Guarantors (as defined therein) and United States Trust Company of New York, as Trustee, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Nonvoting Common Stock.

             (ii) If at any time on or after the date hereof the Company shall grant, issue, or sell any options or rights to purchase stock, warrants, securities, or other property pro rata to the holders of Common Stock of all classes ("Purchase Rights"), then each Holder shall be entitled (but not obligated) to acquire, in lieu of any subsection (d) adjustment in respect of and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Nonvoting Common Stock purchasable upon exercise of the Warrants immediately prior to the time or times at which the Company granted, issued, or sold such Purchase Rights.

         (f) Additional Adjustments.

             (i) If at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the exercise rights of the Holders of Warrants, upon the request of a majority in interest of the Holders the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, of the number of Warrant Shares purchasable upon the exercise of the Warrants, on a basis consistent with the standards established in the other provisions of this Section 6 and assuming all other adjustments required pursuant to this Section 6 have been made, necessary in order to preserve without diminution the rights of the holders of the Warrants. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

             (ii) Notwithstanding any other provision hereof, any antidilution adjustments made pursuant to the terms hereof or of the Notes, the Other Warrants, or the

Preferred Stock shall be deemed to be made to all warrants held by the Holders or their Affiliates in this series simultaneously, the intention being to avoid any iterative calculations.

         (g) Effect of Reorganization and Asset Sales. If any capital reorganization of the Company, reclassification of the capital stock of the Company, statutory exchange, consolidation, or merger of the Company with another Person, or sale of all or substantially all of the Company's assets to another Person shall be effected in such a way that holders of Nonvoting Common Stock shall be entitled to receive stock, securities, or assets (including cash) of the Company or another Person with respect to or in exchange for Nonvoting Common Stock (each such transaction being hereinafter referred to as a "Transaction"), then, as a condition of the consummation of each Transaction, lawful and adequate provisions shall then be made so that each Holder, upon the exercise hereof at any time after the consummation of such Transaction, shall be entitled to receive, and such Warrants shall thereafter represent the right to receive, in lieu of the Nonvoting Common Stock issuable upon exercise or conversion hereof but otherwise upon and subject to all terms and conditions hereof, the cash, securities or other property to which such Holder would have been entitled upon the consummation of such Transaction if such Holder had exercised or converted such Warrants immediately prior thereto (subject to adjustments from and after the consummation date of such Transaction as nearly equivalent as possible to the adjustments provided for in this Section 6). The Company shall not effect any Transaction unless prior to the consummation thereof each Person (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to each registered Holder of the Warrants in form and substance reasonably satisfactory to a majority in interest of the Holders, the obligation to continue to honor this Warrant and to deliver to such Holder such securities or other property to which, in accordance with the foregoing provisions, such Holder may be entitled, and such Person shall have similarly delivered to each registered Holder an opinion of counsel for such Person, in substance and from such counsel as is acceptable to the Holders, stating that all the outstanding Warrants shall thereafter continue in full force and effect and shall be enforceable against such Person in accordance with the terms hereof and thereof.

         (h) Notice of Adjustment or Substitution. On the happening of an event requiring an adjustment of the Purchase Price and upon each change in the number of Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, the Company shall as soon as practicable give written notice ("Notice of Adjustment") to the registered Holder(s) of this
Warrant: (i) describing the event; (ii) stating the adjusted Purchase Price, the number of Warrant Shares issuable based upon the difference between the Purchase Price before and after such adjustment; and (iii) stating how such adjustment of Purchase Price or number of Warrant Shares was calculated and the facts on which the calculation is based.

         (i) Accountant's Opinion. Upon each adjustment of the Purchase Price and upon each change in the number of Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, then and in each such case, upon the reasonable written request of 50% in interest of the registered Holders of Warrants in this series given to the Company within thirty (30) days after the Company has given Notice of Adjustment, the Company will promptly obtain an opinion of independent certified public accountants selected by the Company and reasonably satisfactory to such Holder(s), stating the adjusted Purchase Price and the new number of Warrant Shares so issuable, or specifying the other shares of stock, securities, or assets and the amount thereof receivable as a result of such adjustment or change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountant's opinion to the registered Holder of this Warrant. The costs of the accountant's opinion shall be borne (i) by the Company, if the accountant's opinion reflects any change to the adjusted Purchase Price or the number of Warrant Shares so issuable set forth in the Notice of Adjustment, or (ii) by the Holders, if the accountant's opinion reflects no change to the adjusted Purchase Price or the number of Warrant Shares so issuable set forth in the Notice of Adjustment. Any dispute or controversy in respect of the accountant's opinion shall be submitted to final and binding arbitration in Dallas, Texas pursuant to the rules of the American Arbitration Association. All costs and expenses (including reasonable attorneys' fees) incurred by the Company and the Holders in connection with any such arbitration proceeding shall be paid by the non-prevailing party (as determined by the arbitrator(s)).

         (j) Adjustment of Less Than $.01. The Company shall not be required to give notice of any adjustment of the Purchase Price in accordance with subsection (h) above if the amount of such adjustment shall be less than $.01, but in such case any such adjustment shall be carried forward and notice thereof shall be given at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.01 per share; provided, however, that notice of each such adjustment of the Purchase Price shall be given not later than three years from the date such adjustment would have been required to be made except for the provisions of this subsection (j).

         (k) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, but the disposition of any such shares to a third party shall be considered an issue or sale of Common Stock for the purposes of this Section 6.

         (l) Adjustment Exceptions. Anything in this Section 6 to the contrary notwithstanding, no adjustment of the Purchase Price or the number of Warrant Shares issuable upon the exercise of this Warrant shall be made upon (i) the issuance of any Warrants, (ii) the issuance of any Warrant Shares, (iii) the granting of any warrant concurrently with the granting of this Warrant, including warrants granted under the Purchase Agreement, (iv) the issuance of any shares of Common Stock upon the exercise of any warrant granted concurrently with the granting of this Warrant, including warrants granted under the Purchase Agreement, (v) the issuance of any Convertible Preferred Stock by the Company in lieu of paying cash interest on the Notes, (vi) the issuance of any shares of Common Stock upon the exchange of the Notes or conversion of any Convertible Preferred Stock issued in lieu of cash interest on the Notes or in exchange for the Notes, (vii) the issuance of rights to acquire shares of Common Stock as a result of any antidilution adjustments in any of the foregoing, (viii) the issuance of any shares of Common Stock or other options or rights to purchase stock, warrants, other securities pursuant to a Plan, and (ix) the issuance of shares of Common Stock or rights to acquire Common Stock in connection with any redemption pursuant to Article 3 of either of the Notes or in connection with any redemption of Preferred Stock.

         Section 7. Special Agreements of the Company. The Company covenants and agrees that:

         (a) Will Reserve Shares. The Company will authorize, reserve and set apart and have available solely for issuance and delivery upon exercise at all times, free from preemptive rights, those shares of the Nonvoting Common Stock or other securities which are deliverable upon the exercise of the Warrants, and the Company will have at all times all other rights or privileges necessary to enable it at any time to fulfill all its obligations hereunder.

         (b) Will Avoid Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company (including, without limitation, by way of amending, altering, modifying, or repealing any provision of the Company's Articles of Incorporation in any manner which adversely affects the relative rights, preferences, qualifications, powers, limitations or restrictions of the Nonvoting Common Stock), but will at all times in good faith assist in carrying out all of the Company's obligations pursuant to the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the registered holder of this Warrant against dilution or other impairment, and, in particular, will not permit the par value, if any, of any share of the Nonvoting Common Stock to be or become greater than the then effective Purchase Price.

         (c) Will List on Securities Exchange. If and so long as the Common Stock is listed on any national securities exchange (as defined in the Exchange
Act) or automatic quotation system, the Company will, at its expense, use its reasonable best efforts to obtain and maintain the approval for listing on each such exchange upon official notice of issuance of all shares of the Nonvoting Common Stock receivable upon the exercise of the Warrants at the time outstanding and in any event will use its reasonable best efforts to obtain and maintain the listing of such shares after their issuance; and the Company will so list on such national securities exchange or automatic quotation system, to register under the Exchange Act (and any similar state statute then in effect), and to maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

         (d) Will Bind Successors. This Warrant will be binding upon any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 8. Notifications by the Company. If at any time:

         (a) the Company shall declare upon the Common Stock any dividend or other distribution to the holders of the Common Stock;

         (b) the Company shall make an offer for subscription pro rata to the holders of the Voting Common Stock and/or Nonvoting Common Stock of any additional shares of stock of any class or other rights;

         (c) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) any capital reorganization of the Company, any reclassification of the capital stock of the Company, any statutory exchange or any consolidation of the Company or merger of the Company with, or sale of all or substantially all of its assets to, another Person;

         (d) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) a voluntary dissolution, liquidation or winding-up of the Company; or

         (e) the Company shall become subject to involuntary dissolution, liquidation or winding-up;

then, in any one or more of such cases, the Company shall give notice thereof to each registered Holder of Warrants or Warrant Shares, specifying (i) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) the date on which such reorganization, reclassification, statutory exchange, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place or be voted upon by shareholders of the Company, as the case may be. Any such notice under subsections (a) through (e) of this Section 8 shall also specify the date as of which the holders of record of the Voting Common Stock and/or Nonvoting Common Stock shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Voting Common Stock and/or Nonvoting Common Stock for securities or other property deliverable upon such reorganization, reclassification, statutory exchange, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be; such notice shall be given not less than thirty (30) and not more than fifty (50) days prior to the action in question (except in the case of notice for actions under Section 8(e), which notice shall be promptly following such action) and not less than thirty (30) and not more than fifty (50) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, if either is required.

         Section 9. Notices. All notices, requests and other communications required or permitted to be given or delivered to registered Holders shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to each such Holder at the address shown on such Holder's Warrant or Warrant Shares, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to Company, as follows:

                                      Kevco, Inc.
                                      1300 South University, Suite 200
                                      Fort Worth, Texas  76107
                                      Attention:  President
                                      Telecopy Number:  (817) 332-2765
                                      with a copy to:

                                      Jackson Walker L.L.P.
                                      901 Main Street, Suite 6000
                                      Dallas, Texas  75202-3797
                                      Attention:  Byron F. Egan
                                      Telecopy Number:  (214) 953-5822

                                      and to:

                                      Cleary, Gottlieb, Steen & Hamilton
                                      One Liberty Plaza
                                      New York, New York  10006
                                      Attention:  Daniel S. Sternberg
                                      Telecopy Number:  (212) 225-3999

                                      Wingate Partners II, L.P.
                                      750 North St. Paul, Suite 1200
                                      Dallas, Texas 75201
                                      Attention:  Frederick B. Hegi, Jr.
                                                  James A. Johnson
                                      Telecopy Number:  (214) 871-8799

                                      with a copy to:

                                      Weil, Gotshal & Manges LLP
                                      100 Crescent Court, Suite 1300
                                      Dallas, Texas  75201
                                      Attention:  Mary R. Korby
                                      Telecopy Number:  (214) 746-7777

or at such other address as shall have been furnished to the registered Holders by notice from the Company. Each such notice sent by mail as described above shall be deemed received on the date of receipt by the Holder or the Company, as applicable.

         Section 10. No Rights or Liabilities as Shareholder. This Warrant shall not entitle any Holder hereof to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of the Nonvoting Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Section 11. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the provisions thereof relating to conflict of laws.

         Section 12. Confidentiality. By its acceptance hereof each Holder of this Warrant agrees that it will take all reasonable steps to keep confidential any proprietary information of the Company furnished to it; provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency or authority, or (iii) is furnished to purchasers or prospective purchasers hereof (exclusive of any Person who competes with, or is an Affiliate of a Person who competes with, the Company) so long as such purchasers and prospective purchasers have agreed to be subject to restrictions identical to those imposed upon such Holder under this sentence.

         Section 13. Miscellaneous. Unless otherwise expressly provided herein or unless the registered Holder hereof otherwise consents in writing, all financial statements and reports furnished pursuant to Section 6(i) or otherwise furnished hereunder to the registered Holder hereof shall be prepared and all computations and determinations pursuant hereto shall be made in accordance with generally accepted accounting principles applied on a consistent basis. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any provisions hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, ___________________________ has caused this Warrant to be signed and delivered by its duly authorized officer, attested by its duly authorized officer, and to be dated as of _______________, 199__.


                                        ---------------------------------------

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

  ATTEST:



By:
   ------------------------------------
Name:
Title:

                                ASSIGNMENT FORM

                    To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of
                      -----------------------------------

                  For Value Received, the Undersigned registered holder hereby sells, assigns and transfers unto _______________________ the right to purchase ______ shares of the Nonvoting Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint ___________________________ as Attorney to transfer the said Warrant on the books of the Company (as defined in said Warrant), with full power of substitution.

Name of Registered Holder:
                                        ---------------------------------------



Signature:
                                        ---------------------------------------


Title of Signing Officer
                                        ---------------------------------------
or Agent (if any):



Address of Registered Holder:
                                        ---------------------------------------


                                        ---------------------------------------



Dated:
      -------------------------



Signed in the presence of




-------------------------------

                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of
                      -----------------------------------

                  The undersigned registered holder hereby exercises the right to purchase ______ shares of the Nonvoting Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment of the Purchase Price of such shares, $____________.

Name of Registered Holder:
                                        ---------------------------------------



Signature:
                                        ---------------------------------------


Title of Signing Officer
                                        ---------------------------------------
or Agent (if any):



Address of Registered Holder:
                                        ---------------------------------------


                                        ---------------------------------------



Dated:
      -------------------------

                                  EXHIBIT A-3
                               NONVOTING WARRANT
                      FOR 295,455 NONVOTING WARRANT SHARES

          THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN KEVCO, INC. AND WINGATE PARTNERS II, L.P. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND
          SECTION 3 OF THIS WARRANT.

No. of Nonvoting Shares:  295,455 Shares                       Warrant No. ____

                                     WARRANT

                      To purchase Nonvoting Common Stock of
                                   KEVCO, INC.

                                 July ___, 1999

                  THIS WARRANT CERTIFIES THAT, for value received, the registered holder hereof, Wingate Partners II, L.P., a Delaware limited partnership ("Wingate"), or its registered assigns, is entitled to purchase from Kevco, Inc., a Texas corporation (the "Company"), at any time and from time to time after the date hereof (the "Initial Issue Date") and on or before 5:00 p.m. Central Time, on the Expiration Date (as hereinafter defined) 295,455 shares of the Nonvoting Common Stock (as hereinafter defined) at the Basic Purchase Price (as hereinafter defined), subject to the terms, conditions, and adjustments as hereinafter provided in Section 6.

         Section 1. Definitions and References. Unless otherwise specified, references herein to sections, subsections, and similar subdivisions refer to the sections, subsections, and subdivisions of this Warrant. For all purposes of this Warrant, the following terms shall have the meanings hereinafter indicated:

                  "Affiliate" with respect to a party to this Agreement shall mean any Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used in respect of any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

                  "Amendment" shall mean the Amendment to the Company's Articles of Incorporation required by the Purchase Agreement to create the Nonvoting Common Stock, a class of preferred stock designated "Series A 103/8% Convertible Pay-in-Kind Voting Preferred Stock" and a class of preferred stock designated "Series B 103/8% Convertible Pay-in-Kind Nonvoting Preferred Stock" (collectively, the "Convertible Preferred Stock").

                  "Basic Purchase Price" shall mean the price of $5.50 per share of the Nonvoting Common Stock.

                  "Board of Directors" shall mean the board of directors of the Company.

                  "Business Day" shall mean a day on which commercial banks are open for business with the public in New York, New York.

                  "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government then administering the Securities Act or the Exchange Act.

                  "Common Stock" shall mean the voting common stock, par value $.01 per share, of the Company ("Voting Common Stock"), and, after the adoption of the Amendment the nonvoting common stock, par value $.01 per share, of the Company ("Nonvoting Common Stock") and any capital stock into which such Common Stock thereafter may be changed or converted.

                  "Common Stock Equivalents" shall mean (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, and any stock appreciation rights or similar rights to payment based upon the value of the Company's common equity, whether at the time or upon the occurrence of some future event including all shares of Common Stock issuable in respect of this Warrant and in respect of the Purchase Agreement and the documents and instruments executed in connection with the Purchase Agreement and the transactions contemplated thereby to the extent not issued and outstanding.

                  "Composite Tape" shall mean, with respect to any security, the reporting by the National Association of Securities Dealers (or any successor reporting mechanism) of all trades of such security occurring on all exchanges on which such security is traded.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

                  "Expiration Date" shall mean the fifth anniversary of the Initial Issue Date.

                  "Fully-Diluted Common Stock" shall mean, at any time, the then outstanding shares of Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then-outstanding Common Stock Equivalents (including, for purposes of such calculation, "phantom" shares of equivalent value to any stock appreciation or equivalent equity-based payment right).

                  "Holder" shall mean the initial holder of this Warrant, and any Person to whom this Warrant, or any portion thereof, is subsequently transferred of record, together with the registered holder(s) of any Warrant Shares into which this Warrant (or any subsequent Warrant) is subsequently converted.

                  "Independent Directors" shall mean any director of the Company not affiliated with Wingate or its assigns or Jerry E. Kimmel and who does not have any other relationship (including any relationship, contractual or otherwise, with Wingate, its assigns or Jerry E. Kimmel) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

                  "Kimmel Designees" shall mean Jerry E. Kimmel, if he is a director of the Company, and any other director of the Company elected or appointed at the designation of Jerry E. Kimmel.

                  "Market Price" shall mean, with respect to any Common Stock, on a per share basis and as of any date, an amount equal to the average, for each of the ten (10) consecutive Trading Days immediately prior to such date, of the closing prices for a share of Voting Common Stock on such Trading Day as reported on the Composite Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source). If no price can be determined under the foregoing, then the "Market Price" shall be deemed to be the fair market value thereof, as determined by the Special Committee in good faith as of a date which is within fifteen (15) days preceding the date as of which the determination is to be made.

                  "NASDAQ" shall mean the NASDAQ Stock Market.

                  "Notes" shall mean collectively the $17.0 million and $6.5 million principal amount Series A and Series B Senior Subordinated Convertible Exchangeable Notes issued by the Company pursuant to the Purchase Agreement.

                  "Other Warrants" shall mean collectively the warrant to acquire 675,000 shares of Nonvoting Common Stock and the warrant to acquire 772,727 shares of Nonvoting Common Stock.

                  "Person" shall mean any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or other entity.

                  "Plans" shall mean any plan existing on the date hereof or adopted by the Company after the date hereof providing for the issuance of Common Stock or other options or rights to purchase stock, warrants or other securities.

                  "Preferred Stock" shall mean collectively the Company's (i) Series A 10 3/8% Convertible Pay-in-Kind Voting Preferred Stock, par value $0.01 per share, and (ii) Series B 10 3/8% Convertible Pay-in-Kind Nonvoting Preferred Stock, par value $0.01 per share.

                  "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of July 14, 1999, by and between the Company and Wingate.

                  "Purchase Price" shall mean, as of any date, the Basic Purchase Price as adjusted pursuant to Section 6.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

                  "Special Committee" shall mean a committee of the Board of Directors composed solely of the Independent Directors and the Kimmel Designees then in office; provided, however, that such committee shall be constituted such that a majority of its members shall always be Independent Directors.

                  "Subsidiary" shall mean, with respect to any Person, any other Person at least a majority of whose outstanding shares of capital stock or other equity interests (having ordinary voting power for the election of directors or comparable managers of such other Person) are owned, directly or indirectly, by that Person.

                  "Trading Day" shall mean any day on which NADSAQ is open for trading, or if the shares of Voting Common Stock are not quoted on NASDAQ, any day on which the principal national securities exchange or national quotation system on which the shares of Voting Common Stock are listed, admitted to trading or quoted is open for trading.

                  "transfer", as used in Section 3, shall mean any disposition of this Warrant, any Warrant Shares, or of any interest therein, which would constitute a sale of or an offer to sell such Warrant or Warrant Shares within the meaning of the Securities Act.

                  "Warrant" or "Warrants" shall mean this Warrant and any Warrant or Warrants issued upon transfer hereof, including all amendments to any such Warrants and together with all Warrants issued in exchange, transfer or replacement of any thereof.

                  "Warrant Shares" shall mean all shares of Common Stock purchased or purchasable by the registered Holders of the Warrants upon the exercise thereof, provided that such shares of Common Stock shall be deemed to include all other shares of Common Stock issued or issuable in connection therewith, whether as a result of stock dividends, exchanges, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, or otherwise.

         Section 2. Ownership of this Warrant.

         (a) Ownership. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof for all purposes, notwithstanding any notations of ownership or writing hereon made by anyone other than the Company, and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in
Section 3. The Company shall maintain, at its office or agency in Fort Worth, Texas (or at such other office or agency of the Company as the Company shall designate from time to time by notice to the registered holder of this Warrant), a register for the Warrants, in which the Company shall record the name and address of the Person in whose name each Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within five (5) Business Days after any Holder shall by notice request the same, the Company will deliver to such Holder a certificate, signed by one of its authorized officers, listing the name and address of every other Holder of Warrants of this series, as such information appears in such register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

         (b) Term. This Warrant shall be void after 5:00 p.m. Central Time on the Expiration Date.

         Section 3. Exchange, Transfer and Replacement.

         (a) Exchange. This Warrant is exchangeable, upon the surrender hereof by the registered Holder to the Company at its office or agency provided for in
Section 2, for new Warrants of like tenor, representing in the aggregate the right to purchase the number of shares of the Nonvoting Common Stock purchasable hereunder or in the aggregate with any other Warrants tendered herewith, each of such new Warrants to represent the right to purchase such number of shares of the Nonvoting Common Stock as shall be designated by said registered Holder at the time of such surrender, not to exceed the aggregate shares of Nonvoting Common Stock purchasable on the exercise of all such tendered Warrants.

         (b) Transfer. This Warrant and all rights hereunder are transferable, in whole or in part, but only upon the register provided for in Section 2 and only upon satisfaction of the conditions set forth in this Warrant, by the registered Holder hereof, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant with the assignment form attached hereto duly completed, at said office or agency of the Company. No sale, transfer, or other disposition of this Warrant or the Warrant Shares issuable hereunder will be made without registration under the Securities Act and applicable state securities laws or pursuant to exemptions therefrom. The Company may, as a condition to any such transfer, require an opinion of counsel reasonably satisfactory to it that such transfer complies with all applicable federal and state securities laws.

         (c) Replacement. Upon receipt by the Company at its office or agency provided for in Section 2 of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in replacement of this Warrant; provided that, if Wingate, Armbuck & Co., H C Crown Corp. or any of their respective Affiliates shall be the registered holder hereof, an agreement of indemnity (in form reasonably satisfactory to the Company) by such registered Holder shall be sufficient for all purposes of this Section 3.

         (d) Cancellation and Taxes. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement pursuant to this Section 3. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 3, excluding, however, any thereof imposed on or measured by the overall net income of the Holder of this Warrant or any other Person by any jurisdiction in which such Holder or such other Person is located.

         (e) Legend. All Warrants issued upon transfer hereof, including all amendments to any such Warrants shall be imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN KEVCO, INC. AND WINGATE PARTNERS II, L.P. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW AND SECTION 3 OF THIS WARRANT.

         Section 4. Exercise of This Warrant.

         (a) Procedure for Exercise.

             (i) In order to exercise this Warrant in whole or in part, the registered Holder hereof shall complete a subscription form in the form attached hereto and deliver to the Company at its office or agency provided for in
Section 2 such subscription form, this Warrant and the aggregate Purchase Price of the shares of the Nonvoting Common Stock then being purchased; provided that any single exercise of this Warrant not made in whole must be for a minimum of 5,000 Warrant Shares.

             (ii) Such Purchase Price shall be paid to the Company in lawful money of the United States by company check of Wingate or an Affiliate of Wingate, or, if the Holder is other than Wingate or an Affiliate of Wingate, by certified check drawn as a banking institution chartered by the government of the United States or any state thereof or wire transfer of funds.

             (iii) The exercise of this Warrant shall be deemed to have been effected and the Purchase Price and the number of shares of the Nonvoting Common Stock issuable in connection with such exercise shall be determined as of the close of business on the Business Day on which the last to be delivered of such completed subscription form and all other items required to be delivered in connection with such exercise by the registered Holder hereof pursuant to this
Section 4 shall have been delivered at the requisite office or agency of the Company. Upon receipt of such form and other items, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, issue such shares of Nonvoting Common Stock and execute or cause to be executed and delivered to the registered Holder hereof a certificate or certificates representing the aggregate number of shares of the Nonvoting Common Stock specified in such form. The Holder shall be deemed to be a shareholder of the Company for all purposes upon receipt of such form and other items, notwithstanding the fact that certificates representing such Nonvoting Common Stock have not been issued. If this Warrant shall have been exercised only in part, the Company shall, at its expense at the time of delivery of such stock certificate or certificates, deliver to the registered Holder hereof a new Warrant evidencing the rights of such Holder to purchase the remaining shares of the Nonvoting Common Stock covered by this Warrant. The Company shall pay all taxes (other than any taxes imposed on or measured by the overall net income of such Holder in any jurisdiction in which such Holder is located) and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 4.

         (b) Character of Warrant Shares. All shares of the Nonvoting Common Stock issuable upon the exercise of this Warrant shall, when issued and paid for in accordance with such Warrant, be duly authorized, validly issued, fully paid, and nonassessable.

         Section 5. Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants evidenced by this Warrant representing such shares or securities (other than income taxes imposed on Holders); provided that the Company shall not be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares or other securities or property, or payment of cash, to any Person other than the Holder who surrendered a Warrant upon exercise, and in case of any such tax or charge, the Company shall not be required to issue any security or property or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is payable.

         Section 6. Share Adjustment Provisions; Adjustment of Purchase Price. The Purchase Price from time to time in effect under this Warrant, and the number of Warrant Shares subject to purchase hereunder, shall be subject to adjustments from time to time as hereinafter set forth in this Section 6.

         (a) Common Stock Splits. Upon any subdivision by the Company on or after the Initial Issue Date of all of its outstanding shares of Common Stock into a greater number of shares or upon any issuance by the Company on or after such date of a greater number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such subdivision or exchange the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock, and the Purchase Price then in effect shall be correspondingly decreased. Upon any pro rata reduction by the Company on or after the Initial Issue Date of its outstanding shares of Common Stock as a whole or upon any issuance by the Company after such date of a lesser number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such reduction or exchange the number of Warrant Shares purchasable upon the exercise of this Warrant shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the Purchase Price shall be correspondingly increased.

         (b) Common Stock Dividends. Upon any declaration and payment by the Company on or after the Initial Issue Date of a dividend upon Common Stock payable in Common Stock, then in each case from and after the record date for the payment of such stock dividend, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the Purchase Price shall be correspondingly decreased.

         (c) Other Issues. Upon any issuance by the Company of shares of Common Stock on or after the Initial Issue Date (other than issuances of stock requiring adjustments hereunder pursuant to the immediately preceding subsections (a) and (b) of this Section 6) for a consideration lower than the Market Price per share of stock in effect immediately prior to such issuance, the Purchase Price then in effect shall be reduced to equal the following amount:

                              [(D x E) + F]
                         G x  -------------
                                 C x E

where C equals the number of shares of Common Stock to be outstanding immediately after such additional issuance, D equals the number of shares of Common Stock outstanding immediately prior to the issue of such additional Common Stock, E equals the Market Price per share of stock in effect immediately prior to the issue of such additional Common Stock, F equals the aggregate consideration (before deducting underwriting discounts, commissions, and other expenses) received or to be received by the Company in connection with the issuance of such additional Common Stock, and G equals the Purchase Price which would have been in effect immediately prior to such issuance had all previous adjustments (if any) under this subsection (c) been made pursuant to the foregoing formula. Upon any such reduction in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be correspondingly increased. The provisions of this subsection (c) shall not be applicable to any issuance of Common Stock upon actual exercise or actual conversion of any option, warrant, right, or other security convertible into or exercisable for Common Stock if the Purchase Price was fully and properly adjusted pursuant to the immediately following subsection (d) at the time such option, warrant, right, or other security was issued.

         (d) Common Stock Options; Subscription Rights; Convertible Securities. Upon any issuance by the Company on or after the Initial Issue Date of options, warrants, or rights to subscribe for shares of Common Stock or of any securities convertible into or exchangeable for shares of Common Stock or of any similar securities for a consideration per share other than the Market Price in effect immediately prior to the issuance of such options, warrants, rights or securities, the Purchase Price shall be reduced (and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be appropriately increased), by making computations in accordance with subsection
(c) of this Section 6; provided that:

             (i) The maximum number of shares of Common Stock deliverable under any such option, warrant, or right shall be considered to have been delivered at the time such option, warrant, or right was issued, for a consideration equal to the minimum purchase price per share of Common Stock provided for in such option, warrant, or right plus the consideration, if any, received by the Company for such option, warrant, or right (before deducting underwriting discounts, commissions, and other expenses);

             (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such securities or rights shall be considered to have been delivered at the time of issuance of such securities or rights, for a consideration equal to the consideration received by the Company for such securities or rights (before deducting underwriting discounts, commissions, and other expenses) plus the minimum consideration (other than such securities) to be received by the Company upon the exchange or conversion of such securities or rights;

             (iii) If the purchase or conversion price provided for in any options, warrants, or rights referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities or rights referred to above, or the rate at which any convertible securities or rights referred to above are convertible into or exchangeable for shares of Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Purchase Price (and the number of shares of Nonvoting Common Stock purchasable upon the exercise of this Warrant) in effect at the time of such event shall be readjusted to the Purchase Price (and the number of shares of Nonvoting Common Stock purchasable upon the exercise of this Warrant) which would have been in effect at such time had such rights, options, warrants, or convertible securities still outstanding provided for such new purchase or conversion price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued, or sold. If the purchase or conversion price provided for in any such option, warrant, or right referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities or rights referred to above, or the rate at which any convertible securities or rights referred to above are convertible into or exchangeable for shares of Common Stock shall be changed at any time by reason of provisions designed to protect against dilution, then when shares of Common Stock are delivered upon the exercise of any such option, warrant, or right or upon conversion or exchange of any such convertible security or rights, the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect hereunder shall be readjusted to such amount as would have been obtained had such option, warrant, right, or convertible security never been issued as to such shares of Common Stock and had the adjustments required hereunder been made at the time of the issuance of the shares of Common Stock delivered as aforesaid; and

             (iv) On the expiration of any such options, warrants, or rights or at the termination of any such rights to convert or exchange, the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect shall be readjusted to the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) which would have been in effect had the adjustments (and readjustments) made upon the issuance of such expired or terminated options, warrants, rights, or securities (or upon the occurrence of any event with respect thereto specified in the immediately preceding subsection (iii)) been made without reference to the number of shares of Common Stock subject to such terminated or expired options, warrants, rights, or securities. Notwithstanding the prior sentence, the Holder shall not be required to surrender or adjust any shares of Common Stock theretofore received by the Holder upon exercise of a Warrant.

         (e) Special Dividends; Purchase Rights.

             (i) If at any time on or after the Initial Issue Date the Company shall distribute to all holders of shares of Common Stock of any class evidences of its indebtedness or assets (excluding any regular periodic cash dividend) or a distribution in partial liquidation, each payable otherwise than in shares of Common Stock or in securities to which the provisions of the immediately following subsection (e)(ii) are applicable, the Company shall pay to the Holder of this Warrant, upon the exercise hereof at any time on or after the payment of such dividend or distribution, the securities and other property (including cash) which such Holder would have received (together with all subsequent dividends and distributions thereon) if such Holder had exercised or converted this Warrant on the record date fixed in connection with such dividend or distribution, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times any securities and other properties which are required to fulfill such obligations of the Company. Notwithstanding the foregoing, the rights of the Holder hereof under this subsection (e)(i) upon the Company's declaration of a dividend or distribution in partial liquidation payable only in securities convertible into shares of Common Stock may be exercised only in lieu of any adjustment (in this subsection (e) called a "subsection (d) adjustment") because of such dividend or distribution called for under subsection (d) of this Section 6, and upon exercise hereof such holder must elect (as indicated in the Subscription Form attached hereto) either such subsection (d) adjustment or the rights and benefits provided for in this subsection (e)(i). For the purposes of determining the Purchase Price from time to time in effect and the number of shares from time to time subject hereto prior to the exercise hereof, it shall be assumed that the Holder hereof will so elect subsection (d) adjustments, but upon any election of the rights and benefits provided for in this subsection (e)(i) made at the time of exercise hereof the Purchase Price then in effect (and the number of outstanding shares of Nonvoting Common Stock purchasable upon such exercise) shall be redetermined to equal the amounts which would have been in effect had such subsection (d) adjustments never been made. Notwithstanding the provisions of this subsection
(e)(i), in no event shall any Holder have the right to receive, or to elect to receive, Voting Common Stock pursuant to this subsection if, as a result thereof, a "change of control" could be deemed to occur under that certain Indenture dated as of December 1, 1997 by and among the Company, the Subsidiary Guarantors (as defined therein) and United States Trust Company of New York, as Trustee, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Nonvoting Common Stock.

             (ii) If at any time on or after the date hereof the Company shall grant, issue, or sell any options or rights to purchase stock, warrants, securities, or other property pro rata to the holders of Common Stock of all classes ("Purchase Rights"), then each Holder shall be entitled (but not obligated) to acquire, in lieu of any subsection (d) adjustment in respect of and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Nonvoting Common Stock purchasable upon exercise of the Warrants immediately prior to the time or times at which the Company granted, issued, or sold such Purchase Rights.

         (f) Additional Adjustments.

             (i) If at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the exercise rights of the Holders of Warrants, upon the request of a majority in interest of the Holders the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, of the number of Warrant Shares purchasable upon the exercise of the Warrants, on a basis consistent with the standards established in the other provisions of this Section 6 and assuming all other adjustments required pursuant to this Section 6 have been made, necessary in order to preserve without diminution the rights of the holders of the Warrants. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

             (ii) Notwithstanding any other provision hereof, any antidilution adjustments made pursuant to the terms hereof or of the Notes, the Other Warrants, or the

Preferred Stock shall be deemed to be made to all warrants held by the Holders or their Affiliates in this series simultaneously, the intention being to avoid any iterative calculations.

         (g) Effect of Reorganization and Asset Sales. If any capital reorganization of the Company, reclassification of the capital stock of the Company, statutory exchange, consolidation, or merger of the Company with another Person, or sale of all or substantially all of the Company's assets to another Person shall be effected in such a way that holders of Nonvoting Common Stock shall be entitled to receive stock, securities, or assets (including cash) of the Company or another Person with respect to or in exchange for Nonvoting Common Stock (each such transaction being hereinafter referred to as a "Transaction"), then, as a condition of the consummation of each Transaction, lawful and adequate provisions shall then be made so that each Holder, upon the exercise hereof at any time after the consummation of such Transaction, shall be entitled to receive, and such Warrants shall thereafter represent the right to receive, in lieu of the Nonvoting Common Stock issuable upon exercise or conversion hereof but otherwise upon and subject to all terms and conditions hereof, the cash, securities or other property to which such Holder would have been entitled upon the consummation of such Transaction if such Holder had exercised or converted such Warrants immediately prior thereto (subject to adjustments from and after the consummation date of such Transaction as nearly equivalent as possible to the adjustments provided for in this Section 6). The Company shall not effect any Transaction unless prior to the consummation thereof each Person (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to each registered Holder of the Warrants in form and substance reasonably satisfactory to a majority in interest of the Holders, the obligation to continue to honor this Warrant and to deliver to such Holder such securities or other property to which, in accordance with the foregoing provisions, such Holder may be entitled, and such Person shall have similarly delivered to each registered Holder an opinion of counsel for such Person, in substance and from such counsel as is acceptable to the Holders, stating that all the outstanding Warrants shall thereafter continue in full force and effect and shall be enforceable against such Person in accordance with the terms hereof and thereof.

         (h) Notice of Adjustment or Substitution. On the happening of an event requiring an adjustment of the Purchase Price and upon each change in the number of Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, the Company shall as soon as practicable give written notice ("Notice of Adjustment") to the registered Holder(s) of this Warrant: (i) describing the event; (ii) stating the adjusted Purchase Price, the number of Warrant Shares issuable based upon the difference between the Purchase Price before and after such adjustment; and (iii) stating how such adjustment of Purchase Price or number of Warrant Shares was calculated and the facts on which the calculation is based.

         (i) Accountant's Opinion. Upon each adjustment of the Purchase Price and upon each change in the number of Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, then and in each such case, upon the reasonable written request of 50% in interest of the registered Holders of Warrants in this series given to the Company within thirty (30) days after the Company has given the Notice of Adjustment, the Company will promptly obtain an opinion of independent certified public accountants selected by the Company and reasonably satisfactory to such Holder(s), stating the adjusted Purchase Price and the new number of Warrant Shares so issuable, or specifying the other shares of stock, securities, or assets and the amount thereof receivable as a result of such adjustment or change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountant's opinion to the registered Holder of this Warrant. The costs of the accountant's opinion shall be borne (i) by the Company, if the accountant's opinion reflects any change to the adjusted Purchase Price or the number of Warrant Shares so issuable set forth in the Notice of Adjustment, or (ii) by the Holders, if the accountant's opinion reflects no change to the adjusted Purchase Price or the number of Warrant Shares so issuable set forth in the Notice of Adjustment. Any dispute or controversy in respect of the accountant's opinion shall be submitted to final and binding arbitration in Dallas, Texas pursuant to the rules of the American Arbitration Association. All costs and expenses (including reasonable attorneys' fees) incurred by the Company and the Holders in connection with any such arbitration proceeding shall be paid by the non-prevailing party (as determined by the arbitrator(s)).

         (j) Adjustment of Less Than $.01. The Company shall not be required to give notice of any adjustment of the Purchase Price in accordance with subsection (h) above if the amount of such adjustment shall be less than $.01, but in such case any such adjustment shall be carried forward and notice thereof shall be given at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.01 per share; provided, however, that notice of each such adjustment of the Purchase Price shall be given not later than three years from the date such adjustment would have been required to be made except for the provisions of this subsection (j).

         (k) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, but the disposition of any such shares to a third party shall be considered an issue or sale of Common Stock for the purposes of this Section 6.

         (l) Adjustment Exceptions. Anything in this Section 6 to the contrary notwithstanding, no adjustment of the Purchase Price or the number of Warrant Shares issuable upon the exercise of this Warrant shall be made upon (i) the issuance of any Warrants, (ii) the issuance of any Warrant Shares, (iii) the granting of any warrant concurrently with the granting of this Warrant, including warrants granted under the Purchase Agreement, (iv) the issuance of any shares of Common Stock upon the exercise of any warrant granted concurrently with the granting of this Warrant, including warrants granted under the Purchase Agreement, (v) the issuance of any Convertible Preferred Stock by the Company in lieu of paying cash interest on the Notes, (vi) the issuance of any shares of Common Stock upon the exchange of the Notes or conversion of any Convertible Preferred Stock issued in lieu of cash interest on the Notes or in exchange for the Notes, (vii) the issuance of rights to acquire shares of Common Stock as a result of any antidilution adjustments in any of the foregoing, (viii) the issuance of any shares of Common Stock or other options or rights to purchase stock, warrants, other securities pursuant to a Plan, and (ix) the issuance of shares of Common Stock or rights to acquire Common Stock in connection with any redemption pursuant to Article 3 of either of the Notes or in connection with any redemption of Preferred Stock.

         Section 7. Special Agreements of the Company. The Company covenants and agrees that:

         (a) Will Reserve Shares. The Company will authorize, reserve and set apart and have available solely for issuance and delivery upon exercise at all times, free from preemptive rights, those shares of the Nonvoting Common Stock or other securities which are deliverable upon the exercise of the Warrants, and the Company will have at all times all other rights or privileges necessary to enable it at any time to fulfill all its obligations hereunder.

         (b) Will Avoid Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company (including, without limitation, by way of amending, altering, modifying, or repealing any provision of the Company's Articles of Incorporation in any manner which adversely affects the relative rights, preferences, qualifications, powers, limitations or restrictions of the Nonvoting Common Stock), but will at all times in good faith assist in carrying out all of the Company's obligations pursuant to the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the registered holder of this Warrant against dilution or other impairment, and, in particular, will not permit the par value, if any, of any share of the Nonvoting Common Stock to be or become greater than the then effective Purchase Price.

         (c) Will List on Securities Exchange. If and so long as the Common Stock is listed on any national securities exchange (as defined in the Exchange
Act) or automatic quotation system, the Company will, at its expense, use its reasonable best efforts to obtain and maintain the approval for listing on each such exchange upon official notice of issuance of all shares of the Nonvoting Common Stock receivable upon the exercise of the Warrants at the time outstanding and in any event will use its reasonable best efforts to obtain and maintain the listing of such shares after their issuance; and the Company will so list on such national securities exchange or automatic quotation system, to register under the Exchange Act (and any similar state statute then in effect), and to maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

         (d) Will Bind Successors. This Warrant will be binding upon any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 8. Notifications by the Company. If at any time:

         (a) the Company shall declare upon the Common Stock any dividend or other distribution to the holders of the Common Stock;

         (b) the Company shall make an offer for subscription pro rata to the holders of the Voting Common Stock and/or Nonvoting Common Stock of any additional shares of stock of any class or other rights;

         (c) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) any capital reorganization of the Company, any reclassification of the capital stock of the Company, any statutory exchange or any consolidation of the Company or merger of the Company with, or sale of all or substantially all of its assets to, another Person;

         (d) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) a voluntary dissolution, liquidation or winding-up of the Company; or

         (e) the Company shall become subject to involuntary dissolution, liquidation or winding-up;

then, in any one or more of such cases, the Company shall give notice thereof to each registered Holder of Warrants or Warrant Shares, specifying (i) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) the date on which such reorganization, reclassification, statutory exchange, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place or be voted upon by shareholders of the Company, as the case may be. Any such notice under subsections (a) through (e) of this Section 8 shall also specify the date as of which the holders of record of the Voting Common Stock and/or Nonvoting Common Stock shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Voting Common Stock and/or Nonvoting Common Stock for securities or other property deliverable upon such reorganization, reclassification, statutory exchange, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be; such notice shall be given not less than thirty (30) and not more than fifty (50) days prior to the action in question (except in the case of notice for actions under Section 8(e), which notice shall be promptly following such action) and not less than thirty (30) and not more than fifty (50) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, if either is required.

         Section 9. Notices. All notices, requests and other communications required or permitted to be given or delivered to registered Holders shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to each such Holder at the address shown on such Holder's Warrant or Warrant Shares, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to Company, as follows:

                                      Kevco, Inc.
                                      1300 South University, Suite 200
                                      Fort Worth, Texas  76107
                                      Attention:  President
                                      Telecopy Number:  (817) 332-2765
                                      with a copy to:

                                      Jackson Walker L.L.P.
                                      901 Main Street, Suite 6000
                                      Dallas, Texas  75202-3797
                                      Attention:  Byron F. Egan
                                      Telecopy Number:  (214) 953-5822

                                      and to:

                                      Cleary, Gottlieb, Steen & Hamilton
                                      One Liberty Plaza
                                      New York, New York  10006
                                      Attention:  Daniel S. Sternberg
                                      Telecopy Number:  (212) 225-3999

                                      Wingate Partners II, L.P.
                                      750 North St. Paul, Suite 1200
                                      Dallas, Texas 75201
                                      Attention:  Frederick B. Hegi, Jr.
                                                  James A. Johnson
                                      Telecopy Number:  (214) 871-8799

                                      with a copy to:

                                      Weil, Gotshal & Manges LLP
                                      100 Crescent Court, Suite 1300
                                      Dallas, Texas  75201
                                      Attention:  Mary R. Korby
                                      Telecopy Number:  (214) 746-7777

or at such other address as shall have been furnished to the registered Holders by notice from the Company. Each such notice sent by mail as described above shall be deemed received on the date of receipt by the Holder or the Company, as applicable.

         Section 10. No Rights or Liabilities as Shareholder. This Warrant shall not entitle any Holder hereof to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of the Nonvoting Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Section 11. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the provisions thereof relating to conflict of laws.

         Section 12. Confidentiality. By its acceptance hereof each Holder of this Warrant agrees that it will take all reasonable steps to keep confidential any proprietary information of the Company furnished to it; provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency or authority, or (iii) is furnished to purchasers or prospective purchasers hereof (exclusive of any Person who competes with, or is an Affiliate of a Person who competes with, the Company) so long as such purchasers and prospective purchasers have agreed to be subject to restrictions identical to those imposed upon such Holder under this sentence.

         Section 13. Miscellaneous. Unless otherwise expressly provided herein or unless the registered Holder hereof otherwise consents in writing, all financial statements and reports furnished pursuant to Section 6(i) or otherwise furnished hereunder to the registered Holder hereof shall be prepared and all computations and determinations pursuant hereto shall be made in accordance with generally accepted accounting principles applied on a consistent basis. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, ___________________________ has caused this Warrant to be signed and delivered by its duly authorized officer, attested by its duly authorized officer, and to be dated as of _______________, 199__.

                                     ------------------------------------------



                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

ATTEST:



By:
   ---------------------------------------
Name:
Title:

                                 ASSIGNMENT FORM

                     To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of
                       -----------------------------------

                  For Value Received, the Undersigned registered holder hereby sells, assigns and transfers unto _______________________ the right to purchase ______ shares of the Nonvoting Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint ___________________________ as Attorney to transfer the said Warrant on the books of the Company (as defined in said Warrant), with full power of substitution.

Name of Registered Holder:
                                      -----------------------------------------


Signature:
                                      -----------------------------------------



Title of Signing Officer
                                      -----------------------------------------
or Agent (if any):



Address of Registered Holder:
                                      -----------------------------------------


                                      -----------------------------------------



Dated:
      --------------------------



Signed in the presence of



------------------------------------------------

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of
                       -----------------------------------

                  The undersigned registered holder hereby exercises the right to purchase ______ shares of the Nonvoting Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment of the Purchase Price of such shares, $____________.



Name of Registered Holder:
                                      -----------------------------------------


Signature:
                                      -----------------------------------------



Title of Signing Officer
                                      -----------------------------------------
or Agent (if any):



Address of Registered Holder:
                                      -----------------------------------------


                                      -----------------------------------------



Dated:
      --------------------------

                                   EXHIBIT B
                                 TRANCHE A NOTE

         THIS TRANCHE A SENIOR SUBORDINATED EXCHANGEABLE NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE BEEN PURCHASED PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN THE COMPANY AND WINGATE PARTNERS II, L.P. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS TRANCHE A SENIOR SUBORDINATED EXCHANGEABLE NOTE. THIS TRANCHE A SENIOR SUBORDINATED EXCHANGEABLE NOTE WAS ISSUED ON THE DATE HEREOF WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THIS NOTE IS _________________. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ATTRIBUTABLE TO THIS NOTE IS $[21,594,775](1). THE ISSUE DATE OF THIS NOTE IS JULY ___, 1999. THE YIELD TO MATURITY OF THIS NOTE IS ____%.

                 TRANCHE A SENIOR SUBORDINATED EXCHANGEABLE NOTE

$17,000,000.00                                                    July ___, 1999

         FOR VALUE RECEIVED, Kevco, Inc., a Texas corporation, hereby promises to pay to the order of _______________________________________, the principal sum of SEVENTEEN MILLION AND NO/100 DOLLARS ($17,000,000.00), together with interest, as hereinafter described.

                                   ARTICLE 1
                                   DEFINITIONS

          Section 1.1       Definitions.

         "10 3/8% Senior Subordinated Notes" means the Company's 10 3/8% Senior Subordinated Notes due December 1, 2007.

         "Acceleration Notice" has the meaning specified in Section 5.2.

         "Acquired Indebtedness" means, in respect of the Company or any of its Subsidiaries, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of the Company or any of its Subsidiaries, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of the Company or any of its Subsidiaries and (ii) Indebtedness secured by a Lien encumbering any asset acquired by the Company or any of its Subsidiaries.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause


--------
(1) Calculated as of July 12, 1999.

the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise; provided, however, that Beneficial Ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Aggregate Common Stock" means the Voting Common Stock and the Nonvoting Common Stock.

         "Amendment" has the meaning specified in the Purchase Agreement.

         "Applicable Law" means the applicable laws of the State of Texas or applicable laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         "Asset Sale" means (a) the direct or indirect sale, lease, license, conveyance, transfer, or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback or similar arrangement, by merger or consolidation) by the Company or any of its Subsidiaries (a "disposition"), in one transaction or a series of transactions; provided, however, that the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.1 and/or the provisions of Section 4.8 and not by the provisions of
Section 4.2 and (b) the issuance or disposition by the Company or any of its Subsidiaries of Equity Interests of the Company's Subsidiaries. Notwithstanding the foregoing, none of the following will be deemed an Asset Sale: (i) a disposition of assets by the Company to a Subsidiary of the Company or by a Subsidiary of the Company to the Company or to another Subsidiary of the Company; (ii) an issuance of Equity Interests by a Subsidiary of the Company to the Company or to another Subsidiary of the Company; (iii) a Restricted Payment that is permitted by Section 4.3; (iv) dispositions of $250,000 or less; (v) dispositions of assets or rights in the ordinary course of business consistent with past practices; (vi) the grant in the ordinary course of business of any non-exclusive license of intellectual property rights; (vii) any liquidation of any Cash Equivalents; (viii) any disposition of defaulted receivables for collection; and (ix) the grant of any Lien securing Indebtedness (or any foreclosure thereon) to the extent that such Lien is granted in compliance with
Section 4.5.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Average Life" means, as of the date of determination, in respect of any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

         "Bankruptcy Law" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" or "beneficial owner" (including, with correlative meanings, the terms "Beneficial Ownership" and "Beneficially Owns") for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" (as such term is used in Sections 13(d)(3) of the Exchange Act) shall be deemed to have "Beneficial Ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or is exercisable only upon the occurrence of a subsequent condition.

         "Benefitted Party" has the meaning specified in Section 7.1(a).

         "Board of Directors" means the board of directors of the Company.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to each Holder.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in Fort Worth, Texas are authorized or obligated by law or executive order to close.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalents" means (i) Government Securities having maturities of not more than 12 months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any member bank of the U.S. Federal Reserve System having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, and (iv) commercial paper having the rating of at least P-1 from Moody's Investors Services, Inc. ("Moody's"), or any successor to its rating business, or at least A-1 from Standard & Poor's Ratings Services ("S&P"), or any successor to its rating business, and in each case maturing within 180 days after the date of acquisition.

         "Change of Control" means the occurrence or existence of any of the following events or circumstances after the Issue Date: (i) a "person" or "group" (within the meaning of

Sections 13(d) and 14(d)(2) of the Exchange Act) (other than any person or group comprised solely of any or all of the Initial Investors or their Affiliates) becomes the Beneficial Owner of 50% or more of the Voting Common Stock or Jerry
E. Kimmel, his family members, heirs, estate or Affiliates, individually or collectively become the Beneficial Owners of more than 46% of the Voting Common Stock (an "Acquiring Person"); or (ii) a sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person or group (other than any person or group consisting solely of any or all of the Initial Investors or their respective Affiliates) has been consummated; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office, other than as a result of a reduction of the number of directors comprising the Board of Directors, pursuant to the provisions of the Company's Articles of Incorporation or under the terms of the Senior Credit Facility. Notwithstanding the foregoing, for purposes of clause (i) above, a Change of Control shall not be deemed to have occurred if any person or group becomes an Acquiring Person through one or more transactions which includes the acquisition, directly or indirectly, of any of the Voting Common Stock Beneficially Owned by the Initial Investors or their Affiliates, unless such action is part of a transaction, including a tender or exchange offer, merger, consolidation, or other business combination, in which such person or group acquires or offers to acquire, on substantially the same terms and conditions as those applicable to the Initial Investors and their Affiliates, substantially the same proportion of shares of the outstanding Voting Common Stock held by the remaining shareholders; provided, however, that a Change of Control may occur notwithstanding the fact that (i) holders of Voting Common Stock may elect more than one form of consideration in such transaction or (ii) such holders may receive cash in lieu of the purchase of fractional shares.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Company" means Kevco, Inc., a Texas corporation, and any successor thereto permitted pursuant to Section 4.8.

         "Composite Tape" means in respect of any security, the reporting by the National Association of Securities Dealers, Inc. (or any successor reporting mechanism) of all trades of such security occurring on all exchanges on which such security is traded.

         "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses discounted or disposed of) for the Reference Period to
(b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, however, that for purposes of such calculation, (i) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the

Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the Incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Hedging Obligation (which by its terms will remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used. For purposes of this definition whenever pro forma effect is to be given to a transaction, the pro forma calculations of Consolidated EBITDA and Consolidated Fixed Charges shall be made in accordance with Article 11 of Regulation S-X of the Commission and subject to agreed-upon procedures to be performed by the Company's independent accountants to determine whether the pro forma calculations are made in accordance with Article 11 of Regulations S-X.

         "Consolidated EBITDA" means, in respect of the Company, for any period, the Consolidated Net Income of the Company for such period adjusted to add thereto (to the extent deducted in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense, (ii) consolidated depreciation and amortization expense, and other non-cash charges required to be reflected as expenses for such period on the books and records of the Company, and (iii) Consolidated Fixed Charges, less the amount of all cash payments made by the Company or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

         "Consolidated Fixed Charges" means, in respect of the Company for any period, the sum of (i) the consolidated interest expense of the Company and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, imputed interest in respect of Attributable Debt, interest payments in respect of Indebtedness of another Person that is Guaranteed by the Company or one or more of its Subsidiaries or secured by a Lien on assets of the Company or one or more of its Subsidiaries, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of the Company and its Subsidiaries that was capitalized during such period, in each case, on a consolidated basis and in accordance with GAAP, and (iii) the product of (A) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Disqualified Stock of the Company and its Subsidiaries or preferred stock of the Company's Subsidiaries, to the extent such Disqualified Stock or preferred stock is owned by Persons other than the Company and its Subsidiaries and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, local, and foreign statutory tax rate of the Company, expressed as a decimal.

         "Consolidated Net Income" means, in respect of the Company for any period, the aggregate of the Net Income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or any of its Subsidiaries as to which Consolidated Net Income is being calculated, (ii) the Net Income of any Subsidiary of the Company shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income would not be permitted at the date of determination or, directly or indirectly, pursuant to the terms of its charter and bylaws (or similar organizational and governing documents) and all agreements, instruments, judgments, decrees, orders, statutes, rules, or governmental regulations applicable to such Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) income or loss attributable to discounted operations shall be excluded, and (vi) any gain (but not loss) realized upon the sale or other disposition of any property, plant, or equipment of the Company or its Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded.

         "Convertible Preferred Stock" means collectively the Series A Voting Preferred Stock and the Series B Nonvoting Preferred Stock.

         "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         "Debt Incurrence Ratio" has the meaning specified in Section 4.4(a).

         "Default" means any event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Designated Senior Indebtedness" means any Indebtedness outstanding under the Senior Credit Facility.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

         "Dollars" and "$" mean lawful money or currency of the United States of America.

         "Equity Interests" means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" has the meaning specified in Section 5.1.

         "Excess Proceeds" has the meaning specified in Section 4.2(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Price" has the meaning specified in Section 6.1(a).

         "Existing Indebtedness" means the 10 3/8% Senior Subordinated Notes and all other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, including the Tranche B Notes.

         "Fair Market Value" means, in respect of any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided, however, that if such value exceeds $1,000,000, such determination shall be made in good faith by the Board of Directors.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

         "Government Securities" means direct obligations of, or obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness (and "Guaranteed" shall have a meaning correlative to the foregoing).

         "Hedging Obligations" means, in respect of any Person, the obligations of such Person under (i) interest or currency exchange rate swap agreements, interest or currency exchange rate cap agreements, and interest or currency exchange rate collar agreements and (ii) other agreements or arrangements, in any case, designed to protect such Person against fluctuations in interest or currency exchange rates (as appropriate, "Interest Rate Hedges" and "Currency Hedges").

         "Holder" means a Person in whose name a Note is registered.

         "HSR Act" has the meaning specified in Section 3.2(e).

         "Incur" means, in respect of any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange, or otherwise), assume, Guarantee, or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable," and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

         "Incurrence Date" has the meaning specified in Section 4.4(a).

         "Indebtedness" means, in respect of any Person, (a) any liability of such Person, whether or not contingent (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance, or note purchase facility; (ii) evidenced by a bond, note, debenture, or similar instrument (including a purchase money obligation); (iii) for the payment of money relating to a Capitalized Lease Obligation; (iv) for or pursuant to Disqualified Stock; (v) for or pursuant to preferred stock of any Subsidiary of such Person (other than preferred stock held by such Person or any of its Subsidiaries or in the case of the Company, any of its Subsidiaries); (vi) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes a trade payable or accrued liability in the ordinary course of business that is not overdue by more than 90 days or is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted); or (vii) under or in respect of Hedging Obligations; (b) any liability of others described in the preceding clause (a) that such Person has Guaranteed, that is recourse to such Person or that is otherwise its legal liability, or the payment of which is secured by (or for which the holder of such liability has an existing right to be secured by) any Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such liability; and (c) any amendment, supplement, modification, deferral, renewal, extension, or refunding of any liability of the types referred to in clauses (a) and (b) above. The amount of any non-interest bearing or other discount Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP, but such Indebtedness shall be deemed to have been Incurred only on the date of the original issuance thereof.

         "Indenture" means the Indenture dated December 1, 1997 between the Company, the Subsidiary Guarantors, and the United States Trust Company of New York, as amended or supplemented from time to time.

         "Independent Director" means any director of the Company not affiliated with Wingate or its assigns or Jerry E. Kimmel and who does not have any other relationship (including any relationship, contractual or otherwise, with Wingate, its assigns, or Jerry E. Kimmel) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

         "Initial Investor" means any "Purchasers" under the Purchase Agreement, including any such Purchasers acquiring rights by way of assignment pursuant to
Section 13.8 thereof.

         "Interest Payment Date" has the meaning specified in Section 2.1.

         "Investments" means, in respect of any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations (but excluding endorsements of negotiable instruments for collection in the ordinary course of business)), advances or capital contributions (excluding commissions, travel, and similar advances to directors, officers, and employees made in the ordinary course of business), purchases or other acquisitions (for consideration) of

Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Issue Date" means July ___, 1999, the date on which the Notes were originally issued.

         "Junior Securities" means, in respect of the Company or any of its Subsidiaries, securities (including Capital Stock but excluding Disqualified Stock) issued by the Company or any of its Subsidiaries to a Holder on account of the Notes that (a) has an Average Life and maturity or mandatory redemption obligation, if any, longer than, or occurring after the final maturity date of, all Designated Senior Indebtedness of the Company, (b) by their terms or by law are subordinated to Designated Senior Indebtedness of the Company outstanding on the date of issuance of such Junior Securities at least to the same extent as the Notes and (c) are not secured by any assets or property of the Company or any of its Subsidiaries. As used herein, "Designated Senior Indebtedness" of the Company outstanding on the date of issuance of such Junior Securities" shall include securities issued in connection with a reorganization pursuant to the Bankruptcy Law of any jurisdiction to Persons which held "Designated Senior Indebtedness" in such reorganization proceeding.

         "Kimmel Designees" means Jerry E. Kimmel, if he is a director of the Company, and any other director of the Company elected or appointed at the designation of Jerry E. Kimmel.

         "Lien" means, in respect of any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Mandatory Redemption Obligation" has the meaning specified in Section 4.1(b).

         "Market Price" means, with respect to any Aggregate Common Stock, on a per share basis and as of any date, an amount equal to the average, for each of the ten (10) consecutive Trading Days immediately prior to such date, of the closing prices for a share of Voting Common Stock on such Trading Day as reported on the Composite Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source). If no price can be determined under the foregoing, then the "Market Price" shall be deemed to be the fair market value thereof, as determined by the Special Committee in good faith as of a date which is within fifteen (15) days preceding the date as of which the determination is to be made.

         "Maturity Date" means the maturity of this Note, which is the date that is seven (7) calendar years after the date hereof, as the same may be hereafter accelerated pursuant to the provisions of this Note.

         "Maximum Lawful Rate" means the maximum rate of interest permitted under Applicable Law.

         "Net Income" means, in respect of any Person, the net income (loss) of such Person, determined in accordance with GAAP.

         "Net Proceeds" means, in respect of any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either case, only as and when so received) received by the Company or any of its Subsidiaries in respect of such Asset Sale, net of: (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale and legal, accounting, management and advisory, and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Proceeds on such date, (iv) any relocation expenses and pension, severance, and shutdown costs incurred as a result thereof, and (v) any cash amounts actually set aside by the Company or any of its Subsidiaries as a reserve in accordance with GAAP against any retained liabilities associated with the asset disposed of in such transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

         "Nonvoting Common Stock" means the newly created class of nonvoting common stock, par value $0.01 per share, to be created by the Amendment.

         "Note or Notes" means this Tranche A Senior Subordinated Exchangeable Note, including any Note issued upon transfer, assignment, or subdivision thereof.

         "Notice of Adjustment" has the meaning specified in Section 6.3(h).

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, in respect of the Company, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, or any Vice President of the Company.

         "Officer's Certificate" means a certificate signed on behalf of the Company by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, or the principal accounting officer of the Company.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Holders.

         "Payment Blockage Notice" has the meaning specified in Section 8.2(a).

         "Payment Blockage Period" has the meaning specified in Section 8.2(a).

         "Payment Default" has the meaning specified in Section 5.1(f).

         "Permitted Indebtedness" has the meaning specified in Section 4.4(b).

         "Permitted Investments" means (i) any Investment in the Company or in a Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any of its Subsidiaries in a Person engaged in a Related Business if, as a result of such Investment, (A) such Person becomes a Subsidiary of the Company or (B) such Person is merged, consolidated, or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (iv) Investments the payment for which consists exclusively of Equity Interests (excluding Disqualified Stock) of the Company; (v) Investments in shares of money market mutual or similar funds having assets in excess of $500,000,000; and (vi) Investments in negotiable instruments held for collection in the ordinary course of business and lease, utility, and similar deposits.

         "Permitted Liens" means (i) Liens securing Permitted Indebtedness Incurred pursuant to clause (i) of the definition of such term; (ii) Liens in favor of the Company and/or its Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any of its Subsidiaries; (iv) Liens securing any Acquired Indebtedness and which exist at the time of acquisition thereof by the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens existing on the Issue Date or arising since such date in compliance with this Note; (vi) Liens arising by reason of (1) any judgment, decree, or order of any court not constituting an Event of Default; (2) taxes not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money), bids, licenses, performance or similar bonds and other obligations of a like nature, in the ordinary course of business; (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and in respect of leasehold interests, mortgages, obligations, Liens, and other encumbrances incurred, created, assumed, or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessees), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any of its Subsidiaries or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds; (7) surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights or others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; or (8) operation of law or statute and incurred in the ordinary course of business, including without limitation, those in favor of mechanics, materialmen, suppliers, laborers or employees, and, if securing sums of money, for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (vii) Liens resulting from the deposit of funds in trust for the purpose of decreasing or defeasing Indebtedness of the Company and its Subsidiaries so long as such deposit of funds and such decreasing or defeasing of Indebtedness are permitted under Section 4.3; and (viii) any extension, renewal, or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (iii), (iv), and (v) above; provided, however, that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness secured thereby immediately prior to the time of such extension, renewal, or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed, or replaced (plus improvements on such property).

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used by such Person to extend, refinance, renew, replace, defease, or refund other Indebtedness of such Person ("Old Indebtedness"); provided, however, that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Old Indebtedness plus any premium or penalty payable thereon and any reasonable expenses incurred in connection therewith; (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Old Indebtedness; (iii) if the Old Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Old Indebtedness; (iv) such Permitted Refinancing Indebtedness is on terms that are no more restrictive, as a whole, than those governing such Old Indebtedness; and
(v) such Permitted Refinancing Indebtedness is Incurred only by the Company or any of its Subsidiaries that is the obligor on the Old Indebtedness.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Plans" means any plan existing on the Issue Date or adopted by the Company after the Issue Date providing for the issuance of Aggregate Common Stock of any class or series or other options or rights to purchase stock, warrants, or other securities.

         "Purchase Agreement" means the Securities Purchase Agreement, dated as of July 14, 1999 between Wingate and Kevco, Inc.

         "Purchase Money Indebtedness" means, in respect of the Company or any of its Subsidiaries, any Indebtedness of the Company or any of its Subsidiaries to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any real or personal tangible property acquired after the Issue Date which, in the reasonable good faith judgment of the Board of Directors or the board of directors (or similar governing body) of any of its Subsidiaries, as applicable, is directly related to a Related Business and which is Incurred within 180 days of such acquisition and is secured only by the assets so financed.

         "Purchase Rights" has the meaning specified in Section 6.3(e)(ii).

         "Redemption Notice" has the meaning specified in Section 3.2(b).

         "Reference Period" in respect of any Person means the four full fiscal quarters for which financial statements are available at the time of determination (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any such determination is to be made pursuant to the terms of this Note.

         "Related Business" means the business conducted by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors are materially related businesses.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payments" has the meaning specified in Section 4.3(a).

         "Senior Credit Facility" means the Credit Agreement dated December 1, 1997, among the Company, the guarantors named therein, and NationsBank of Texas, N.A., as agent and lender, and the other lenders party thereto, as amended to the date hereof.

         "Senior Indebtedness" means, in respect of any Person, (i) all Indebtedness of such Person outstanding under the Senior Credit Facility and all Hedging Obligations in respect thereof, (ii) any other Indebtedness of such Person permitted to be issued under this Note, provided that Senior Indebtedness shall not include any Indebtedness which by the terms of the instrument creating or evidencing the same is on parity with or is subordinated or junior in right of payment in any respect to any other Indebtedness of such Person or its Subsidiaries or Affiliates and (iii) all Obligations in respect of the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) any liability for federal, state, local, foreign, or other taxes, (ii) any Indebtedness of any such Person to any of its Subsidiaries or other Affiliates, (iii) any accounts payable or trade liabilities arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness that is incurred in violation of this Note, (v) Indebtedness of the Person to any shareholder of the Person, (vi) Indebtedness to, or guaranteed by the Person or any of its Subsidiaries for the benefit of, any director, officer, or employee of the Person or any Subsidiary of the Person (including, without limitation, amounts owed for compensation), (vii) Capital Stock of such Person and Indebtedness represented by Disqualified Stock, (viii) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person, (ix) any Indebtedness or obligation which is subordinated in right of payment to any other Indebtedness or obligation of such Person and (x) any Indebtedness under the 10 3/8% Senior Subordinated Notes or any refinancings thereof. "Senior Indebtedness" when used in respect of a Subsidiary Guarantor, shall have a meaning substantially identical to that applied to the Indebtedness of the Person or its Subsidiaries.

         "Series A Voting Preferred Stock" means the Company's "Series A 10 3/8% Convertible Pay-in-Kind Voting Preferred Stock" to be established under the terms of the Amendment.

         "Series B Nonvoting Preferred Stock" means the Company's "Series B 10 3/8% Convertible Pay-in-Kind Nonvoting Preferred Stock" to be established under the terms of the Amendment.

         "Special Committee" means a committee of the Board of Directors composed solely of the Independent Directors and the Kimmel Designees then in office; provided, however, that such committee shall be constituted such that a majority of its members shall always be Independent Directors.

         "Subordinated Indebtedness" means Indebtedness of the Company (or of its Subsidiaries) that is subordinated in right of payment to the Notes (or a Subsidiary Guarantee, as appropriate).

         "subparagraph (d) adjustment" has the meaning specified in Section 6.3(e)(i).

         "Subsidiary" means, in respect of any Person, (i) any corporation, association, or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless indicated to the contrary, "Subsidiary" refers to a direct or indirect Subsidiary of the Company.

         "Subsidiary Guarantee" means any guarantee of the obligations of the Company under this Note by any Person.

         "Subsidiary Guarantors" means Kevco Management, Inc., Kevco Holding, Inc., Kevco GP, Inc., DCM Delaware, Inc., Kevco Components, Inc., Kevco Distribution, L.P., and Kevco Manufacturing, L.P. in each case until such time, if any, as such Subsidiary is released from its Subsidiary Guarantee as permitted by this Note.

         "TBCA" means the Texas Business Corporation Act, as the same may be amended from time to time.

         "Trading Day" means any day on which the NASDAQ Stock Market is open for trading, or if the shares of Voting Common Stock are not quoted on the NASDAQ Stock Market, any day on which the principal national securities exchange or national quotation system on which the shares of Voting Common Stock are listed, admitted to trading, or quoted is open for trading.

         "Tranche B Notes" means the Company's $6,500,000 principal amount Tranche B Senior Subordinated Exchangeable Notes issued on the Issue Date.

         "Transaction" has the meaning specified in Section 6.3(g).

         "Voting Common Stock" means the voting common stock, par value $0.01 per share, of the Company.

         "Voting Rights Triggering Event" has the meaning specified in Section 6.4(b)(i).

         "Warrants" means the following: (i) the warrant issued by the Company dated July ___, 1999 to The Kevco Partners Investment Trust providing for the purchase of 675,000 shares of Nonvoting Common Stock, (ii) the warrant issued by the Company dated July ___, 1999 to The Kevco Partners Investment Trust providing for the purchase of 772,727 shares of Nonvoting Common Stock, (iii) the warrant issued by the Company dated July ___, 1999 to The Kevco Partners Investment Trust providing for the purchase of 295,455 shares of Nonvoting Common Stock, and (iv) all reissuances, transfers, and substitutions of the foregoing.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wingate" means Wingate Partners II, L.P., a Delaware limited partnership.

                                   ARTICLE 2
                                    PAYMENTS

         Section 2.1 Interest Payments. The Company shall pay interest on this Note quarterly on the last day of each June, September, December, and March (each an, "Interest Payment Date"), commencing with September 30, 1999. Interest will accrue on the unpaid principal balance hereof outstanding (and on any accrued but unpaid interest as provided for below) at the lesser of (i) the Maximum Lawful Rate or (ii) a rate per annum equal to eleven and one-half percent (11.5%); provided, however, that on any Interest Payment Date such interest may, in the sole discretion of the Company as determined by the Special Committee, in lieu of the payment in whole of such interest in cash, be accrued (in which case, interest shall also be payable on any accrued interest until paid); provided, however, that if the Company elects to accrue interest pursuant to the provisions of this Section 2.1, (i) the Company shall give Holders written notice thereof at least one (1) Business Day prior to the applicable Interest Payment Date, and (ii) the Holders shall have the right to elect to have all accrued interest paid in shares of Series B Nonvoting Preferred Stock with an aggregate liquidation preference equal to the amount of interest accrued and unpaid through the applicable Interest Payment Date. The Holders shall make such election by the delivery of written notice thereof to the Company within ten (10) days after the applicable Interest Payment Date. Notwithstanding the foregoing, at any time when an Event of Default has occurred and is continuing, from such date until the date such Event of Default no longer exists, interest shall accrue at the lesser of (i) the Maximum Lawful Rate or (ii) a rate per annum equal to twelve and one-half percent (12.5%).

         Section 2.2 Principal Payments. All principal and accrued but unpaid interest shall be due and payable, in full, in cash, on the Maturity Date, pursuant to Section 3.1 or 4.1.

         Section 2.3 Computations. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Section 2.4 Prepayments. Except as provided for in Section 4.1, the Notes may not be redeemed in whole or in part prior to the third anniversary of the Issue Date.

         Section 2.5 Certain Determinations. Notwithstanding any other provision of this Note, all determinations with respect to interest and principal payments on, and redemption of, the Notes requiring action by the Board of Directors shall be taken by the Special Committee.

                                   ARTICLE 3
                                   REDEMPTION

         Section 3.1 Optional Redemption. The Notes shall be subject to redemption at any time after the third anniversary of the Issue Date at the option of the Company as determined by the Special Committee, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the Notes together with accrued and unpaid interest thereon to the applicable redemption date.

         Section 3.2 Procedures for Redemption.

                  (a) In the event that fewer than all the outstanding Notes are to be redeemed pursuant to Section 3.1, the amount of Notes to be redeemed shall be determined by the Board of Directors following the recommendation of the Special Committee and the Notes so redeemed shall be selected pro rata according to the principal amount of Notes held by each Holder.

                  (b) In the event the Company shall redeem Notes pursuant to this Article 3, notice of such redemption ("Redemption Notice") shall be given by overnight courier not less than 10 Business Days nor more than 40 Business Days prior to the redemption date, to each Holder of record of the Notes to be redeemed at such Holder's address as the same appears on the Note register of the Company; provided, however, that neither the failure to give the Redemption Notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any Notes to be redeemed except as to the Holder to whom the Company has failed to give the Redemption Notice or except as to the Holder whose Redemption Notice was defective. Each Redemption Notice shall state: (i) the redemption date; (ii) the principal amount of Notes to be redeemed and, if less than all the principal amount of Notes held by such Holder are to be redeemed, the principal amount of Notes to be redeemed from such Holder; (iii) customary provisions regarding the surrender of Notes; (iv) the redemption price and the estimated amount of accrued but unpaid interest on the Notes to the date of redemption; (v) the place or places where Notes are to be surrendered for redemption; and (vi) that interest on the Notes to be redeemed will cease to accrue on such redemption date.

                  (c) In the case of a redemption pursuant to this Article 3, and if the Redemption Notice has been properly provided in accordance with this
Article 3, from and after the redemption date (unless the Company shall default in payment in cash of the redemption price for the Notes called for redemption), interest on such Notes called for redemption shall cease to accrue, and all rights of the Holders thereof as Note Holders of the Company (except the right to receive the redemption price from the Company) shall cease. Upon surrender of the Notes in accordance with the Redemption Notice, any Notes so redeemed shall be redeemed in cash by the Company at the redemption price specified herein and in the Redemption Notice.

                  (d) Any such offer under this Article 3 shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to this
Article 3. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Note relating to an offer under this Article 3, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Note by virtue thereof.

                  (e) Notwithstanding any other provision of this Note to the contrary, in the event the Company delivers a Redemption Notice under this
Article 3 and the Holder timely elects to exchange the Notes prior to the stated redemption date pursuant to Sections 6.1 and 6.2, then, for purposes of a redemption under this Article 3, the "redemption date" shall mean the latter of
(i) the redemption date set forth in the Redemption Notice and (ii) the date upon which any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition.

                                    ARTICLE 4
                                    COVENANTS

         Section 4.1 Offer to Repurchase Upon Change of Control.

                  (a) In the event of a Change of Control, the Company shall, to the extent it shall have funds legally available for such payment, offer to redeem for cash all of the Notes then outstanding, and shall redeem the Notes of any Holder of such Notes that shall consent to such redemption, upon a date no later than 30 Business Days following the Change in Control, at a redemption price equal to 100% of the principal amount of the Notes, in cash, plus (without duplication) accrued and unpaid interest thereon to the date fixed for redemption.

                  (b) If the Company is unable or shall fail to discharge its obligation to redeem all outstanding Notes pursuant to this Section 4.1 (a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as the Company is able to discharge such Mandatory Redemption Obligation.

                  (c) In the case of a redemption pursuant to this Section 4.1, notice of such redemption shall be given by overnight courier not more than ten Business Days following the occurrence of the Change of Control and not less than 20 Business Days prior to the redemption date, to each Holder of record of the Notes to be redeemed at such Holder's address as the same appears on the Note register of the Company; provided, however, that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any Notes to be redeemed, except as to the Holder to whom the Company has failed to give said notice or except as to the Holder whose notice was defective. Each such redemption notice shall state: (i) that a Change of Control has occurred; (ii) the redemption date; (iii) the redemption price and the estimated amount of accrued but unpaid interest to the redemption date; (iv) customary provisions regarding the surrender of Notes; (v) that such Holder may elect to cause the Company to redeem all or any of the Notes held by such Holder; (vi) the place or places where Notes are to be surrendered for redemption; and (vii) that interest on the Notes the Holder elects to cause the Company to redeem will cease to accrue on such redemption date.

                  (d) Upon receipt of such redemption notice, Holders of Notes shall, within 10 Business Days after receipt thereof, return such redemption notice to the Company indicating the aggregate principal amount of Notes such Holder shall elect to cause the Company to redeem, if any.

                  (e) In the case of a redemption pursuant to this Section 4.1, and if notice thereof has been properly provided in accordance with this Section 4.1, from and after the redemption date (unless the Company shall default in payment in cash of the redemption price for the Notes called for redemption), interest on such Notes as the Holder elects to cause the Company to redeem shall cease to accrue, and all rights of the electing Holders thereof as Note Holders of the Company (except the right to receive the redemption price from the Company) shall cease. Upon surrender of the Notes in accordance with such redemption notice, any Notes so redeemed shall be redeemed in cash by the Company at the redemption price specified herein and in such redemption notice.

                  (f) Notwithstanding anything in this Section 4.1 to the contrary, prior to the commencement of an offer under Section 4.1, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Senior Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or (ii) obtain the requisite consents under the Senior Credit Facility and all such other Senior Indebtedness to permit the repurchase of the Notes as provided herein.

                  (g) Any such offer under this Section 4.1 shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to this
Section 4.1. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Note relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Note by virtue thereof.

                  (h) Notwithstanding any other provision of this Note to the contrary, in the event the Company delivers a redemption notice under this
Section 4.1 and the Holder timely elects to exchange the Notes prior to the stated redemption date pursuant to Sections 6.1 and 6.2, then, for purposes of a redemption under this Section 4.1, the "redemption date" shall mean the latter of (i) the date 30 Business Days after a Change of Control and (ii) the date upon which any applicable waiting period under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition.

         Section 4.2 Limitation on Sale of Assets and Subsidiary Stock.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale, unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (which, if it exceeds $1,000,000, shall be determined by the Board of Directors and set forth in a Board Resolution delivered to the Holders) of the assets (including, if appropriate, Equity Interests) disposed of or issued, as appropriate, and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the 75% limitation referred to above shall not apply to any Asset Sale in which the cash portion of the consideration received therefor, determined in accordance with the following sentence, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation. For purposes of this covenant (and not for purposes of any other provision of this Note), the term "cash" shall be deemed to include (A) any notes or other obligations received by the Company or such Subsidiary as consideration as part of such Asset Sale that are immediately converted by the Company or such Subsidiary into actual cash or Cash Equivalents (to the extent of the actual cash or Cash Equivalents so received), and (B) any liabilities of the Company or such Subsidiary (as shown on the most recent balance sheet of the Company or such Subsidiary) that are payable in cash and that (1) are assumed by the transferee of the assets which are the subject of such Asset Sale as consideration therefor in a transaction the result of which is that the Company and all of its Subsidiaries are released from all liability for such assumed liability, (2) are not by their terms subordinated in right of payment to the Notes, (3) are not owed to the Company or any Subsidiary of the Company, and (4) constitute short-term liabilities (as determined in accordance with GAAP).

                  (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply, directly or indirectly, such Net Proceeds (i) to repay permanently Senior Indebtedness of the Company or of its Subsidiaries, or (ii) to the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Related Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company may make an offer to all holders of 10 3/8% Senior Subordinated Notes to the extent required by Section 4.08(b) of the Indenture. Pending the final application of any such Net Proceeds, the Company or its Subsidiaries, as the case may be, may temporarily reduce Indebtedness under the Senior Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Note. If the aggregate principal amount of the 10 3/8% Senior Subordinated Notes tendered by the holders thereof is less than the amount of Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                  (c) The Company will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any of its Subsidiaries to any Person (other than the Company or another Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all of the Capital Stock of such Subsidiary owned by the Company and its Subsidiaries or is otherwise permitted under Section 4.7 and (ii) such transaction is conducted in accordance with Sections 4.2(a) and (b).

         Section 4.3 Limitation on Restricted Payments.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation) other than dividends or distributions (A) paid or payable in Equity Interests (other than Disqualified Stock) of the Company or (B) paid or payable to the Company or any Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company or any Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Subsidiary of the Company or upon redemption of the Series A Voting Preferred Stock or the Series B Nonvoting Preferred Stock in accordance with the terms of the Amendment); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value prior to the scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (except, if no Default or Event of Default is continuing or would result therefrom, any such payment, purchase, redemption, defeasance or other acquisition or retirement for value made (A) out of Excess Proceeds available for general corporate purposes if such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, or (B) upon the occurrence of a Change of Control if (1) such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued and (2) the Company has purchased all Notes properly tendered pursuant to Section 4.1 resulting from such Change of Control); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
         Payment:

                           (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                           (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Reference Period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio test set forth in Section 4.4(a); and

                           (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Subsidiaries after the Issue Date shall not exceed, at the date of determination, the sum of (1) 50% of aggregate Consolidated Net Income of the Company from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the Issue Date of Equity Interests of the Company or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (3) the aggregate net cash proceeds received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) after the Issue Date (other than capital contributions from Wingate, its partners, or their respective Affiliates).

                  (b) The foregoing provisions will not prohibit the following Restricted Payments:

                           (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if, at said date of declaration, such payment would have complied with the provisions of this Note;

                           (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company (other than Disqualified Stock) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, or other acquisition shall be excluded from clause (iii) of Section 4.3(a) (both for purposes of determining the aggregate amount of Restricted Payments made and for purposes of determining the aggregate amount of Restricted Payments permitted);

                           (iii)    the payment, purchase, redemption,
                  defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the net cash proceeds from a substantially concurrent Incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (in each case other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); provided that the amount of any such net cash proceeds that are utilized for any such payment, purchase, redemption, defeasance or other acquisition or retirement shall be excluded from clause (iii) of Section 4.3(a) (both for purposes of determining the aggregate amount of Restricted Payments made and for purposes of determining the aggregate amount of Restricted Payments permitted);

                           (iv) so long as no Default or Event of Default is continuing, the repurchase of Equity Interests of the Company from former employees of the Company or any Subsidiary thereof (or the estates, heirs or legatees of such former employees) for consideration which does not exceed $500,000 in the aggregate in any fiscal year;

                           (v) any Restricted Investment made with the net cash proceeds from a substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); and

                           (vi) so long as no Default or Event of Default is continuing, any Restricted Investment which, together with all other Restricted Investments outstanding made pursuant to this clause (vi) does not exceed $5,000,000.

                  Except to the extent specifically noted above, Restricted Payments made pursuant to this Section 4.3(b) shall be included in calculating the amount of Restricted Payments made after the Issue Date.

                  (c) The amount of all Restricted Payments not made in cash shall be the Fair Market Value (which, if it exceeds $1,000,000, shall be determined in good faith by the

         Board of Directors and set forth in a Board Resolution delivered to the Holders) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or any Subsidiary thereof, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Holders an Officers' Certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this Section 4.3 were computed, which calculations may be based upon the Company's latest available financial statements.

         Section 4.4 Limitation on Incurrence of Indebtedness.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the Company and its Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if, at the time of Incurrence of such Indebtedness, after giving pro forma effect to such Incurrence as of such date and to the use of proceeds therefrom (including the application or the use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment) (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such Incurrence of Indebtedness and (ii) on the date of such Incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such Incurrence of Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would exceed 1.75 to 1 (the "Debt Incurrence Ratio").

                  (b) "Permitted Indebtedness" means any and all of the following:

                           (i) Indebtedness of the Company Incurred pursuant to the Senior Credit Facility in the aggregate principal amount at any time outstanding not to exceed the sum of the aggregate commitments pursuant to the Senior Credit Facility as in effect on the date hereof;

                           (ii)     Existing Indebtedness;

                           (iii) intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided that (A) if the Company is an obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (B) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary of the Company, shall be deemed to constitute a new Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

                           (iv) Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, (A) Indebtedness (other than Permitted Indebtedness) that was Incurred in compliance with this Note, (B) Indebtedness referred to in Section 4.4(b)(i) or (b)(ii), or (C) Existing Indebtedness, other than Existing

                  Indebtedness, if any, related to the Indebtedness refinanced by the Senior Credit Facility;

                           (v) Indebtedness of a Subsidiary of the Company constituting a Guarantee of Indebtedness of the Company or a Subsidiary thereof which Indebtedness was Incurred pursuant to this Section 4.4(b) or the Debt Incurrence Ratio test set forth in Section 4.4(a);

                           (vi) the Incurrence by the Company or any of its Subsidiaries of Hedging Obligations of the following types:
                  (A) Interest Rate Hedges with respect to any Indebtedness of such Person that is permitted by the terms of this Note to be outstanding, the notional principal amount of which does not exceed the principal amount of the Indebtedness to which such Interest Rate Hedge relates, and (B) Currency Hedges that do not increase the outstanding loss potential or liabilities other than as a result of fluctuations in foreign currency exchange rates; and

                           (vii) other Indebtedness of the Company and its Subsidiaries from time to time outstanding in an aggregate principal amount not to exceed $20,000,000.

                  (c) Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary thereof, as applicable.

         Section 4.5 Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, affirm, assume or suffer to exist any Liens of any kind, other than Liens securing Senior Indebtedness and Permitted Liens, against or upon any assets or property now owned or hereafter acquired or any income or profits therefrom or assign or convey any right to receive income therefrom, unless (i) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a valid, perfected Lien on such assets, property or proceeds that is senior in priority to such Liens, (ii) in the case of Liens securing obligations subordinate to a Subsidiary Guarantee, such Subsidiary Guarantee is secured by a valid, perfected Lien on such assets, property or proceeds that is senior in priority to such Liens, and (iii) in all other cases, the Notes (and, if such Lien secures obligations of a Subsidiary of the Company, a Subsidiary Guarantee of such Subsidiary) are equally and ratably secured.

         Section 4.6 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries, (iii) transfer any of its properties to the Company or any of its Subsidiaries, (iv) grant any Liens in favor of the Holders of the Notes or (v) guarantee the Notes or any renewals or refinancings thereof, except for such encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness, (B) the Senior Credit Facility, (C) applicable law, (D) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties of any Person, other than the Person, or the property of the Person, so acquired, provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Note to be Incurred, (E) customary non-assignment provisions in leases, licenses, sales agreements or other contracts (but excluding contracts related to the extension of credit) entered into in the ordinary course of business and consistent with past practices, (F) restrictions imposed pursuant to a binding agreement for the sale or disposition of all or substantially all of the Equity Interests or assets of any Subsidiary of the Company, provided such restrictions apply solely to the Equity Interests or assets being sold, (G) restrictions imposed by Permitted Liens on the transfer of the assets that are subject to such Liens,
(H) Permitted Refinancing Indebtedness Incurred to refinance Existing Indebtedness or Indebtedness of the type described in clause (D) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, as a whole, than those contained in the agreements governing the Indebtedness being refinanced, and (I) the terms of Purchase Money Indebtedness, but only to the extent such Purchase Money Indebtedness encumbers or restricts the property acquired with such Purchase Money Indebtedness.

         Section 4.7 Limitation on Issuance, Sale and Ownership of Capital Stock of Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, (i) sell, assign, transfer, convey or otherwise dispose of, any Equity Interests of any Subsidiary of the Company, other than to the Company or another Subsidiary of the Company, (ii) permit any Subsidiary of the Company to issue any Equity Interests (including, without limitation, pursuant to any merger, consolidation, recapitalization or similar transaction) other than to the Company or another Subsidiary of the Company or (iii) permit any Person other than the Company or its Subsidiaries to own any Equity Interests of any Subsidiary of the Company, except that (A) the Company or its Subsidiaries may consummate a sale to a Person of all of the Equity Interests of a Subsidiary of the Company, if such sale is made by the Company or another Subsidiary of the Company subject to, and in compliance with, Section 4.2, and (B) the Company may issue and permit the subsequent ownership by directors of, directors' qualifying shares.

         Section 4.8 Limitation on Mergers, Consolidations, or Sale of Assets. The Company will not merge or consolidate (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) the Person formed by or surviving any such merger or consolidation (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made assumes all the obligations of the Company under the Notes and pursuant to an assumption agreement reasonably satisfactory to the Holders;
(iii) immediately before or immediately after giving effect to such transactions no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (iv) except in the case of a merger of the Company with or into a Subsidiary of the Company, the Company, any of its Subsidiaries, or any Person formed by or surviving any such merger or consolidation, or to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio test set forth in Section 4.4(a).

                                   ARTICLE 5
                              DEFAULTS AND REMEDIES

         Section 5.1 Events of Default. Each of the following constitutes an "Event of Default":

                  (a) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by Article 8), provided that the accrual of interest as permitted by Section 2.1 shall not be deemed to be a default;

                  (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 8);

                  (c) failure by the Company to comply in all material respects with any of the provisions of Section 4.1;

                  (d) failure by the Company for 30 days after written notice, stating in reasonable detail the non-compliance, to the Company by Holders of at least 25% in principal amount of the then outstanding Notes to the Company to comply with any other covenant or agreement (except as provided in clauses (a), (b), and (c) above) in the Notes;

                  (e) except as permitted by this Note, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (f) default under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal when due at final stated maturity (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default which has not been cured or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

                  (g) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10,000,000, which judgments are not paid, discharged, or stayed for a period of 60 days and are not covered by insurance;

                  (h) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case,
(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is unable to pay its debts as the same become due; or

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any of its Subsidiaries in an involuntary case, (ii) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of their respective properties, or (iii) orders the liquidation of the Company or any of its Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

                  To the extent that the last day of the period referred to in
Section 5.1(a) or 5.1(d) is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., Fort Worth, Texas time.

         Section 5.2 Acceleration.

                  (a) Notwithstanding any other provision of this Note to the contrary, if any Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(b), 5.1(h), or 5.1(i)) prior to the redemption, repurchase, or other repayment in full of the 10 3/8% Senior Subordinated Notes, then the Holders shall not and shall not be entitled to declare any outstanding Notes due and payable (as a result of such Event of Default) prior to the delivery of an Acceleration Notice (as defined in the Indenture) pursuant to Section 6.02 of the Indenture.

                  (b) If any Event of Default occurs and/or is continuing (other than an Event of Default specified in Section 5.1(b), 5.1(h), or 5.1(i)) after the redemption, repurchase, or other repayment of 10 3/8% Senior Subordinated Notes or the delivery of an Acceleration Notice (as defined in the Indenture) pursuant to Section 6.02 of the Indenture, or an Event of Default specified in
Section 5.1(b) occurs and is continuing at any time, then (i) if the Initial Investors or their Affiliates Beneficially Own more than 50% of the aggregate principal amount of the Notes then outstanding the Holders may, by notice in writing to the Company, declare all outstanding Notes to be due and payable and
(ii) if the Initial Investors or their Affiliates Beneficially Own 50% or less of the aggregate principal amount of the Notes then outstanding, then Holders of at least 33 1/3% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company may declare all outstanding Notes to be due and payable (in each case, an "Acceleration Notice"), and the same (x) if there are no amounts outstanding under the Senior Credit Facility, shall become immediately due and payable; or (y) if there are any amounts outstanding under the Senior Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five Business Days after receipt by the Company and the representatives of the holders of the Indebtedness under the Senior Credit Facility of such Acceleration Notice, but only if such Event of Default is then continuing.

                  (c) Notwithstanding the foregoing, in the case of an Event of Default specified in Section 5.1(h) or 5.1(i), all outstanding Notes will be immediately due and payable without declaration or other action or notice on the part of the Holders of Notes.

                  (d) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 5.1(f), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any such Indebtedness described in Section 5.1(f) have rescinded the declaration of acceleration in respect of such Indebtedness within thirty (30) days of the date of such declaration and the Holders received written notice of such rescission and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) all existing Events of Default, except nonpayment of principal or interest that became due solely because of the acceleration of the Notes, have been cured or waived.

         Section 5.3 Other Remedies. Subject to Section 5.2, if an Event of Default occurs and is continuing, the Holders may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or the Subsidiary Guarantees.

         Section 5.4 Waiver of Past Defaults. Subject to Section 5.2, Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Company may, on behalf of the Holders of all of the Notes, waive any acceleration of the Notes or any existing Default or Event of Default, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest, on the Notes which may only be waived with the consent of each Holder of Notes affected.

         Section 5.5 Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Holders.

                                   ARTICLE 6
                             EXCHANGE; VOTING RIGHTS

         Section 6.1 Exchange.

                  (a) The Notes shall be exchangeable without the payment of any additional consideration, in whole or in part, at any time and from time to time at the option of the Holder, into either (i) shares of fully paid, non-assessable Series A Voting Preferred Stock, (ii) shares of fully paid and non-assessable Voting Common Stock, or (iii) any combination thereof; provided, however, that any portion of the Notes then subject to an offer to redeem under
Article 3 shall not be exchangeable into Series A Voting Preferred Stock. On any such exchange, Holders of Notes shall receive, as the case may be, (x) one (1) share of Series A Voting Preferred Stock for each $5.50 of outstanding principal and accrued but unpaid interest of Notes exchanged to the date of such exchange (subject to adjustment as provided in Section 6.3) or (y) one (1) share of Voting Common Stock for each $5.50 of principal and accrued but unpaid interest of Notes exchanged to the date of such exchange (subject to adjustment as provided in Section 6.3) (such price, with respect to the issuance of Series A Voting Preferred Stock or Voting Common Stock, as the case may be, the "Exchange Price").

                  (b) The Notes shall be exchangeable without the payment of any additional consideration, in whole or in part, at any time and from time to time at the option of the Holder, into Tranche B Notes. On any such exchange, Holders of Notes shall receive $1.00 of principal amount of Tranche B Note for each $1.00 of outstanding principal and accrued but unpaid interest of Notes exchanged to the date of such exchange.

         Section 6.2 Exchange Procedures.

                  (a) The Company will not issue any fractional shares of Series A Voting Preferred Stock or Voting Common Stock upon an exchange pursuant to this Article 6, but the Holder shall be entitled to be paid an amount in cash equal to the Market Price of any fractional shares of Voting Common Stock otherwise issuable upon exchange (assuming for the purposes of calculating payments in respect of fractional shares of Series A Voting Preferred Stock that any exchange of Notes resulting in the issuance of fractional shares of Series A Voting Preferred Stock were exchanged for Voting Common Stock).

                  (b) At the time of an exchange pursuant to this Article 6, the Holder of Notes shall deliver to the office of the Company, Notes to be exchanged and written notice to the Company stating that such Holder elects to exchange such Notes and stating the name and addresses in which each certificate for shares of Series A Voting Preferred Stock, Voting Common Stock, or Tranche B Notes, as the case may be, issued upon such exchange is to be issued; provided, however, that if the Holder has received an offer to redeem under Article 3, such Holder must notify the Company within 10 Business Days after its receipt of the Redemption Notice in order for such Holder to exchange all or any portion of the Notes prior to the redemption date. Exchange shall be deemed to have been effected on the latter of (i) the close of business on the date when such delivery is made to the Company of Notes to be exchanged, and the Holder of Notes subject to such exchange shall be deemed to be the Holder of record of the number of shares of Series A Voting Preferred Stock, Voting Common Stock, or Tranche B Notes, as the case may be, issuable upon such exchange at such time, and (ii) the date upon which any applicable waiting period under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition.

         Section 6.3 Antidilution Provisions. The Exchange Price from time to time in effect and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon exchange of Notes shall be subject to adjustments from time to time as hereinafter set forth in this Section 6.3.

                  (a) Common Stock Splits. Upon any subdivision by the Company on or after the Issue Date of all of its outstanding shares of Aggregate Common Stock into a greater number of shares or upon any issuance by the Company on or after such date of a greater number of shares of Aggregate Common Stock in a pro rata exchange for all of its outstanding shares of Aggregate Common Stock, then in each case from and after the record date for such subdivision or exchange, the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be increased in proportion to such increase in the number of outstanding shares of Aggregate Common Stock and the Exchange Price shall be correspondingly decreased. Upon any pro rata reduction by the Company on or after the Issue Date of its outstanding shares of Aggregate Common Stock as a whole or upon any issuance by the Company after such date of a lesser number of shares of Aggregate Common Stock in a pro rata exchange for all of its outstanding shares of Aggregate Common Stock, then in each case from and after the record date for such reduction or exchange, the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be decreased in proportion to such reduction in the number of outstanding shares of Aggregate Common Stock and the Exchange Price shall be correspondingly increased.

                  (b) Common Stock Dividends. Upon any declaration and payment by the Company on or after the Issue Date of a dividend upon Aggregate Common Stock payable in shares of either class of Aggregate Common Stock, then in each case from and after the record date for the payment of such stock dividend, the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be increased in proportion to the increase in the number of outstanding shares of Aggregate Common Stock through such stock dividend and the Exchange Price shall be correspondingly decreased.

                  (c) Other Issues. Upon any issuance by the Company of shares of Aggregate Common Stock on or after the Issue Date (other than issuances of stock requiring adjustments hereunder pursuant to the immediately preceding subparagraphs (a) and (b) of this Section 6.3) for a consideration lower than the Market Price per share of stock in effect immediately prior to such issuance, the Exchange Price then in effect shall be reduced to equal the following amount:
                                   [(D x E) + F]
                            G x    -------------
                                       C x E

where C equals the number of shares of Aggregate Common Stock to be outstanding immediately after such additional issuance, D equals the number of shares of Aggregate Common Stock outstanding immediately prior to the issue of such additional Aggregate Common Stock, E equals the Market Price per share of Voting Common Stock in effect immediately prior to the issue of such additional Aggregate Common Stock, F equals the aggregate consideration (before deducting underwriting discounts, commissions, and other expenses) received or to be received by the Company in connection with the issuance of such additional Aggregate Common Stock, and G equals the Exchange Price which would have been in effect immediately prior to such issuance had all previous adjustments (if any) under this subparagraph (c) been made pursuant to the foregoing formula. Upon any such reduction in the Exchange Price, the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be correspondingly increased. The provisions of this subparagraph
(c) shall not be applicable to any issuance of Aggregate Common Stock upon actual exercise or actual conversion of any option, warrant, right, or other security convertible into or exercisable for Aggregate Common Stock if the Exchange Price was fully and properly adjusted pursuant to the immediately following subparagraph (d) at the time such option, warrant, right, or other security was issued.

                  (d) Common Stock Options; Subscription Rights; Convertible Securities. Upon any issuance by the Company on or after the Issue Date of options, warrants, or rights to subscribe for shares of Aggregate Common Stock or of any securities convertible into or exchangeable for shares of Aggregate Common Stock or of any similar securities for a consideration per share other than the Market Price in effect immediately prior to the issuance of such options, warrants, rights or securities, the Exchange Price shall be reduced (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be appropriately increased) by making computations in accordance with subparagraph (c) of this Section 6.3; provided, however, that:

                           (i) The maximum number of shares of Aggregate Common
Stock deliverable under any such option, warrant, or right shall be considered to have been delivered at the time such option, warrant, or right was issued, for a consideration equal to the minimum purchase price per share of Aggregate Common Stock provided for in such option, warrant, or right, plus the consideration, if any, received by the Company for such option, warrant, or right (before deducting underwriting discounts, commissions, and other expenses);

                           (ii)     The aggregate maximum number of shares of
Aggregate Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities (before deducting underwriting discounts, commissions, and other expenses) plus the minimum consideration (other than such securities) to be received by the Company upon the exchange or conversion of such securities;

                           (iii)    If the purchase or conversion price provided
for in any rights, options, or warrants referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any convertible securities referred to above are convertible into or exchangeable for shares of Aggregate Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exchange Price (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes) in effect at the time of such event shall be readjusted to the Exchange Price (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes) which would have been in effect at such time had such rights, options, warrants, or convertible securities still outstanding provided for such new purchase or conversion price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase or conversion price provided for in any such right, option, or warrant referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any convertible securities referred to above are convertible into or exchangeable for shares of Aggregate Common Stock shall be changed at any time by reason of provisions designed to protect against dilution, then when shares of Aggregate Common Stock are delivered upon the exercise of any such right, option, or warrant or upon conversion or exchange of any such convertible security, the Exchange Price (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes) then in effect hereunder shall be readjusted to such amount as would have been obtained had such right, option, warrant, or convertible security never been issued as to such shares of Aggregate Common Stock and had the adjustments required hereunder been made at the time of the issuance of the shares of Aggregate Common Stock delivered as aforesaid; and

                           (iv)     On the expiration of any such options,
warrants, or rights or at the termination of any such rights to convert or exchange, the Exchange Price (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes) then in effect shall be readjusted to the Exchange Price (and the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes) which would have been in effect had the adjustments (and readjustments) made upon the issuance of such expired or terminated options, warrants, rights, or securities (or upon the occurrence of any event with respect thereto specified in the immediately preceding subparagraph (iii)) been made without reference to the number of shares of Aggregate Common Stock subject to such terminated or expired options, warrants, rights, or securities. Notwithstanding the prior sentence, the Holder shall not be required to surrender or adjust any shares of Series A Voting Preferred Stock and Voting Common Stock theretofore received by the Holder upon exchange of Notes.

                  (e) Special Dividends; Purchase Rights.

                           (i)      If at any time on or after the Issue Date
the Company shall distribute to all holders of shares of Aggregate Common Stock of any class evidences of its indebtedness or assets (excluding any regular periodic cash dividend) or a distribution in partial liquidation, each payable otherwise than in shares of Aggregate Common Stock or in securities to which the provisions of the immediately following subparagraph (e)(ii) are applicable, the Company shall pay to the Holder of Notes, upon the conversion thereof at any time on or after the payment of such dividend or distribution, the securities and other property (including cash) which such Holder would have received (together with all subsequent dividends and distributions thereon) if such Holder had exchanged such Notes for Voting Common Stock on the record date fixed in connection with such dividend or distribution, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times any securities and other properties which are required to fulfill such obligations of the Company. Notwithstanding the foregoing, the rights of the Holder hereof under this subparagraph (e)(i) upon the Company's declaration of a dividend or distribution in partial liquidation payable only in securities convertible into shares of Aggregate Common Stock may be exercised only in lieu of any adjustment (in this subparagraph (e) called a "subparagraph (d) adjustment") because of such dividend or distribution called for under subparagraph (d) of this Section 6.3, and upon exercise hereof, such holder must elect either such subparagraph
(d) adjustment or the rights and benefits provided for in this subparagraph
(e)(i). For the purposes of determining the Exchange Price from time to time in effect and the number of shares from time to time subject hereto prior to the exchange of Notes, it shall be assumed that the Holder hereof will so elect subparagraph (d) adjustments, but upon any election of the rights and benefits provided for in this subparagraph (e)(i) made at the time of exercise hereof the Exchange Price then in effect (and the number of outstanding shares of Series A Voting Preferred Stock and Voting Common Stock purchasable upon such exchange) shall be redetermined to equal the amounts which would have been in effect had such subparagraph (d) adjustments never been made. Notwithstanding the provisions of this subparagraph (e)(i), in no event shall any Holder have the right to receive, or to elect to receive, Voting Common Stock pursuant to this subsection if, as a result thereof, a "change of control" could be deemed to occur under the Indenture, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Nonvoting Common Stock.

                           (ii)     If at any time on or after the Issue Date
the Company shall grant, issue, or sell any options or rights to purchase stock, warrants, securities, or other property pro rata to the holders of Aggregate Common Stock of all classes ("Purchase Rights"), then each Holder shall be entitled (but not obligated) to acquire, in lieu of any subparagraph (d) adjustment and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Voting Common Stock issuable upon exchange of Notes for Voting Common Stock immediately prior to the time or times at which the Company granted, issued, or sold such Purchase Rights.

                  (f) Additional Adjustments.

                           (i)      If at any time or from time to time
conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 6.3, and which might materially and adversely affect the exercise rights of the Holders of Notes, upon the request of a majority in interest of the Holders the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, of the number of shares issuable upon the exchange of Notes, on a basis consistent with the standards established in the other provisions of this Section 6.3 and assuming all other adjustments required pursuant to this Section 6.3 have been made, necessary in order to preserve without diminution the rights of the Holders of Notes. Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments described therein.

                           (ii)     Notwithstanding any other provision hereof,
any antidilution adjustments made pursuant to the terms hereof or of the Warrants, the Tranche B Notes, and the Convertible Preferred Stock shall be deemed to be made simultaneously, the intention being to avoid any iterative calculations.

                  (g) Effect of Reorganization and Asset Sales. If any capital reorganization of the Company, reclassification of the capital stock of the Company, statutory exchange, consolidation, or merger of the Company with another Person, or sale of all or substantially all of the Company's assets to another Person shall be effected in such a way that holders of Voting Common Stock shall be entitled to receive stock, securities, or assets (including cash) of the Company or another Person with respect to or in exchange for Voting Common Stock (each such transaction being hereinafter referred to as a "Transaction"), then, as a condition of the consummation of each Transaction, lawful and adequate provisions shall then be made so that each Holder, upon the exchange hereof at any time after the consummation of such Transaction, shall be entitled to receive, and such Notes shall thereafter represent the right to receive, in lieu of Voting Common Stock issuable upon exchange hereof but otherwise upon and subject to all terms and conditions hereof, the cash, securities, or other property to which such Holder would have been entitled upon the consummation of such Transaction if such Holder had exchanged such Notes immediately prior thereto (subject to adjustments from and after the consummation date of such Transaction as nearly equivalent as possible to the adjustments provided for in this Section 6.3). The Company shall not effect any Transaction unless prior to the consummation thereof each Person (other than the Company) which may be required to deliver any securities or other property upon the exchange of the Notes as provided herein shall assume, by written instrument delivered to each registered Holder of the Notes in form and substance reasonably satisfactory to the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding, the obligation to continue to honor the Notes and to deliver to such Holders such securities or other property to which, in accordance with the foregoing provisions, such Holders may be entitled, and such Person shall have similarly delivered to each registered Holder an opinion of counsel for such Person, in substance and from such counsel as is acceptable to the Holders, stating that the Notes shall thereafter continue in full force and effect and shall be enforceable against such Person in accordance with the terms hereof and thereof.

                  (h) Notice of Adjustment or Substitution. On the happening of an event requiring an adjustment of the Exchange Price and upon each change in the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of

Notes, and in the event of any change in the rights of the Holder of Notes by reason of other events herein set forth, the Company shall as soon as practicable give written notice ("Notice of Adjustment") to the registered Holder(s) of Notes: (i) describing the event; (ii) stating the adjusted Exchange Price, the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable based upon the difference between the Exchange Price before and after such adjustment; and (iii) stating how such adjustment of Exchange Price or number of shares of Series A Voting Preferred Stock and Voting Common Stock was calculated and the facts on which the calculation is based.

                  (i) Accountant's Opinion. Upon each adjustment of the Exchange Price and upon each change in the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes, and in the event of any change in the rights of the Holder of Notes by reason of other events herein set forth, then and in each such case, upon the reasonable written request of the Holders of at least 50% of the aggregate principal amount of the Notes then outstanding given to the Company within thirty (30) days after the Company has given the Notice of Adjustment, the Company will promptly obtain an opinion of independent certified public accountants selected by the Company and reasonably satisfactory to such Holder(s), stating the adjusted Exchange Price and the new number of shares of Series A Voting Preferred Stock and Voting Common Stock so issuable, or specifying the other shares of stock, securities, or assets and the amount thereof receivable as a result of such adjustment or change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountant's opinion to each registered Holder of Notes. The costs of the accountant's opinion shall be borne (i) by the Company, if the accountant's opinion reflects any change to the adjusted Exchange Price or the number of shares of Series A Voting Preferred Stock and Voting Common Stock so issuable set forth in the Notice of Adjustment, or (ii) by the Holders, if the accountant's opinion reflects no change to the adjusted Exchange Price or the number of shares of Series A Voting Preferred Stock and Voting Common Stock so issuable set forth in the Notice of Adjustment. Any dispute or controversy in respect of the accountant's opinion shall be submitted to final and binding arbitration in Dallas, Texas pursuant to the commercial arbitration rules of the American Arbitration Association. All costs and expenses (including reasonable attorneys' fees) incurred by the Company and the Holders in connection with any such arbitration proceeding shall be paid by the non-prevailing party (as determined by the arbitrator(s)).

                  (j) Adjustment of Less Than $.01. The Company shall not be required to give any Notice of Adjustment of the Exchange Price in accordance with subparagraph (h) above if the amount of such adjustment shall be less than $.01, but in such case any such adjustment shall be carried forward and notice thereof shall be given at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.01 per share; provided, however, that notice of each such adjustment of the Exchange Price shall be given not later than three years from the date such adjustment would have been required to be made except for the provisions of this subparagraph (j).

                  (k) Treasury Shares. The number of shares of Aggregate Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its Subsidiaries, but the disposition of any such shares to a third party shall be considered an issue or sale of Aggregate Common Stock for the purposes of this Section 6.3.

                  (l) Adjustment Exceptions. Anything in this Section 6.3 to the contrary notwithstanding, no adjustment of the Exchange Price or the number of shares of Series A Voting Preferred Stock and Voting Common Stock issuable upon the exchange of Notes shall be made upon (i) the issuance of any shares of Aggregate Common Stock upon the exercise of any of the Warrants, the exchange of any Convertible Preferred Stock, the exchange of any Tranche B Notes, or the issuance of rights to acquire shares of Aggregate Common Stock under any of the foregoing, (ii) the issuance of any shares of Aggregate Common Stock or other securities pursuant to any Plans, or (iii) the issuance of shares of Aggregate Common Stock or rights to acquire such shares in connection with any redemption pursuant to Article 3.

         Section 6.4 Voting Rights.

                  (a) The Holders of Notes, except as set forth in this Section 6.4, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Company.

                  (b) (i) If at any time when the Initial Investors and their Affiliates Beneficially Own at least 50% of the principal amount of the outstanding Notes (x) the Company fails to exchange all of the then outstanding Notes under the provisions of Section 6.1 (after notice has been given), (y) the Company fails to purchase Notes pursuant to Section 4.1, or (z) an Event of Default has occurred and is continuing (each, a "Voting Rights Triggering Event"), then the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of a majority in principal amount of the Notes to appoint two directors of the Board of Directors. Holders of a majority of the outstanding principal amount of the Notes shall during the period set forth in Section 6.4(b)(ii) have the exclusive right to appoint two directors of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event and at every subsequent meeting at which the terms of office of the directors so elected expire.

                           (ii)     The right of Holders of Notes to elect
members of the Board of Directors as set forth in Section 6.4(b)(i) shall continue until such time as the failure, breach, or default giving rise to such Voting Rights Triggering Event is remedied or is waived by Holders of at least a majority in principal amount of outstanding Notes at which time (I) the special right of Holders of Notes so to vote for the election of directors and (II) the term of office of the additional directors elected by Holders of Notes shall terminate. At any time after voting power to elect directors shall have become vested and be continuing in Holders of Notes pursuant to Section 6.4(b)(i), or if vacancies shall exist in the offices of directors elected by Holders of Notes, a proper officer of the Company may, and upon the written request of the Holders of record of at least twenty-five percent (25%) of the principal amount of Notes then outstanding addressed to the secretary of the Company shall, call a special meeting of the Holders of Notes for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of said written request upon the secretary of the Company or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the secretary of the Company at its principal executive offices, then (x) the Holders of record of at least twenty-five percent (25%) of the principal amount of Notes then outstanding may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of shareholders of the Company and shall be held at the place designated in such notice, or (y) the Holders of record of at least a majority in principal amount of outstanding Notes may elect such members to the Board of Directors without a meeting, without prior notice, and without a vote, if such Holders sign a consent or consents in writing electing such members to the Board of Directors.

                           (iii)    At the meeting held for the purpose of
electing directors at which the Holders of Notes shall have the right to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding principal amount of Notes shall be required to constitute a quorum of such Notes.

                           (iv)     Notwithstanding the foregoing, in the event
Holders of Notes shall have the concurrent right to elect members of the Board of Directors under this Section 6.4 and under Section 6.4 of the Tranche B Notes, the number of directors provided for in this Section 6.4 shall be reduced to one during, but only during, any period such concurrent right exists and, upon termination of any such right under the Tranche B Notes, such number shall be returned to two directors. The right of Holders of Notes to elect directors pursuant to this Section 6.4 shall be in addition to, and not in substitution for or diminution of, the rights of Wingate and its assigns or Affiliates to appoint members of the Board of Directors under the terms of the Purchase Agreement.

                                   ARTICLE 7
                              SUBSIDIARY GUARANTEES

         Section 7.1 Subsidiary Guarantees.

                  (a) Subject to the provisions of this Article 7 each Subsidiary Guarantor, jointly and severally, hereby irrevocably unconditionally guarantees to each Holder of a Note that: (i) the principal of, premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, or otherwise, and interest on overdue principal, premium, if any, interest on any interest (to the extent permitted by law), if any, on the Notes and all other obligations of the Company to Holders of Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof,
(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, or otherwise, and (iii) the prompt payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Holder of Notes in successfully enforcing any rights under the Notes. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders of Notes, for whatever reason, each Subsidiary Guarantor shall be jointly and severally obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity, or enforceability of the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (A) any right to require the Holders of Notes or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiary Guarantors, or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantor; (B) any defense that may arise by reason of the incapacity, lack of authority, death, or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other Person or Persons; (C) demand, protest, and notice of any kind (except as expressly required by this Note), including but not limited to notice of the existence, creation, or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (D) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (E) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (F) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of
Section 1111(b)(2) of the Bankruptcy Code; and (G) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Subsidiary Guarantors shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under this Note.

                  (b) If any Holder of Notes is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to such Holder of Notes, the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (c) Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article 5 for the purposes hereof, notwithstanding any stay, injunction, or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 5, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

         Section 7.2 Releases Following Sale of Assets and Restricted Subsidiary Stock. In the event of a sale, assignment, transfer, lease, conveyance, or other disposition of all of the Equity Interests in, or all or substantially all of the assets of, a Subsidiary Guarantor to any Person that is not the Company or any of its Subsidiaries, whether by way of merger, consolidation, or otherwise, if (i) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.07 of the Indenture, (ii) no Default or Event of Default exists or would exist under this Note after giving effect to such transaction, (iii) all obligations of such

Subsidiary Guarantor under any other Indebtedness of the Company or any of its Subsidiaries shall have been terminated (including, without limitation, all Guarantees of any such Indebtedness), (iv) all Liens on assets of such Subsidiary that secure any other Indebtedness of the Company or any of its Subsidiaries shall have been terminated, and (v) all obligations of the Company and its Subsidiaries under other Indebtedness of such Subsidiary Guarantor shall have been terminated (including, without limitation, all Guarantees of such Indebtedness), then (A) in the case of such a sale or other disposition, whether by way of merger, consolidation, or otherwise, of all of the Equity Interests in such former Subsidiary Guarantor, such former Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, or (B) in the case of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, the Person acquiring such assets will not be required to assume the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

         Section 7.3 Limitation of Subsidiary Guarantor's Liability. Each Subsidiary Guarantor, and by its acceptance hereof each Holder of Notes, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar federal or state law. To effectuate the foregoing intention, the Holders of Notes and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 7 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 7, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

         Section 7.4 Application of Certain Terms and Provisions to the Subsidiary Guarantors.

                  (a) For purposes of any provision of this Note which provides for the delivery by any Subsidiary Guarantor of an Officer's Certificate and/or an Opinion of Counsel, the definitions of such terms shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

                  (b) Any request, direction, order, or demand which by any provision of this Note is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 9.1 as if references therein to the Company were references to such Subsidiary Guarantor.

                  (c) Any notice or demand which by any provision of this Note is required or permitted to be given or served by the Holders of Notes to or on any Subsidiary Guarantor may be given or served as described in Section 9.1 as if references therein to the Company were references to such Subsidiary Guarantor.

         Section 7.5 Release of Subsidiary Guarantees. Upon the sale or disposition of a Subsidiary Guarantor (or substantially all of its assets) pursuant to and in compliance with the terms of this Note and the Indenture, such Subsidiary Guarantor will be released from and relieved of its obligations under its Subsidiary Guarantee. Such release shall be conditional upon the delivery to the Holders of an Officers' Certificate and an Opinion of Counsel, each stating that such release of the Subsidiary Guarantee complies with the provisions of this Note and the Indenture and that all conditions precedent to such release of the Subsidiary Guarantee have been complied with.

         Section 7.6 Subordination of Subsidiary Guarantees. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this
Article 7 is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Subsidiary Guarantor on the same basis as the Notes are subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Holders of Notes shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Note, including Article 7. In the event that the Holders receive any Subsidiary Guarantor payment at a time when such payment is prohibited by the foregoing sentence, such Subsidiary Guarantor payment shall be paid over and delivered to the holders of the Senior Indebtedness of the Subsidiary Guarantor remaining unpaid, to the extent necessary to pay in full in cash or Cash Equivalents all such Senior Indebtedness of the Subsidiary Guarantor. Each Holder of a Note by its acceptance thereof agrees to and shall be bound by the provisions of this
Section 7.6.

                                   ARTICLE 8
                                  SUBORDINATION

         Section 8.1 Notes Subordinated to Senior Indebtedness. The Company covenants and agrees, and each Holder of Notes by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 8, and each Person holding any Note, whether upon original issue or upon transfer, assignment, or exchange thereof, accepts and agrees that all payments of the principal of and premium, if any, and interest on the Notes will, to the extent and in the manner set forth in this Article 8, be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of the Note or thereafter incurred.

         Section 8.2 No Payment on Notes in Certain Circumstances.

                  (a) No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, and interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to a Change of Control or otherwise, shall be made to the Holders of Notes (except that Holders of Notes may receive payments made in Junior Securities) if (i) a default in the payment of the principal of or premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Holders receive a written notice (with a copy to the Company) of such other default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (A) in the case of a payment default, upon the date on which such default is cured or waived and (B) in case of a nonpayment default, on the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Holders (such period being referred to herein as the "Payment Blockage Period"), unless the maturity of any Designated Senior Indebtedness has been accelerated (and written notice of such acceleration has been received by the Holders).

                  (b) Notwithstanding anything herein or in the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No new Payment Blockage Period may be commenced unless and until all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holders shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Holders of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

                  (c) In the event that, notwithstanding the foregoing, any payment shall be received any Holder of Notes when such payment is prohibited by
Section 8.2(a), such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Holders to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee) notify the Holders in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Holders shall be paid to the holders of Designated Senior Indebtedness.

         Section 8.3 Payment Over of Proceeds Upon Dissolution, Etc.

                  (a) Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Notes may receive Junior Securities).

                  (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property, or securities, shall be received by any Holder of Notes at a time when such payment or distribution is prohibited by Section 8.3(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash or Cash Equivalents, or payment provided for, such payment or distribution shall be received and held for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution, or provision therefor to or for the holders of such Senior Indebtedness.

                  (c) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Article 5 of the Indenture shall not be deemed a dissolution, winding-up, liquidation, or reorganization for the purposes of this
Section 8.3 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 of the Indenture.

         Section 8.4 Subrogation.

                  (a) Upon the payment in full in cash or Cash Equivalents of all Senior Indebtedness, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness and pari passu with the other unsecured Indebtedness of the Company to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of Notes would be entitled except for the provisions of this Article 8, and no payment over pursuant to the provisions of this Article 8 to the holders of Senior Indebtedness by Holders of Notes as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article 8 are and are intended solely for the purpose of defining the relative rights of the Holders of Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  (b) If any payment or distribution to which the Holders of Notes would otherwise have been entitled but for the provisions of this Article 8 shall have been applied, pursuant to the provisions of this Article 8, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

         Section 8.5 Obligations of Company Unconditional.

                  (a) Nothing contained in this Article 8 or elsewhere in the Notes is intended to or shall impair, as between the Company and the Holders of Notes, the obligation of the

Company, which is absolute and unconditional, to pay to the Holders of Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Article 8 of the holders of the Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

                  (b) Without limiting the generality of the foregoing, nothing contained in this Article 8 shall restrict the right of the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Article 5 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the Holders of Notes are entitled to receive any direct or indirect payment from the Company of principal of, premium, if any, and interest on the Notes.

         Section 8.6 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article 8, the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation, or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution, delivered to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 8.

         Section 8.7 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article 8 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

         Section 8.8 This Article Not to Prevent Event of Default. The failure to make a payment on account of principal of, premium, if any, and interest on the Notes by reason of any provision of this Article 8 shall not be construed as preventing the occurrence of an Event of Default specified in Section 5.1(a) or 5.1(b).

         Section 8.9 No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 8.7, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of Notes, without incurring responsibility to the Holders of Notes and without impairing or releasing the subordination provided in this Article 8 or the obligations hereunder of the Holders of Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place, or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 8.10 Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

                                   ARTICLE 9
                                  MISCELLANEOUS

         Section 9.1 Notices. Any notice or communication by the Company or any Subsidiary Guarantor shall be considered duly given if in writing and delivered in person or mailed by first-class mail, telecopier, or overnight air courier guaranteeing next day delivery, to the address set forth below:

                  If to the Company or a Subsidiary Guarantor:

                           Kevco, Inc
                           1300 South University Drive
                           Suite 200
                           Fort Worth, Texas  76107
                           Attention:  Chief Executive Officer
                           Telecopier No.:  (817) 332-2765

                  with a copy of any notice given to:

                           Jackson Walker L.L.P.
                           901 Main Street, Suite 6000
                           Dallas, Texas  75201-3797
                           Attention:  Byron F. Egan
                           Telecopier No.:  (214) 953-5822

                  and to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York  10006
                           Attention:  Daniel S. Sternberg
                           Telecopier No.:  (212) 225-3999

                  All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder of Notes shall be mailed by first-class mail to its address shown on the Note register kept by the Company. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         Section 9.2 Legal Holidays. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

         Section 9.3 Savings Clause. Notwithstanding any other provision of this Note to the contrary, in no event shall any Holder have the right to receive, or to elect to receive, Series A Voting Preferred Stock or Voting Common Stock, as the case may be, if, as a result thereof, a "change of control" would have been deemed to occur under the Indenture, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Series B Nonvoting Preferred Stock (with respect to Series A Voting Preferred Stock) or Nonvoting Common Stock (with respect to Voting Common Stock), as the case may be.

         Section 9.4 No Consent Payments. No Holder shall be paid or entitled to receive any consideration or fee for or as an inducement to any consent, waiver, or amendment of any provision of this Note.

         Section 9.5 No Recourse Against Others. No director, officer, employee, incorporator, or shareholder of the Company or any Guarantor Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor Subsidiary under the Notes, or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Subsidiary Guarantees.

         Section 9.6 Governing Law. The internal law of the State of Texas shall govern and be used to construe the Notes and the Subsidiary Guarantees (without regard to conflicts of law provisions). Each party hereto irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of Texas for purposes of this Note and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Note by any means allowed under federal or Texas law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense, or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

         Section 9.7 Successors. This Note shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns, except that the Company may not assign this Note or its obligations hereunder. Without limiting the generality of the foregoing, this Note shall inure to the benefit of all Holders of Notes from time to time. Nothing expressed or mentioned in this Note is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and assigns, and the Holders of Notes, any legal or equitable right, remedy, or claim under or in respect of this Note or any provision herein contained.

         Section 9.8 Severability. In case any provision in this Note or the Subsidiary Guarantees shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and in order to manifest the intent of the parties, effect shall be given to such invalid, illegal, or unenforceable provision to the maximum extent possible.

         Section 9.9 Headings. The headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof. Unless the context otherwise requires, all references to Articles and Sections contained herein are references to Articles and Sections of this Note.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Note as of the Issue Date.

                                       THE COMPANY:

                                       KEVCO, INC.


                                       By:
                                          --------------------------------------
                                       Name: Jerry E. Kimmel
                                       Title: Chairman, CEO and President

                                       SUBSIDIARY GUARANTORS:

                                       KEVCO MANAGEMENT, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       KEVCO HOLDING, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       KEVCO GP, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       DCM DELAWARE, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       KEVCO COMPONENTS, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       KEVCO DISTRIBUTION, L.P.

                                       By:  Kevco GP, Inc.,
                                            its General Partner


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                       KEVCO MANUFACTURING, L.P.

                                       By:  Kevco GP, Inc.,
                                            its General Partner

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                   EXHIBIT C
                                 TRANCHE B NOTE

         THIS TRANCHE B SENIOR SUBORDINATED EXCHANGEABLE NOTE AND HE SECURITIES REPRESENTED HEREBY HAVE BEEN PURCHASED PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN THE COMPANY AND WINGATE PARTNERS II, L.P. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS TRANCHE B SENIOR SUBORDINATED EXCHANGEABLE NOTE. THIS TRANCHE B SENIOR SUBORDINATED EXCHANGEABLE NOTE WAS ISSUED ON THE DATE HEREOF WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THIS NOTE IS _________________. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ATTRIBUTABLE TO THIS NOTE IS $[8,256,826](1). THE ISSUE DATE OF THIS NOTE IS JULY ___, 1999. THE YIELD TO MATURITY OF THIS NOTE IS ____%.

                 TRANCHE B SENIOR SUBORDINATED EXCHANGEABLE NOTE

$6,500,000.00                                                     July ___, 1999

         FOR VALUE RECEIVED, Kevco, Inc., a Texas corporation, hereby promises to pay to the order of _______________________________________, the principal sum of SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,500,000.00), together with interest, as hereinafter described.

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Definitions.

         "10 3/8% Senior Subordinated Notes" means the Company's 10 3/8% Senior Subordinated Notes due December 1, 2007.

         "Acceleration Notice" has the meaning specified in Section 5.2.

         "Acquired Indebtedness" means, in respect of the Company or any of its Subsidiaries, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of the Company or any of its Subsidiaries, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of the Company or any of its Subsidiaries and (ii) Indebtedness secured by a Lien encumbering any asset acquired by the Company or any of its Subsidiaries.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause

---------------------
(1)  Calculated as of July 12, 1999.

the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise; provided, however, that Beneficial Ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Aggregate Common Stock" means the Voting Common Stock and the Nonvoting Common Stock.

         "Amendment" has the meaning specified in the Purchase Agreement.

         "Applicable Law" means the applicable laws of the State of Texas or applicable laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         "Asset Sale" means (a) the direct or indirect sale, lease, license, conveyance, transfer, or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback or similar arrangement, by merger or consolidation) by the Company or any of its Subsidiaries (a "disposition"), in one transaction or a series of transactions; provided, however, that the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.1 and/or the provisions of Section 4.8 and not by the provisions of
Section 4.2 and (b) the issuance or disposition by the Company or any of its Subsidiaries of Equity Interests of the Company's Subsidiaries. Notwithstanding the foregoing, none of the following will be deemed an Asset Sale: (i) a disposition of assets by the Company to a Subsidiary of the Company or by a Subsidiary of the Company to the Company or to another Subsidiary of the Company; (ii) an issuance of Equity Interests by a Subsidiary of the Company to the Company or to another Subsidiary of the Company; (iii) a Restricted Payment that is permitted by Section 4.3; (iv) dispositions of $250,000 or less; (v) dispositions of assets or rights in the ordinary course of business consistent with past practices; (vi) the grant in the ordinary course of business of any non-exclusive license of intellectual property rights; (vii) any liquidation of any Cash Equivalents; (viii) any disposition of defaulted receivables for collection; and (ix) the grant of any Lien securing Indebtedness (or any foreclosure thereon) to the extent that such Lien is granted in compliance with
Section 4.5.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Average Life" means, as of the date of determination, in respect of any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

         "Bankruptcy Law" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" or "beneficial owner" (including, with correlative meanings, the terms "Beneficial Ownership" and "Beneficially Owns") for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" (as such term is used in Sections 13(d)(3) of the Exchange Act) shall be deemed to have "Beneficial Ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or is exercisable only upon the occurrence of a subsequent condition.

         "Benefitted Party" has the meaning specified in Section 7.1(a).

         "Board of Directors" means the board of directors of the Company.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to each Holder.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in Fort Worth, Texas are authorized or obligated by law or executive order to close.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalents" means (i) Government Securities having maturities of not more than 12 months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any member bank of the U.S. Federal Reserve System having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, and (iv) commercial paper having the rating of at least P-1 from Moody's Investors Services, Inc. ("Moody's"), or any successor to its rating business, or at least A-1 from Standard & Poor's Ratings Services ("S&P"), or any successor to its rating business, and in each case maturing within 180 days after the date of acquisition.

         "Change of Control" means the occurrence or existence of any of the following events or circumstances after the Issue Date: (i) a "person" or "group" (within the meaning of

Sections 13(d) and 14(d)(2) of the Exchange Act) (other than any person or group comprised solely of any or all of the Initial Investors or their Affiliates) becomes the Beneficial Owner of 50% or more of the Voting Common Stock or Jerry
E. Kimmel, his family members, heirs, estate or Affiliates, individually or collectively become the Beneficial Owners of more than 46% of the Voting Common Stock (an "Acquiring Person"); or (ii) a sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person or group (other than any person or group consisting solely of any or all of the Initial Investors or their respective Affiliates) has been consummated; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office, other than as a result of a reduction of the number of directors comprising the Board of Directors, pursuant to the provisions of the Company's Articles of Incorporation or under the terms of the Senior Credit Facility. Notwithstanding the foregoing, for purposes of clause (i) above, a Change of Control shall not be deemed to have occurred if any person or group becomes an Acquiring Person through one or more transactions which includes the acquisition, directly or indirectly, of any of the Voting Common Stock Beneficially Owned by the Initial Investors or their Affiliates, unless such action is part of a transaction, including a tender or exchange offer, merger, consolidation, or other business combination, in which such person or group acquires or offers to acquire, on substantially the same terms and conditions as those applicable to the Initial Investors and their Affiliates, substantially the same proportion of shares of the outstanding Voting Common Stock held by the remaining shareholders; provided, however, that a Change of Control may occur notwithstanding the fact that (i) holders of Voting Common Stock may elect more than one form of consideration in such transaction or (ii) such holders may receive cash in lieu of the purchase of fractional shares.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Company" means Kevco, Inc., a Texas corporation, and any successor thereto permitted pursuant to Section 4.8.

         "Composite Tape" means in respect of any security, the reporting by the National Association of Securities Dealers, Inc. (or any successor reporting mechanism) of all trades of such security occurring on all exchanges on which such security is traded.

         "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses discounted or disposed of) for the Reference Period to
(b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, however, that for purposes of such calculation, (i) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the

Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the Incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Hedging Obligation (which by its terms will remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used. For purposes of this definition whenever pro forma effect is to be given to a transaction, the pro forma calculations of Consolidated EBITDA and Consolidated Fixed Charges shall be made in accordance with Article 11 of Regulation S-X of the Commission and subject to agreed-upon procedures to be performed by the Company's independent accountants to determine whether the pro forma calculations are made in accordance with Article 11 of Regulations S-X.

         "Consolidated EBITDA" means, in respect of the Company, for any period, the Consolidated Net Income of the Company for such period adjusted to add thereto (to the extent deducted in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense, (ii) consolidated depreciation and amortization expense, and other non-cash charges required to be reflected as expenses for such period on the books and records of the Company, and (iii) Consolidated Fixed Charges, less the amount of all cash payments made by the Company or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

         "Consolidated Fixed Charges" means, in respect of the Company for any period, the sum of (i) the consolidated interest expense of the Company and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, imputed interest in respect of Attributable Debt, interest payments in respect of Indebtedness of another Person that is Guaranteed by the Company or one or more of its Subsidiaries or secured by a Lien on assets of the Company or one or more of its Subsidiaries, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of the Company and its Subsidiaries that was capitalized during such period, in each case, on a consolidated basis and in accordance with GAAP, and (iii) the product of (A) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Disqualified Stock of the Company and its Subsidiaries or preferred stock of the Company's Subsidiaries, to the extent such Disqualified Stock or preferred stock is owned by Persons other than the Company and its Subsidiaries and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, local, and foreign statutory tax rate of the Company, expressed as a decimal.

         "Consolidated Net Income" means, in respect of the Company for any period, the aggregate of the Net Income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or any of its Subsidiaries as to which Consolidated Net Income is being calculated, (ii) the Net Income of any Subsidiary of the Company shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income would not be permitted at the date of determination or, directly or indirectly, pursuant to the terms of its charter and bylaws (or similar organizational and governing documents) and all agreements, instruments, judgments, decrees, orders, statutes, rules, or governmental regulations applicable to such Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) income or loss attributable to discounted operations shall be excluded, and (vi) any gain (but not loss) realized upon the sale or other disposition of any property, plant, or equipment of the Company or its Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded.

         "Convertible Preferred Stock" means collectively the Series A Voting Preferred Stock and the Series B Nonvoting Preferred Stock.

         "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         "Debt Incurrence Ratio" has the meaning specified in Section 4.4(a).

         "Default" means any event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Designated Senior Indebtedness" means any Indebtedness outstanding under the Senior Credit Facility.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

         "Dollars" and "$" mean lawful money or currency of the United States of America.

         "Equity Interests" means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" has the meaning specified in Section 5.1.

         "Excess Proceeds" has the meaning specified in Section 4.2(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Price" has the meaning specified in Section 6.1(a).

         "Existing Indebtedness" means the 10 3/8% Senior Subordinated Notes and all other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, including the Tranche A Notes.

         "Fair Market Value" means, in respect of any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided, however, that if such value exceeds $1,000,000, such determination shall be made in good faith by the Board of Directors.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

         "Government Securities" means direct obligations of, or obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness (and "Guaranteed" shall have a meaning correlative to the foregoing).

         "Hedging Obligations" means, in respect of any Person, the obligations of such Person under (i) interest or currency exchange rate swap agreements, interest or currency exchange rate cap agreements, and interest or currency exchange rate collar agreements and (ii) other agreements or arrangements, in any case, designed to protect such Person against fluctuations in interest or currency exchange rates (as appropriate, "Interest Rate Hedges" and "Currency Hedges").

         "Holder" means a Person in whose name a Note is registered.

         "HSR Act" has the meaning specified in Section 3.2(e).

         "Incur" means, in respect of any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange, or otherwise), assume, Guarantee, or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable," and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

         "Incurrence Date" has the meaning specified in Section 4.4(a).

         "Indebtedness" means, in respect of any Person, (a) any liability of such Person, whether or not contingent (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance, or note purchase facility; (ii) evidenced by a bond, note, debenture, or similar instrument (including a purchase money obligation); (iii) for the payment of money relating to a Capitalized Lease Obligation; (iv) for or pursuant to Disqualified Stock; (v) for or pursuant to preferred stock of any Subsidiary of such Person (other than preferred stock held by such Person or any of its Subsidiaries or in the case of the Company, any of its Subsidiaries); (vi) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes a trade payable or accrued liability in the ordinary course of business that is not overdue by more than 90 days or is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted); or (vii) under or in respect of Hedging Obligations; (b) any liability of others described in the preceding clause (a) that such Person has Guaranteed, that is recourse to such Person or that is otherwise its legal liability, or the payment of which is secured by (or for which the holder of such liability has an existing right to be secured by) any Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such liability; and (c) any amendment, supplement, modification, deferral, renewal, extension, or refunding of any liability of the types referred to in clauses (a) and (b) above. The amount of any non-interest bearing or other discount Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP, but such Indebtedness shall be deemed to have been Incurred only on the date of the original issuance thereof.

         "Indenture" means the Indenture dated December 1, 1997 between the Company, the Subsidiary Guarantors, and the United States Trust Company of New York, as amended or supplemented from time to time.

         "Independent Director" means any director of the Company not affiliated with Wingate or its assigns or Jerry E. Kimmel and who does not have any other relationship (including any relationship, contractual or otherwise, with Wingate, its assigns, or Jerry E. Kimmel) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

         "Initial Investor" means any "Purchasers" under the Purchase Agreement, including any such Purchasers acquiring rights by way of assignment pursuant to
Section 13.8 thereof.

         "Interest Payment Date" has the meaning specified in Section 2.1.

         "Investments" means, in respect of any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations (but excluding endorsements of negotiable instruments for collection in the ordinary course of business)), advances or capital contributions (excluding commissions, travel, and similar advances to directors, officers, and employees made in the ordinary course of business), purchases or other acquisitions (for consideration) of

Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Issue Date" means July __, 1999, the date on which the Notes were originally issued.

         "Junior Securities" means, in respect of the Company or any of its Subsidiaries, securities (including Capital Stock but excluding Disqualified Stock) issued by the Company or any of its Subsidiaries to a Holder on account of the Notes that (a) has an Average Life and maturity or mandatory redemption obligation, if any, longer than, or occurring after the final maturity date of, all Designated Senior Indebtedness of the Company, (b) by their terms or by law are subordinated to Designated Senior Indebtedness of the Company outstanding on the date of issuance of such Junior Securities at least to the same extent as the Notes and (c) are not secured by any assets or property of the Company or any of its Subsidiaries. As used herein, "Designated Senior Indebtedness" of the Company outstanding on the date of issuance of such Junior Securities" shall include securities issued in connection with a reorganization pursuant to the Bankruptcy Law of any jurisdiction to Persons which held "Designated Senior Indebtedness" in such reorganization proceeding.

         "Kimmel Designees" means Jerry E. Kimmel, if he is a director of the Company, and any other director of the Company elected or appointed at the designation of Jerry E. Kimmel.

         "Lien" means, in respect of any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Mandatory Redemption Obligation" has the meaning specified in Section 4.1(b).

         "Market Price" means, with respect to any Aggregate Common Stock, on a per share basis and as of any date, an amount equal to the average, for each of the ten (10) consecutive Trading Days immediately prior to such date, of the closing prices for a share of Voting Common Stock on such Trading Day as reported on the Composite Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source). If no price can be determined under the foregoing, then the "Market Price" shall be deemed to be the fair market value thereof, as determined by the Special Committee in good faith as of a date which is within fifteen (15) days preceding the date as of which the determination is to be made.

         "Maturity Date" means the maturity of this Note, which is the date that is seven (7) calendar years after the date hereof, as the same may be hereafter accelerated pursuant to the provisions of this Note.

         "Maximum Lawful Rate" means the maximum rate of interest permitted under Applicable Law.

         "Net Income" means, in respect of any Person, the net income (loss) of such Person, determined in accordance with GAAP.

         "Net Proceeds" means, in respect of any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either case, only as and when so received) received by the Company or any of its Subsidiaries in respect of such Asset Sale, net of:
(i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale and legal, accounting, management and advisory, and investment banking fees and sales commissions),
(ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Proceeds on such date, (iv) any relocation expenses and pension, severance, and shutdown costs incurred as a result thereof, and (v) any cash amounts actually set aside by the Company or any of its Subsidiaries as a reserve in accordance with GAAP against any retained liabilities associated with the asset disposed of in such transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

         "Nonvoting Common Stock" means the newly created class of nonvoting common stock, par value $0.01 per share, to be created by the Amendment.

         "Note or Notes" means this Tranche B Senior Subordinated Exchangeable Note, including any Note issued upon transfer, assignment, or subdivision thereof.

         "Notice of Adjustment" has the meaning specified in Section 6.3(h).

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, in respect of the Company, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, or any Vice President of the Company.

         "Officer's Certificate" means a certificate signed on behalf of the Company by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, or the principal accounting officer of the Company.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Holders.

         "Payment Blockage Notice" has the meaning specified in Section 8.2(a).

         "Payment Blockage Period" has the meaning specified in Section 8.2(a).

         "Payment Default" has the meaning specified in Section 5.1(f).

         "Permitted Indebtedness" has the meaning specified in Section 4.4(b).

         "Permitted Investments" means (i) any Investment in the Company or in a Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any of its Subsidiaries in a Person engaged in a Related Business if, as a result of such Investment, (A) such Person becomes a Subsidiary of the Company or (B) such Person is merged, consolidated, or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (iv) Investments the payment for which consists exclusively of Equity Interests (excluding Disqualified Stock) of the Company; (v) Investments in shares of money market mutual or similar funds having assets in excess of $500,000,000; and (vi) Investments in negotiable instruments held for collection in the ordinary course of business and lease, utility, and similar deposits.

         "Permitted Liens" means (i) Liens securing Permitted Indebtedness Incurred pursuant to clause (i) of the definition of such term; (ii) Liens in favor of the Company and/or its Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any of its Subsidiaries; (iv) Liens securing any Acquired Indebtedness and which exist at the time of acquisition thereof by the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens existing on the Issue Date or arising since such date in compliance with this Note; (vi) Liens arising by reason of (1) any judgment, decree, or order of any court not constituting an Event of Default; (2) taxes not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money), bids, licenses, performance or similar bonds and other obligations of a like nature, in the ordinary course of business; (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and in respect of leasehold interests, mortgages, obligations, Liens, and other encumbrances incurred, created, assumed, or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessees), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any of its Subsidiaries or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds; (7) surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights or others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; or (8) operation of law or statute and incurred in the ordinary course of business, including without limitation, those in favor of mechanics, materialmen, suppliers, laborers or employees, and, if securing sums of money, for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (vii) Liens resulting from the deposit of funds in trust for the purpose of decreasing or defeasing Indebtedness of the Company and its Subsidiaries so long as such deposit of funds and such decreasing or defeasing of Indebtedness are permitted under
Section 4.3; and (viii)
any extension, renewal, or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (iii), (iv), and (v) above; provided, however, that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness secured thereby immediately prior to the time of such extension, renewal, or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed, or replaced (plus improvements on such property).

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used by such Person to extend, refinance, renew, replace, defease, or refund other Indebtedness of such Person ("Old Indebtedness"); provided, however, that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Old Indebtedness plus any premium or penalty payable thereon and any reasonable expenses incurred in connection therewith; (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Old Indebtedness; (iii) if the Old Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Old Indebtedness; (iv) such Permitted Refinancing Indebtedness is on terms that are no more restrictive, as a whole, than those governing such Old Indebtedness; and
(v) such Permitted Refinancing Indebtedness is Incurred only by the Company or any of its Subsidiaries that is the obligor on the Old Indebtedness.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Plans" means any plan existing on the Issue Date or adopted by the Company after the Issue Date providing for the issuance of Aggregate Common Stock of any class or series or other options or rights to purchase stock, warrants, or other securities.

         "Purchase Agreement" means the Securities Purchase Agreement, dated as of July 14, 1999 between Wingate and Kevco, Inc.

         "Purchase Money Indebtedness" means, in respect of the Company or any of its Subsidiaries, any Indebtedness of the Company or any of its Subsidiaries to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any real or personal tangible property acquired after the Issue Date which, in the reasonable good faith judgment of the Board of Directors or the board of directors (or similar governing body) of any of its Subsidiaries, as applicable, is directly related to a Related Business and which is Incurred within 180 days of such acquisition and is secured only by the assets so financed.

         "Purchase Rights" has the meaning specified in Section 6.3(e)(ii).

         "Redemption Notice" has the meaning specified in Section 3.2(b).

         "Reference Period" in respect of any Person means the four full fiscal quarters for which financial statements are available at the time of determination (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any such determination is to be made pursuant to the terms of this Note.

         "Related Business" means the business conducted by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors are materially related businesses.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payments" has the meaning specified in Section 4.3(a).

         "Senior Credit Facility" means the Credit Agreement dated December 1, 1997, among the Company, the guarantors named therein, and NationsBank of Texas, N.A., as agent and lender, and the other lenders party thereto, as amended to the date hereof.

         "Senior Indebtedness" means, in respect of any Person, (i) all Indebtedness of such Person outstanding under the Senior Credit Facility and all Hedging Obligations in respect thereof, (ii) any other Indebtedness of such Person permitted to be issued under this Note, provided that Senior Indebtedness shall not include any Indebtedness which by the terms of the instrument creating or evidencing the same is on parity with or is subordinated or junior in right of payment in any respect to any other Indebtedness of such Person or its Subsidiaries or Affiliates and (iii) all Obligations in respect of the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) any liability for federal, state, local, foreign, or other taxes, (ii) any Indebtedness of any such Person to any of its Subsidiaries or other Affiliates, (iii) any accounts payable or trade liabilities arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness that is incurred in violation of this Note, (v) Indebtedness of the Person to any shareholder of the Person, (vi) Indebtedness to, or guaranteed by the Person or any of its Subsidiaries for the benefit of, any director, officer, or employee of the Person or any Subsidiary of the Person (including, without limitation, amounts owed for compensation), (vii) Capital Stock of such Person and Indebtedness represented by Disqualified Stock, (viii) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person, (ix) any Indebtedness or obligation which is subordinated in right of payment to any other Indebtedness or obligation of such Person and (x) any Indebtedness under the 10 3/8% Senior Subordinated Notes or any refinancings thereof. "Senior Indebtedness" when used in respect of a Subsidiary Guarantor, shall have a meaning substantially identical to that applied to the Indebtedness of the Person or its Subsidiaries.

         "Series A Voting Preferred Stock" means the Company's "Series A 10 3/8% Convertible Pay-in-Kind Voting Preferred Stock" to be established under the terms of the Amendment.

         "Series B Nonvoting Preferred Stock" means the Company's "Series B 10 3/8% Convertible Pay-in-Kind Nonvoting Preferred Stock" to be established under the terms of the Amendment.

         "Special Committee" means a committee of the Board of Directors composed solely of the Independent Directors and the Kimmel Designees then in office; provided, however, that such committee shall be constituted such that a majority of its members shall always be Independent Directors.

         "Subordinated Indebtedness" means Indebtedness of the Company (or of its Subsidiaries) that is subordinated in right of payment to the Notes (or a Subsidiary Guarantee, as appropriate).

         "subparagraph (d) adjustment" has the meaning specified in Section 6.3(e)(i).

         "Subsidiary" means, in respect of any Person, (i) any corporation, association, or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless indicated to the contrary, "Subsidiary" refers to a direct or indirect Subsidiary of the Company.

         "Subsidiary Guarantee" means any guarantee of the obligations of the Company under this Note by any Person.

         "Subsidiary Guarantors" means Kevco Management, Inc., Kevco Holding, Inc., Kevco GP, Inc., DCM Delaware, Inc., Kevco Components, Inc., Kevco Distribution, L.P., and Kevco Manufacturing, L.P. in each case until such time, if any, as such Subsidiary is released from its Subsidiary Guarantee as permitted by this Note.

         "TBCA" means the Texas Business Corporation Act, as the same may be amended from time to time.

         "Trading Day" means any day on which the NASDAQ Stock Market is open for trading, or if the shares of Voting Common Stock are not quoted on the NASDAQ Stock Market, any day on which the principal national securities exchange or national quotation system on which the shares of Voting Common Stock are listed, admitted to trading, or quoted is open for trading.

         "Tranche A Notes" means the Company's $17,000,000 principal amount Tranche A Senior Subordinated Exchangeable Notes issued on the Issue Date.

         "Transaction" has the meaning specified in Section 6.3(g).

         "Voting Common Stock" means the voting common stock, par value $0.01 per share, of the Company.

         "Voting Rights Triggering Event" has the meaning specified in Section 6.4(b)(i).

         "Warrants" means the following: (i) the warrant issued by the Company dated July ___, 1999 to The Kevco Partners Investment Trust providing for the purchase of 675,000 shares of Nonvoting Common Stock, (ii) the warrant issued by the Company dated July ___, 1999 to The Kevco Partners Investment Trust providing for the purchase of 772,727 shares of Nonvoting Common Stock, (iii) the warrant issued by the Company dated July ___, 1999 to The Kevco Partners Investment Trust providing for the purchase of 295,455 shares of Nonvoting Common Stock, and (iv) all reissuances, transfers, and substitutions of the foregoing.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wingate" means Wingate Partners II, L.P., a Delaware limited partnership.

                                   ARTICLE 2
                                    PAYMENTS

         Section 2.1 Interest Payments. The Company shall pay interest on this Note quarterly on the last day of each June, September, December, and March (each an, "Interest Payment Date"), commencing with September 30, 1999. Interest will accrue on the unpaid principal balance hereof outstanding (and on any accrued but unpaid interest as provided for below) at the lesser of (i) the Maximum Lawful Rate or (ii) a rate per annum equal to eleven and one-half percent (11.5%); provided, however, that on any Interest Payment Date such interest may, in the sole discretion of the Company as determined by the Special Committee, in lieu of the payment in whole of such interest in cash, be accrued (in which case, interest shall also be payable on any accrued interest until paid); provided, however, that if the Company elects to accrue interest pursuant to the provisions of this Section 2.1, (i) the Company shall give Holders written notice thereof at least one (1) Business Day prior to the applicable Interest Payment Date, and (ii) the Holders shall have the right to elect to have all accrued interest paid in shares of Series B Nonvoting Preferred Stock with an aggregate liquidation preference equal to the amount of interest accrued and unpaid through the applicable Interest Payment Date. The Holders shall make such election by the delivery of written notice thereof to the Company within ten (10) days after the applicable Interest Payment Date. Notwithstanding the foregoing, at any time when an Event of Default has occurred and is continuing, from such date until the date such Event of Default no longer exists, interest shall accrue at the lesser of (i) the Maximum Lawful Rate or (ii) a rate per annum equal to twelve and one-half percent (12.5%).

         Section 2.2 Principal Payments. All principal and accrued but unpaid interest shall be due and payable, in full, in cash, on the Maturity Date, pursuant to Section 3.1 or 4.1.

         Section 2.3 Computations. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Section 2.4 Prepayments. Except as provided for in Section 4.1, the Notes may not be redeemed in whole or in part prior to the third anniversary of the Issue Date.

         Section 2.5 Certain Determinations. Notwithstanding any other provision of this Note, all determinations with respect to interest and principal payments on, and redemption of, the Notes requiring action by the Board of Directors shall be taken by the Special Committee.

                                   ARTICLE 3
                                   REDEMPTION

         Section 3.1 Optional Redemption. The Notes shall be subject to redemption at any time after the third anniversary of the Issue Date at the option of the Company as determined by the Special Committee, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the Notes together with accrued and unpaid interest thereon to the applicable redemption date.

         Section 3.2 Procedures for Redemption.

               (a) In the event that fewer than all the outstanding Notes are to be redeemed pursuant to Section 3.1, the amount of Notes to be redeemed shall be determined by the Board of Directors following the recommendation of the Special Committee and the Notes so redeemed shall be selected pro rata according to the principal amount of Notes held by each Holder.

               (b) In the event the Company shall redeem Notes pursuant to this
Article 3, notice of such redemption ("Redemption Notice") shall be given by overnight courier not less than 10 Business Days nor more than 40 Business Days prior to the redemption date, to each Holder of record of the Notes to be redeemed at such Holder's address as the same appears on the Note register of the Company; provided, however, that neither the failure to give the Redemption Notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any Notes to be redeemed except as to the Holder to whom the Company has failed to give the Redemption Notice or except as to the Holder whose Redemption Notice was defective. Each Redemption Notice shall state: (i) the redemption date; (ii) the principal amount of Notes to be redeemed and, if less than all the principal amount of Notes held by such Holder are to be redeemed, the principal amount of Notes to be redeemed from such Holder; (iii) customary provisions regarding the surrender of Notes; (iv) the redemption price and the estimated amount of accrued but unpaid interest on the Notes to the date of redemption; (v) the place or places where Notes are to be surrendered for redemption; and (vi) that interest on the Notes to be redeemed will cease to accrue on such redemption date.

               (c) In the case of a redemption pursuant to this Article 3, and if the Redemption Notice has been properly provided in accordance with this
Article 3, from and after the redemption date (unless the Company shall default in payment in cash of the redemption price for the Notes called for redemption), interest on such Notes called for redemption shall cease to accrue, and all rights of the Holders thereof as Note Holders of the Company (except the right to receive the redemption price from the Company) shall cease. Upon surrender of the Notes in accordance with the Redemption Notice, any Notes so redeemed shall be redeemed in cash by the Company at the redemption price specified herein and in the Redemption Notice.

               (d) Any such offer under this Article 3 shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to this
Article 3. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Note relating to an offer under this Article 3, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Note by virtue thereof.

               (e) Notwithstanding any other provision of this Note to the contrary, in the event the Company delivers a Redemption Notice under this
Article 3 and the Holder timely elects to exchange the Notes prior to the stated redemption date pursuant to Sections 6.1 and 6.2, then, for purposes of a redemption under this Article 3, the "redemption date" shall mean the latter of
(i) the redemption date set forth in the Redemption Notice and (ii) the date upon which any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition.

                                    ARTICLE 4
                                    COVENANTS

         Section 4.1 Offer to Repurchase Upon Change of Control.

               (a) In the event of a Change of Control, the Company shall, to the extent it shall have funds legally available for such payment, offer to redeem for cash all of the Notes then outstanding, and shall redeem the Notes of any Holder of such Notes that shall consent to such redemption, upon a date no later than 30 Business Days following the Change in Control, at a redemption price equal to 100% of the principal amount of the Notes, in cash, plus (without duplication) accrued and unpaid interest thereon to the date fixed for redemption.

               (b) If the Company is unable or shall fail to discharge its obligation to redeem all outstanding Notes pursuant to this Section 4.1 (a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as the Company is able to discharge such Mandatory Redemption Obligation.

               (c) In the case of a redemption pursuant to this Section 4.1, notice of such redemption shall be given by overnight courier not more than ten Business Days following the occurrence of the Change of Control and not less than 20 Business Days prior to the redemption date, to each Holder of record of the Notes to be redeemed at such Holder's address as the same appears on the Note register of the Company; provided, however, that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any Notes to be redeemed, except as to the Holder to whom the Company has failed to give said notice or except as to the Holder whose notice was defective. Each such redemption notice shall state: (i) that a Change of Control has occurred; (ii) the redemption date; (iii) the redemption price and the estimated amount of accrued but unpaid interest to the redemption date; (iv) customary provisions regarding the surrender of Notes; (v) that such Holder may elect to cause the Company to redeem all or any of the Notes held by such Holder; (vi) the place or places where Notes are to be surrendered for redemption; and (vii) that interest on the Notes the Holder elects to cause the Company to redeem will cease to accrue on such redemption date.

               (d) Upon receipt of such redemption notice, Holders of Notes shall, within 10 Business Days after receipt thereof, return such redemption notice to the Company indicating the aggregate principal amount of Notes such Holder shall elect to cause the Company to redeem, if any.

               (e) In the case of a redemption pursuant to this Section 4.1, and if notice thereof has been properly provided in accordance with this Section 4.1, from and after the redemption date (unless the Company shall default in payment in cash of the redemption price for the Notes called for redemption), interest on such Notes as the Holder elects to cause the Company to redeem shall cease to accrue, and all rights of the electing Holders thereof as Note Holders of the Company (except the right to receive the redemption price from the Company) shall cease. Upon surrender of the Notes in accordance with such redemption notice, any Notes so redeemed shall be redeemed in cash by the Company at the redemption price specified herein and in such redemption notice.

               (f) Notwithstanding anything in this Section 4.1 to the contrary, prior to the commencement of an offer under Section 4.1, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Senior Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or (ii) obtain the requisite consents under the Senior Credit Facility and all such other Senior Indebtedness to permit the repurchase of the Notes as provided herein.

               (g) Any such offer under this Section 4.1 shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to this
Section 4.1. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Note relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Note by virtue thereof.

               (h) Notwithstanding any other provision of this Note to the contrary, in the event the Company delivers a redemption notice under this
Section 4.1 and the Holder timely elects to exchange the Notes prior to the stated redemption date pursuant to Sections 6.1 and 6.2, then, for purposes of a redemption under this Section 4.1, the "redemption date" shall mean the latter of (i) the date 30 Business Days after a Change of Control and (ii) the date upon which any applicable waiting period under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition.

         Section 4.2 Limitation on Sale of Assets and Subsidiary Stock.

               (a) The Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale, unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (which, if it exceeds $1,000,000, shall be determined by the Board of Directors and set forth in a Board Resolution delivered to the Holders) of the assets (including, if appropriate, Equity Interests) disposed of or issued, as appropriate, and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the 75% limitation referred to above shall not apply to any Asset Sale in which the cash portion of the consideration received therefor, determined in accordance with the following sentence, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation. For purposes of this covenant (and not for purposes of any other provision of this Note), the term "cash" shall be deemed to include (A) any notes or other obligations received by the Company or such Subsidiary as consideration as part of such Asset Sale that are immediately converted by the Company or such Subsidiary into actual cash or Cash Equivalents (to the extent of the actual cash or Cash Equivalents so received), and (B) any liabilities of the Company or such Subsidiary (as shown on the most recent balance sheet of the Company or such Subsidiary) that are payable in cash and that (1) are assumed by the transferee of the assets which are the subject of such Asset Sale as consideration therefor in a transaction the result of which is that the Company and all of its Subsidiaries are released from all liability for such assumed liability, (2) are not by their terms subordinated in right of payment to the Notes, (3) are not owed to the Company or any Subsidiary of the Company, and (4) constitute short-term liabilities (as determined in accordance with GAAP).

               (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply, directly or indirectly, such Net Proceeds (i) to repay permanently Senior Indebtedness of the Company or of its Subsidiaries, or (ii) to the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Related Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company may make an offer to all holders of 10 3/8% Senior Subordinated Notes to the extent required by Section 4.08(b) of the Indenture. Pending the final application of any such Net Proceeds, the Company or its Subsidiaries, as the case may be, may temporarily reduce Indebtedness under the Senior Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Note. If the aggregate principal amount of the 10 3/8% Senior Subordinated Notes tendered by the holders thereof is less than the amount of Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

               (c) The Company will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any of its Subsidiaries to any Person (other than the Company or another Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all of the Capital Stock of such Subsidiary owned by the Company and its Subsidiaries or is otherwise permitted under Section 4.7 and (ii) such transaction is conducted in accordance with Sections 4.2(a) and (b).

         Section 4.3 Limitation on Restricted Payments.

               (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation) other than dividends or distributions (A) paid or payable in Equity Interests (other than Disqualified Stock) of the Company or (B) paid or payable to the Company or any Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company or any Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Subsidiary of the Company or upon redemption of the Series A Voting Preferred Stock or the Series B Nonvoting Preferred Stock in accordance with the terms of the Amendment); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value prior to the scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (except, if no Default or Event of Default is continuing or would result therefrom, any such payment, purchase, redemption, defeasance or other acquisition or retirement for value made (A) out of Excess Proceeds available for general corporate purposes if such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, or (B) upon the occurrence of a Change of Control if (1) such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued and (2) the Company has purchased all Notes properly tendered pursuant to Section 4.1 resulting from such Change of Control); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

                    (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                    (ii) the Company would, at the time of such Restricted
               Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Reference Period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio test set forth in Section 4.4(a); and

                    (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Subsidiaries after the Issue Date shall not exceed, at the date of determination, the sum of (1) 50% of aggregate Consolidated Net Income of the Company from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the Issue Date of Equity Interests of the Company or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (3) the aggregate net cash proceeds received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) after the Issue Date (other than capital contributions from Wingate, its partners, or their respective Affiliates).

               (b) The foregoing provisions will not prohibit the following Restricted Payments:

                    (i) the payment of any dividend or other distribution within
               60 days after the date of declaration thereof, if, at said date of declaration, such payment would have complied with the provisions of this Note;

                    (ii) the redemption, repurchase, retirement or other
               acquisition of any Equity Interests of the Company (other than Disqualified Stock) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, or other acquisition shall be excluded from clause (iii) of Section 4.3(a) (both for purposes of determining the aggregate amount of Restricted Payments made and for purposes of determining the aggregate amount of Restricted Payments permitted);

                    (iii) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the net cash proceeds from a substantially concurrent Incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (in each case other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); provided that the amount of any such net cash proceeds that are utilized for any such payment, purchase, redemption, defeasance or other acquisition or retirement shall be excluded from clause (iii) of Section 4.3(a) (both for purposes of determining the aggregate amount of Restricted Payments made and for purposes of determining the aggregate amount of Restricted Payments permitted);

                    (iv) so long as no Default or Event of Default is
               continuing, the repurchase of Equity Interests of the Company from former employees of the Company or any Subsidiary thereof (or the estates, heirs or legatees of such former employees) for consideration which does not exceed $500,000 in the aggregate in any fiscal year;

                    (v) any Restricted Investment made with the net cash
               proceeds from a substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); and

                    (vi) so long as no Default or Event of Default is
               continuing, any Restricted Investment which, together with all other Restricted Investments outstanding made pursuant to this clause (vi) does not exceed $5,000,000.

               Except to the extent specifically noted above, Restricted Payments made pursuant to this Section 4.3(b) shall be included in calculating the amount of Restricted Payments made after the Issue Date.

               (c) The amount of all Restricted Payments not made in cash shall be the Fair Market Value (which, if it exceeds $1,000,000, shall be determined in good faith by the Board of Directors and set forth in a Board Resolution delivered to the Holders) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or any Subsidiary thereof, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Holders an Officers' Certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this Section 4.3 were computed, which calculations may be based upon the Company's latest available financial statements.

        Section 4.4 Limitation on Incurrence of Indebtedness.

               (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the Company and its Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if, at the time of Incurrence of such Indebtedness, after giving pro forma effect to such Incurrence as of such date and to the use of proceeds therefrom (including the application or the use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment) (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such Incurrence of Indebtedness and
(ii) on the date of such Incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such Incurrence of Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would exceed 1.75 to 1 (the "Debt Incurrence Ratio").

               (b) "Permitted Indebtedness" means any and all of the following:

                    (i) Indebtedness of the Company Incurred pursuant to the
               Senior Credit Facility in the aggregate principal amount at any time outstanding not to exceed the sum of the aggregate commitments pursuant to the Senior Credit Facility as in effect on the date hereof;

                    (ii) Existing Indebtedness;

                    (iii) intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided that (A) if the Company is an obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (B) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary of the Company, shall be deemed to constitute a new Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

                    (iv) Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, (A) Indebtedness (other than Permitted Indebtedness) that was Incurred in compliance with this Note, (B) Indebtedness referred to in Section 4.4(b)(i) or
               (b)(ii), or (C) Existing Indebtedness, other than Existing



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

               Indebtedness, if any, related to the Indebtedness refinanced by the Senior Credit Facility;

                    (v) Indebtedness of a Subsidiary of the Company constituting a Guarantee of Indebtedness of the Company or a Subsidiary thereof which Indebtedness was Incurred pursuant to this Section 4.4(b) or the Debt Incurrence Ratio test set forth in Section 4.4(a);

                    (vi) the Incurrence by the Company or any of its
               Subsidiaries of Hedging Obligations of the following types: (A) Interest Rate Hedges with respect to any Indebtedness of such Person that is permitted by the terms of this Note to be outstanding, the notional principal amount of which does not exceed the principal amount of the Indebtedness to which such Interest Rate Hedge relates, and (B) Currency Hedges that do not increase the outstanding loss potential or liabilities other than as a result of fluctuations in foreign currency exchange rates; and

                    (vii) other Indebtedness of the Company and its Subsidiaries from time to time outstanding in an aggregate principal amount not to exceed $20,000,000.

               (c) Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary thereof, as applicable.

        Section 4.5 Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, affirm, assume or suffer to exist any Liens of any kind, other than Liens securing Senior Indebtedness and Permitted Liens, against or upon any assets or property now owned or hereafter acquired or any income or profits therefrom or assign or convey any right to receive income therefrom, unless (i) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a valid, perfected Lien on such assets, property or proceeds that is senior in priority to such Liens, (ii) in the case of Liens securing obligations subordinate to a Subsidiary Guarantee, such Subsidiary Guarantee is secured by a valid, perfected Lien on such assets, property or proceeds that is senior in priority to such Liens, and (iii) in all other cases, the Notes (and, if such Lien secures obligations of a Subsidiary of the Company, a Subsidiary Guarantee of such Subsidiary) are equally and ratably secured.

        Section 4.6 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries, (iii) transfer any of its properties to the Company or any of its Subsidiaries, (iv) grant any Liens in favor of the Holders of the Notes or (v) guarantee the Notes or any renewals or refinancings thereof, except for such encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness, (B) the Senior Credit Facility, (C) applicable law, (D) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties of any Person, other than the Person, or the property of the Person, so acquired, provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Note to be Incurred, (E) customary non-assignment provisions in leases, licenses, sales agreements or other contracts (but excluding contracts related to the extension of credit) entered into in the ordinary course of business and consistent with past practices, (F) restrictions imposed pursuant to a binding agreement for the sale or disposition of all or substantially all of the Equity Interests or assets of any Subsidiary of the Company, provided such restrictions apply solely to the Equity Interests or assets being sold, (G) restrictions imposed by Permitted Liens on the transfer of the assets that are subject to such Liens,
(H) Permitted Refinancing Indebtedness Incurred to refinance Existing Indebtedness or Indebtedness of the type described in clause (D) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, as a whole, than those contained in the agreements governing the Indebtedness being refinanced, and (I) the terms of Purchase Money Indebtedness, but only to the extent such Purchase Money Indebtedness encumbers or restricts the property acquired with such Purchase Money Indebtedness.

        Section 4.7 Limitation on Issuance, Sale and Ownership of Capital Stock of Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, (i) sell, assign, transfer, convey or otherwise dispose of, any Equity Interests of any Subsidiary of the Company, other than to the Company or another Subsidiary of the Company, (ii) permit any Subsidiary of the Company to issue any Equity Interests (including, without limitation, pursuant to any merger, consolidation, recapitalization or similar transaction) other than to the Company or another Subsidiary of the Company or (iii) permit any Person other than the Company or its Subsidiaries to own any Equity Interests of any Subsidiary of the Company, except that (A) the Company or its Subsidiaries may consummate a sale to a Person of all of the Equity Interests of a Subsidiary of the Company, if such sale is made by the Company or another Subsidiary of the Company subject to, and in compliance with, Section 4.2, and (B) the Company may issue and permit the subsequent ownership by directors of, directors' qualifying shares.

        Section 4.8 Limitation on Mergers, Consolidations, or Sale of Assets. The Company will not merge or consolidate (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) the Person formed by or surviving any such merger or consolidation (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made assumes all the obligations of the Company under the Notes and pursuant to an assumption agreement reasonably satisfactory to the Holders;
(iii) immediately before or immediately after giving effect to such transactions no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (iv) except in case of a merger of the Company with or into a Subsidiary of the Company, the Company, any of its Subsidiaries, or any Person formed by or surviving any such merger or consolidation, or to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio test set forth in Section 4.4(a).

                                   ARTICLE 5
                              DEFAULTS AND REMEDIES

        Section 5.1 Events of Default. Each of the following constitutes an "Event of Default":

               (a) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by Article 8), provided that the accrual of interest as permitted by Section 2.1 shall not be deemed to be a default;

               (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 8);

               (c) failure by the Company to comply in all material respects with any of the provisions of Section 4.1;

               (d) failure by the Company for 30 days after written notice, stating in reasonable detail the non-compliance, to the Company by Holders of at least 25% in principal amount of the then outstanding Notes to the Company to comply with any other covenant or agreement (except as provided in clauses (a), (b), and (c) above) in the Notes;

               (e) except as permitted by this Note, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

               (f) default under any mortgage, indenture, or instrument under which there maybe issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal when due at final stated maturity (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default which has not been cured or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

               (g) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10,000,000, which judgments are not paid, discharged, or stayed for a period of 60 days and are not covered by insurance;

               (h) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is unable to pay its debts as the same become due; or

               (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any of its Subsidiaries in an involuntary case, (ii) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of their respective properties, or (iii) orders the liquidation of the Company or any of its Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

        To the extent that the last day of the period referred to in Section 5.1(a) or 5.1(d) is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., Fort Worth, Texas time.

        Section 5.2 Acceleration.

               (a) Notwithstanding any other provision of this Note to the contrary, if any Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(b), 5.1(h), or 5.1(i)) prior to the redemption, repurchase, or other repayment in full of the 10 3/8% Senior Subordinated Notes, then the Holders shall not and shall not be entitled to declare any outstanding Notes due and payable (as a result of such Event of Default) prior to the delivery of an Acceleration Notice (as defined in the Indenture) pursuant to Section 6.02 of the Indenture.

               (b) If any Event of Default occurs and/or is continuing (other than an Event of Default specified in Section 5.1(b), 5.1(h), or 5.1(i)) after the redemption, repurchase, or other repayment of 10 3/8% Senior Subordinated Notes or the delivery of an Acceleration Notice (as defined in the Indenture) pursuant to Section 6.02 of the Indenture, or an Event of Default specified in
Section 5.1(b) occurs and is continuing at any time, then (i) if the Initial Investors or their Affiliates Beneficially Own more than 50% of the aggregate principal amount of the Notes then outstanding the Holders may, by notice in writing to the Company, declare all outstanding Notes to be due and payable and
(ii) if the Initial Investors or their Affiliates Beneficially Own 50% or less of the aggregate principal amount of the Notes then outstanding, then Holders of at least 33 1/3% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company may declare all outstanding Notes to be due and payable (in each case, an "Acceleration Notice"), and the same (x) if there are no amounts outstanding under the Senior Credit Facility, shall become immediately due and payable; or (y) if there are any amounts outstanding under the Senior Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five Business Days after receipt by the Company and the representatives of the holders of the Indebtedness under the Senior Credit Facility of such Acceleration Notice, but only if such Event of Default is then continuing.

               (c) Notwithstanding the foregoing, in the case of an Event of Default specified in Section 5.1(h) or 5.1(i), all outstanding Notes will be immediately due and payable without declaration or other action or notice on the part of the Holders of Notes.

               (d) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 5.1(f), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any such Indebtedness described in Section 5.1(f) have rescinded the declaration of acceleration in respect of such Indebtedness within thirty (30) days of the date of such declaration and the Holders received written notice of such rescission and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) all existing Events of Default, except nonpayment of principal or interest that became due solely because of the acceleration of the Notes, have been cured or waived.

        Section 5.3 Other Remedies. Subject to Section 5.2, if an Event of Default occurs and is continuing, the Holders may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or the Subsidiary Guarantees.

        Section 5.4 Waiver of Past Defaults. Subject to Section 5.2, Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Company may, on behalf of the Holders of all of the Notes, waive any acceleration of the Notes or any existing Default or Event of Default, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest, on the Notes which may only be waived with the consent of each Holder of Notes affected.

        Section 5.5 Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Holders.

                                   ARTICLE 6
                             EXCHANGE; VOTING RIGHTS

        Section 6.1 Exchange. The Notes shall be exchangeable without the payment of any additional consideration, in whole or in part, at any time and from time to time at the option of the Holder, into either (i) shares of fully paid, non-assessable Series B Nonvoting Preferred Stock, (ii) shares of fully paid and non-assessable Nonvoting Common Stock, or (iii) any combination thereof; provided, however, that any portion of the Notes then subject to an offer to redeem under Article 3 shall not be exchangeable into Series B Nonvoting Preferred Stock. On any such exchange, Holders of Notes shall receive, as the case may be, (x) one (1) share of Series B Nonvoting Preferred Stock for each $5.50 of outstanding principal and accrued but unpaid interest of Notes exchanged to the date of such exchange (subject to adjustment as provided in Section 6.3) or (y) one (1) share of Nonvoting Common Stock for each $5.50 of principal and accrued but unpaid interest of Notes exchanged to the date of such exchange (subject to adjustment as provided in Section 6.3) (such price, with respect to the issuance of Series B Nonvoting Preferred Stock or Nonvoting Common Stock, as the case may be, the "Exchange Price").

        Section 6.2 Exchange Procedures.

               (a) The Company will not issue any fractional shares of Series B Nonvoting Preferred Stock or Nonvoting Common Stock upon an exchange pursuant to this Article 6, but the Holder shall be entitled to be paid an amount in cash equal to the Market Price of any fractional shares of Nonvoting Common Stock otherwise issuable upon exchange (assuming for the purposes of calculating payments in respect of fractional shares of Series B Nonvoting Preferred Stock that any exchange of Notes resulting in the issuance of fractional shares of Series B Nonvoting Preferred Stock were exchanged for Nonvoting Common Stock).

               (b) At the time of an exchange pursuant to this Article 6, the Holder of Notes shall deliver to the office of the Company, Notes to be exchanged and written notice to the Company stating that such Holder elects to exchange such Notes and stating the name and addresses in which each certificate for shares of Series B Nonvoting Preferred Stock or Nonvoting Common Stock, as the case may be, issued upon such exchange is to be issued; provided, however, that if the Holder has received an offer to redeem under Article 3, such Holder must notify the Company within 10 Business Days after its receipt of the Redemption Notice in order for such Holder to exchange all or any portion of the Notes prior to the redemption date. Exchange shall be deemed to have been effected on the latter of (i) the close of business on the date when such delivery is made to the Company of Notes to be exchanged, and the Holder of Notes subject to such exchange shall be deemed to be the Holder of record of the number of shares of Series B Nonvoting Preferred Stock or Nonvoting Common Stock, as the case may be, issuable upon such exchange at such time, and (ii) the date upon which any applicable waiting period under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition.

        Section 6.3 Antidilution Provisions. The Exchange Price from time to time in effect and the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon exchange of Notes shall be subject to adjustments from time to time as hereinafter set forth in this Section 6.3.

               (a) Common Stock Splits. Upon any subdivision by the Company on or after the Issue Date of all of its outstanding shares of Aggregate Common Stock into a greater number of shares or upon any issuance by the Company on or after such date of a greater number of shares of Aggregate Common Stock in a pro rata exchange for all of its outstanding shares of Aggregate Common Stock, then in each case from and after the record date for such subdivision or exchange, the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes shall be increased in proportion to such increase in the number of outstanding shares of Aggregate Common Stock and the Exchange Price shall be correspondingly decreased. Upon any pro rata reduction by the Company on or after the Issue Date of its outstanding shares of Aggregate Common Stock as a whole or upon any issuance by the Company after such date of a lesser number of shares of Aggregate Common Stock in a pro rata exchange for all of its outstanding shares of Aggregate Common Stock, then in each case from and after the record date for such reduction or exchange, the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes shall be decreased in proportion to such reduction in the number of outstanding shares of Aggregate Common Stock and the Exchange Price shall be correspondingly increased.

               (b) Common Stock Dividends. Upon any declaration and payment by the Company on or after the Issue Date of a dividend upon Aggregate Common Stock payable in shares of either class of Aggregate Common Stock, then in each case from and after the record date for the payment of such stock dividend, the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes shall be increased in proportion to the increase in the number of outstanding shares of Aggregate Common Stock through such stock dividend and the Exchange Price shall be correspondingly decreased.

               (c) Other Issues. Upon any issuance by the Company of shares of Aggregate Common Stock on or after the Issue Date (other than issuances of stock requiring adjustments hereunder pursuant to the immediately preceding subparagraphs (a) and (b) of this Section 6.3) for a consideration lower than the Market Price per share of stock in effect immediately prior to such issuance, the Exchange Price then in effect shall be reduced to equal the following amount:
                              [(D x E) + F]
                         G x  -------------
                                  C x E

where C equals the number of shares of Aggregate Common Stock to be outstanding immediately after such additional issuance, D equals the number of shares of Aggregate Common Stock outstanding immediately prior to the issue of such additional Aggregate Common Stock, E equals the Market Price per share of Voting Common Stock in effect immediately prior to the issue of such additional Aggregate Common Stock, F equals the aggregate consideration (before deducting underwriting discounts, commissions, and other expenses) received or to be received by the Company in connection with the issuance of such additional Aggregate Common Stock, and G equals the Exchange Price which would have been in effect immediately prior to such issuance had all previous adjustments (if any) under this subparagraph (c) been made pursuant to the foregoing formula. Upon any such reduction in the Exchange Price, the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes shall be correspondingly increased. The provisions of this subparagraph
(c) shall not be applicable to any issuance of Aggregate Common Stock upon actual exercise or actual conversion of any option, warrant, right, or other security convertible into or exercisable for Aggregate Common Stock if the Exchange Price was fully and properly adjusted pursuant to the immediately following subparagraph (d) at the time such option, warrant, right, or other security was issued.

               (d) Common Stock Options; Subscription Rights; Convertible Securities. Upon any issuance by the Company on or after the Issue Date of options, warrants, or rights to subscribe for shares of Aggregate Common Stock or of any securities convertible into or exchangeable for shares of Aggregate Common Stock or of any similar securities for a consideration per share other than the Market Price in effect immediately prior to the issuance of such options, warrants, rights, or securities, the Exchange Price shall be reduced (and the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes shall be appropriately increased) by making computations in accordance with subparagraph (c) of this
Section 6.3; provided, however, that:

                    (i) The maximum number of shares of Aggregate Common Stock deliverable under any such option, warrant, or right shall be considered to have been delivered at the time such option, warrant, or right was issued, for a consideration equal to the minimum purchase price per share of Aggregate Common Stock provided for in such option, warrant, or right, plus the consideration, if any, received by the Company for such option, warrant, or right (before deducting underwriting discounts, commissions, and other expenses);

                    (ii) The aggregate maximum number of shares of Aggregate Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities (before deducting underwriting discounts, commissions, and other expenses) plus the minimum consideration (other than such securities) to be received by the Company upon the exchange or conversion of such securities;

                    (iii) If the purchase or conversion price provided for in any rights, options, or warrants referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any convertible securities referred to above are convertible into or exchangeable for shares of Aggregate Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exchange Price (and the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes) in effect at the time of such event shall be readjusted to the Exchange Price (and the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes) which would have been in effect at such time had such rights, options, warrants, or convertible securities still outstanding provided for such new purchase or conversion price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase or conversion price provided for in any such right, option, or warrant referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any convertible securities referred to above are convertible into or exchangeable for shares of Aggregate Common Stock shall be changed at any time by reason of provisions designed to protect against dilution, then when shares of Aggregate Common Stock are delivered upon the exercise of any such right, option, or warrant or upon conversion or exchange of any such convertible security, the Exchange Price (and the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes) then in effect hereunder shall be readjusted to such amount as would have been obtained had such right, option, warrant, or convertible security never been issued as to such shares of Aggregate Common Stock and had the adjustments required hereunder been made at the time of the issuance of the shares of Aggregate Common Stock delivered as aforesaid; and

                    (iv) On the expiration of any such options, warrants, or rights or at the termination of any such rights to convert or exchange, the Exchange Price (and the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes) then in effect shall be readjusted to the Exchange Price (and the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes) which would have been in effect had the adjustments (and readjustments) made upon the issuance of such expired or terminated options, warrants, rights, or securities (or upon the occurrence of any event with respect thereto specified in the immediately preceding subparagraph (iii)) been made without reference to the number of shares of Aggregate Common Stock subject to such terminated or expired options, warrants, rights, or securities. Notwithstanding the prior sentence, the Holder shall not be required to surrender or adjust any shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock theretofore received by the Holder upon exchange of Notes.

               (e) Special Dividends; Purchase Rights.

                    (i) If at any time on or after the Issue Date the Company shall distribute to all holders of shares of Aggregate Common Stock of any class evidences of its indebtedness or assets (excluding any regular periodic cash dividend) or a distribution in partial liquidation, each payable otherwise than in shares of Aggregate Common Stock or in securities to which the provisions of the immediately following subparagraph (e)(ii) are applicable, the Company shall pay to the Holder of Notes, upon the conversion thereof at any time on or after the payment of such dividend or distribution, the securities and other property (including cash) which such Holder would have received (together with all subsequent dividends and distributions thereon) if such Holder had exchanged such Notes for Nonvoting Common Stock on the record date fixed in connection with such dividend or distribution, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times any securities and other properties which are required to fulfill such obligations of the Company. Notwithstanding the foregoing, the rights of the Holder hereof under this subparagraph (e)(i) upon the Company's declaration of a dividend or distribution in partial liquidation payable only in securities convertible into shares of Aggregate Common Stock may be exercised only in lieu of any adjustment (in this subparagraph (e) called a "subparagraph (d) adjustment") because of such dividend or distribution called for under subparagraph (d) of this Section 6.3, and upon exercise hereof, such holder must elect either such subparagraph (d) adjustment or the rights and benefits provided for in this subparagraph (e)(i). For the purposes of determining the Exchange Price from time to time in effect and the number of shares from time to time subject hereto prior to the exchange of Notes, it shall be assumed that the Holder hereof will so elect subparagraph
(d) adjustments, but upon any election of the rights and benefits provided for in this subparagraph (e)(i) made at the time of exercise hereof the Exchange Price then in effect (and the number of outstanding shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock purchasable upon such exchange) shall be redetermined to equal the amounts which would have been in effect had such subparagraph (d) adjustments never been made. Notwithstanding the provisions of this subparagraph (e)(i), in no event shall any Holder have the right to receive, or to elect to receive, Voting Common Stock pursuant to this subsection if, as a result thereof, a "change of control" could be deemed to occur under the Indenture, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Nonvoting Common Stock.

                    (ii) If at any time on or after the Issue Date the Company shall grant, issue, or sell any options or rights to purchase stock, warrants, securities, or other property pro rata to the holders of Aggregate Common Stock of all classes ("Purchase Rights"), then each Holder shall be entitled (but not obligated) to acquire, in lieu of any subparagraph (d) adjustment and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Nonvoting Common Stock issuable upon exchange of Notes for Nonvoting Common Stock immediately prior to the time or times at which the Company granted, issued, or sold such Purchase Rights.

               (f) Additional Adjustments.

                    (i) If at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 6.3, and which might materially and adversely affect the exercise rights of the Holders of Notes, upon the request of a majority in interest of the Holders the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, of the number of shares issuable upon the exchange of Notes, on a basis consistent with



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
the standards established in the other provisions of this Section 6.3 and assuming all other adjustments required pursuant to this Section 6.3 have been made, necessary in order to preserve without diminution the rights of the Holders of Notes. Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments described therein.

                    (ii) Notwithstanding any other provision hereof, any antidilution adjustments made pursuant to the terms hereof or of the Warrants, the Tranche A Notes, and the Convertible Preferred Stock shall be deemed to be made simultaneously, the intention being to avoid any iterative calculations.

               (g) Effect of Reorganization and Asset Sales. If any capital reorganization of the Company, reclassification of the capital stock of the Company, statutory exchange, consolidation, or merger of the Company with another Person, or sale of all or substantially all of the Company's assets to another Person shall be effected in such a way that holders of Nonvoting Common Stock shall be entitled to receive stock, securities, or assets (including cash) of the Company or another Person with respect to or in exchange for Nonvoting Common Stock (each such transaction being hereinafter referred to as a "Transaction"), then, as a condition of the consummation of each Transaction, lawful and adequate provisions shall then be made so that each Holder, upon the exchange hereof at any time after the consummation of such Transaction, shall be entitled to receive, and such Notes shall thereafter represent the right to receive, in lieu of the Nonvoting Common Stock issuable upon exchange hereof but otherwise upon and subject to all terms and conditions hereof, the cash, securities, or other property to which such Holder would have been entitled upon the consummation of such Transaction if such Holder had exchanged such Notes immediately prior thereto (subject to adjustments from and after the consummation date of such Transaction as nearly equivalent as possible to the adjustments provided for in this Section 6.3). The Company shall not effect any Transaction unless prior to the consummation thereof each Person (other than the Company) which may be required to deliver any securities or other property upon the exchange of the Notes as provided herein shall assume, by written instrument delivered to each registered Holder of the Notes in form and substance reasonably satisfactory to the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding, the obligation to continue to honor the Notes and to deliver to such Holders such securities or other property to which, in accordance with the foregoing provisions, such Holders may be entitled, and such Person shall have similarly delivered to each registered Holder an opinion of counsel for such Person, in substance and from such counsel as is acceptable to the Holders, stating that the Notes shall thereafter continue in full force and effect and shall be enforceable against such Person in accordance with the terms hereof and thereof.

               (h) Notice of Adjustment or Substitution. On the happening of an event requiring an adjustment of the Exchange Price and upon each change in the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes, and in the event of any change in the rights of the Holder of Notes by reason of other events herein set forth, the Company shall as soon as practicable give written notice ("Notice of Adjustment") to the registered Holder(s) of Notes: (i) describing the event;
(ii) stating the adjusted Exchange Price, the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable based upon the difference between the Exchange Price before and after such adjustment; and
(iii) stating how such adjustment of Exchange Price or number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock was calculated and the facts on which the calculation is based.

               (i) Accountant's Opinion. Upon each adjustment of the Exchange Price and upon each change in the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes, and in the event of any change in the rights of the Holder of Notes by reason of other events herein set forth, then and in each such case, upon the reasonable written request of the Holders of at least 50% of the aggregate principal amount of the Notes then outstanding given to the Company within thirty (30) days after the Company has given the Notice of Adjustment, the Company will promptly obtain an opinion of independent certified public accountants selected by the Company and reasonably satisfactory to such Holder(s), stating the adjusted Exchange Price and the new number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock so issuable, or specifying the other shares of stock, securities, or assets and the amount thereof receivable as a result of such adjustment or change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountant's opinion to each registered Holder of Notes. The costs of the accountant's opinion shall be borne
(i) by the Company, if the accountant's opinion reflects any change to the adjusted Exchange Price or the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock so issuable set forth in the Notice of Adjustment, or (ii) by the Holders, if the accountant's opinion reflects no change to the adjusted Exchange Price or the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock so issuable set forth in the Notice of Adjustment. Any dispute or controversy in respect of the accountant's opinion shall be submitted to final and binding arbitration in Dallas, Texas pursuant to the commercial arbitration rules of the American Arbitration Association. All costs and expenses (including reasonable attorneys' fees) incurred by the Company and the Holders in connection with any such arbitration proceeding shall be paid by the non-prevailing party (as determined by the arbitrator(s)).

               (j) Adjustment of Less Than $.01. The Company shall not be required to give any Notice of Adjustment of the Exchange Price in accordance with subparagraph (h) above if the amount of such adjustment shall be less than $.01, but in such case any such adjustment shall be carried forward and notice thereof shall be given at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.01 per share; provided, however, that notice of each such adjustment of the Exchange Price shall be given not later than three years from the date such adjustment would have been required to be made except for the provisions of this subparagraph (j).

               (k) Treasury Shares. The number of shares of Aggregate Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its Subsidiaries, but the disposition of any such shares to a third party shall be considered an issue or sale of Aggregate Common Stock for the purposes of this Section 6.3.

               (l) Adjustment Exceptions. Anything in this Section 6.3 to the contrary notwithstanding, no adjustment of the Exchange Price or the number of shares of Series B Nonvoting Preferred Stock and Nonvoting Common Stock issuable upon the exchange of Notes shall be made upon (i) the issuance of any shares of Aggregate Common Stock upon the exercise of any of the Warrants, the exchange of any Convertible Preferred Stock, the exchange of any Tranche A Notes, or the issuance of rights to acquire shares of Aggregate Common Stock under any of the foregoing, (ii) the issuance of any shares of Aggregate Common Stock



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

or other securities pursuant to any Plans, or (iii) the issuance of shares of Aggregate Common Stock or rights to acquire such shares in connection with any redemption pursuant to Article 3.

        Section 6.4 Voting Rights.

               (a) The Holders of Notes, except as set forth in this Section 6.4, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Company.

               (b) (i) If at any time when the Initial Investors and their Affiliates Beneficially Own at least 50% of the principal amount of the outstanding Notes (x) the Company fails to exchange all of the then outstanding Notes under the provisions of Section 6.1 (after notice has been given), (y) the Company fails to purchase Notes pursuant to Section 4.1, or (z) an Event of Default has occurred and is continuing (each, a "Voting Rights Triggering Event"), then the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of a majority in principal amount of the Notes to appoint two directors of the Board of Directors. Holders of a majority of the outstanding principal amount of the Notes shall during the period set forth in Section 6.4(b)(ii) have the exclusive right to appoint two directors of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event and at every subsequent meeting at which the terms of office of the directors so elected expire.

                    (ii) The right of Holders of Notes to elect members of the Board of Directors as set forth in Section 6.4(b)(i) shall continue until such time as the failure, breach, or default giving rise to such Voting Rights Triggering Event is remedied or is waived by Holders of at least a majority in principal amount of outstanding Notes at which time (I) the special right of Holders of Notes so to vote for the election of directors and (II) the term of office of the additional directors elected by Holders of Notes shall terminate. At any time after voting power to elect directors shall have become vested and be continuing in Holders of Notes pursuant to Section 6.4(b)(i), or if vacancies shall exist in the offices of directors elected by Holders of Notes, a proper officer of the Company may, and upon the written request of the Holders of record of at least twenty-five percent (25%) of the principal amount of Notes then outstanding addressed to the secretary of the Company shall, call a special meeting of the Holders of Notes for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of said written request upon the secretary of the Company or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the secretary of the Company at its principal executive offices, then (x) the Holders of record of at least twenty-five percent (25%) of the principal amount of Notes then outstanding may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of shareholders of the Company and shall be held at the place designated in such notice, or (y) the Holders of record of at least a majority in principal amount of outstanding Notes may elect such members to the Board of Directors without a meeting, without prior notice, and without a vote, if such Holders sign a consent or consents in writing electing such members to the Board of Directors.

                    (iii) At the meeting held for the purpose of electing directors at which the Holders of Notes shall have the right to elect directors as aforesaid, the presence in



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

person or by proxy of the Holders of at least a majority of the outstanding principal amount of Notes shall be required to constitute a quorum of such Notes.

                    (iv) Notwithstanding the foregoing, in the event Holders of Notes shall have the concurrent right to elect members of the Board of Directors under this Section 6.4 and under Section 6.4 of the Tranche A Notes, the number of directors provided for in this Section 6.4 shall be reduced to one during, but only during, any period such concurrent right exists and, upon termination of any such right under the Tranche A Notes, such number shall be returned to two directors. The right of Holders of Notes to elect directors pursuant to this
Section 6.4 shall be in addition to, and not in substitution for or diminution of, the rights of Wingate and its assigns or Affiliates to appoint members of the Board of Directors under the terms of the Purchase Agreement.

                                   ARTICLE 7
                              SUBSIDIARY GUARANTEES

        Section 7.1 Subsidiary Guarantees.

               (a) Subject to the provisions of this Article 7, each Subsidiary Guarantor, jointly and severally, hereby irrevocably unconditionally guarantees to each Holder of a Note that: (i) the principal of, premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, or otherwise, and interest on overdue principal, premium, if any, interest on any interest (to the extent permitted by law), if any, on the Notes and all other obligations of the Company to Holders of Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof,
(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, or otherwise, and (iii) the prompt payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Holder of Notes in successfully enforcing any rights under the Notes. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders of Notes, for whatever reason, each Subsidiary Guarantor shall be jointly and severally obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity, or enforceability of the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (A) any right to require the Holders of Notes or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiary Guarantors, or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantor; (B) any defense that may arise by reason of the incapacity, lack of authority, death, or disability of any other Person or

Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other Person or Persons; (C) demand, protest, and notice of any kind (except as expressly required by this Note), including but not limited to notice of the existence, creation, or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;
(D) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (E) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (F) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (G) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Subsidiary Guarantors shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under this Note.

               (b) If any Holder of Notes is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to such Holder of Notes, the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (c) Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article 5 for the purposes hereof, notwithstanding any stay, injunction, or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 5, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

        Section 7.2 Releases Following Sale of Assets and Restricted Subsidiary Stock. In the event of a sale, assignment, transfer, lease, conveyance, or other disposition of all of the Equity Interests in, or all or substantially all of the assets of, a Subsidiary Guarantor to any Person that is not the Company or any of its Subsidiaries, whether by way of merger, consolidation, or otherwise, if (i) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.07 of the Indenture, (ii) no Default or Event of Default exists or would exist under this Note after giving effect to such transaction, (iii) all obligations of such Subsidiary Guarantor under any other Indebtedness of the Company or any of its Subsidiaries shall have been terminated (including, without limitation, all Guarantees of any such Indebtedness), (iv) all Liens on assets of such Subsidiary that secure any other Indebtedness of the Company or any of its Subsidiaries shall have been terminated, and (v) all obligations of the Company and its Subsidiaries under other Indebtedness of such Subsidiary Guarantor shall have been terminated (including, without limitation, all Guarantees of such Indebtedness), then (A)



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

in the case of such a sale or other disposition, whether by way of merger, consolidation, or otherwise, of all of the Equity Interests in such former Subsidiary Guarantor, such former Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, or (B) in the case of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, the Person acquiring such assets will not be required to assume the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

        Section 7.3 Limitation of Subsidiary Guarantor's Liability. Each Subsidiary Guarantor, and by its acceptance hereof each Holder of Notes, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar federal or state law. To effectuate the foregoing intention, the Holders of Notes and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 7 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 7, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

        Section 7.4 Application of Certain Terms and Provisions to the Subsidiary Guarantors.

               (a) For purposes of any provision of this Note which provides for the delivery by any Subsidiary Guarantor of an Officer's Certificate and/or an Opinion of Counsel, the definitions of such terms shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

               (b) Any request, direction, order, or demand which by any provision of this Note is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 9.1 as if references therein to the Company were references to such Subsidiary Guarantor.

               (c) Any notice or demand which by any provision of this Note is required or permitted to be given or served by the Holders of Notes to or on any Subsidiary Guarantor may be given or served as described in Section 9.1 as if references therein to the Company were references to such Subsidiary Guarantor.

        Section 7.5 Release of Subsidiary Guarantees. Upon the sale or disposition of a Subsidiary Guarantor (or substantially all of its assets) pursuant to and in compliance with the terms of this Note and the Indenture, such Subsidiary Guarantor will be released from and relieved of its obligations under its Subsidiary Guarantee. Such release shall be conditional upon the delivery to the Holders of an Officers' Certificate and an Opinion of Counsel, each stating that such release of the Subsidiary Guarantee complies with the provisions of this Note and the Indenture and that all conditions precedent to such release of the Subsidiary Guarantee have been complied with.

        Section 7.6 Subordination of Subsidiary Guarantees. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this
Article 7 is subordinated
in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Subsidiary Guarantor on the same basis as the Notes are subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Holders of Notes shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Note, including Article 7. In the event that the Holders receive any Subsidiary Guarantor payment at a time when such payment is prohibited by the foregoing sentence, such Subsidiary Guarantor payment shall be paid over and delivered to the holders of the Senior Indebtedness of the Subsidiary Guarantor remaining unpaid, to the extent necessary to pay in full in cash or Cash Equivalents all such Senior Indebtedness of the Subsidiary Guarantor. Each Holder of a Note by its acceptance thereof agrees to and shall be bound by the provisions of this
Section 7.6.

                                   ARTICLE 8
                                  SUBORDINATION

        Section 8.1 Notes Subordinated to Senior Indebtedness. The Company covenants and agrees, and each Holder of Notes by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 8, and each Person holding any Note, whether upon original issue or upon transfer, assignment, or exchange thereof, accepts and agrees that all payments of the principal of and premium, if any, and interest on the Notes will, to the extent and in the manner set forth in this Article 8, be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of the Note or thereafter incurred.

        Section 8.2 No Payment on Notes in Certain Circumstances.

               (a) No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, and interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to a Change of Control or otherwise, shall be made to the Holders of Notes (except that Holders of Notes may receive payments made in Junior Securities) if (i) a default in the payment of the principal of or premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Holders receive a written notice (with a copy to the Company) of such other default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (A) in the case of a payment default, upon the date on which such default is cured or waived and (B) in case of a nonpayment default, on the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Holders (such period being referred to herein as the "Payment Blockage Period"), unless the maturity of any Designated Senior Indebtedness has been accelerated (and written notice of such acceleration has been received by the Holders).

               (b) Notwithstanding anything herein or in the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and

(z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No new Payment Blockage Period may be commenced unless and until all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holders shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Holders of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

               (c) In the event that, notwithstanding the foregoing, any payment shall be received any Holder of Notes when such payment is prohibited by Section 8.2(a), such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Holders to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee) notify the Holders in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Holders shall be paid to the holders of Designated Senior Indebtedness.

        Section 8.3 Payment Over of Proceeds Upon Dissolution, Etc.

               (a) Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Notes may receive Junior Securities).

               (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property, or securities, shall be received by any Holder of Notes at a time when such payment or distribution is prohibited by Section 8.3(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash or Cash Equivalents, or payment provided for, such payment or distribution shall be received and held for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution, or provision therefor to or for the holders of such Senior Indebtedness.

               (c) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Article 5 of the Indenture shall not be deemed a dissolution, winding-up, liquidation, or reorganization for the purposes of this Section 8.3 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 of the Indenture.

        Section 8.4 Subrogation.

               (a) Upon the payment in full in cash or Cash Equivalents of all Senior Indebtedness, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness and pari passu with the other unsecured Indebtedness of the Company to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of Notes would be entitled except for the provisions of this Article 8, and no payment over pursuant to the provisions of this Article 8 to the holders of Senior Indebtedness by Holders of Notes as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article 8 are and are intended solely for the purpose of defining the relative rights of the Holders of Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

               (b) If any payment or distribution to which the Holders of Notes would otherwise have been entitled but for the provisions of this Article 8 shall have been applied, pursuant to the provisions of this Article 8, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

        Section 8.5 Obligations of Company Unconditional.

               (a) Nothing contained in this Article 8 or elsewhere in the Notes is intended to or shall impair, as between the Company and the Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Article 8 of the holders of the Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

               (b) Without limiting the generality of the foregoing, nothing contained in this Article 8 shall restrict the right of the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Article 5 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the Holders of Notes are entitled to receive any direct or indirect payment from the Company of principal of, premium, if any, and interest on the Notes.

        Section 8.6 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article 8, the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation, or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution, delivered to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 8.

        Section 8.7 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article 8 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

        Section 8.8 This Article Not to Prevent Event of Default. The failure to make a payment on account of principal of, premium, if any, and interest on the Notes by reason of any provision of this Article 8 shall not be construed as preventing the occurrence of an Event of Default specified in Section 5.1(a) or 5.1(b).

        Section 8.9 No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 8.7, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of Notes, without incurring responsibility to the Holders of Notes and without impairing or releasing the subordination provided in this Article 8 or the obligations hereunder of the Holders of Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place, or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

        Section 8.10 Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

                                   ARTICLE 9
                                  MISCELLANEOUS

        Section 9.1 Notices. Any notice or communication by the Company or any Subsidiary Guarantor shall be considered duly given if in writing and delivered in person or mailed by first-class mail, telecopier, or overnight air courier guaranteeing next day delivery, to the address set forth below:

                  If to the Company or a Subsidiary Guarantor:

                           Kevco, Inc.
                           1300 South University Drive
                           Suite 200
                           Fort Worth, Texas 76107
                           Attention: Chief Executive Officer
                           Telecopier No.: (817) 332-2765

                  with a copy of any notice given to:

                           Jackson Walker L.L.P.
                           901 Main Street, Suite 6000
                           Dallas, Texas 75201-3797
                           Attention: Byron F. Egan
                           Telecopier No.: (214) 953-5822

                  and to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York 10006
                           Attention: Daniel S. Sternberg
                           Telecopier No.: (212) 225-3999

        All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder of Notes shall be mailed by first-class mail to its address shown on the Note register kept by the Company. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        Section 9.2 Legal Holidays. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

        Section 9.3 No Consent Payments. No Holder shall be paid or entitled to receive any consideration or fee for or as an inducement to any consent, waiver, or amendment of any provision of this Note.

        Section 9.4 No Recourse Against Others. No director, officer, employee, incorporator, or shareholder of the Company or any Guarantor Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor Subsidiary under the Notes, or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Subsidiary Guarantees.

        Section 9.5 Governing Law. The internal law of the State of Texas shall govern and be used to construe the Notes and the Subsidiary Guarantees (without regard to conflicts of law provisions). Each party hereto irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of Texas for purposes of this Note and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Note by any means allowed under federal or Texas law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense, or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

        Section 9.6 Successors. This Note shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns, except that the Company may not assign this Note or its obligations hereunder. Without limiting the generality of the foregoing, this Note shall inure to the benefit of all Holders of Notes from time to time. Nothing expressed or mentioned in this Note is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and assigns, and the Holders of Notes, any legal or equitable right, remedy, or claim under or in respect of this Note or any provision herein contained.

        Section 9.7 Severability. In case any provision in this Note or the Subsidiary Guarantees shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and in order to manifest the intent of the parties, effect shall be given to such invalid, illegal, or unenforceable provision to the maximum extent possible.

        Section 9.8 Headings. The headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof. Unless the context otherwise requires, all references to Articles and Sections contained herein are references to Articles and Sections of this Note.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Note as of the Issue Date.

                                         THE COMPANY:

                                         KEVCO, INC.


                                         By:
                                            ------------------------------------
                                         Name:  Jerry E. Kimmel
                                         Title: Chairman, CEO and President


                                         SUBSIDIARY GUARANTORS:

                                         KEVCO MANAGEMENT, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         KEVCO HOLDING, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         KEVCO GP, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         DCM DELAWARE, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         KEVCO COMPONENTS, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         KEVCO DISTRIBUTION, L.P.

                                         By: Kevco GP, Inc.,
                                             its General Partner


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         KEVCO MANUFACTURING, L.P.

                                         By: Kevco GP, Inc.,
                                             its General Partner

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                   EXHIBIT D
                                   AMENDMENT

                       RESTATED ARTICLES OF INCORPORATION

                                   ARTICLE ONE

Kevco, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "TBCA"), hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                   ARTICLE TWO

The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

          (i)   by amending and restating Article Four (Capitalization);
          (ii)  by amending and restating Article Nine (Business Combinations);
          (iii) by amending and restating Article Fourteen (Registered Agent);
                and
          (iv)  by amending and restating Article Fifteen (Directors).

                                  ARTICLE THREE

         Each amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation was duly adopted by the shareholders of the corporation at a meeting duly called and held on the ______ day of _______, 1999.

                                  ARTICLE FOUR

On the date of such meeting, the number of shares outstanding was _________; the number of shares entitled to vote on the restated articles of incorporation as so amended was ______; the number of shares voted for such restated articles as so amended was __________; and the number of shares voted against such restated articles as so amended was _________.

                                  ARTICLE FIVE

The articles of incorporation and all amendments and supplements thereto are hereby superceded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 1

                           Second Amended and Restated
                    Articles of Incorporation of Kevco, Inc.


                                  ARTICLE ONE

         The name of the corporation is Kevco, Inc.

                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

         The purpose for which the corporation is organized is to buy, sell and deal in personal property, real property and services as well as to engage in any and all other lawful business and activities authorized or permitted under Texas law.

                                  ARTICLE FOUR

         The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 150,000,000 shares, consisting of
(a) 30,000,000 shares designated as preferred stock (the "Preferred Stock"), including (i) a series of Series A 10 3/8% Convertible Pay-in-Kind Voting Preferred Stock, par value $0.01 per share, and (ii) a series of Series B 10 3/8% Convertible Pay-in-Kind Nonvoting Preferred Stock, par value $0.01 per share, (b) 100,000,000 shares of a class designated as common stock, par value $.01 per share (the "Voting Common Stock"), and (c) 20,000,000 shares of a class designated as nonvoting common stock, par value $.01 per share (the "Nonvoting Common Stock" and together with the Voting Common Stock, or either class thereof, the "Aggregate Common Stock").

         Capitalized terms not otherwise defined elsewhere in this Article Four have the meanings ascribed to them in Section III of this Article Four.

I. Designation of Classes of Capital Stock. The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, the Voting Common Stock and Nonvoting Common Stock are as follows:

         A.   Provisions Relating to the Preferred Stock.

              1. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof as are stated and expressed herein and in


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 2 the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereafter prescribed.

              2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                    a. whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of one or more other series of stock;

                    b. the number of shares to constitute the series and the designations thereof;

                    c. the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series, including the preferences, if any, and the amounts thereof that the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

                    d. whether or not the shares of any series shall be redeemable at the option of the corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                    e. whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                    f. the dividend rate, whether dividends are payable in cash, securities of the corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

                    g. whether or not the shares of any series, at the option of the corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, including debt securities, or other property of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 3

                    h. such other special rights and protective provisions with respect to any series as may to the Board of Directors seem advisable.

              3. The shares of each series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution subtracting from such series authorized and unissued shares of the Preferred Stock designated for such existing series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

          B. Provisions Relating to Common Stock.

              1. Notwithstanding any other provision of these Articles of Incorporation to the contrary, in no event shall any Holder of Series A 10 3/8% Convertible Pay-in-Kind Voting Preferred Stock have the right to receive, or to elect to receive, Voting Common Stock if, as a result thereof, a "change of control" would have been deemed to occur under the Indenture, and, in lieu thereof, such Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Nonvoting Common Stock.

              2. Except as otherwise provided in this Article Four, all shares of Voting Common Stock and Nonvoting Common Stock shall be identical and shall entitle the holder thereof to the same rights and privileges.

              3. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of outstanding shares of Voting Common Stock and Nonvoting Common Stock shall be entitled to receive dividends on the shares of Voting Common Stock and Nonvoting Common Stock when, as, and if declared by the Board of Directors, out of funds legally available for such purpose. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, all holders of shares of Voting Common Stock and Nonvoting Common Stock shall share ratably, in accordance with the numbers of shares held by each such holder, in all dividends or distributions on such shares whether payable in cash, in property, or in securities of the corporation. No such dividend or distribution shall be declared, set aside for payment, or paid unless and until a ratable dividend or distribution is simultaneously declared and paid on all shares of Voting Common Stock and Nonvoting Common Stock outstanding, and any such dividend or distribution shall be declared and paid in identical property, except as set forth in the following sentence. All dividends or distributions declared on shares of Voting Common Stock and Nonvoting Common Stock that are payable in shares of Voting Common Stock or Nonvoting Common Stock shall be declared on both classes of shares at the same rate; provided, however, that any such dividend or distribution shall be payable in shares of the class of Voting Common Stock or Nonvoting Common Stock held by the shareholder to whom the dividend or distribution is payable. The corporation shall not, nor shall it permit any of its Subsidiaries to, redeem or repurchase or otherwise acquire shares of Voting Common Stock unless and until it simultaneously redeems, repurchases, or otherwise acquires shares of Nonvoting Common Stock on a pro rata basis, in accordance with the numbers of shares held by each holder thereof.

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 4

              4. The corporation shall not in any manner subdivide (by stock split, stock dividend, or otherwise), or combine (by reverse stock split or otherwise) the outstanding shares of Voting Common Stock or Nonvoting Common Stock unless the outstanding shares of the other class shall be proportionately subdivided or combined. No reclassification or any other adjustment or modification of the rights or preferences shall be effected (including without limitation pursuant to a merger, consolidation, share exchange, or liquidation involving the corporation) with respect to either the Voting Common Stock or the Nonvoting Common Stock unless both the Voting Common Stock and Nonvoting Common Stock are reclassified or the rights or preferences are adjusted or modified in exactly the same manner and at the same time. In this regard, and without limiting the generality of the foregoing, in the case of any consolidation or merger of the corporation with or into any other entity (other than a merger or consolidation which does not result in any reclassification, conversion, exchange, or cancellation of the Voting Common Stock or the Nonvoting Common Stock), or in case of any sale or transfer of all or substantially all the assets of the corporation, share exchange or the reclassification of the Voting Common Stock or the Nonvoting Common Stock into any other form of capital stock of the corporation, whether in whole or in part, the holder of each share of the other class, whether Voting Common Stock or Nonvoting Common Stock, as the case may be, shall, after such consolidation, merger, sale, share exchange, or transfer or reclassification, have the right to convert into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale, share exchange or transfer or reclassification if such holder had held such Voting Common Stock (or Nonvoting Common Stock, as the case may be) immediately prior to such consolidation, merger, sale, share exchange, or transfer or reclassification. Notwithstanding the prior sentence, to the extent that receipt of such stock and other securities and property may cause a "change of control" (as defined in the Indenture), holders of the Nonvoting Common Stock will receive stock and/or other securities and property as nearly equivalent to that received by the holders of Voting Common Stock as possible that will not result in a change of control.

              5. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of Voting Common Stock and Nonvoting Common Stock shall be entitled to share ratably, in accordance with the number of shares held by each such holder, in all of the assets of the corporation available for distribution to the holders of shares of Voting Common Stock.

              6. Subject to the voting rights, if any, applicable to shares of the Preferred Stock or any series thereof, except as otherwise provided herein or by law, the entire voting power of the corporation shall be vested in the holders of shares of Voting Common Stock and each holder of shares of Voting Common Stock shall be entitled to one vote for each share of Voting Common Stock held of record by such holder; provided, however, that without the consent of the holders of record of at least 51% of Nonvoting Common Stock at the time outstanding, given in writing or by the vote at any regular or special meeting of shareholders of the corporation, the corporation shall not:

                    a. amend, alter, modify, or repeal any provision of these Articles of Incorporation or the bylaws of the corporation in any manner which adversely affects the relative

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 5 rights, preferences, qualifications, powers, limitations or restrictions of the Nonvoting Common Stock, or amend, alter, modify, or repeal paragraph II.B.5; or

                    b. voluntarily effect an exchange or reclassification of shares of Nonvoting Common Stock into shares of another class of capital stock of the corporation.

II. Provisions Relating to Convertible Preferred Stock. The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Convertible Preferred Stock are as follows:

          A. Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the corporation (i) a series of Series A 10 3/8% Convertible Pay-in-Kind Voting Preferred Stock, par value $0.01 per share (the "Series A Voting Preferred Stock"), with an initial liquidation preference of $5.50 per share, consisting of no more than 3,500,000 shares, and
(ii) a series of Series B 10 3/8% Convertible Pay-in-Kind Nonvoting Preferred Stock, par value $0.01 per share (the "Series B Nonvoting Preferred Stock" and collectively with the Series A Voting Preferred Stock, the "Convertible Preferred Stock"), with an initial liquidation preference of $5.50 per share, consisting of no more than 9,500,000 shares, in each case having the designations, preferences, limitations, and relative rights, including voting rights, as follows in this Section II.

          B. Rank. The Convertible Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up, and dissolution of the corporation, rank senior to all classes of Voting Common Stock and Nonvoting Common Stock, and each other class of Capital Stock or class or series of Preferred Stock hereafter created which does not expressly provide that it ranks senior to, or on a parity with, the Convertible Preferred Stock as to dividends and distributions upon the liquidation, winding-up, and dissolution of the corporation ("Junior Stock"). The Convertible Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up, and dissolution of the corporation, rank on a parity with any class of Capital Stock or series of Preferred Stock hereafter created which expressly provides that it ranks on a parity with the Convertible Preferred Stock as to dividends and distributions upon the liquidation, winding-up, and dissolution of the corporation ("Parity Stock"); provided, however, that any such Parity Stock that was not approved by the Holders in accordance with paragraph II.F.2.a shall be deemed to be Junior Stock and not Parity Stock. The Convertible Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up, and dissolution of the corporation, rank junior to each class of Capital Stock or series of Preferred Stock hereafter created which has been approved by the Holders in accordance with paragraph II.F.2.b and which expressly provides that it ranks senior to the Convertible Preferred Stock as to dividends or distributions upon the liquidation, winding-up, and dissolution of the corporation ("Senior Stock").

          C. Dividends.

              1. Beginning on the applicable Issue Date, the Holders of the outstanding shares of Convertible Preferred Stock being issued on such Issue Date shall be entitled to receive, when, as, and if declared by the Special Committee, out of funds legally available therefor, cash dividends on each share of Convertible Preferred Stock, at the rate (the "Dividend Rate") of 10 3/8% per annum multiplied by the then-effective liquidation preference per share of the


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 6

Convertible Preferred Stock. Additional dividends, at the Dividend Rate, shall accrue in respect of, and compound on, any dividends which are in arrears. All dividends shall be cumulative, whether or not earned or declared, from the Issue Date and shall compound to the extent not paid on the next succeeding Dividend Payment Date, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the applicable Issue Date. At the option of the corporation as determined by the Special Committee, any dividend payable on any Dividend Payment Date may be declared and paid wholly or partially "in kind" in lieu of cash, by issuing whole shares of Series B Nonvoting Preferred Stock on such Dividend Payment Date with an aggregate liquidation preference in an amount equal to the aggregate cash dividend cumulated and unpaid to such date (or any portion thereof) with cash paid in lieu of issuing fractional shares. The amount of any dividends payable on any Dividend Payment Date not declared or paid in full in cash or by the issuance of shares of Series B Nonvoting Preferred Stock shall be added to the liquidation preference of the Convertible Preferred Stock on such date. Each dividend shall be payable to Holders of record as they appear on the stock books of the corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date.

              2. All dividends paid with respect to shares of the Convertible Preferred Stock pursuant to paragraph II.C.1 shall be paid pro rata to the Holders entitled thereto. The corporation shall not pay any dividend on the Convertible Preferred Stock "in kind" pursuant to the provisions of paragraph II.C.1 unless it declares a pro rata dividend in kind on all then outstanding shares of Convertible Preferred Stock.

              3. Dividends in arrears for any past Dividend Period (including any dividends compounding thereon) and dividends in connection with any conversion pursuant to paragraph II.E may be declared and paid at any time, without reference to any regular Dividend Payment Date, pro rata to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Special Committee.

              4. No dividends in cash or other property (other than dividends paid in the same class or series of stock) shall be declared by the Board of Directors or paid or set apart for payment by the corporation on any Parity Stock for any period, nor shall the corporation or any Subsidiary thereof effect any redemption or repurchase of Parity Stock, or distribution thereon unless full compounded, cumulative dividends, plus amounts equal to any amounts added to the liquidation preference pursuant to paragraph II.C.1, have been or contemporaneously are declared and paid in full in cash or "in kind" by issuing shares of Series B Nonvoting Preferred Stock as determined by the Special Committee as provided in paragraph II.C.1 on the Convertible Preferred Stock. Notwithstanding the prior sentence, the corporation shall nevertheless have the right to pay cash dividends, provided that all cash dividends declared upon shares of the Convertible Preferred Stock and any other Parity Stock shall be declared pro rata so that the amount of dividends declared and paid per share on the Convertible Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Convertible Preferred Stock and such Parity Stock bear to each other.

              5. Holders of shares of the Convertible Preferred Stock shall be entitled to receive the dividends provided for in paragraph II.C.1 in preference to and in priority over any dividends upon any of the Junior Stock, or redemption or repurchase of any Junior Stock by the


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corporation or any Subsidiary, and following payment of any unpaid dividends on any Senior Stock.

              6. Dividends payable on the Convertible Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

          D. Liquidation Preference.

              1. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation, the Holders of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders an amount in cash equal to the then-existing liquidation preference for each share outstanding, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon (including any compounded dividends) to the date fixed for liquidation, dissolution, or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution, or winding up) before any payment shall be made or any assets distributed to the holders of any of Junior Stock including, without limitation, the corporation's Aggregate Common Stock. Except as provided in the preceding sentence, Holders of Convertible Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution, or winding up of the affairs of the corporation. If the assets of the corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Convertible Preferred Stock and all Parity Stock, then the holders of all such shares shall share equally and ratably in such distribution of assets in proportion to the full liquidation preference, including, without duplication, all accrued and unpaid dividends, to which each is entitled.

              2. For the purposes of this paragraph II.D, neither the sale, conveyance, exchange, or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the property or assets of the corporation nor the consolidation or merger of the corporation with or into one or more entities shall be deemed to be a liquidation, dissolution, or winding up of the affairs of the corporation.

          E. Conversion.

              1. Optional Conversion.

               a. The shares of Series A Voting Preferred Stock shall be convertible without the payment of any additional consideration, in whole or in part, at any time and from time to time at the option of the Holder, into shares of fully paid and non-assessable Voting Common Stock. On any such conversion, Holders of Series A Voting Preferred Stock shall receive (subject to adjustment as provided in paragraph II.E.3) one (1) share of Voting Common Stock for each $5.50 (as adjusted, the "Series A Conversion Price") of liquidation preference (including amounts added to the liquidation preference in accordance with paragraph II.D.1) of Series A Voting Preferred Stock converted; provided, however, that in no event shall any Holder of Series A Voting Preferred Stock have the right to receive, or to elect to receive, Voting Common Stock if, as a result thereof, a "change of control" would have been deemed to


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

occur under the Indenture, and, in lieu thereof, such Holder shall have the right to receive an equivalent number of shares of Nonvoting Common Stock.

               b. The shares of Series A Voting Preferred Stock shall be convertible without the payment of any additional consideration, in whole or in part, at any time and from time to time at the option of the Holder, into shares of fully paid and non-assessable Series B Nonvoting Preferred Stock. On any such conversion Holders of Series A Voting Preferred Stock shall receive that number of shares of Series B Nonvoting Preferred Stock equal to the Series A Voting Preferred Stock liquidation preference at such time divided by the then-effective Series A Conversion Price.

               c. The shares of Series B Nonvoting Preferred Stock shall be convertible without the payment of any additional consideration, in whole or in part, at any time and from time to time at the option of the Holder, into shares of fully paid and non-assessable Nonvoting Common Stock. On any such conversion, Holders of Series B Nonvoting Preferred Stock shall receive (subject to adjustment as provided in paragraph II.E.3) one (1) share of Nonvoting Common Stock for each $5.50 (as adjusted, the "Series B Conversion Price" and, together with the Series A Conversion Price, the "Conversion Price") of liquidation preference (including amounts added to the liquidation preference in accordance with paragraph II.D.1) of Series B Nonvoting Preferred Stock converted.

              2. Conversion Procedures.

               a. The corporation will not issue any fractional shares of Voting Common Stock or Nonvoting Common Stock upon a conversion pursuant to this paragraph II.E, but the Holder shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders an amount in cash equal to the Market Price of any fractional shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, otherwise issuable upon conversion, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon (including any compounded dividends) to the date of the conversion.

               b. At the time of a conversion pursuant to this paragraph II.E, the Holder of Convertible Preferred Stock shall deliver to the office of the corporation or any transfer agent for the corporation the certificate or certificates representing the shares of Convertible Preferred Stock to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer and written notice to the corporation stating that such Holder elects to convert such share or shares and stating the name and addresses in which each certificate for shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issued upon such conversion is to be issued; provided, however, that if the Holder has received a redemption notice under paragraph II.H.1, such Holder must notify the corporation within 10 Business Days after its receipt of the redemption notice in order for such Holder to convert in whole or part its shares of Convertible Preferred Stock into shares of Aggregate Common Stock prior to the redemption date. Conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the corporation or the transfer agent of the shares to be converted, and the Holder of shares of Convertible Preferred Stock subject to such conversion shall be deemed to be the Holder of record of the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon such conversion at such time.

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         3. Antidilution Provisions. The Conversion Price from time to time in effect and the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon conversion of Convertible Preferred Stock shall be subject to adjustments from time to time after the Issue Date of such Convertible Preferred Stock as hereinafter set forth in this paragraph II.E.3.

               a. Common Stock Splits. Upon any subdivision by the corporation on or after the Issue Date of all of its outstanding shares of Aggregate Common Stock into a greater number of shares or upon any issuance by the corporation on or after such date of a greater number of shares of Aggregate Common Stock in a pro rata exchange for all of its outstanding shares of Aggregate Common Stock, then in each case from and after the record date for such subdivision or exchange the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of shares of Convertible Preferred Stock shall be increased in proportion to such increase in the number of outstanding shares of Aggregate Common Stock and the Conversion Price shall be correspondingly decreased. Upon any pro rata reduction by the corporation on or after the Issue Date of its outstanding shares of Aggregate Common Stock as a whole or upon any issuance by the corporation after such date of a lesser number of shares of Aggregate Common Stock in a pro rata exchange for all of its outstanding shares of Aggregate Common Stock, then in each case from and after the record date for such reduction or exchange the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of shares of Convertible Preferred Stock shall be decreased in proportion to such reduction in the number of outstanding shares of Aggregate Common Stock and the Conversion Price shall be correspondingly increased.

               b. Common Stock Dividends. Upon any declaration and payment by the corporation on or after the Issue Date of a dividend upon Aggregate Common Stock payable in shares of either class of Aggregate Common Stock, then in each case from and after the record date for the payment of such stock dividend, the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of shares of Convertible Preferred Stock shall be increased in proportion to the increase in the number of outstanding shares of Aggregate Common Stock through such stock dividend and the Conversion Price shall be correspondingly decreased.

               c. Other Issues. Upon any issuance by the corporation of shares of Aggregate Common Stock on or after the Issue Date (other than issuances of stock requiring adjustments hereunder pursuant to the immediately preceding paragraphs II.E.3.a and II.E.3.b for a consideration lower than the Market Price per share of stock in effect immediately prior to such issuance, the Conversion Price then in effect shall be reduced to equal the following amount:

                            [(D x E)+ F]
                        G x ------------
                               C x E

where C equals the number of shares of Aggregate Common Stock to be outstanding immediately after such additional issuance, D equals the number of shares of Aggregate Common Stock outstanding immediately prior to the issue of such additional Aggregate Common Stock, E equals the Market Price per share of Aggregate Common Stock in effect immediately prior to the issue


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

of such additional Aggregate Common Stock, F equals the aggregate consideration (before deducting underwriting discounts, commissions, and other expenses) received or to be received by the corporation in connection with the issuance of such additional Aggregate Common Stock, and G equals the Conversion Price which would have been in effect immediately prior to such issuance had all previous adjustments (if any) under this paragraph II.E.3.c been made. Upon any such reduction in the Conversion Price, the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of shares of Convertible Preferred Stock shall be correspondingly increased. The provisions of this paragraph II.E.3.c shall not be applicable to any issuance of Aggregate Common Stock upon actual exercise or actual conversion of any option, warrant, right, or other security convertible into or exercisable for Aggregate Common Stock if the Conversion Price was fully and properly adjusted pursuant to the immediately following paragraph II.E.3.d at the time such option, warrant, right, or other security was issued.

               d. Common Stock Options; Subscription Rights; Convertible Securities. Upon any issuance by the corporation on or after the Issue Date of options, warrants, or rights to subscribe for shares of Aggregate Common Stock or of any securities convertible into or exchangeable for shares of Aggregate Common Stock or of any similar securities for a consideration per share other than the Market Price in effect immediately prior to the issuance of such options, warrants, rights, or securities, the Conversion Price shall be reduced (and the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of shares of Convertible Preferred Stock shall be appropriately increased), by making computations in accordance with paragraph (3)(c) of this Section II (E); provided, however, that:

                    (i) The maximum number of shares of Aggregate Common Stock deliverable under any such option, warrant, or right shall be considered to have been delivered at the time such option, warrant, or right was issued, for a consideration equal to the minimum purchase price per share of Aggregate Common Stock provided for in such option, warrant, or right, plus the consideration, if any, received by the corporation for such option, warrant, or right (before deducting underwriting discounts, commissions, and other expenses);

                    (ii) The aggregate maximum number of shares of Aggregate Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, for a consideration equal to the consideration received by the corporation for such securities (before deducting underwriting discounts, commissions, and other expenses) plus the minimum consideration (other than such securities) to be received by the corporation upon the exchange or conversion of such securities;

                    (iii) If the purchase or conversion price provided for in any rights, options, or warrants referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any options, warrants, rights, or convertible securities referred to above are convertible into or exchangeable for shares of Aggregate Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Price (and the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of shares of Convertible Preferred Stock) in effect at the time of such event shall


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

be readjusted to the Conversion Price (and the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of shares of Convertible Preferred Stock) which would have been in effect at such time had such rights, options, warrants, or convertible securities still outstanding provided for such new purchase or conversion price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued, or sold. If the purchase or conversion price provided for in any such right, option, or warrant referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any convertible securities referred to above are convertible into or exchangeable for shares of Aggregate Common Stock shall be changed at any time by reason of provisions designed to protect against dilution, then when shares of Aggregate Common Stock are delivered upon the exercise of any such right, option, or warrant or upon conversion or exchange of any such convertible security, the Conversion Price (and the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of shares of Convertible Preferred Stock) then in effect hereunder shall be readjusted to such amount as would have been obtained had such right, option, warrant, or convertible security never been issued as to such shares of Aggregate Common Stock and had the adjustments required hereunder been made at the time of the issuance of the shares of Aggregate Common Stock delivered as aforesaid; and

                    (iv) On the expiration of any such options, warrants, or rights, or at the termination of any such rights to convert or exchange, the Conversion Price (and the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of shares of Convertible Preferred Stock) then in effect shall be readjusted to the Conversion Price (and the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of shares of Convertible Preferred Stock) which would have been in effect had the adjustments (and readjustments) made upon the issuance of such expired or terminated options, warrants, rights, or securities (or upon the occurrence of any event with respect thereto specified in the immediately preceding paragraph II.E.3.d(iii)) been made without reference to the number of shares of Aggregate Common Stock subject to such terminated or expired options, warrants, rights, or securities. Notwithstanding the prior sentence, the Holder shall not be required to surrender or adjust any shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, theretofore received by the Holder upon conversion of shares of Convertible Preferred Stock.

              e. Special Dividends; Purchase Rights.

                    (i) If at any time on or after the Issue Date the corporation shall distribute to all holders of shares of Aggregate Common Stock of any class evidences of its indebtedness or assets (excluding any regular periodic cash dividend) or a distribution in partial liquidation, each payable otherwise than in shares of Aggregate Common Stock or in securities to which the provisions of the immediately following paragraph II.E.3.e(ii) are applicable, the corporation shall pay to the Holder of Convertible Preferred Stock, upon the conversion thereof at any time on or after the payment of such dividend or distribution, the securities and other property (including cash) which such Holder would have received (together with all subsequent dividends and distributions thereon) if such Holder had converted such Convertible Preferred Stock on the record date fixed in connection with such dividend or distribution, and the corporation shall take whatever steps are necessary or appropriate to keep in reserve at all times any securities and other properties which are required to fulfill such obligations of the


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

corporation. Notwithstanding the foregoing, the rights of the Holder under this paragraph II.E.3.e(i) upon the corporation's declaration of a dividend or distribution in partial liquidation payable only in securities convertible into shares of Aggregate Common Stock may be exercised only in lieu of any adjustment (in this paragraph II.E.3.e(i)) called a "subparagraph (d) adjustment") because of such dividend or distribution called for under paragraph II.E.3.d, and upon exercise hereof such Holder must elect either such subparagraph (d) adjustment or the rights and benefits provided for in this paragraph II.E.3.e(i)). For the purposes of determining the Conversion Price from time to time in effect and the number of shares from time to time subject hereto prior to the conversion of shares of Convertible Preferred Stock, it shall be assumed that the Holder hereof will so elect subparagraph (d) adjustments, but upon any election of the rights and benefits provided for in this paragraph II.E.3.e(i) made at the time of exercise hereof the Conversion Price then in effect (and the number of outstanding shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, purchasable upon such conversion) shall be redetermined to equal the amounts which would have been in effect had such subparagraph (d) adjustments never been made. Notwithstanding the other provisions of this paragraph II.E.3.e(i), in no event shall any Holder have the right to receive, or to elect to receive, Voting Common Stock pursuant to this subsection if, as a result thereof, a "change of control" could be deemed to occur under the Indenture, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, an equivalent number of shares of Nonvoting Common Stock.

                    (ii) If at any time on or after the Issue Date the corporation shall grant, issue, or sell any options or rights to purchase stock, warrants, securities, or other property pro rata to the holders of Aggregate Common Stock of all classes ("Purchase Rights"), then each Holder shall be entitled (but not obligated) to acquire, in lieu of any subparagraph (d) adjustment and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon conversion of the Convertible Preferred Stock immediately prior to the time or times at which the corporation granted, issued, or sold such Purchase Rights.

              f. Additional Adjustments.

                    (i) If at any time or from time to time conditions arise by reason of action taken by the corporation which are not adequately covered by the provisions of this paragraph II.E.3, and which might materially and adversely affect the exercise rights of the Holders of Convertible Preferred Stock, upon the request of at least a majority in interest of the Holders (determined as a single series), the corporation shall appoint at its sole discretion a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the corporation), which shall give their opinion upon the adjustment, if any, of the number of shares issuable upon the conversion of the Convertible Preferred Stock, on a basis consistent with the standards established in the other provisions of this paragraph II.E.3 of and assuming all other adjustments required pursuant to this paragraph II.E.3 have been made, necessary in order to preserve without diminution the rights of the Holders of the Convertible Preferred Stock. Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments described therein.

                    (ii) Notwithstanding any other provision hereof, any antidilution adjustments made pursuant to the terms hereof or of the Warrants and the

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

Subordinated Notes shall be deemed to be made simultaneously, the intention being to avoid any iterative calculations.

                    g. Effect of Reorganization and Asset Sales. If any capital reorganization of the corporation, reclassification of the Aggregate Common Stock of the corporation, statutory exchange, consolidation, or merger of the corporation with another Person, or sale of all or substantially all of the corporation's assets to another Person shall be effected in such a way that holders of Aggregate Common Stock shall be entitled to receive stock, securities, or assets (including cash) of the corporation or another Person with respect to or in exchange for Aggregate Common Stock (each such transaction being hereinafter referred to as a "Transaction"), then, as a condition of the consummation of each Transaction, lawful and adequate provisions shall then be made so that each Holder, upon the conversion of the Convertible Preferred Stock at any time after the consummation of such Transaction, shall be entitled to receive, and such Convertible Preferred Stock shall thereafter represent the right to receive, in lieu of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon conversion thereof but otherwise upon and subject to all terms and conditions hereof, the cash, securities, or other property to which such Holder would have been entitled upon the consummation of such Transaction if such Holder had converted such Convertible Preferred Stock immediately prior thereto (subject to adjustments from and after the consummation date of such Transaction as nearly equivalent as possible to the adjustments provided for in this paragraph II.E.3). The corporation shall not effect any Transaction unless prior to the consummation thereof each Person (other than the corporation) which may be required to deliver any securities or other property upon the conversion of the Convertible Preferred Stock as provided herein shall assume, by written instrument delivered to each registered Holder of the Convertible Preferred Stock in form and substance reasonably satisfactory to at least a majority in interest of the Holders, the obligation to continue to honor the terms of the Convertible Preferred Stock and to deliver to such Holders such securities or other property to which, in accordance with the foregoing provisions, such Holders may be entitled, and such Person shall have similarly delivered to each registered Holder an opinion of counsel for such Person, in substance and from such counsel as is acceptable to the Holders, stating that the Convertible Preferred Stock shall thereafter continue in full force and effect and shall be enforceable against such Person in accordance with the terms hereof and thereof.

                    h. Notice of Adjustment or Substitution. On the happening of an event requiring an adjustment of the Conversion Price and upon each change in the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of the Convertible Preferred Stock, and in the event of any change in the rights of the Holder of Convertible Preferred Stock by reason of other events herein set forth, the corporation shall as soon as practicable give written notice (the "Notice of Adjustment") to the registered Holder(s) of Convertible Preferred Stock: (i) describing the event; (ii) stating the adjusted Conversion Price and the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable based upon the difference between the Conversion Price before and after such adjustment; and (iii) stating how such adjustment of Conversion Price or number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, was calculated and the facts on which the calculation is based.

                    i. Accountant's Opinion. Upon each adjustment of the Conversion Price and upon each change in the number of shares of Voting Common Stock or Nonvoting



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

Common Stock, as the case may be, issuable upon the conversion of the Convertible Preferred Stock, and in the event of any change in the rights of the Holder of Convertible Preferred Stock by reason of other events herein set forth, then and in each such case, upon the reasonable written request of at least 50% in interest of the registered Holders of Convertible Preferred Stock, determined as a single series, given to the corporation within thirty (30) days after the corporation has given the Notice of Adjustment, the corporation will promptly obtain an opinion of independent certified public accountants selected by the corporation and reasonably satisfactory to such Holder(s), stating the adjusted Conversion Price and the new number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, so issuable, or specifying the other shares of stock, securities, or assets and the amount thereof receivable as a result of such adjustment or change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The corporation will promptly mail a copy of such accountant's opinion to each registered Holder of Convertible Preferred Stock. The costs of the accountant's opinion shall be borne (i) by the corporation, if the accountant's opinion reflects any change to the adjusted Conversion Price or the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, so issuable set forth in the Notice of Adjustment, or (ii) by the Holders, if the accountant's opinion reflects no change to the adjusted Conversion Price or the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, so issuable set forth in the Notice of Adjustment. Any dispute or controversy in respect of the accountant's opinion shall be submitted to final and binding arbitration in Dallas, Texas pursuant to the commercial arbitration rules of the American Arbitration Association. All costs and expenses (including reasonable attorneys' fees) incurred by the corporation and the Holders in connection with any such arbitration proceeding shall be paid by the non-prevailing party (as determined by the arbitrator(s)).

                    j. Adjustment of Less Than $.01. The corporation shall not be required to give any Notice of Adjustment of the Conversion Price in accordance with paragraph II.E.3.h if the amount of such adjustment shall be less than $.01, but in such case any such adjustment shall be carried forward and notice thereof shall be given at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.01 per share; provided, however, that notice of each such adjustment of the Conversion Price shall be given not later than three years from the date such adjustment would have been required to be made except for the provisions of this paragraph II.E.3.j.

                    k. Treasury Shares. The number of shares of Aggregate Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the corporation or any of its Subsidiaries, but the disposition of any such shares shall be considered an issue or sale of Aggregate Common Stock for the purposes of this paragraph II.E.

                    l. Adjustment Exceptions. Anything in this paragraph II.E to the contrary notwithstanding, no adjustment of the Conversion Price or the number of shares of Voting Common Stock or Nonvoting Common Stock, as the case may be, issuable upon the conversion of the Convertible Preferred Stock shall be made upon (i) the issuance of any shares of Aggregate Common Stock upon the exercise of any of the Warrants, exchange of the Subordinated Notes, conversion of any Convertible Preferred Stock, or the issuance of rights to acquire shares of Aggregate Common Stock under any of the foregoing, (ii) the issuance of any shares of Aggregate Common Stock or other securities pursuant to any Plans or
(iii) the issuance


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

of shares of Aggregate Common Stock or rights to acquire Aggregate Common Stock in connection with any redemption pursuant to Article 3 of either of the Subordinated Notes or in connection with any redemption of Convertible Preferred Stock.

         F. Voting Rights.

               1. a. The Holders of shares of Series A Voting Preferred Stock shall be entitled to vote with the holders of Voting Common Stock as a single class on all matters requiring shareholder approval. Each share of the Series A Voting Preferred Stock shall have a number of votes equal to the number of shares of Common Stock into which such share of Series A Voting Preferred Stock is convertible pursuant to paragraph II.E.1 hereof at the time the vote is taken.

                  b. The Holders of Series B Nonvoting Preferred Stock, except as required under Texas law or as set forth in paragraphs II.F.2, II.F.2 and II.F.4, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the corporation.

               2. a. In addition to the voting right of Series A Voting Preferred Stock set forth in paragraph II.F.1.a, so long as any shares of the Convertible Preferred Stock are outstanding, the corporation shall not authorize any class of Parity Stock without the affirmative vote or consent of Holders of at least a majority of the then outstanding shares of Convertible Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                  b. In addition to the voting right of Series A Voting Preferred Stock set forth in paragraph II.F.1.a, so long as any shares of the Convertible Preferred Stock are outstanding, the corporation shall not authorize any class of Senior Stock, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Convertible Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                  c. In addition to the voting right of Series A Voting Preferred Stock set forth in paragraph II.F.1.a, so long as any shares of Convertible Preferred Stock are outstanding, the corporation shall not amend these Articles of Incorporation so as to affect adversely the specified designations, preferences, limitations and relative rights, including voting rights, of the shares of Convertible Preferred Stock or to authorize the issuance of any additional shares of Convertible Preferred Stock (other than upon exchange of the Subordinated Notes or as dividends thereon) without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Convertible Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, however that the foregoing, with respect to provisions of these Articles of Incorporation that affect adversely only the Series A Voting Preferred Stock or the Series B Nonvoting Preferred Stock, as the case may be, shall only require the vote or consent of such series so affected.

                  d. Except as set forth in paragraphs II.F.2.a, II.F.2.b and II.F.2.c, (i) the creation, authorization, or issuance of any shares of any Junior Stock, Parity Stock, or


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Senior Stock, including the designation thereof within the existing series of
Convertible Preferred Stock or (ii) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of Holders of Convertible Preferred Stock.

               3. a. If so long as the Initial Investors or their Affiliates own at least 50% of the aggregate number of shares of Convertible Preferred Stock outstanding, in the event (i) the corporation fails to convert all of the then outstanding shares of Convertible Preferred Stock under the conversion provisions of paragraph II.E.1 (after notice has been given), (ii) the corporation fails to purchase shares of Convertible Preferred Stock pursuant to paragraph II.H.2, or (iii) the corporation violates the covenants set forth in paragraph II.I in any material manner (each, a "Voting Rights Triggering Event"), then the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of Convertible Preferred Stock, voting as a single class, to elect two directors of the Board of Directors. Holders of a majority of the issued and outstanding Convertible Preferred Stock, voting as one class, shall for the periods set forth in paragraph II.F.3.b have the exclusive right to elect two directors of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event and at every subsequent meeting at which the terms of office of the directors so elected expire. The number of directors elected by the Holders of Convertible Preferred Stock shall be reduced by the number of directors, if any, elected to the Board of Directors by the Holders or their Affiliates under the terms of the Subordinated Notes.

                  b. The right of Holders of Convertible Preferred Stock to elect members of the Board of Directors as set forth in paragraph II.F.3.a shall continue until such time as the failure, breach, or default giving rise to such Voting Rights Triggering Event is remedied or is waived by Holders of at least a majority of the shares of Convertible Preferred Stock then outstanding and entitled to vote thereon, at which time (i) the special right of Holders of Convertible Preferred Stock to vote for the election of directors and (ii) the term of office of the directors elected by Holders of Convertible Preferred Stock shall terminate. At any time after voting power to elect directors shall have become vested and be continuing in Holders of Convertible Preferred Stock pursuant to paragraph II.F.3.a, or if vacancies shall exist in the offices of directors elected by Holders of Convertible Preferred Stock, a proper officer of the corporation may, and upon the written request of the Holders of record of at least twenty-five percent (25%) of the shares of Convertible Preferred Stock then outstanding addressed to the secretary of the corporation shall, call a special meeting of the Holders of Convertible Preferred Stock for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the corporation within twenty (20) Business Days after personal service of said written request upon the secretary of the corporation, or within twenty (20) Business Days after mailing the same within the United States by certified mail, addressed to the secretary of the corporation at its principal executive offices, then (A) the Holders of record of at least twenty-five percent (25%) of the outstanding shares of Convertible Preferred Stock may designate in writing one of their number to call such meeting at the expense of the corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of shareholders of the corporation and shall be held at the place designated in such notice, or (B) the Holders of record of at least a majority of the outstanding shares of Convertible Preferred Stock may elect such members to the Board of Directors without a meeting, without prior notice, and without a vote, if such Holders sign a consent or consents in writing electing such members to the Board of Directors. Any Holder of Convertible Preferred


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

Stock so designated shall have, and the corporation shall provide, access to lists of shareholders to be called pursuant to the provisions hereof.

                  c. At any meeting held for the purpose of electing directors at which the Holders of Convertible Preferred Stock shall have the right to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Convertible Preferred Stock shall be required to constitute a quorum of such Convertible Preferred Stock.

              4. In any case in which the Holders of Convertible Preferred Stock shall be entitled to vote pursuant to this paragraph II.F (except as provided in paragraph II.F.1.a) or pursuant to Texas law, each Holder of Convertible Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Convertible Preferred Stock held. The right of Holders of Convertible Preferred Stock to elect directors pursuant to this
Section II (F) shall be in addition to, and not in substitution for or diminution of, the rights of the Holder and its assigns or Affiliates to appoint members of the Board of Directors under the terms of the Purchase Agreement.

     G. Reissuance of Convertible Preferred Stock. Shares of Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Texas) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that any issuance of such shares as Convertible Preferred Stock must be in compliance with the terms hereof.

     H. Redemption.

              1. Redemption at the Option of the Corporation. At any time after [___________], 2002, to the extent the corporation shall have funds legally available for such payment, the corporation may, at its option as determined by the Special Committee and upon at least 10 Business Days prior written notice to Holders, redeem shares of Convertible Preferred Stock in whole or in part, at a redemption price per share in cash equal to 100% of the then liquidation preference of such shares, plus (without duplication) accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

              2. Redemption in the Event of a Change of Control. In the event of a Change of Control, the corporation shall, to the extent it shall have funds legally available for such payment, offer to redeem for cash all of the shares of Convertible Preferred Stock then outstanding, and shall redeem the shares of Convertible Preferred Stock of any Holder of such shares that shall consent to such redemption upon a date no later than 30 Business Days following the Change in Control, at a redemption price per share equal to 100% of the then liquidation preference of such shares, in cash, plus (without duplication) accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

              3. Failure to Redeem. If the corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Convertible Preferred Stock pursuant to paragraph II.H.2 (a "Mandatory Redemption Obligation"), such Mandatory Redemption


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

Obligation shall be discharged as soon as the corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Convertible Preferred Stock shall not be fully discharged, neither the corporation nor any Subsidiary thereof shall (a) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Stock or discharge any mandatory or optional redemption, sinking fund, or other similar obligation in respect of any Parity Stock (except in connection with a redemption, sinking fund, or other similar obligation to be satisfied pro rata with the Convertible Preferred Stock) or (b) declare or make any dividend or distribution on any Junior Stock, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund, or other similar obligation in respect of the Junior Stock.

              4. Procedure for Redemption.

                  a. In the event that fewer than all the outstanding shares of Convertible Preferred Stock are to be redeemed pursuant to paragraph II.H.1, the number of shares to be redeemed shall be determined by the Board of Directors and the shares so redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share) according to the number of whole shares held by each holder of Convertible Preferred Stock.

                  b. In the event the corporation shall redeem shares of Convertible Preferred Stock pursuant to paragraph II.H.1, notice of such redemption (the "Redemption Notice") shall be given by express delivery service sent not more than 75 Business Days nor less than 40 Business Days prior to the redemption date, to each Holder of record of the shares of Convertible Preferred Stock to be redeemed at such Holder's address as the same appears on the stock register of the corporation; provided, however, that neither the failure to give the Redemption Notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Convertible Preferred Stock to be redeemed except as to the Holder to whom the corporation has failed to give the Redemption Notice or except as to the Holder whose Redemption Notice was defective. Each Redemption Notice shall state: (i) the redemption date; (ii) the number of shares of Convertible Preferred Stock to be redeemed and, if fewer than all the shares of Convertible Preferred Stock held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (iii) customary provisions regarding the surrender of certificates; (iv) the redemption price; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                  c. In the case of any redemption pursuant to paragraph II.H.1, and if the Redemption Notice has been properly provided in accordance with paragraph II.H.4.b, from and after the applicable redemption date (unless the corporation shall default in providing money necessary for payment of the redemption price for the shares of Convertible Preferred Stock called for redemption), dividends on the shares of Convertible Preferred Stock so called for redemption shall cease to accrue and all rights of the Holders thereof as shareholders of the corporation (except the right to receive the redemption price from the corporation) shall cease. Upon surrender in accordance with any such redemption notice of the certificates for any shares of Convertible Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares of Convertible Preferred Stock shall be redeemed by the corporation at the redemption price specified herein and in the Redemption Notice. If fewer than all the shares of Convertible Preferred Stock represented


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

by any such certificate are redeemed, the corporation shall issue a new certificate representing the unredeemed shares of Convertible Preferred Stock without cost to the Holder thereof.

                    d. In the case of a redemption pursuant to paragraph (2) of this Section II (H), notice of such redemption shall be given by express delivery service sent not more than ten Business Days following the occurrence of the Change of Control, to each Holder of record of the shares of Convertible Preferred Stock to be redeemed at such Holder's address as the same appears on the stock register of the corporation; provided, however, that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Convertible Preferred Stock to be redeemed, except as to the Holder to whom the corporation has failed to give said notice or except as to the Holder whose notice was defective. Each such redemption notice shall state: (i) that a Change of Control has occurred;
(ii) the redemption date; (iii) the redemption price; (iv) customary provisions regarding the surrender of certificates; (v) that such Holder may elect to cause the corporation to redeem all or any of the shares of Convertible Preferred Stock held by such Holder; (vi) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vii) that dividends on the shares the Holder elects to cause the corporation to redeem will cease to accrue on such redemption date. Upon receipt of such redemption notice, the Holder of Convertible Preferred Stock shall, within 10 Business Days of receipt thereof, return such redemption notice to the corporation indicating the number of shares of Convertible Preferred Stock such Holder shall elect to cause the corporation to redeem, if any.

                    e. In the case of a redemption pursuant to paragraph II.H.2, and if notice thereof has been properly provided in accordance with paragraph II.H.4.d, from and after the redemption date (unless the corporation shall default in providing necessary money for the payment of the redemption price for the shares of Convertible Preferred Stock called for redemption), dividends on such shares of Convertible Preferred Stock as the Holder elects to cause the corporation to redeem shall cease to accrue, and all rights of the electing Holders thereof as shareholders of the corporation as to such Shares (except the right to receive the redemption price from the corporation) shall cease. Upon surrender in accordance with such redemption notice of the certificates for any shares of Convertible Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares of Convertible Preferred Stock shall be redeemed by the corporation at the redemption price specified herein and in such redemption notice.

                    f. Notwithstanding any other provision of these Articles of Incorporation to the contrary, in the event the corporation (i) delivers a Redemption Notice under paragraph II.H.1 and the Holder timely elects to convert shares of Convertible Preferred Stock pursuant to paragraph II.E, then, for purposes of a redemption under paragraph II.H.1, the "redemption date" shall mean the latter of (A) the redemption date set forth in the Redemption Notice and (B) the date upon which any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition, and (ii) delivers a redemption notice under paragraph II.H.2 and the Holder timely elects to convert shares of Convertible Preferred Stock pursuant to paragraph II.E, then, for purposes of a redemption under paragraph (2) of this paragraph II.H, the "redemption date" shall mean the latter of (A) the date 40 Business Days after a Change of Control and (B) the date upon which


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

any applicable waiting period under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction, or condition.

     I. Covenants.

              1. Limitation on Sale of Assets and Subsidiary Stock.

                    a. For so long as any shares of Convertible Preferred Stock are issued and outstanding, the corporation will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale, unless (i) the corporation or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (which, if it exceeds $1,000,000, shall be determined by (i) the Board of Directors and set forth in a Board Resolution delivered to the Holders or (ii) to the extent any such Asset Sale involves a sale to a Holder, the Special Committee and set forth in a resolution delivered to the Holders) of the assets (including, if appropriate, Equity Interests) disposed of or issued, as appropriate, and (ii) at least 75% of the consideration therefor received by the corporation or such Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the 75% limitation referred to above shall not apply to any Asset Sale in which the cash portion of the consideration received therefor, determined in accordance with the following sentence, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation.

                    b. For purposes of this covenant (and not for purposes of any other provision of these Articles of Incorporation), the term "cash" shall be deemed to include (i) any notes or other obligations received by the corporation or such Subsidiary as consideration as part of such Asset Sale that are immediately converted by the corporation or such Subsidiary into actual cash or Cash Equivalents (to the extent of the actual cash or Cash Equivalents so received) and (ii) any liabilities of the corporation or such Subsidiary (as shown on the most recent balance sheet of the corporation or such Subsidiary) that are payable in cash and that (A) are assumed by the transferee of the assets which are the subject of such Asset Sale as consideration therefor in a transaction the result of which is that the corporation and all of its Subsidiaries are released from all liability for such assumed liability, (B) are not owed to the corporation or any Subsidiary of the corporation and (C) constitute short-term liabilities (as determined in accordance with GAAP).

                    c. Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the corporation may apply, directly or indirectly, such Net Proceeds (i) to repay permanently Senior Indebtedness of the corporation or of its Subsidiaries or (ii) to the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Related Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10,000,000, the corporation may make an offer to all holders of the Notes to the extent required by Section 4.08(b) of the Indenture. Pending the final application of any such Net Proceeds, the corporation or its Subsidiaries, as the case may be, may temporarily reduce Indebtedness under the Senior Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Section
II. If the aggregate principal amount of Notes tendered by the holders thereof is less than the amount of Excess Proceeds, the


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 21

Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                    d. For so long as any shares of Convertible Preferred Stock are issued and outstanding, the corporation will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, or otherwise dispose of any Capital Stock of any of its Subsidiaries to any Person (other than the corporation or another Subsidiary of the corporation), unless (i) such transfer, conveyance, sale, or other disposition is of all of the Capital Stock of such Subsidiary owned by the corporation and its Subsidiaries or is otherwise permitted under paragraph II.I.4 and (ii) such transaction is conducted in accordance with paragraphs II.I.1.a and II.I.1.b.

              2. Limitation on Restricted Payments.

                    a. For so long as any shares of Convertible Preferred Stock are issued and outstanding, the corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the corporation's or any of its Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation) other than dividends or distributions (A) paid or payable in Equity Interests (other than Disqualified Stock) of the corporation or (B) paid or payable to the corporation or any Subsidiary of the corporation; (ii) purchase, redeem, or otherwise acquire or retire for value any Equity Interests of the corporation or any direct or indirect parent of the corporation or other Affiliate of the corporation or any Subsidiary of the corporation (other than any such Equity Interests owned by the corporation or any Subsidiary of the corporation); (iii) make any principal payment on, or purchase, redeem, defease, or otherwise acquire or retire for value prior to the scheduled maturity, scheduled repayment, or scheduled sinking fund payment, any Subordinated Indebtedness (except, if no Voting Rights Triggering Event is continuing or would result therefrom, any such payment, purchase, redemption, defeasance, or other acquisition or retirement for value made (A) out of Excess Proceeds available for general corporate purposes if such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, (B) upon the occurrence of a Change of Control if (1) such payment or other action is required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued and (2) the corporation has purchased all of the Subordinated Notes properly tendered pursuant to the terms thereof or
(3) upon the redemption of the Convertible Preferred Stock in accordance with the terms of these Articles of Incorporation); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                         (i) no Voting Rights Triggering Event shall have
occurred and be continuing or would occur as a consequence thereof;

                         (ii) cumulative dividends on the Convertible Preferred
Stock have been paid in full;

                         (iii) the corporation would, at the time of such
Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Reference Period, have been permitted to Incur at least $1.00 of



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

additional Indebtedness pursuant to the Debt Incurrence Ratio test set forth in paragraph II.I.3.a; and

                         (iv) such Restricted Payment, together with the
aggregate amount of all other Restricted Payments declared or made by the corporation and its Subsidiaries after the Issue Date shall not exceed, at the date of determination, the sum of (a) 50% of aggregate Consolidated Net Income of the corporation from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the corporation's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (b) 100% of the aggregate net cash proceeds received by the corporation from the issue or sale after the Issue Date of Equity Interests of the corporation or of Disqualified Stock or debt securities of the corporation that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the corporation and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (c) the aggregate net cash proceeds received by the corporation as capital contributions to the corporation (other than from a Subsidiary of the corporation) after the Issue Date (other than capital contributions from Wingate, its partners, or their respective Affiliates).

               b. The foregoing provisions will not prohibit the following Restricted Payments:

                    (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if, at said date of declaration, such payment would have complied with the provisions of this Section II;

                    (ii) the redemption, repurchase, retirement, or other acquisition of any Equity Interests of the corporation (other than Disqualified Stock) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the corporation) of other Equity Interests of the corporation (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, or other acquisition shall be excluded from clause (iii) of paragraph II.I.2.a (both for purposes of determining the aggregate amount of Restricted Payments made and for purposes of determining the aggregate amount of Restricted Payments permitted);

                    (iii) the payment, purchase, redemption, defeasance, or other acquisition or retirement for value of Subordinated Indebtedness with the net cash proceeds from a substantially concurrent Incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (in each case other than to a Subsidiary of the corporation) of Equity Interests of the corporation (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); provided that the amount of any such net cash proceeds that are utilized for any such payment, purchase, redemption, defeasance, or other acquisition or retirement shall be excluded from clause (iii) of paragraph II.I.2.a (both for purposes of determining the aggregate amount of Restricted Payments made and for purposes of determining the aggregate amount of Restricted Payments permitted);


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

                    (iv) so long as no Voting Rights Triggering Event is continuing, the repurchase of Equity Interests of the corporation from former employees of the corporation or any Subsidiary thereof (or the estates, heirs, or legatees of such former employees) for consideration which does not exceed $500,000 in the aggregate in any fiscal year;

                    (v) any Restricted Investment made with the net cash proceeds from a substantially concurrent sale (other than to a Subsidiary of the corporation) of Equity Interests of the corporation (other than Disqualified Stock or one or more sales of Equity Interests to Wingate, its partners, or their respective Affiliates); and

                    (vi) so long as no Voting Rights Triggering Event is continuing, any Restricted Investment which, together with all other Restricted Investments outstanding made pursuant to this paragraph II.I.2.b does not exceed $5,000,000.

              Except to the extent specifically noted above, Restricted Payments made pursuant to this paragraph II.I.2.b shall be included in calculating the amount of Restricted Payments made after the Issue Date.

               c. The amount of all Restricted Payments not made in cash shall be the Fair Market Value (which, if it exceeds $1,000,000, shall be determined in good faith by the Board of Directors and set forth in a Board Resolution delivered to the Holders) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the corporation or any Subsidiary thereof, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the corporation shall deliver to the Holders an Officer's Certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this paragraph II.I.2 were computed, which calculations may be based upon the corporation's latest available financial statements.

        3. Limitation on Incurrence of Indebtedness.

               a. For so long as any shares of Convertible Preferred Stock are issued and outstanding, the corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the corporation and its Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if, at the time of Incurrence of such Indebtedness, after giving pro forma effect to such Incurrence as of such date and to the use of proceeds therefrom (including the application or the use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment) (i) no Voting Rights Triggering Event shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such Incurrence of Indebtedness and (ii) on the date of such Incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the corporation for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such Incurrence of Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would exceed 1.75 to 1 (the "Debt Incurrence Ratio").

               b. "Permitted Indebtedness" means any and all of the following:


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                    (i) Indebtedness of the corporation Incurred pursuant to the
Senior Credit Facility in the aggregate principal amount at any time outstanding not to exceed the sum of the aggregate commitments pursuant to the Senior Credit Facility as in effect on the date hereof;

                    (ii) Existing Indebtedness, including the Subordinated
Notes;

                    (iii) intercompany Indebtedness between or among the corporation and any of its Subsidiaries; provided that (a) if the corporation is an obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Convertible Preferred Stock and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the corporation or a Subsidiary of the corporation, or any sale or other transfer of any such Indebtedness to a Person that is not either the corporation or a Subsidiary of the corporation, shall be deemed to constitute a new Incurrence of such Indebtedness by the corporation or such Subsidiary, as the case may be;

                    (iv) Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, or refund, (a) Indebtedness (other than Permitted Indebtedness) that was Incurred in compliance with these Articles of Incorporation, (b) Indebtedness referred to in paragraph II.I.3.b(i) or II.I.3.b(ii) or (c) Existing Indebtedness, other than Existing Indebtedness, if any, related to the Indebtedness refinanced by the Senior Credit Facility;

                    (v) Indebtedness of a Subsidiary of the corporation constituting a Guarantee of Indebtedness of the corporation or a Subsidiary thereof, which Indebtedness was Incurred pursuant to this paragraph II.I.3.b or the Debt Incurrence Ratio test set forth in paragraph II.I.3.a;

                    (vi) the Incurrence by the corporation or any of its Subsidiaries of Hedging Obligations of the following types: (a) Interest Rate Hedges with respect to any Indebtedness of such Person that is permitted by the terms of these Articles of Incorporation to be outstanding, the notional principal amount of which does not exceed the principal amount of the Indebtedness to which such Interest Rate Hedge relates and (b) Currency Hedges that do not increase the outstanding loss potential or liabilities other than as a result of fluctuations in foreign currency exchange rates; and

                    (vii) other Indebtedness of the corporation and its Subsidiaries from time to time outstanding in an aggregate principal amount not to exceed $20,000,000.

               c. Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary of the corporation or is merged with or into or consolidated with the corporation or a Subsidiary of the corporation shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of the corporation or is merged with or into or consolidated with the corporation or a Subsidiary thereof, as applicable.



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              4. Limitation on Liens. For so long as any shares of Convertible
Preferred Stock are issued and outstanding, the corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, affirm, assume, or suffer to exist any Liens of any kind, other than Liens securing Senior Indebtedness, the Subordinated Indebtedness, and Permitted Liens, against or upon any assets or property now owned or hereafter acquired or any income or profits therefrom or assign or convey any right to receive income therefrom.

              5. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. For so long as any shares of Convertible Preferred Stock are issued and outstanding, the corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume, or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to (a) (i) pay dividends or make any other distributions to the corporation or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the corporation or any of its Subsidiaries, (b) make loans or advances to the corporation or any of its Subsidiaries or (c) transfer any of its properties to the corporation or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness, (ii) the Senior Credit Facility, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the corporation or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties of any Person, other than the Person, or the property of the Person, so acquired, provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of these Articles of Incorporation to be Incurred, (v) customary non-assignment provisions in leases, licenses, sales agreements, or other contracts (but excluding contracts related to the extension of credit) entered into in the ordinary course of business and consistent with past practices, (vi) restrictions imposed pursuant to a binding agreement for the sale or disposition of all or substantially all of the Equity Interests or assets of any Subsidiary of the corporation, provided such restrictions apply solely to the Equity Interests or assets being sold, (vii) restrictions imposed by Permitted Liens on the transfer of the assets that are subject to such Liens, (viii) Permitted Refinancing Indebtedness Incurred to refinance Existing Indebtedness or Indebtedness of the type described in clause (iv) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (ix) the terms of Purchase Money Indebtedness, but only to the extent such Purchase Money Indebtedness encumbers or restricts the property acquired with such Purchase Money Indebtedness and (x) the Subordinated Notes.

              6. Limitation on Issuance, Sale and Ownership of Capital Stock of Subsidiaries. For so long as any shares of Convertible Preferred Stock are issued and outstanding, the corporation will not, and will not permit any of its Subsidiaries to, (a) sell, assign, transfer, convey or otherwise dispose of, any Equity Interests of any Subsidiary of the corporation, other than to the corporation or another Subsidiary of the corporation, (b) permit any Subsidiary of the corporation to issue any Equity Interests (including, without limitation, pursuant to any merger, consolidation, recapitalization or similar transaction) other than to the corporation or another Subsidiary of the corporation or (c) permit any Person other than the corporation or its Subsidiaries to own any Equity Interests of any Subsidiary of the corporation, except that (i) the corporation or its Subsidiaries may consummate a sale to a Person of all of the Equity Interests of


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a Subsidiary of the corporation, if such sale is made by the corporation or another Subsidiary of the corporation subject to, and in compliance with, paragraph II.I.1 and (ii) the corporation may issue and permit the subsequent ownership by directors of, directors' qualifying shares.

              7. Limitation on Mergers, Consolidations, or Sales of Assets. For so long as any shares of Convertible Preferred Stock are issued and outstanding, the corporation will not merge or consolidate (whether or not the corporation is the surviving corporation), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless: (a) the corporation is the surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than the corporation) or to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof, or the District of Columbia; (b) the Convertible Preferred Stock shall be converted or exchanged for and shall become shares of such successor, transferee, or resulting Person having in respect of such successor, transferee, or resulting Person the same powers, preferences, and relative participating, optional, or other special rights and qualifications, limitations, or restrictions thereon, that the Convertible Preferred Stock had immediately prior to that transaction; and (c) the corporation, any of its Subsidiaries, or any Person formed by or surviving any such merger or consolidation, or to which such sale, assignment, transfer, lease, conveyance, or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio test set forth in paragraph II.I.3.a.

     J. Business Day. If any payment or conversion shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or conversion shall be made on the immediately succeeding Business Day.

     K. The Special Committee. Notwithstanding any other provision of this Article Four to the contrary, all determinations with respect to the payment of dividends on the Convertible Preferred Stock requiring action by the corporation's Board of Directors shall be taken by the Special Committee.

     L. No Obligation to Repurchase. Notwithstanding any other provision of this Article Four to the contrary, in no event shall the corporation be required to repurchase any shares of Convertible Preferred Stock on or prior to the date that is 91 days after the date on which the Notes mature.

III. Definitions. As used in this Article Four, including this Section III, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

              "Acquired Indebtedness" means, in respect of the corporation or any of its Subsidiaries, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of the corporation or any of its Subsidiaries, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of the corporation or any of its


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Subsidiaries and (ii) Indebtedness secured by a Lien encumbering any asset acquired by the corporation or any of its Subsidiaries.

              "Affiliate" means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

              "Asset Sale" means (i) the direct or indirect sale, lease, license, conveyance, transfer, or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback or similar arrangement, by merger or consolidation) by the corporation or any of its Subsidiaries (a "disposition"), in one transaction or a series of transactions; provided, however, that the disposition of all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole will be governed by the provisions of paragraph II.I.7 and not by the provisions of paragraph II.I.1 and (ii) the issuance or disposition by the corporation or any of its Subsidiaries of Equity Interests of the corporation's Subsidiaries.

              Notwithstanding the foregoing paragraph, none of the following will be deemed an Asset Sale: (i) a disposition of assets by the corporation to a Subsidiary of the corporation or by a Subsidiary of the corporation to the corporation or to another Subsidiary of the corporation; (ii) an issuance of Equity Interests by a Subsidiary of the corporation to the corporation or to another Subsidiary of the corporation; (iii) a Restricted Payment that is permitted by paragraph II.I.2; (iv) dispositions of $250,000 or less; (v) dispositions of assets or rights in the ordinary course of business consistent with past practices; (vi) the grant in the ordinary course of business of any non-exclusive license of intellectual property rights; (vii) any liquidation of any Cash Equivalents; (viii) any disposition of defaulted receivables for collection; and (ix) the grant of any Lien securing Indebtedness (or any foreclosure thereon) to the extent that such Lien is granted in compliance with paragraph II.I.4.

              "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

              "Average Life" means, as of the date of determination, in respect of any security or instrument, the quotient obtained by dividing (i) the sum of the products (A) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (B) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

              "Bankruptcy Law" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.

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

              "Beneficial Owner" or "beneficial owner" (including, with correlative meanings, the terms "Beneficial Ownership" and "Beneficially Owns") for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the date of these Articles of Incorporation), whether or not applicable, except that a "person" (as such term is used in Sections 13(d)(3) of the Exchange Act) shall be deemed to have "Beneficial Ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or is exercisable only upon the occurrence of a subsequent condition.

              "Board of Directors" means the board of directors of the corporation.

              "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to each Holder of Convertible Preferred Stock.

              "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in Fort Worth, Texas are required or authorized by law or other governmental action to be closed.

              "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

              "Cash Equivalents" means (i) Government Securities having maturities of not more than 12 months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any member bank of the U.S. Federal Reserve System having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any financial institution meeting the qualifications specified in clause (ii) above and (iv) commercial paper having the rating of at least P-1 from Moody's Investors Services, Inc. ("Moody's"), or any successor to its rating business, or at least A-1 from Standard & Poor's Ratings Services ("S&P"), or any successor to its rating business, and in each case maturing within 180 days after the date of acquisition.

              "Change of Control" means the occurrence or existence of any of the following events or circumstances after the date hereof: (i) a "person" or "group" (within the meaning of


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 29
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Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Initial
Investors or their Affiliates) becomes the Beneficial Owner of 50% or more of the Voting Common Stock or Jerry E. Kimmel, his family members, heirs, estate or Affiliates, individually or collectively become the Beneficial Owners of more than 46% of the Voting Common Stock (an "Acquiring Person"); or (ii) a sale or transfer of all or substantially all of the assets of the corporation and its Subsidiaries, taken as a whole, to any person or group (other than any person or group consisting solely of any or all of the Initial Investors or their respective Affiliates) has been consummated; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the corporation then in office, other than as a result of a reduction of the number of directors comprising the Board of Directors, pursuant to the provisions of these Articles of Incorporation or under the terms of the Senior Credit Facility. Notwithstanding the foregoing, for purposes of clause (i) above, a Change of Control shall not be deemed to have occurred if any person or group becomes an Acquiring Person through one or more transactions which includes the acquisition, directly or indirectly, of any of the Voting Common Stock Beneficially Owned by the Initial Investors or their Affiliates, unless such action is part of a transaction, including a tender or exchange offer, merger, consolidation, or other business combination, in which such person or group acquires or offers to acquire, on substantially the same terms and conditions as those applicable to the Initial Investors and their Affiliates, substantially the same proportion of shares of the outstanding Voting Common Stock of the corporation held by the remaining shareholders; provided, however, that a Change of Control may occur notwithstanding the fact that (A) holders of Voting Common Stock may elect more than one form of consideration in such transaction or (B) such holders may receive cash in lieu of the purchase of fractional shares.

              "Composite Tape" means in respect of any security, the reporting by the National Association of Securities Dealers, Inc. (or any successor reporting mechanism) of all trades of such security occurring on all exchanges on which such security is traded.

              "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(i) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses discounted or disposed of) for the Reference Period to
(ii) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, however, that for purposes of such calculation, (A) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (B) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (C) the Incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period and



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(D) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Hedging Obligation (which by its terms will remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used. For purposes of this definition whenever pro forma effect is to be given to a transaction, the pro forma calculations of Consolidated EBITDA and Consolidated Fixed Charges shall be made in accordance with Article 11 of Regulation S-X of the Commission and subject to agreed-upon procedures to be performed by the corporation's independent accountants to determine whether the pro forma calculations are made in accordance with Article 11 of Regulations S-X.

              "Consolidated EBITDA" means, in respect of the corporation, for any period, the Consolidated Net Income of the corporation for such period adjusted to add thereto (to the extent deducted in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense,
(ii) consolidated depreciation and amortization expense, and other non-cash charges required to be reflected as expenses for such period on the books and records of the corporation and (iii) Consolidated Fixed Charges, less the amount of all cash payments made by the corporation or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

              "Consolidated Fixed Charges" means, in respect of the corporation for any period, the sum of (i) the consolidated interest expense of the corporation and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, imputed interest in respect of Attributable Debt, interest payments in respect of Indebtedness of another Person that is Guaranteed by the corporation or one or more of its Subsidiaries or secured by a Lien on assets of the corporation or one or more of its Subsidiaries, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of the corporation and its Subsidiaries that was capitalized during such period, in each case, on a consolidated basis and in accordance with GAAP and (iii) the product of (A) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Disqualified Stock of the corporation and its Subsidiaries or preferred stock of the corporation's Subsidiaries, to the extent such Disqualified Stock or preferred stock is owned by Persons other than the corporation and its Subsidiaries and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, local, and foreign statutory tax rate of the corporation, expressed as a decimal.

              "Consolidated Net Income" means, in respect of the corporation for any period, the aggregate of the Net Income of the corporation and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or



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distributions paid in cash to the corporation or any of its Subsidiaries as to which Consolidated Net Income is being calculated, (ii) the Net Income of any Subsidiary of the corporation shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income would not be permitted at the date of determination or, directly or indirectly, pursuant to the terms of its charter and bylaws (or similar organizational and governing documents) and all agreements, instruments, judgments, decrees, orders, statutes, rules, or governmental regulations applicable to such Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) income or loss attributable to discounted operations shall be excluded and (vi) any gain (but not loss) realized upon the sale or other disposition of any property, plant, or equipment of the corporation or its Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded.

              "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date (as defined in the Subordinated Notes).

              "Dividend Payment Date" means the last day of June, September, December, and March of each year (unless such day is not a Business Day, in which case the Dividend Payment Date shall be the next succeeding Business Day).

              "Dividend Period" means a quarterly period of three months.

              "Dividend Record Date" means the 15th day of June, September, December and March of each year.

              "Dollars" and "$" mean lawful money or currency of the United States of America.

              "Equity Interests" means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Existing Indebtedness" means the Notes and all other Indebtedness of the corporation and its Subsidiaries in existence on the Issue Date, including the Subordinated Notes.

              "Fair Market Value" means, in respect of any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided, however, that if such value exceeds $1,000,000, such determination shall be made in good faith by the Board of Directors.


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              "GAAP" means United States generally accepted accounting
principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

              "Government Securities" means direct obligations of, or obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

              "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness (and "Guaranteed" shall have a meaning correlative to the foregoing).

              "Hedging Obligations" means, in respect of any Person, the obligations of such Person under (i) interest or currency exchange rate swap agreements, interest or currency exchange rate cap agreements, and interest or currency exchange rate collar agreements and (ii) other agreements or arrangements, in any case, designed to protect such Person against fluctuations in interest or currency exchange rates (as appropriate, "Interest Rate Hedges" and "Currency Hedges").

              "Holder" means a record holder of shares of Convertible Preferred Stock as reflected in the stock books of the corporation.

              "Incur" means, in respect of any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange, or otherwise), assume, Guarantee, or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable," and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

              "Indebtedness" means, in respect of any Person, (i) any liability of such Person, whether or not contingent (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance, or note purchase facility; (B) evidenced by a bond, note, debenture, or similar instrument (including a purchase money obligation); (C) for the payment of money relating to a Capitalized Lease Obligation; (D) for or pursuant to Disqualified Stock; (E) for or pursuant to preferred stock of any Subsidiary of such Person (other than preferred stock held by such Person or any of its Subsidiaries or in the case of the corporation, any of its Subsidiaries); (F) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes a trade payable or accrued liability in the ordinary course of business that is not overdue by more than 90 days or is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted); or (G) under or in respect of Hedging Obligations;
(ii) any liability of others described in the


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preceding clause (i) that such Person has Guaranteed, that is recourse to such
Person or that is otherwise its legal liability, or the payment of which is secured by (or for which the holder of such liability has an existing right to be secured by) any Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such liability; and
(iii) any amendment, supplement, modification, deferral, renewal, extension, or refunding of any liability of the types referred to in clauses (i) and (ii) above. The amount of any non-interest bearing or other discount Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP, but such Indebtedness shall be deemed to have been Incurred only on the date of the original issuance thereof.

              "Indenture" means the Indenture, dated December 1, 1997, governing the Notes as amended or supplemented from time to time.

              "Independent Director" means any director of the corporation not affiliated with Wingate or its assigns or Jerry E. Kimmel and who does not have any other relationship (including any relationship, contractual or otherwise, with Wingate, its assigns or Jerry E. Kimmel) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

              "Initial Investors" means any person or group comprised solely of any or all of the "Purchasers" under the Purchase Agreement, including any such Purchasers acquiring rights by way of assignment pursuant to Section 13.8 thereof.

              "Investments" means, in respect of any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations (but excluding endorsements of negotiable instruments for collection in the ordinary course of business)), advances or capital contributions (excluding commissions, travel, and similar advances to directors, officers, and employees made in the ordinary course of business), purchases or other acquisitions (for consideration) of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

              "Issue Date" means the date of original issuance of the applicable shares of Convertible Preferred Stock.

              "Kimmel Designees" means Jerry E. Kimmel, if he is a director of the corporation, and any other director of the corporation elected or appointed at the designation of Jerry E. Kimmel.

              "Lien" means, in respect of any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof).

              "Market Price" means, with respect to any Aggregate Common Stock, on a per share basis and as of any date, an amount equal to the average, for each of the ten (10) consecutive Trading Days immediately prior to such date, of the closing prices for a share of


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 34
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Voting Common Stock on such Trading Day as reported on the Composite Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source). If no price can be determined under the foregoing, then the "Market Price" shall be deemed to be the fair market value thereof, as determined by the Special Committee in good faith as of a date which is within fifteen (15) days preceding the date as of which the determination is to be made.

              "Net Income" means, in respect of any Person, the net income
(loss) of such Person, determined in accordance with GAAP.

              "Net Proceeds" means, in respect of any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either case, only as and when so received) received by the corporation or any of its Subsidiaries in respect of such Asset Sale, net of: (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale and legal, accounting, management and advisory, and investment banking fees and sales commissions); (ii) taxes paid or payable as a result thereof; (iii) any portion of cash proceeds that the corporation determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the corporation or any of its Subsidiaries shall constitute Net Proceeds on such date; (iv) any relocation expenses and pension, severance, and shutdown costs incurred as a result thereof; and (v) any cash amounts actually set aside by the corporation or any of its Subsidiaries as a reserve in accordance with GAAP against any retained liabilities associated with the asset disposed of in such transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

              "Notes" means the corporation's 10 3/8% Senior Subordinated Notes, due December 1, 2007.

              "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing any Indebtedness.

              "Officer" means, in respect of the corporation, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, or any Vice President of the corporation.

              "Officer's Certificate" means a certificate signed on behalf of the corporation by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, or the principal accounting officer of the corporation.



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              "Permitted Investments" means (i) any Investment in the
corporation or in a Subsidiary of the corporation, (ii) any Investment in Cash Equivalents, (iii) any Investment by the corporation or any of its Subsidiaries in a Person engaged in a Related Business if, as a result of such Investment,
(A) such Person becomes a Subsidiary of the corporation or (B) such Person is merged, consolidated, or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the corporation or a Subsidiary of the corporation, (iv) Investments the payment for which consists exclusively of Equity Interests (excluding Disqualified Stock) of the corporation, (v) Investments in shares of money market mutual or similar funds having assets in excess of $500,000,000, and (vi) Investments in negotiable instruments held for collection in the ordinary course of business and lease, utility, and similar deposits.

              "Permitted Liens" means (i) Liens securing Permitted Indebtedness Incurred pursuant to clause (i) of the definition of such term, (ii) Liens in favor of the corporation and/or its Subsidiaries, (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the corporation or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the corporation or any of its Subsidiaries, (iv) Liens securing any Acquired Indebtedness and which exist at the time of acquisition thereof by the corporation or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition, (v) Liens existing on the Issue Date or arising since such date in compliance with Section II, (vi) Liens arising by reason of (A) any judgment, decree, or order of any court not constituting an Voting Rights Triggering Event; (B) taxes not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP;
(C) security for payment of workers' compensation or other insurance; (D) good faith deposits in connection with tenders, leases, and contracts (other than contracts for the payment of money), bids, licenses, performance or similar bonds and other obligations of a like nature, in the ordinary course of business; (E) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and in respect of leasehold interests, mortgages, obligations, Liens, and other encumbrances incurred, created, assumed, or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessees), none of which materially impairs the use of any parcel of property material to the operation of the business of the corporation or any of its Subsidiaries or the value of such property for the purpose of such business; (F) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds; (G) surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights or others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the corporation or any of its Subsidiaries; or (H) operation of law or statute and incurred in the ordinary course of business, including without limitation, those in favor of mechanics, materialmen, suppliers, laborers or employees, and, if securing sums of money, for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP,
(vii) Liens resulting from the deposit of funds in trust for the purpose of decreasing or defeasing Indebtedness of the corporation and its Subsidiaries so long as such deposit of funds and such decreasing or defeasing

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 36 of Indebtedness are permitted under paragraph II.I.2, and (viii) any extension, renewal, or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (iii),
(iv), and (v) above; provided, however, that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness secured thereby immediately prior to the time of such extension, renewal, or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed, or replaced (plus improvements on such property).

              "Permitted Refinancing Indebtedness" means any Indebtedness of the corporation or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used by such Person to extend, refinance, renew, replace, defease, or refund other Indebtedness of such Person ("Old Indebtedness"); provided, however, that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Old Indebtedness plus any premium or penalty payable thereon and any reasonable expenses incurred in connection therewith; (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Old Indebtedness; (iii) such Permitted Refinancing Indebtedness is on terms that are no more restrictive, as a whole, than those governing such Old Indebtedness; and (iv) such Permitted Refinancing Indebtedness is Incurred only by the corporation or any of its Subsidiaries that is the obligor on the Old Indebtedness.

              "Person" means any individual, corporation, limited liability corporation, partnership, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Plans" means any plan existing on the date hereof or adopted by the corporation after the date hereof providing for the issuance of Aggregate Common Stock of any class or series or other options or rights to purchase stock, warrants, or other securities.

              "Purchase Agreement" means the Securities Purchase Agreement, dated as of June ___, 1999 between Wingate and Kevco, Inc.

              "Purchase Money Indebtedness" means, in respect of the corporation or any of its Subsidiaries, any Indebtedness of the corporation or any of its Subsidiaries to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any real or personal tangible property acquired after the Issue Date which, in the reasonable good faith judgment of the Board of Directors or the board of directors (or similar governing body) of any of its Subsidiaries, as applicable, is directly related to a Related Business and which is Incurred within 180 days of such acquisition and is secured only by the assets so financed.

              "Reference Period" in respect of any Person means the four full fiscal quarters for which financial statements are available at the time of determination (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any such determination is to be made pursuant to the terms of Section II.



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

              "Related Business" means the business conducted by the corporation and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors are materially related businesses.

              "Restricted Investment" means an Investment other than a Permitted Investment.

              "Senior Credit Facility" means the Credit Agreement, as amended, entered into on December 1, 1997 among the corporation, the guarantors named therein, and NationsBank of Texas, N.A., as agent and lender, and the other lenders party thereto.

              "Senior Indebtedness" means, in respect of any Person, (i) all Indebtedness of such Person outstanding under the Senior Credit Facility and all Hedging Obligations in respect thereof, (ii) any other Indebtedness of such Person permitted to be issued under Section II, provided that Senior Indebtedness shall not include any Indebtedness which by the terms of the instrument creating or evidencing the same is on parity with or is subordinated or junior in right of payment in any respect to any other Indebtedness of such Person or its Subsidiaries or Affiliates and (iii) all Obligations in respect of the foregoing.

              Notwithstanding anything to the contrary in the foregoing paragraph, Senior Indebtedness will not include (i) any liability for federal, state, local, foreign, or other taxes, (ii) any Indebtedness of any such Person to any of its Subsidiaries or other Affiliates, (iii) any accounts payable or trade liabilities arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness that is incurred in violation of Section II, (v) Indebtedness of the Person to any shareholder of the Person, (vi) Indebtedness to, or guaranteed by the Person or any of its Subsidiaries for the benefit of, any director, officer, or employee of the Person or any Subsidiary of the Person (including, without limitation, amounts owed for compensation), (vii) Capital Stock of such Person and Indebtedness represented by Disqualified Stock, (viii) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person, (ix) any Indebtedness or obligation which is subordinated in right of payment to any other Indebtedness or obligation of such Person and (x) any Indebtedness under the Notes or any refinancings thereof.

              "Special Committee" means a committee of the Board of Directors composed solely of the Independent Directors and the Kimmel Designees then in office; provided, however, that such committee shall be constituted such that a majority of its members shall always be Independent Directors.

              "Subordinated Indebtedness" means Indebtedness of the corporation (or of its Subsidiaries) that is subordinated in right of payment to the Convertible Preferred Stock.

              "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 38

Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless indicated to the contrary, "Subsidiary" refers to a direct or indirect Subsidiary of the corporation.

              "Subordinated Notes" means the corporation's Tranche A and Tranche B Senior Subordinated Exchangeable Notes in the initial principal amounts of $17,000,000 and $6,500,000, respectively.

              "Trading Day" means any day on which the NASDAQ Stock Market is open for trading, or if the shares of Voting Common Stock are not quoted on the NASDAQ Stock Market, any day on which the principal national securities exchange or national quotation system on which the shares of Voting Common Stock are listed, admitted to trading or quoted is open for trading.

              "Warrants" means the following: (i) the warrant issued by the corporation dated _______________, 1999 to The Kevco Partners Investment Trust providing for the purchase of 675,000 shares of Nonvoting Common Stock; (ii) the warrant issued by the corporation dated _______________, 1999 to The Kevco Partners Investment Trust providing for the purchase of 772,727 shares of Nonvoting Common Stock; (iii) the warrant issued by the corporation dated _______________, 1999 to The Kevco Partners Investment Trust providing for the purchase of 295,455 shares of Nonvoting Common Stock; and (iv) all reissuances, transfers and substitutions of the foregoing.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

              "Wingate" means Wingate Partners II, L.P., a Delaware limited partnership.

                                  ARTICLE FIVE

         No shareholder of the corporation shall have any preemptive or preferential right whatsoever to acquire additional, unissued, or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribed to or acquire shares of any class of stock of the corporation.

                                  ARTICLE SIX

         Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Cumulative voting in the election of directors of the corporation is expressly denied.



SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 39

                                 ARTICLE SEVEN

         With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the act of the shareholders shall be the affirmative vote of at least a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a quorum is present.

         With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the act of the shareholders on that matter shall be the affirmative vote of the holders of at least a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by the TBCA.

                                 ARTICLE EIGHT

I. Limitation of Liability.

     A. In addition to any other limitation of liability for directors provided for at law (including the TBCA), the Articles of Incorporation or the Bylaws, no director of this corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Subsection A does not eliminate or limit the liability of a director to the extent the director is found liable for: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
(iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Neither the amendment nor repeal of this Section I, nor the adoption of any provisions of the Articles of Incorporation of this corporation inconsistent with this Section I, shall eliminate or reduce the effect of this Section I in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section I, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision. If, after approval of this Section I, the TBCA, the Texas Miscellaneous Corporation Laws Act (the "TMCLA") or any other laws of the State of Texas are enacted or amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by such laws as so enacted or amended from time to time.

II. Indemnification.

     A. The corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director to the fullest extent and manner permissible under the TBCA or applicable rules, regulations or laws.

     B. A person shall be indemnified under paragraph II.A against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 40 by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the person shall have been fund liable for willful or intentional misconduct in the performance of his duty to the corporation.

     C. The mandatory indemnification provision set forth in paragraph II.A shall be deemed to constitute authorization of indemnification in the manner required by the TBCA even though this provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

     D. The corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     E. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of the proceeding (and without any prior determination or authorization being first required) after (i) the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article Eight and the TBCA and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by the TBCA. This mandatory payment or reimbursement provision shall be deemed to constitute authorization of that payment or reimbursement.

     F. The written undertaking required by paragraph II.E must be an unlimited general obligation of the director that need not be secured. It may be accepted without reference to financial ability to make repayment.

     G. Notwithstanding any other provision of this Article Eight, the corporation shall pay or reimburse expenses incurred by a director in connection with is appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     H. An officer of the corporation shall be indemnified as, and to the same extent, provided by the TBCA and this Article Eight for a director and is entitled to indemnification to the same extent as a director. The corporation shall indemnify and advance expenses to an officer, and may indemnify and advance expenses to an employee or agent, of the corporation to the same extent that it is authorized to indemnify and advance expenses to directors under this Article Eight.

     I. The corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agent of the corporation, but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee,


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 41 agent or similar functionary of another foreign or domestic corporation, a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the same extent that it is authorized to indemnify and advance expenses to directors under this Article Eight.

     J. The corporation shall indemnify and advance expenses to an officer, and may indemnify and advance expenses to an employee, agent or person indemnified in paragraph II.I and who is not a director, to such further extent, consistent with law, as may be provided by the Articles of Incorporation of this corporation, the bylaws, general or specific action of the Board of Directors of this corporation, or contract or is permitted or required by common law.

III. Insurance or Other Arrangement.

     A. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of this corporation or who is or was serving at the request of this corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this Article Eight. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation.

IV. Miscellaneous.

     A. Any indemnification of or advance of expenses to a director in accordance with this Article Eight shall be reported in writing to the shareholders of this corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to the TBCA and, in any case, within the twelve month period immediately following the date of the indemnification or advance.

     B. For purposes of this Article Eight, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involve services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to a employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the best interest of the participants and beneficiaries of the plan is deemed to before a purpose which is not opposed to the best interest of the corporation.

V. Definitions.

          As used in this Article Eight the following terms shall have the following meanings:


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 42

              The terms "corporation," "director," "expenses," and "proceeding," shall have the meanings given such terms in Art. 2.02-1 of the TBCA.

              The term "TBCA" means the Texas Business Corporation Act as now in effect or as hereafter amended.

VI. Enforceability.

     A. This Article Eight shall be given its broadest effect and application permissible under the TBCA and other applicable law and only to such extent. If it is finally determined by a court of competent jurisdiction that this Article Eight is invalid, illegal or unenforceable in any respect or respects, it shall nevertheless be enforceable to the extent and given its broadest effect and application found by such court to be consistent with the TBCA and other applicable law.

VII. Non-Exclusive Rights.

     A. The rights of indemnification and reimbursement provided herein shall not be exclusive of any other rights to which such person may be entitled by law, agreement, general or specific action of the Board of Directors, shareholders' vote or otherwise.

                                  ARTICLE NINE

I. Business Combinations.

     A. The corporation shall not, directly or indirectly, enter into or engage in a business combination with an affiliated shareholder, or any affiliate or associate of such affiliated shareholder, during the three year period immediately following such affiliated shareholder's share acquisition date unless:

          1. The business combination or the purchase or acquisition of shares of the corporation made by such affiliated shareholder on the affiliated shareholder's share acquisition date is approved by the Board of Directors of the corporation before the affiliated shareholder's share acquisition date; or

          2. The business combination is approved, by the affirmative vote of the holders of at least two-thirds of the issued and outstanding voting shares of the corporation not beneficially owned by such affiliated shareholder or an affiliate or associate of such affiliated shareholder, at a meeting of shareholders and not by written consent, duly called for that purpose not less than six months after the affiliated shareholder's share acquisition date.

     B. Paragraph I.A of this Article Nine shall not apply to:

          1. A business combination of the corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder:



SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 43

                    a. as soon as practicable divests itself of a sufficient number of the voting shares of the corporation so that it no longer is the beneficial owner, directly or indirectly, of twenty percent or more of the issued and outstanding voting shares of the corporation; and

                    b. would not at anytime within the three year period preceding the announcement date of the business combination, have been an affiliated shareholder but for the inadvertent acquisition:

              2. A business combination with affiliated shareholder or an affiliate or associate of an affiliated shareholder who became an affiliated shareholder through the transfer of shares of the corporation by will or intestate succession and continuously was such an affiliated shareholder until the announcement date of the business combination; or

              3. A business combination of the corporation with a domestic wholly-owned subsidiary if the domestic subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder's beneficial ownership of voting shares in the corporation.

II. Other Actions.

     A. This Article Nine shall not affect, directly or indirectly, the validity of any other action by the Board of Directors of the corporation, nor does it preclude the Board of Directors from taking other action in accordance with law, nor does the Board of Directors incur a liability for elections made or not made under this Article Nine.

III. Best Interests.

     A. In discharging the duties of director under the TCBA or otherwise, a director, in considering the best interests of the corporation, may consider the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation.

IV. Validity.

     A. If any provision or clause of this Article Nine or application thereof to any person or circumstance is held invalid, such invalidity shall not affect other provisions or applications of this Article Nine that can be given effect without the invalid provision or application and without being inconsistent with the intent of this Article Nine, and to this end, the provisions of this Article Nine are declared to be severable.

V. Definitions.

          In this Article Nine:

          "Affiliate" means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a specified person.

          "Affiliated Shareholder" means a person, other than the corporation or a wholly-owned subsidiary of the corporation, that is the beneficial owner of twenty percent or more of the


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 44 issued and outstanding voting shares of the corporation, or that, within the preceding three year period, was the beneficial owner of twenty percent or more of the then issued and outstanding voting shares of the corporation. For purposes of determining whether a person is an affiliated shareholder, the number of voting shares of the corporation considered outstanding includes shares considered beneficially owned by a Beneficial Owner, but does not include other unissued voting shares of the corporation that may be issuable pursuant to an agreement, arrangement or understanding, or upon exercise or conversion of rights, warrants, or options, or otherwise.

          "Associate," when used to indicate a relationship with any person, means:

          1. a corporation or organization (other than the corporation or a majority owned subsidiary of the corporation) of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities;

          2. any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; or

          3. any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or any subsidiary of such person.

          "Beneficial Owner" means a person who, with respect to shares or similar securities:

          1. individually, or with or through an affiliate or associate, beneficially owns the shares or similar securities, directly or indirectly;

          2. individually, or with or through an affiliate or associate, has the right to:

               a. acquire the shares or similar securities, whether the right may be exercised immediately or only after the passage of time, pursuant to an agreement, arrangement, or understanding, whether or not in writing, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, except that a person is not considered the beneficial owner of shares or similar securities (i) tendered pursuant to a tender or exchange offer made by the person or an affiliate or associate until the tendered shares or similar securities are accepted for purchase or exchange or (ii) that may be subject to an agreement, arrangement, or understanding that expressly conditions the acquisition or purchase on the approval of the acquisition or purchase pursuant to Section I of this Article as long as such person has no direct or indirect rights of ownership or voting with respect to such shares until such time that such approval is obtained, at which time such person shall be considered the beneficial owner of such shares; or

               b. vote the shares or similar securities pursuant to an agreement, arrangement, or understanding, whether or not in writing, except that a person is not considered the beneficial owner of shares or similar securities for purposes of this subparagraph if the agreement, arrangement, or understanding to vote the shares: (i) arises solely from an immediately revocable proxy that authorizes the person named in the proxy to vote at a meeting of shareholders that has been called when the proxy is delivered or at any adjournment


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 45 of the meeting, and (ii) is not then reportable on a Schedule 13D under the Securities Exchange Act of 1934 or a comparable or successor report; or

                    c. has an agreement, arrangement, or understanding, whether or not in writing, to acquire, hold, or dispose (except pursuant to an agreement, arrangement, or understanding permitted by paragraph 2.a under the definition of "Beneficial Owner" or to vote (except under an immediately revocable proxy under paragraph 2.b under the definition of "Beneficial Owner" of this Section V) the shares or similar securities with another person who beneficially owns, or whose affiliate or associate beneficially owns, directly or indirectly, the shares or similar securities.

              "Business combination" means:

              1. any merger, share exchange, or conversion of the corporation or a subsidiary with:

                    a. an affiliated shareholder;

                    b. a foreign or domestic corporation or other entity that is, or after the merger, share exchange, or conversion would be, an affiliate or associate of the affiliated shareholder; or

                    c. another domestic or foreign corporation or other entity, if the merger, share exchange, or conversion is caused by an affiliated shareholder, or an affiliate or associate of an affiliated shareholder, and as a result of the merger, share exchange or conversion this Article does not apply to the surviving corporation or other entity;

                    d. a sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, including an allocation of assets pursuant to a merger, to or with the affiliated shareholder, or an affiliate or associate of the affiliated shareholder, of assets of the corporation or any subsidiary that:

                    e. have an aggregate market value equal to 10 percent or more of the aggregate market value of all the assets, determined on a consolidated basis, of the corporation;

                    f. have an aggregate market value equal to 10 percent or more of the aggregate market value of all the outstanding common stock of the corporation; or

                    g. represent 10 percent or more of the earning power or net income, determined on a consolidated basis, or the corporation;

                    h. the issuance or transfer by the corporation or a subsidiary to an affiliated shareholder or an affiliate or associate of the affiliated shareholder, in one transaction or a series of transactions, of shares of the corporation or a subsidiary, except by the exercise of warrants or rights to purchase shares of the corporation offered, or a share dividend paid, pro rata to all shareholders of the corporation after the affiliated shareholder's share acquisition date;


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 46

                    i. the adoption of a plan or proposal for the liquidation or dissolution of a corporation proposed by, or pursuant to any agreement, arrangement, or understanding whether or not in writing, with an affiliated shareholder or an affiliate or associate of the affiliated shareholder.

                    j. a reclassification of securities, including a reverse share split or a share split-up, share dividend, or other distribution of shares, a recapitalization of the corporation, a merger of the corporation with a subsidiary or pursuant to which the assets and liabilities of the corporation are allocated among two or more surviving or new domestic or foreign corporation or other entities, or any other transaction, whether or not with, into, or otherwise involving the affiliated shareholder, proposed by, or pursuant to an agreement, arrangement, or understanding, whether or not in writing, with an affiliated shareholder or an affiliate or associate of the affiliated shareholder that has the effect, directly or indirectly, of increasing the proportionate ownership percentage of the outstanding shares of a class or series of voting shares or securities convertible into voting shares of the corporation that is beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder, except as a result of immaterial changes due to fractional share adjustments; or

                    k. the direct or indirect receipt by an affiliated shareholder or an affiliate or associate of the affiliated shareholder of the benefit of a loan, advance, guarantee, pledge, or other financial assistance or a tax credit or other tax advantage provided by or through the corporation, except proportionately as a shareholder of the corporation.

              "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of equity securities, by contract, or otherwise. A person's beneficial ownership of 10 percent or more of a person's outstanding voting shares or similar interests creates a presumption that the person has control of such other person.

              "Person" means an individual, trust, domestic or foreign corporation or other entity, or a government, or a political subdivision, agency, or instrumentality of a government. If two or more persons act as a partnership, limited partnership, syndicate, or other group under an agreement, arrangement, or other understanding, whether or not in writing, to acquire, hold, vote, or dispose of shares of a corporation, all members of the partnership, limited partnership, syndicate, or other group are considered to be a person.

              "Share acquisition date" means the date that a person first becomes an affiliated shareholder of the corporation.

              "Subsidiary" means a domestic or foreign corporation or other entity of which a majority of the outstanding voting shares are owned, directly or indirectly, by the corporation.

              "Voting share" means a share of capital stock of a corporation entitled to vote generally in the election of directors.


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 47

                                  ARTICLE TEN

         Special meetings of the shareholders of the corporation may be called by the holders of at least 25% of the issued and outstanding shares of the corporation entitled to vote at the proposed special meeting of shareholders of the corporation.

                                 ARTICLE ELEVEN

         Any action required by the TCBA to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                 ARTICLE TWELVE

         The Board of Directors of the corporation shall have the sole power to alter, amend or repeal the bylaws of the corporation or adopt new bylaws.

                                ARTICLE THIRTEEN

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) consisting of money paid, labor done or property actually received.

                                ARTICLE FOURTEEN

         The address of its initial registered office is: 1300 So. University Drive, Suite 200, Fort Worth, Texas 76107 and the registered agent at such address is _________________.

                                ARTICLE FIFTEEN

         The number of directors of the corporation shall be fixed form time to time by the bylaws of the corporation, and such number may from time to time be increased or decreased in such manner as may be prescribed in the bylaws. The names and addresses of the persons currently serving as directors are as follows, and such persons shall serve as directors until the annual meeting of the shareholders of the corporation or until their successors are duly elected and qualified.


SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 48

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SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 49

Dated         day of           , 1999          KEVCO, INC.
      -------        ----------
                                               By:
                                                   ----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------
                                                         Its Authorized Officer




SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KEVCO, INC.-PAGE 50

                                   EXHIBIT E
                       MONITORING AND OVERSIGHT AGREEMENT

                       MONITORING AND OVERSIGHT AGREEMENT

         This Monitoring and Oversight Agreement (this "Agreement") is made and entered into effective as of July ___, 1999, among Kevco, Inc., a Texas corporation ("Kevco" and, together with its subsidiaries, the "Clients"), and Wingate Management Limited, L.L.C., a Delaware limited liability company (together with its successors, "WML").

         WHEREAS, the Clients have requested that WML render certain financial oversight and monitoring services to them.

         NOW, THEREFORE, in consideration of the services rendered and to be rendered by WML to the Clients, and to evidence the obligations of the Clients to WML and the mutual covenants herein contained, the Clients hereby jointly and severally agree as follows:

         1. Retention. The Clients hereby acknowledge that they have retained WML, and WML acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, WML will provide financial oversight and monitoring services to the Clients as requested by the board of directors of each of the Clients during the term of this Agreement, such services include (i) during such times as no full-time chief executive officer shall be employed by Kevco, providing a WML affiliate to perform the management and oversight duties associated with such office; (ii) during such times as Kevco has employed a full-time chief executive officer, providing a chairman of the board who will take an active roll in the management and affairs of Kevco; (iii) providing assistance in strategic planning for Kevco, including the analysis of Kevco's and its subsidiaries' performance in various sectors of their respective businesses and providing recommendations for growth strategies and opportunities for new markets and products; (iv) providing guidance in regard to consolidation and rationalization of acquired businesses; (v) providing assistance in identifying, interviewing, and engaging suitable candidates for senior executive positions; (vi) providing assistance in identifying and securing suitable candidates to act as independent directors of Kevco, as required by the rules promulgated in respect of the National Association of Securities Dealers National Market System; (vii) providing assistance in Kevco's annual budgetary process; (viii) providing assistance in the analysis of existing and proposed credit arrangements for Kevco and, as and when appropriate, identifying lenders and in negotiating credit documents; (ix) providing assistance in identifying suitable consultants and advisors for Kevco's varying needs and negotiating engagement arrangements for such consultants and advisors; and (x) providing assistance in evaluating when and whether Kevco should access the public markets for equity or debt capital and in identifying appropriate professionals to assist in executing any strategy involving the public offering of equity or debt.

         2. Term. The term of this Agreement shall continue until the earlier to occur of (i) the fifth anniversary of the delivery of a notice of termination of this Agreement by either party hereto, or (ii) the date on which WML, Wingate Partners II, L.P., Armbuck & Co., H C Crown Corp. and their respective affiliates (the "Initial Investors") cease in the aggregate to own beneficially, directly or indirectly, five percent of the outstanding voting securities of Kevco or its successors.

         3. Compensation.

                  (a) As compensation for WML's services under this Agreement, the Clients shall be jointly and severally obligated to pay to WML an annual fee (the "Monitoring Fee") of (i) $41,667.00 per month for each of the first 24 months after the date hereof provided that the first and last payments shall be prorated on a daily basis for a partial calendar month commencing on the date hereof and (ii) thereafter, through the end of the term of this Agreement, an annual fee (the "Base Fee") of (a) $200,000, plus (b) 2.4% of Kevco's pre-tax income (on a GAAP basis);

         provided, however, that (i) in the case of fees under clause (b), the pre-tax income of Kevco for such year is at least $5,000,000, and (ii) in the case of fees under clauses (a) and (b), such fees shall be prorated on a daily basis for any partial calendar month or year, as the case may be during the term of this Agreement. The fee pursuant to clause (a) shall be payable quarterly in arrears in equal quarterly installments on each January 1, April 1, July 1, and October 1 (each, a "Payment Date") during the term of this Agreement, beginning with the first applicable Payment Date following the date hereof, and the fee pursuant to clause (b) shall be payable annually in arrears within 30 days after certification of the Company's audited financial statements by its auditors. All payments shall be made by wire transfer of immediately available funds to the account described on EXHIBIT A hereto (or such other account as WML may hereafter designate in writing).

                  (b) All past due payments in respect of the Monitoring Fee shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the prime commercial lending rate per annum of Chase Manhattan Bank or its successors (which rate is a reference rate and is not necessarily its lowest or best rate of interest actually charged to any customer) (the "Prime Rate") as in effect from time to time, plus five percent, from the due date of such payment to and including the date on which payment is made to WML in full, including such interest accrued thereon.

         4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3, the Clients jointly and severally shall pay or reimburse WML for all "Reimbursable Expenses," which shall consist of all reasonable disbursements and out-of-pocket expenses (including costs of travel, postage, deliveries, communications, etc.) incurred by WML or its affiliates and representatives for the account of any of the Clients, or in connection with the performance by WML of the services contemplated by Section 1. Promptly (but not more than ten days) after request by or notice from WML, the applicable Client shall pay WML, by wire transfer of immediately available funds to the account described on EXHIBIT A hereto (or such other account as WML may hereafter designate in writing), the Reimbursable Expenses for which WML has provided such Client invoices or reasonably detailed descriptions. All past due payments in respect of the Reimbursable Expenses shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the Prime Rate plus five percent from the Payment Date to and including the date on which such Reimbursable Expenses plus accrued interest thereon are fully paid to WML.

         5. Indemnification. The Clients jointly and severally shall indemnify and hold harmless each of WML, its affiliates, and their respective directors, partners, members, managers, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, agents and employees (collectively, the "Indemnified Persons") from and against any and all claims, liabilities, losses, damages, and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person's negligence and fees and disbursements of the respective Indemnified Person's counsel) which (i) are related to or arise out of (A) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by any of the Clients or (B) actions taken or omitted to be taken by an Indemnified Person with any Client's consent or in conformity with any Client's instructions or any Client's actions or omissions or (ii) are otherwise related to or arise out of WML's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees and disbursements of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry, or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with WML's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. None of the Clients will, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (i) or (ii) of the preceding sentence that have resulted primarily from WML's bad faith, gross negligence, or willful misconduct. Each of the Clients also agrees that neither WML nor any other Indemnified Person shall have any liability to any Client for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by any Client that have resulted primarily from WML's bad faith, gross negligence, or willful misconduct. Each Client further agrees that it will not, without the prior written consent of WML, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit, or proceeding) unless such settlement, compromise, or consent includes an unconditional release of WML and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit, or proceeding. EACH CLIENT HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT, OR CONCURRENT ORDINARY NEGLIGENCE OF WML OR ANY OTHER INDEMNIFIED PERSON.

         The foregoing right to indemnity shall be in addition to any rights that WML and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. Each Client hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against WML or any other Indemnified Person.

         It is understood that, in connection with WML's engagement, WML may also be engaged to act for any Client in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagement(s).

         Each Client further understands that if WML is asked to furnish any Client a financial opinion letter or act for any Client in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

         6. Confidential Information. In connection with the performance of the services hereunder, WML shall not divulge any confidential information, secret processes, or trade secrets disclosed by any Client to it solely in its capacity as a financial advisor, unless such Client consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to WML without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

         8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than in respect of the rights and obligations of WML, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         10. Entire Agreement. All discussions, understandings, and agreements theretofore made between any of the parties hereto in respect of the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties hereto. All calculations of the Monitoring Fee, the Base Fee, and Reimbursable Expenses shall be made by WML and, in the absence of mathematical error, shall be final and conclusive.

         11. Construction. Unless the context otherwise requires, (i) all references to Sections and Exhibits contained in this Agreement are references to Sections and Exhibits of or to this Agreement, (ii) words in the singular shall include the plural and vice versa, (iii) words of any gender shall include each other gender, (iv) "include," "including," and their derivatives shall mean "including without limitation"; and (v) "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, or other form of business or legal entity.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                           WINGATE MANAGEMENT LIMITED, L.L.C.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------


                                           KEVCO, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------


                                           KEVCO MANAGEMENT, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------


                                           KEVCO HOLDINGS, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------


                                           KEVCO GP, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------


                                           KEVCO COMPONENTS, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------

                                           DCM DELAWARE, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------


                                           KEVCO MANUFACTURING, L.P.

                                           By:   Kevco GP, Inc.,
                                                 its General Partner


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                           KEVCO DISTRIBUTION, L.P.

                                           By:   Kevco GP, Inc.,
                                                 its General Partner


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                    EXHIBIT A

                           WIRE TRANSFER INSTRUCTIONS

         Chase Bank of Texas, N.A.

         ABA #:            113000609
         Account #:        08805134543
         Credit:           Wingate Partners II, L.P.
         Reference:        Payment of Monitoring Fees or Expenses by Kevco, Inc.

                                   EXHIBIT F
                          FINANCIAL ADVISORY AGREEMENT

                          FINANCIAL ADVISORY AGREEMENT

         This Financial Advisory Agreement (this "Agreement") is made and entered into effective as of July ___, 1999, among Kevco, Inc., a Texas corporation ("Kevco" and, together with its subsidiaries, the "Clients"), and Wingate Management Limited, L.L.C., a Delaware limited liability company (together with its successors, "WML").

         WHEREAS, the Clients have requested that WML render financial advisory, investment banking, and other similar services to them in respect of any future proposals for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring, or other similar transaction directly or indirectly involving the Clients or any of their respective subsidiaries, and any other person (collectively, "Extraordinary Transactions").

         NOW, THEREFORE, in consideration of the services rendered and to be rendered by WML to the Clients, and to evidence the obligations of the Clients to WML and the mutual covenants herein contained, the Clients hereby jointly and severally agree as follows:

         1. Retention. Each of the Clients acknowledges that it has retained WML as its non-exclusive financial advisor in connection with any Extraordinary Transaction that may be consummated during the term of this Agreement. WML shall provide such financial advisory, investment banking, and other similar services in connection with any such Extraordinary Transaction as may be requested from time to time by the board of directors of Kevco.

         2. Term. The term of this Agreement shall continue until the earlier to occur of (i) the fifth anniversary of the delivery of a notice of termination of this Agreement by either party hereof or (ii) the date on which WML, Wingate Partners II, L.P., Armbuck & Co., H C Crown Corp. and their respective affiliates (the "Initial Purchasers") cease in the aggregate to own beneficially, directly or indirectly, five percent of the outstanding securities of Kevco or its successors.

         3. Compensation. As compensation for WML's financial advisory, investment banking, and other similar services rendered in connection with any Extraordinary Transaction pursuant to Section 1, the applicable Client shall pay to WML, at the closing of any such Extraordinary Transaction, (i) a cash fee in the amount of 1.5% of the Transaction Value of such Extraordinary Transaction if WML originates the Extraordinary Transaction and no fee or commission is payable by the applicable Client to any other financial advisor or investment banking firm in respect of the origination of such Extraordinary Transaction, or (ii) a cash fee in the amount of 1.0% of the Transaction Value of such Extraordinary Transaction if WML does not originate such Extraordinary Transaction but serves as the principal financial advisor to the applicable Client in respect of the Extraordinary Transaction. "Transaction Value" means the total value of the Extraordinary Transaction, including, the aggregate amount of the funds required to complete the Extraordinary Transaction (excluding any fees payable pursuant to this Section 3(a)) including the amount of any indebtedness, preferred stock, or similar items assumed (or remaining outstanding).

         4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3, the applicable Client or Clients shall reimburse WML, promptly following demand therefor, together with invoices or reasonably detailed descriptions thereof, for all reasonable disbursements and out-of-pocket expenses (including fees and disbursements of counsel) incurred by WML in connection with the performance by it of the services contemplated by
Section 1.

         5. Indemnification. The Clients jointly and severally shall indemnify and hold harmless each of WML, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, agents, and employees (collectively, the "Indemnified Persons") from and against any and all claims, liabilities, losses, damages, and expenses incurred by any Indemnified Person (including those resulting from the negligence of the Indemnified Person and fees and disbursements of the respective Indemnified Person's counsel) which (i) are related to or arise out of (A) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by any Client or (B) actions taken or omitted to be taken by an Indemnified Person with any Client's consent or in conformity with any Client's instructions or any Client's actions or omissions or (ii) are otherwise related to or arise out of WML's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry, or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with WML's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. None of the Clients will, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (ii) of the preceding sentence that have resulted primarily from WML's bad faith, gross negligence, or willful misconduct. The Clients also agree that neither WML nor any other Indemnified Person shall have any liability to any Client for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by any Client that have resulted primarily from WML's bad faith, gross negligence, or willful misconduct. Each Client further agrees that it will not, without the prior written consent of WML, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit, or proceeding) unless such settlement, compromise, or consent includes an unconditional release of WML and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit, or proceeding. EACH CLIENT HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT, OR CONCURRENT ORDINARY NEGLIGENCE OF WML OR ANY OTHER INDEMNIFIED PERSON.

         The foregoing right to indemnity shall be in addition to any rights that WML and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. Each Client hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against WML or any other Indemnified Person.

         It is understood that, in connection with WML's engagement, WML may also be engaged to act for any Client in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagement(s).

         Each Client further understands that if WML is asked to furnish any Client a financial opinion letter or act for any Client in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

         6. Confidential Information. In connection with the performance of the services hereunder, WML shall not divulge any confidential information, secret processes, or trade secrets disclosed by any Client to it solely in its capacity as a financial advisor, unless the applicable Client consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to WML without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

         8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than in respect of the rights and obligations of WML, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         10. Entire Agreement. All discussions, understandings, and agreements theretofore made between any of the parties hereto in respect of the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties hereto.

         11. Construction. Unless the context otherwise requires, (i) all references to Sections contained in this Agreement are references to Sections of this Agreement, (ii) words in the singular shall include the plural and vice versa, (iii) words of any gender shall include each other gender, (iv) "include," "including," and their derivatives shall mean "including without limitation"; and (v) "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, or other form of business or legal entity.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                  WINGATE MANAGEMENT LIMITED, L.L.C.


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  KEVCO, INC.


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  KEVCO MANAGEMENT, INC.


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  KEVCO HOLDINGS, INC.


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  KEVCO GP, INC.


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  KEVCO COMPONENTS, INC.


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------

                                  DCM DELAWARE, INC.


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  KEVCO MANUFACTURING, L.P.

                                  By:      Kevco GP, Inc.,
                                           its General Partner


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------


                                  KEVCO DISTRIBUTION, L.P.

                                  By:      Kevco GP, Inc.,
                                           its General Partner


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------

                                   EXHIBIT G
                                BYLAW AMENDMENTS

                    FIRST AMENDMENT TO BYLAWS OF KEVCO, INC.

                             ADOPTED JULY ___, 1999

         I, ______________________, the duly elected and acting secretary of Kevco, Inc. (the "Corporation") do hereby certify that the following amendments to the Bylaws of the Corporation were duly and validly approved and adopted pursuant to Bylaw 8.07 of the Corporation's Bylaws by resolution of the Corporation's board of directors at a meeting duly called and held, such amendment to be effective as of the ___ day of July, 1999.

                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Secretary:
                                                      -------------------------

         The Bylaws of the Corporation, are hereby amended as follows:

         1. Bylaw 3.02(a) is hereby amended by deleting Bylaw 3.02(a) in its entirety and replacing in lieu thereof the following:

                  "(a) REGULAR DIRECTORS. Except as otherwise provided by the Articles of Incorporation, including, without limitation, by the terms of the provisions of the Corporation's Tranche A and Tranche B Senior Subordinated Exchangeable Notes (the "Notes") and Series A and Series B 10 3/8% Convertible Pay-in-Kind Preferred Stock (as it may be subsequently authorized in Amended and Restated Articles of Incorporation, the "Preferred Stock"), the number of directors shall not be less than two (2) or more than nine (9) and shall be fixed from time to time by the board of directors. Except as otherwise provided by the Preferred Stock, or Bylaws 3.02(c), 3.03, and 3.05, such directors shall be elected at the annual meeting of shareholders. Each director shall hold office until his successor is elected and qualified, or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the corporation or a resident of the State of Texas."

         2. Bylaw 3.02(b) is hereby amended by deleting Bylaw 3.02(b) in its entirety and replacing in lieu thereof the following:

                  "(b) CLASSIFICATION OF DIRECTORS. Subject to the last sentence of this Bylaw 3.02(b), the board of directors shall be classified in respect of the time for which they shall severally hold office by dividing the board into three (3) classes, each class to be as nearly equal in number as possible. Each director of the corporation shall hold office until his successor is duly elected and qualified, or if earlier, until his death, resignation, or removal from office. Subject to the last sentence of this Bylaw 3.02(b), the term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, the term of office of the second class of directors shall expire at the second annual meeting of shareholders after their election, and the term of office of the third class of directors shall expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting so that the term of office of one class of directors shall expire each year. Notwithstanding any other provision of these Bylaws to the contrary, any director or directors permitted to be elected pursuant to the Notes and the Preferred Stock shall not be classified and any directors so elected shall hold office for the term provided for by Preferred Stock."

         3. Bylaw 3.02(c) is hereby amended by deleting Bylaw 3.02(c) in its entirety and replacing in lieu thereof the following:

                  "(b) ELECTION. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election he has a right to vote. At each annual meeting of shareholders, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting, except in the case of the classification of directors and except as may otherwise be provided by the Notes and the Preferred Stock."

         4. Bylaw 3.03 is hereby amended by deleting Bylaw 3.03 in its entirety and replacing in lieu thereof the following:

                  "CHANGE IN NUMBER. The number of directors may be increased or decreased by resolution of the board of directors from time to time, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Any director(s) elected in accordance with the terms of the Notes and the Preferred Stock shall be excluded for the purpose of determining the maximum number of directors under Bylaw 3.02(a)."

         5. Bylaw 3.04 is hereby amended by deleting Bylaw 3.04 in its entirety and replacing in lieu thereof the following:

                  "REMOVAL. Except as otherwise provided by the Notes and the Preferred Stock, any director or the entire board of directors may be removed, for or without cause, at any meeting of shareholders called expressly for that purpose by the affirmative vote of at least a majority in number of the shares then entitled to vote at the election of directors."

         6. Bylaw 3.05 is hereby amended by deleting Bylaw 3.05 in its entirety and replacing in lieu thereof the following:

                  "VACANCIES. Except as otherwise provided in the Notes and the Preferred Stock, any vacancy occurring in the board of directors after the issuance of shares (by death, resignation, or removal) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office."

         7. The first sentence of Bylaw 3.06 is hereby amended by deleting the first sentence of Bylaw 3.06 in its entirety and replacing in lieu thereof the following:

                  "Other than in respect of the initial directors and directors elected pursuant to the Notes and the Preferred Stock, only persons who are nominated in accordance with the procedure set forth in these Bylaws shall be eligible for election as, and to serve as, directors."

         8. The penultimate sentence of the first paragraph of Bylaw 3.06 is hereby amended by deleting such sentence in its entirety and replacing in lieu thereof the following:

                  "Other than directors chosen pursuant to the provisions of Bylaw 3.05, and directors otherwise chosen in accordance with the terms of the Notes and the Preferred Stock, no person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Bylaw 3.06."

         9. Bylaw 8.07 is hereby amended by deleting Bylaw 8.07 in its entirety and replacing in lieu thereof the following:

                  "AMENDMENT OF BYLAWS. Except as otherwise provided in the Notes and the Preferred Stock, these Bylaws may be altered, amended, or repealed or new bylaws adopted at any meeting of the board of directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting; provided, that for so long as the Notes and the Preferred Stock or any portion thereof is outstanding, no such amendment shall materially and adversely affect the rights of holders of the Notes and the Preferred Stock."

                                   EXHIBIT H
                              CONSULTING AGREEMENT

                              CONSULTING AGREEMENT


         This CONSULTING AGREEMENT (this "Agreement") is made as of July ___, 1999 between Kevco, Inc, a Texas corporation (the "Company"), and Mr. Gerald E. Kimmel (the "Consultant"). Capitalized terms used without definition herein shall have the meanings assigned to such terms in the Securities Purchase Agreement, dated as of July 14, 1999, between the Company and Wingate Partners II, L.P. (the "Securities Purchase Agreement").

         WHEREAS, prior to the date hereof, the Consultant has served as the Chairman of the Board of Directors of the Company (the "Board") and President and Chief Executive Officer of the Company and has contributed greatly to the Company's growth and success;

         WHEREAS, on the date hereof, in connection with certain business transactions which the Company is completing and in consideration of the Company's obligations hereunder, the Company and the Consultant have agreed to terminate the Consultant's current Employment Agreement, dated as of October 1, 1996 (the "Existing Agreement"), and the Consultant is resigning from the positions described above;

         WHEREAS, the Company desires to ensure the availability to the Company of the Consultant's expertise and experience;

         WHEREAS, following the date hereof, the Consultant will continue to be the beneficial owner of a substantial amount of the Company's outstanding voting common stock;

         WHEREAS, the Company wishes the Consultant to continue to serve as a Director of the Company and to serve as the non-executive Vice Chairman of the Board and the Consultant is willing to and desirous of serving in such positions; and

         WHEREAS, the Consultant is willing to provide such assistance and assurance, all upon and subject to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the Company and the Consultant agree as follows:

1.       Term of Consultancy Engagement; Duties.

         (a) Term. The Company hereby agrees to engage the Consultant as a consultant, and the Consultant hereby agrees to serve in such capacity, for a period of four years commencing on the date hereof (the "Term").

         (b) Engagement. In his capacity as a consultant hereunder, the Consultant periodically will make himself reasonably available to the Company to advise with respect to issues that may arise from time to time concerning aspects of the Company's businesses with which the Consultant has particular expertise or experience. In performing his duties hereunder, the Consultant shall coordinate and communicate his efforts with the Board. The Consultant shall not be required to follow any formal schedule of duties or assignments and shall perform the consultancy in a manner that the Consultant determines is reasonable.

2.       Compensation; Benefits.

         (a) Compensation. In consideration for the Consultant's consulting undertakings as set forth in paragraph 1, the Company shall pay the Consultant an annual fee of $210,000.00 per year, which amount shall be payable in equal installments not less than once each month during the Term. The Company shall reimburse the Consultant promptly after receipt of an invoice evidenced by appropriate receipts, for all reasonable business expenses (including travel expenses) incurred by the Consultant in connection with performing consulting services for the Company hereunder.

         (b) Medical and Dental Benefits. Until the death of the survivor of the Consultant and the Consultant's Spouse (the "Coverage Term"), the Company shall use its reasonable best efforts to include the Consultant and Consultant's spouse in all present and future group health, medical, dental, hospitalization, and similar programs offered by the Company and its subsidiaries to their respective employees generally (collectively the "Insurance Coverage"), and the Company shall not take any action, or fail to take any action, the effect or result of which would be to exclude or otherwise disqualify the Consultant or Consultant's spouse from inclusion in the Insurance Coverage. During the Term, the Company shall bear all costs and expenses of the Insurance Coverage for the Consultant and the Consultant's spouse but at all times thereafter during the Coverage Term, the Consultant shall bear the premium costs and shall be responsible for all co-payments, deductibles, and all other costs in the same manner and to the same extent as the active employees of the Company with respect to such Insurance Coverage. During the Term, if the Consultant or Consultant's spouse cannot be included in or covered by the Insurance Coverage or if there is no Insurance Coverage or to the extent there is no Insurance Coverage, the Company shall obtain for Consultant or Consultant's spouse and shall keep in full force and effect during the Term, comparable or additional coverage for such persons; provided, however, if any such coverage is not available or to the extent any of such coverage is not available, the Company shall, at its sole cost and expense, pay or reimburse the Consultant and Consultant's spouse for, all health, medical, dental, hospitalization, deductibles, and other similar costs and expenses (collectively, the "Health Costs") incurred or sustained by such persons during the Term not covered or paid for by the Insurance Coverage or such other coverage, including the insurance premiums for the Insurance Coverage or other coverage. In determining whether coverage is "comparable coverage" the following factors, among others, shall be considered relevant: quality of care, freedom to select facilities, physicians, and other health care providers, relative financial responsibility of insured and insurer to cover Health Costs, benefits and illnesses covered by the applicable insurance, and each of obtaining health care provider services.

         If the Company desires to sell or otherwise transfer to a third party all or substantially all of the assets or equity of the Company, the Company covenants and agrees to and with the Consultant to cause such third party to assume the obligations set forth in this paragraph 2(b), but any such assumption shall not relieve the Company of its obligations hereunder. The obligations of the Company under this paragraph 2(b) shall survive the expiration of the Term.

         (c) Obligations Absolute. The Company's obligations in respect of the compensation payments and medical and dental benefits provided herein shall be an absolute obligation of the Company and shall be paid regardless of whether the Consultant actually performs any consulting services during the Term and such obligations shall not be subject to any claims or rights of set-off, mitigation or otherwise.

3.       Directorship; Information; Indemnity for Certain Expenses.

         (a) Directorship.

                  (i) For so long as the Consultant remains the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of at least twelve percent (12%) of the outstanding common stock of the Company, the Company shall use its reasonable best efforts to ensure that at all times the Consultant and one other person designated by the Consultant and reasonably acceptable to the Company (such person or any replacement designated by the Consultant, hereinafter the "Designee") shall be directors of the Company and, to such end, the Company agrees to (acting through the Board or otherwise) nominate the Consultant and the Designee to serve as directors of the Company, to include the Consultant and the Designee in the slate of nominees recommended by the Board to the Company's shareholders for election as directors at such annual meetings (or special meetings) as applicable and to use its reasonable best efforts to cause the election of the Consultant and the Designee as directors of the Company, including by soliciting proxies in favor of the election of the Consultant and the Designee.

                  (ii) For so long as the Consultant remains the "beneficial owner" of at least five percent (5%) of the outstanding common stock of the Company but less than twelve percent (12%) of the outstanding common stock of the Company, the Company shall use its reasonable best efforts to ensure that at all times the Consultant shall be a director of the Company and, to such end, the Company agrees to (acting through the Board or otherwise) nominate the Consultant to serve as a director of the Company, to include the Consultant in the slate of nominees recommended by the Board to the Company's shareholders for election as directors at such annual meetings (or special meetings) as applicable and to use its reasonable best efforts to cause the election of the Consultant as a director of the Company, including by soliciting proxies in favor of the election of the Consultant.

                  (iii) At all times during which the Consultant serves as a director of the Company, the Company agrees to (acting through the Board or otherwise) appoint the Consultant to serve as the non-executive Vice Chairman of the Board.

         (b) Information. At any time during which the Consultant has the right to be nominated as a director pursuant to Section 3(a) hereof, the Company will make available to the Consultant such financial and other information concerning the Company and its business and affairs as he may reasonably request in connection with his status as a director of the Company.

         (c) Reimbursement for Certain Expenses. The Company agrees that, in addition to any rights the Consultant may have to indemnification or reimbursement from the Company pursuant to the provisions of the Company's charter, under applicable law or any applicable policy of insurance, in his capacities as a present or former officer and/or director of the Company, the Company will reimburse the Consultant for costs or expenses (including reasonable attorney's fees and expenses) incurred in defending or responding to any claim, action, suit, proceeding or investigation arising out of or pertaining to this Agreement, the Securities Purchase Agreement or any of the transactions contemplated hereby or thereby, provided the Consultant is ultimately found not to be liable to the Company or its shareholders in any such claim, action, suit, proceeding, or investigation.

4. Nondisclosure of Confidential Information. The Consultant acknowledges that he may have access, during the course of service as a Consultant to the Company, to certain confidential and proprietary information and products of the Company (collectively referred to herein as the "Confidential Information"). Consultant agrees not to disclose any Confidential Information unless (i) expressly authorized in writing by the Company, (ii) such Confidential Information is publicly available or (iii) disclosure is required by any governmental authority or in response to any valid legal process.

5.       Demand Registration.

         (a) Upon receipt by the Company at any time following the second anniversary of the Closing Date of a written request from the Consultant for registration of the resale of any Registrable Shares (as defined herein), the Company shall use its commercially reasonable efforts to cause a registration statement to be filed under the Securities Act, and any other applicable Laws, within 60 days after the receipt of such request. The Company shall use all commercially reasonable efforts to cause any such registration statement to become effective and to maintain the effectiveness of such registration statement until (x) the date all Registrable Shares have been sold pursuant thereto or (y) 180 days after the effective date of such registration statement. The term "registration statement" means a registration statement filed under the Securities Act, or any similar disclosure document, filing, or listing particulars utilized in connection with a Public Equity Offering. "Registrable Shares" means shares of Stock owned by Consultant and his Affiliates on the date of this Agreement and all other shares of Stock acquired from time to time by the Consultant or his Affiliates and any securities issued or issuable with respect to any such shares of Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, share exchange, merger, consolidation, reorganization, Business Combination, or otherwise. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act (or under the applicable Laws of the relevant jurisdiction) and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been distributed in accordance with Rule 144 of the Securities Act, or (iii) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any other applicable Law.

         (b) The Consultant shall be permitted to make two requests pursuant to the provisions of Section 5(a), provided that no request will be (i) allowed unless the Company and the security offering shall at that time satisfy the eligibility requirements for use of Form S-1 or any successor form and (ii) counted against this limit unless, it has become effective and remained effective for a period of at least 30 days; provided, however, that if, within 180 days after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Securities and Exchange Commission (the "Commission") or other Governmental Body, such registration will be deemed not to have been effected and will not count as a Demand Registration. A registration that is undertaken by the Company in response to a valid request made by the Consultant pursuant to this Section 5 shall be referred to herein as a "Demand Registration." Notwithstanding the foregoing provisions of this
Section 5(b), the Company shall not be required to register any Registrable Shares pursuant this Section 5(b) at any time (i) within 120 days of the effective date of any registration statement filed as a result of the exercise of any demand registration rights by the Consultant or any other shareholder of the Company, or (ii) in the event that the Company has registered shares of any class of its capital stock pursuant to any demand registration rights on more than two occasions in the preceding 12 months.

         (c) The Company shall pay all registration expenses incurred with respect to Section 5(a) (other than customary underwriting and broker commissions), including, without limitation, the reasonable fees and disbursements of one (but only one) legal firm or counsel to represent Purchaser and the Consultant in the case of a Demand Registration.

         (d) The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Board of Directors shall select the investment banking firm or firms to manage the underwritten offering; provided, however, that such selection shall be subject to the consent of the Consultant, which consent shall not be unreasonably withheld or delayed.

6.       Incidental or "Piggyback" Registration Rights.

         (a) If the Company or any holder of shares of Stock proposes to sell shares of Stock in a Public Equity Offering, the Company shall give written notice, at least 15 days prior to the filing of a registration statement related to such Public Equity Offering (other than a registration statement relating solely to employee benefit plans or to effect any acquisition or combination with another Person), of such proposed Public Equity Offering to the Consultant which notice shall offer to the Consultant and his Affiliates the opportunity to include in such Public Equity Offering such number of Registrable Shares as the Consultant and his Affiliates may request. Within 20 days after receipt of such notice, the Consultant and his Affiliates shall, subject to the following sentence, have the right by notifying the Company in writing to require the Company to include in the registration statement relating to such Public Equity Offering such number of Registrable Shares as the Consultant or his Affiliates may request. Notwithstanding the foregoing, (x) if at any time the managing underwriter or underwriters of such Public Equity Offering (the "Managing Underwriter") shall advise the Company in writing that, in its opinion, the total number of shares proposed to be sold in such Public Equity Offering (including the total number of Registrable Shares that the Consultant and his Affiliates have requested to be sold in such Public Equity Offering and the total number of shares of Stock requested to be included by any other selling shareholder entitled to sell shares in such Public Equity Offering) exceeds the maximum number of shares which the Managing Underwriter believes may be sold without materially adversely affecting the price, timing, or distribution of the Public Equity Offering, then the Company will be required to include in such Public Equity Offering only that number of shares which the Managing Underwriter believes may be sold without causing such adverse effect in the following order:
(i) all the shares that the Company proposes to sell in such Public Equity Offering, (ii) all the shares that are proposed to be sold by any shareholder of the Company who is exercising a demand registration right, if such Public Equity Offering is being made pursuant to such demand, and (iii) shares of the Consultant and his Affiliates and all other shares that are proposed to be sold by any shareholder of the Company exercising a so-called "piggyback" registration right on a pro rata basis in an aggregate number which is equal to the difference between the maximum number of shares that may be distributed in such Public Equity Offering as determined by the Managing Underwriter and the number of shares to be sold in such Public Equity Offering pursuant to clauses
(i) and (ii) above, and (iv) any other shares of Stock requested to be included in such Public Equity Offering.

         (b) The Company will have the right to postpone or withdraw any registration statement relating to a Public Equity Offering described under this
Section 6 prior to the effective date of such registration statement without obligation to the Consultant or his Affiliates. Purchaser shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts to cause all registration expenses of the Consultant and his Affiliates (other than customary underwriting and broker commissions) to be paid by the Company in the case of any and all registrations governed by this Section 6.

7. Suspension. In connection with any proposed registration of Registrable Shares pursuant to Section 5 or 6, during any consecutive 365-day period, the Company shall be entitled to postpone the filing of or to suspend availability of a registration statement for up to two 60-consecutive-day periods if (i) at the time the Company receives a request for a Demand Registration, the Company or any Subsidiary is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, (ii) prior to receiving such request, the Board of Directors were to have determined to effect a Public Equity Offering for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, or (iii) the Company shall furnish to Purchaser a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration to be pursued at such time; provided, however, that any suspension under clause (iii) shall not exceed 60 days.

8.       Preparation and Filing.

         (a) Whenever the Company seeks to effect the registration of any Registrable Shares in accordance with the provisions of Section 5 or 6, the Company shall:

                  (i) prepare and file with the Commission or other applicable Governmental Body a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to promptly become and, subject to Section 7, remain effective for the period set forth in subsection (ii) below and promptly notify the Consultant (x) when such registration statement becomes effective, (y) when any amendment to such registration statement becomes effective and (z) of any request by the Commission or other applicable Governmental Body for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

                  (ii) prepare and file with the Commission or other applicable Governmental Body such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act, and any other applicable Laws, with respect to the sale or other disposition of all securities covered by such registration statement for a period of not less than 180 days after the effective date of such registration statement (or such shorter period to the extent necessary to permit the completion of the sale or distribution of such securities within such period);

                  (iii) furnish to the Consultant, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and financial statements, reports, and proxy statements mailed to shareholders of the Company as the Consultant may reasonably request in order to facilitate the disposition of the Registrable Shares being sold;

                  (iv) use its commercially reasonable efforts to register or qualify, not later than the effective date of any filed registration statement, the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Consultant reasonably requests; provided, however, that the Company will not be required to (A) qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, (B) subject itself to taxation in any jurisdiction where it is not subject to taxation, (C) consent to general service of process in any jurisdiction where it is not subject to general service of process, or (D) take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Shares covered by the registration statement;

                  (v) make available, upon reasonable notice and during business hours, for inspection by the managing underwriter(s) for the Registrable Shares (and one counsel representing such managing underwriter(s)) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, agreements, and properties of the Company and its Subsidiaries and Affiliates as shall be reasonably necessary to enable them to exercise their due diligence responsibilities ("Records") and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspectors in connection with the registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (v) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in a form reasonably acceptable to the Company; and, provided, further, that each holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                  (vi) obtain a comfort letter from the Company's independent public accountants dated within five business days prior to the effective date of the registration statement (and as of such other dates as the managing underwriter(s) for the Registrable Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such managing underwriter(s) reasonably request;

                  (vii) opinion of counsel dated the effective date of the registration statement (and as of such other dates as the managing underwriter(s) for the Registrable Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such managing underwriter(s) reasonably request;

                  (viii) during the period when the registration statement is required to be effective, notify the Consultant of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (ix) in the case of an underwritten offering, enter into an underwriting agreement containing customary terms, including such indemnity and contribution provisions as the managing underwriter(s) customarily require or may reasonably require;

                  (x) cause such Registrable Shares to be listed for trading on the primary securities exchange or quotation system upon which the Stock is then listed or traded; and

                  (xi) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and other applicable Governmental Bodies, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         (b) The Consultant shall timely furnish to the Company such information (including affidavits) regarding the distribution of such Registrable Shares as the Company may from time to time reasonably request. The Company may exclude from such registration the securities of the Consultant or his Affiliates if he or they fail to furnish such information within 10 days after such request; provided, however, that the Company's registration statement relating to such offering is effective within 60 days after the expiration of such 10-day period.

         (c) The Consultant agrees that upon the receipt of any notice from the Company of the happening of any event of the kind described in paragraph
(a)(viii) above, it will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until the Consultant's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(viii) above. If the Company gives any such notice, the Company shall keep any such registration statement pursuant to a Demand Registration effective for that number of additional days equal to the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (a)(viii) above to and including the date on which copies of such supplemented or amended prospectus are made available to the Consultant.

         (d) Indemnification. In connection with the filing of a registration statement providing for the registration of any Registrable Shares pursuant to
Section 5 or 6, the Company shall indemnify and hold harmless the Consultant and his Affiliates, to the extent customary and reasonable, pursuant to indemnification and contribution provisions to be entered into by the Company at the time of filing of such registration statement. The Consultant and his Affiliates shall indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all Losses resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in strict conformity with information furnished in writing to the Company by Consultant for use in such registration statement; provided, however, that the obligation to indemnify will be several and not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; further provided, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

9.       Miscellaneous.

         (a) Entire Agreement. This Agreement contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the Company and the Consultant, including the Existing Agreement.

         (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE IN AND TO BE WHOLLY PERFORMED IN SUCH STATE.

         (c) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed by registered mail, return receipt requested, to a party at the following address:

             If to the Consultant, to:

             Mr. Gerald E. Kimmel
             6400 Cleburne Highway
             Granbury, Texas  76049
             Facsimile:  (817) 326-2203

             If to the Company, to:

             Kevco, Inc.
             1300 South University Drive
             Suite 200
             Fort Worth, Texas  76107
             Facsimile:  (817) 332-3403

         (d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         (e) Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

         (f) Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

         (g) Independent Contractor. The Consultant shall be an independent contractor and the Company shall not withhold any income or other taxes from the payments hereunder.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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



         IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the day and year first above written.


                                       KEVCO, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       -----------------------------------------
                                       GERALD E. KIMMEL